As filed with the Securities and Exchange Commission on October 26, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11/S-3

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

AFFORDABLE RESIDENTIAL COMMUNITIES LP

(Exact Name of Registrant Issuer as Specified in Its Governing Instruments)

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

(Exact Name of Registrant Issuer as Specified in Its Governing Instruments)

600 Grant Street, Suite 900
Denver, CO 80203
(303) 291-0222

(Address, Including Zip Code, and Telephone Number Including Area Code, of Registrants’ Principal Executive Offices)

Scott L. Gesell
600 Grant Street, Suite 900
Denver, CO 80203
(303) 291-0222

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jeffrey M. Knetsch, Esq.
Kirsten N. Neisler, Esq.
Brownstein Hyatt & Farber, P.C.
410 Seventeenth Street, 22nd Floor
Denver, Colorado 80202-4437
(303) 223-1100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
7 1/2% Senior Exchangeable Notes due 2025	$96,600,000(1)	100%	$96,600,000(2)(3)	$11,370
Common Stock	6,750,524(4)	Not Applicable(5)	Not Applicable(5)	Not Applicable(5)

(1)              Represents the aggregate principal amount of the notes that were issued by Affordable Residential Communities LP in private placements in August 2005.

(2)              Equals the actual issue price of the aggregate principal amount of the notes being registered.

(3)              Estimated for the sole purpose of determining the registration fee based on Rule 457 under the Securities Act of 1933.

(4)              Reflects the number of shares of Affordable Residential Communities Inc.’s common stock issuable upon conversion of the notes being registered hereunder, under certain conditions specified herein, at the initial rate of 69.8812 common shares per $1,000 principal amount of the notes. Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also registers such additional number of shares of Affordable Residential Communities Inc.’s common stock as may become deliverable upon conversion of the notes to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(5)              No separate consideration will be received for the shares of Affordable Residential Communities Inc.’s common stock issuable upon conversion of the notes; therefore, no additional registration fee is required pursuant to Rule 457(i) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED OCTOBER 26, 2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$96,600,000

AFFORDABLE RESIDENTIAL COMMUNITIES LP

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

7 1/2% Senior Exchangeable Notes due 2025

and

Shares of Common Stock Issuable Upon Exchange of the Notes

Affordable Residential Communities LP, or the Partnership, issued $96,600,000 aggregate principal amount of 7 1/2% Senior Exchangeable Notes due 2025, which are referred to in this prospectus as the notes, in private placements in August 2005. This prospectus will be used by selling securityholders to resell their notes and the common stock of the Partnership’s general partner, Affordable Residential Communities Inc., or ARC, issuable upon exchange of their notes. We will not receive any proceeds from this offering.

The notes bear interest at the rate of 7 1/2% per year, payable in cash semiannually in arrears on February 15 and August 15 of each year, beginning February 15, 2006. The notes will mature on August 15, 2025. The notes are the Partnership’s senior unsecured obligations and rank equal in right of payment with the Partnership’s other senior unsecured indebtedness and effectively rank junior in right of payment to all of the Partnership’s secured indebtedness, to the extent of the value of the assets securing such indebtedness, and to the indebtedness and all other liabilities of the Partnership’s subsidiaries. As of June 30, 2005, the Partnership had outstanding $25.8 million of senior unsecured indebtedness and $1,063.2 million of secured indebtedness, and the Partnership’s consolidated subsidiaries had outstanding an aggregate of $59.1 million of other liabilities.

Subject to the restrictions on ownership of common stock of ARC, and the conditions described in this prospectus, holders may exchange at any time on or prior to maturity or redemption any outstanding notes (or portions thereof) into shares of ARC common stock, initially at an exchange rate of 69.8812 shares of ARC common stock per $1,000 principal amount of notes (equivalent to an initial exchange price of $14.31 per share of ARC common stock). If a holder elects to exchange its notes in connection with certain specified fundamental changes, as described in this prospectus, that occur prior to August 20, 2015, the holder will be entitled to receive additional shares of ARC common stock as a make-whole premium upon exchange. In lieu of delivery of shares of ARC common stock upon exchange of all or any portion of the notes, we may elect to pay holders surrendering notes for exchange an amount in cash per note (or a portion of a note). In this prospectus, we sometimes refer to the shares of ARC common stock issuable or issued upon exchange of the notes as the “shares,” and to the notes and the shares, according to the context, as the “securities.”

Holders may require the Partnership to repurchase for cash all or a portion of their notes on August 15, 2010, August, 15, 2015 and August 15, 2020 at a purchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, if any, to the repurchase date. In addition, if a fundamental change, as described in this prospectus, occurs at any time prior to maturity, holders of notes may require the Partnership to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, if any, to the repurchase date.

Prior to August 20, 2010, the notes will not be redeemable at the Partnership’s option. Beginning on August 20, 2010, the Partnership may redeem the notes in whole or in part at any time at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, on the notes to the redemption date if the closing price of ARC common stock has exceeded 130% of the exchange price for at least 20 trading days in any consecutive 30-day trading period.

There is no public market for the notes and we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes through any automated quotation system. The notes currently trade on the Private Offerings, Resales and Trading through Automated Linkages, or PORTAL, system of the National Association of Securities Dealers, Inc. ARC’s common stock is listed on the New York Stock Exchange under the symbol “ARC.”  On October 21, 2005, the last quoted sale price of ARC’s common stock was $9.81 per share.

Neither the Partnership nor ARC will receive any proceeds from the sale by the selling securityholders of the notes or the common stock issuable upon exchange of the notes. The selling securityholders may offer the notes or the underlying common stock in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, the common stock may be offered from time to time through ordinary brokerage transactions on the New York Stock Exchange. Certain selling securityholders may be deemed to be “underwriters” as defined in the Securities Act of 1933. If any broker-dealers are used by selling securityholders, any commissions paid to broker-dealers and, if broker-dealers purchase any notes or common stock as principals, any profits received by such broker-dealers on the resale of the notes or common stock, may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. In addition, any profits realized by the selling securityholders may be deemed to be underwriting commissions. Other than selling commissions and fees and stock transfer taxes, we will pay all expenses of registering the notes and common stock and certain other expenses.

Investing in the notes and the common stock issuable upon their exchange involves risks.

See “Risk Factors” beginning on page 16.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [              ], 2005

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that ARC has filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer for sale the notes owned by them or shares of ARC common stock issuable upon exchange of the notes. Each time the selling securityholders offer notes or shares for sale under this prospectus, they will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement to prospective purchasers. You should read both this prospectus and, if applicable, any supplement thereto.

You should rely only on the information contained in this prospectus and, if applicable, any supplement hereto. We have not and the selling securityholders have not, authorized anyone to provide you with different information. Neither the notes nor any shares of ARC common stock issuable upon exchange of the notes are being offered in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus, unless otherwise specified.

Financial information regarding both ARC and the Partnership is presented in this prospectus because the notes were issued by the Partnership and are exchangeable for shares of ARC common stock.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Forms S-11 and S-3 under the Securities Act of 1933 with respect to the notes and the ARC common stock issuable upon exchange of the notes. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus regarding the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, NE, Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, also are available to you on the SEC’s website at www.sec.gov.

ARC is, and as a result of the offering of the notes, the Partnership will become, subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, in accordance with these requirements, ARC files and the Partnership will file reports and other information with the SEC. We are required to file electronic versions of these documents with the SEC. Our reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC as described above and are available on the SEC’s website.

The SEC allows ARC to “incorporate by reference” certain of the information required by this prospectus, which means that ARC can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that ARC files later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. ARC incorporates by reference in this prospectus the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered hereby are sold:

•       Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004;

•       Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2005;

•       Current Reports on Form 8-K filed on January 12, March 18, March 23, April 5, April 12, May 9, May 23, June 10, July 19, July 29, August 1, August 9, August 22, August 23, September 13, September 27, October 19, and October 26, 2005; and

•       Description of ARC’s capital stock contained in its registration statement on Form 8-A filed on February 9, 2004.

Upon receipt of an oral or written request we will provide, free of charge, to any person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus, other than the exhibits to those documents. Please direct your written requests to: Investor Relations, Affordable Residential Communities Inc., 600 Grant Street, Suite 900, Denver, CO 80203. Please direct your oral requests to: Investor Relations at (866) 847-8931.

In addition, for as long as any of the notes remain outstanding and during any period in which we are not subject to Section 13 or Section 15(d) of the Exchange Act, we will make available to any prospective purchaser or beneficial owner of the securities in connection with the sale thereof that information required by Rule 144A(d)(4) under the Securities Act.

FOR NEW HAMPSHIRE RESIDENTS ONLY

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION OR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED TO SELL SECURITIES IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

MARKET AND INDUSTRY DATA

Market data used or incorporated by reference in this prospectus is based on the good faith estimates of our management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of statements regarding the market and industry data presented or incorporated by reference in this prospectus. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, as amended by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address results or developments that we expect or anticipate will or may occur in the future, where statements are preceded by, followed by or include the words “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases, including such things as our business strategy, our ability to obtain future financing arrangements, estimates relating to our future distributions, our understanding of our competition, market trends, projected capital expenditures, the impact of technology on our products, operations and business, are forward-looking statements.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. These risks, along with the risks disclosed in the section of this prospectus entitled “Risk Factors” and the following factors, could cause actual results to vary from our forward-looking statements:

•       competition from other forms of single or multifamily housing;

•       changes in market rental rates, supply and demand for affordable housing, the cost of acquiring, transporting, setting or selling manufactured homes;

•       the availability of manufactured homes from manufacturers;

•       the availability of cash or financing for us to acquire additional manufactured homes;

•       the ability of manufactured home buyers to obtain financing;

•       our ability to maintain rental rates and maximize occupancy;

•       the level of repossessions by manufactured home lenders;

•       the adverse impact of external factors such as changes in interest rates, inflation and consumer confidence;

•       the ability to identify acquisitions, have funds available for acquisitions, the pace of acquisitions and/or dispositions of communities and new or rental homes;

•       our corporate debt ratings;

•       demand for home purchases in our communities and demand for financing of such purchases;

•       demand for rental homes in our communities;

•       the condition of capital markets;

•       actual outcome of the resolution of any conflict;

•       our ability to successfully operate acquired properties;

•       our decision and ability to sell additional communities;

•       ARC’s ability to maintain its REIT status;

•       our ability to pay dividends or make other distributions to ARC’s stockholders and the Partnership’s partnership unitholders;

•       environmental uncertainties and risks related to natural disasters;

•       changes in and compliance with real estate permitting, licensing and zoning laws including legislation affecting monthly leases and rent control and increases in property taxes; and

•       changes in and compliance with licensing requirements regarding the sale or leasing of manufactured homes.

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized, or even substantially realized, and that they will have the expected consequences to or effects on us and our business or operations. Forward-looking statements made in this prospectus speak as of the date hereof or as of the date specifically referenced in any such statement set forth herein. We undertake no obligation to update or revise any forward-looking statement in this prospectus.

SUMMARY

Unless the context otherwise requires or indicates, references in this prospectus to “we,” our company,” “the company,” “our” and “us” refer collectively to Affordable Residential Communities Inc., a Maryland corporation, which we refer to in this prospectus as ARC, and Affordable Residential Communities LP, a Delaware limited partnership, which we refer to in this prospectus as the Partnership, together with their subsidiaries. This summary is not complete and does not contain all of the information that you should consider before investing in the notes and the shares of ARC common stock issuable upon exchange of the notes. You should read the entire prospectus carefully, including “Risk Factors” and our historical financial statements and the notes to those financial statements, which are included or incorporated by reference in this prospectus, and the other financial information appearing elsewhere or incorporated by reference in this prospectus. Unless otherwise indicated, the information contained in this prospectus is as of June 30, 2005.

Affordable Residential Communities LP

Overview

The Partnership is a Delaware limited partnership whose sole general partner is ARC. As of June 30, 2005, ARC owned approximately 94.8% of the Partnership’s outstanding partnership interests. ARC is a fully integrated, self-administered and self-managed Maryland corporation that elected to be taxed as a real estate investment trust, or REIT.

We acquire, renovate, reposition and operate primarily all-age manufactured home communities. We also lease with the option to purchase, rent and sell manufactured homes, finance sales of manufactured homes and act as agent in the sale of homeowners’ insurance and other related insurance products, all exclusively to residents and prospective residents in our communities.

As of June 30, 2005, we owned and operated 315 manufactured home communities (excluding one community held for sale) in 27 states containing 62,942 homesites. These properties are located in 67 markets across the United States. Our five largest markets are Dallas/Fort Worth, Texas, with 11.5% of our total homesites; Atlanta, Georgia, with 7.9% of our total homesites; Salt Lake City, Utah, with 6.0% of our total homesites; the Front Range of Colorado, with 5.2% of our total homesites; and Kansas City/Lawrence/Topeka, Kansas/Missouri with 3.9% of our total homesites. On September 21, 2005, ARC’s board of directors authorized the sale of up to 79 communities in 33 markets, either at auction or through various negotiated sales. Following these sales and assuming that all these communities are sold, ARC will continue to own approximately 237 communities that it believes meet its business plan objectives and operating strategy objectives. After taking into account the proposed sale of these communities, on a pro forma basis as of June 30, 2005, our five largest markets are Dallas/Fort Worth, Texas, with 13.1% of our total homesites; Atlanta, Georgia, with 10.0% of our total homesites; Salt Lake City, Utah, with 7.6% of our total homesites; the Front Range of Colorado, with 6.6% of our total homesites; and Jacksonville, Florida, with 4.5% of our total homesites. See “Affordable Residential Communities LP Selected Consolidated Historical and Pro Forma Financial Data” and “Selected Unaudited Pro Forma Financial Data” for a further discussion of the anticipated effect on the Partnership and ARC of these sales and the sale of the notes.

ARC’s predecessor was formed in 1995. In the first quarter of 2004, ARC completed its initial public offering, or IPO, of 25,300,209 shares of ARC common stock (including 2,258,617 shares sold by selling securityholders) and 5,000,000 shares of ARC’s 8.25% Series A cumulative redeemable preferred stock. In conjunction with the IPO, we also completed a financing transaction involving Merrill Lynch Mortgage Capital Inc., an affiliate of the initial purchaser of the notes, consisting of $500 million of new mortgage debt and the repayment of some of our existing indebtedness. We used a portion of the proceeds from ARC’s IPO and the financing transaction to acquire 90 manufactured home communities from Hometown

America, L.L.C., or Hometown. See Note 3 to the Partnership’s annual audited financial statements included in this prospectus for a further discussion of the Hometown transaction.

Our principal executive, corporate and property management offices are located at 600 Grant Street, Suite 900, Denver, Colorado 80203, and our telephone number is (303) 383-7500. Our internet address is www.aboutarc.com. The information contained on our website is not part of this prospectus.

Our Business Objectives

Our principal business objectives are to achieve sustainable long-term growth in cash flow per share and to maximize returns to our stockholders. Our key operating objectives include the following:

Community Renovation and Repositioning.   We utilize a comprehensive four-stage process that we call B-F-F-R to renovate and reposition the communities we acquire and improve their operating performance. B-F-F-R stands for: Buy—acquisition, Fix—physical infrastructure and resident quality, Fill—occupancy level, Run—ongoing, long-term operations. Our prior acquisitions generally have targeted communities that demonstrate opportunities for improvement in operating results due to one or more of the following characteristics:

•       below market rate leases;

•       high operating expenses;

•       poor infrastructure and quality of residents;

•       inadequate capitalization; or

•       a lack of professional management.

While community acquisition opportunities have historically been a significant focus of our activities, we are currently significantly less focused on such opportunities and more focused on community operations.

With respect to the other stages of the B-F-F-R process, we have established district and regional management that has a sufficiently limited span of control to allow for strong focus on community development. We also have established a mobile management team positioned to address specific issues related to particular markets and drive new programs. We focus on our communities utilizing B-F-F-R according to their relative occupancy levels as follows:

•       For communities above 90% occupancy, we primarily focus on improving operating margins through expense and overhead management, utility recovery and creation of additional revenue sources (as of June 30, 2005, 131 communities with 23,222 homesites averaging 96% occupancy, or, on a pro forma basis, after giving effect to the proposed sale of the 79 communities, 111 communities with 20,246 homesites averaging 95.5% occupancy);

•       For communities between 80% and 90% occupancy, we focus on sales and leasing activities, resident retention and delivering the necessary homes to the community to allow for occupancy growth (as of June 30, 2005, 96 communities with 20,331 homesites averaging 86% occupancy, or, on a pro forma basis, after giving effect to the proposed sale of the 79 communities, 77 communities with 17,262 homesites averaging 85.9% occupancy); and

•       For communities below 80% occupancy, we focus on developing community management and sales staff, making capital expenditures, supplying necessary homes to provide for occupancy growth and establishing resident standards with respect to behavior and rent payment (as of June 30, 2005, 47 communities with 10,057 homesites between 70% and 80% occupancy averaging 76% occupancy and another 41 communities with 9,332 homesites below 70% occupancy averaging 63% occupancy, or, on a pro forma basis, after giving effect to the proposed sale of the 79 communities,

28 communities with 6,825 homesites between 70% and 80% averaging 76% occupancy and another 21 communities with 5,135 homesites below 70% averaging 64.3% occupancy).

Significant Presence in Key Markets.   As of June 30, 2005, approximately 69% of our homesites were located in our 20 largest markets. Upon completion of the proposed sale of the 79 communities, approximately 79% of our homesites will be in our 20 largest markets. We believe we have a leading market share in 15 of these markets, based on number of homesites. To the extent that we acquire new communities, we focus our growth in select markets characterized by limited development, expensive alternative housing costs, a strong, diversified economic base and/or opportunity to increase our market share and achieve economies of scale. Increasing our presence and market share enables us to (i) achieve operating efficiencies and economies of scale by leveraging our local property management infrastructure and other operating overhead over a larger number of communities and homesites, (ii) provide potential residents with a broader range of affordable housing options in their market, (iii) increase our visibility and brand recognition and leverage advertising costs and (iv) obtain more favorable terms and faster turnaround time on construction, renovation, repairs and home installation services. We believe the significant size and geographic diversity of our portfolio reduces our exposure to risks associated with geographic concentration, including the risk of economic downturns or natural disasters in any one market in which we operate.

Broad Based Marketing Efforts.   We have developed and implemented a number of marketing initiatives to enhance the visibility of our communities, maintain and improve our occupancy and identify, reward and lengthen the lease duration of our good customers. We have active marketing and sales teams at both the corporate and local market level. Our home lease with option to purchase program allows residents who might not otherwise qualify for home ownership through traditional purchase or financing avenues the opportunity to work towards home ownership while they lease. Our ability to provide financing to our residents and prospective residents is supported by our consumer finance facility. We have also established a Hispanic marketing initiative targeted at addressing the specific needs and cultural preferences of the fastest growing segment of the U.S. population.

Proactive Management to Maximize Occupancy.   In response to challenging industry conditions, particularly the shortage of available consumer financing for the purchase of manufactured housing, we have developed and implemented a range of programs aimed primarily at increasing and maintaining our occupancy, improving resident satisfaction and retention, increasing revenue and improving our operating margins. We focus on converting long-term renters into homeowners and improving occupancy through the sale of older homes for cash, the financing of sales of newer homes and the leasing of newer homes with an option to purchase.

Customer Satisfaction and Quality Control.   Our goal is to meet the needs of our residents or prospective residents for housing alternatives in a clean and attractive environment at affordable prices. We have established a nationwide call center with bilingual staff to manage resident communications and enhance our sales and marketing efforts. We approach our business with a consumer product focus having an emphasis on value and quality for our residents and prospective residents. We have quality assurance programs executed through employee training and adherence to guidelines developed by our senior management, based in part upon surveys of our customers. Our customer focus and quality controls are designed to provide consistency and quality of product and to enable our community managers to effectively market our communities and improve occupancy and resident retention across our portfolio.

Community Acquisitions/Dispositions.   Over the last ten years, ARC has acquired over 340 communities with over 70,000 homesites. We have invested in dedicated resources, including acquisition, due diligence, construction and marketing teams which allowed us to significantly broaden our acquisition prospects, incorporating stabilized and non-stabilized communities. We have compiled a proprietary computer database containing detailed information on over 28,000 manufactured home communities located throughout the United States, which enables us to take advantage of acquisition opportunities quickly, often before the community has been marketed publicly. However, while community acquisition opportunities have historically been a significant focus of our activities, we are currently significantly less focused on such opportunities and more focused on community operations. In addition, we also sold more than 30 communities, and have announced plans to sell up to an additional 79 communities, when it became evident that these communities did not fit our market or performance objectives. We continue to evaluate our property portfolio and may sell additional properties in the future.

Key Programs and Initiatives

Home Rental Program.   Our real estate segment revenue consists of homeowner rental income, home renter rental income and utility and other income. We receive homeowner rental income from homeowners who lease homesites in our communities, and we receive home renter rental income from persons who rent manufactured homes and homesites from us in our communities pursuant to our home rental program and our home lease with option to purchase program. For the six months ended June 30, 2005, and the year ended December 31, 2004, home renter rental income totaled $22.9 million, or approximately 20% of our total real estate revenue, and $40.3 million, or approximately 20% of our total real estate revenue, respectively, and homeowner rental income totaled $78.7 million, or approximately 70% of our total real estate revenue, and $145 million, or approximately 71% of our total real estate revenue, respectively. At June 30, 2005, we owned a total of 8,718 homes that are in our communities with acquisition and improvement costs of $249.2 million, which are rented, available for rent or for sale. These homes had an occupancy rate of approximately 86% at June 30, 2005. We intend to continue to expand our home rental program in the future.

Home Lease with Option to Purchase.   Our home lease with option to purchase program is a program that we initiated in 2004 to address the demand for home ownership in that segment of the population that might not otherwise qualify to finance the purchase of a home or pay cash. Under this program, a resident enters into a long term lease of a home, typically 24 to 72 months. Over the term of the lease, the resident makes rental payments for the home, and makes additional monthly payments which, if the resident elects to exercise the purchase option, are applied to the purchase price of the home. The resident pays a non-refundable option fee at the time of execution of the home lease. The lease may be terminated at any time by the payment of a termination fee by the resident as provided in the lease, and in the event of such termination, the resident forfeits all additional payments made through the date of termination of the lease. The resident has the right to purchase the home at any time during the term of the lease for a stated purchase price as provided in the lease. The resident also executes a separate homesite lease as part of this program, and agrees that upon the exercise of the purchase option to maintain the home in our community for an additional period of at least 48 months. This program is only offered on homes we own located in our communities.

In-Community Retail Home Sales and Consumer Financing Initiative.   Our retail home sales business consists of the sales of manufactured homes in our communities to residents and prospective residents at reasonable prices. Through our consumer financing initiative, we provide loans to qualified residents and prospective residents to facilitate purchases of manufactured homes located in our communities. It is our practice to acquire additional manufactured home inventory for sale in coordination with the sale of our existing inventory.

Our Industry

The manufactured housing industry represents a meaningful portion of the U.S. housing market. In 2000, there were an estimated 22 million people living in manufactured homes in the United States. The manufactured housing industry is primarily focused on providing affordable housing to moderate-income customers. A manufactured home is a single-family house constructed entirely in a factory rather than at a homesite, with generally the same materials found in site-built homes and in conformity with federal construction and safety standards.

Each homeowner in a manufactured home community leases a homesite from the owner of the community. The manufactured home community owner owns the underlying land, utility connections, streets, lighting, driveways, common area amenities and other capital improvements and is responsible for enforcement of community guidelines and maintenance of the community. Generally, each homeowner is responsible for the maintenance of their home and upkeep of their leased site.

We believe that manufactured home communities have several characteristics that make them an attractive investment when compared to some other types of real estate, particularly multi-family real estate, including the following:

•       significant barriers to the entry of new manufactured home communities into the market;

•       large and growing demographic group of potential customers;

•       comparatively stable resident base;

•       fragmented ownership of communities;

•       comparatively low recurring capital requirements;

•       improved economies of scale in operation of multiple sites; and

•       affordable homeowner lifestyle.

The manufactured housing industry faces a challenging operating environment, which has resulted in losses, exits from the industry and significant curtailment of activity among manufacturers, retailers and consumer finance companies. According to Manufactured Housing Institute, or MHI, industry shipments (a measure of manufacturers’ home production and wholesale sales) have declined from 372,843 homes in 1998 to 130,802 in 2004. We believe this dramatic decline in production and sales is largely the result of an oversupply of consumer credit from 1994 to 1999, which led to over stimulation in the manufacturing, retail and finance sectors of the industry. Current industry conditions are further exacerbated by low mortgage interest rates and less stringent credit requirements for the purchase of entry-level site built homes, thereby reducing the price competitiveness of manufactured housing.

We expect industry conditions to remain difficult for the foreseeable future, based partly on overall economic conditions throughout the United States and a continued shortage of available consumer financing for manufactured home buyers. We anticipate that demand for manufactured housing and manufactured home communities will improve if home mortgage interest rates return to higher historical levels, which should reduce the pricing differential between home mortgage interest rates and interest rates for financing the purchase of a manufactured home.

Recent Developments

On September 21, 2005, ARC announced that Larry D. Willard, a member of ARC’s board of directors, had assumed the additional position of Chairman of ARC’s board of directors and Chief Executive Officer of ARC and that ARC director James F. Kimsey had become President and Chief Operating Officer of ARC. Mr. Scott D. Jackson, ARC’s former Chairman and Chief Executive Officer, had assumed the position of Vice Chairman of ARC’s board of directors and would direct ARC’s sales of communities.

On the same date, ARC also announced that its board of directors had authorized a $0.515625 dividend on ARC’s Series A cumulative redeemable preferred stock and a distribution of $0.39 per unit on the Partnership’s Series C preferred partnership units. The dividend and distribution are each payable on

October 30, 2005 to holders of record on October 15, 2005. ARC’s board of directors also eliminated the quarterly dividend on ARC’s common stock and the quarterly distribution on the Partnership’s common partnership units, in each case, for the quarter ended September 30, 2005.

Also on September 21, 2005, ARC’s board of directors authorized the sale of approximately 79 communities in 33 markets, either at auction or through various negotiated sales. Following these sales, and assuming all 79 communities are sold, ARC will continue to own 237 communities that it believes meet its business plan objectives and operating strategy objectives.

In September 2005, we amended our revolving credit mortgage facility to extend the maturity of the facility to September 2006. As amended, the facility bears interest at the rate of one-month LIBOR plus 2.75% (6.61% at September 30, 2005). See “Description of Other Indebtedness—Revolving Credit Mortgage Facility Due 2006” for a further discussion of this amendment.

In October 2005, we amended our lease receivables facility to increase the size of the faclity from $75 million to $150 million. The amendment also (i) increased the limit on borrowings under the lease receivables facility from an amount equal to approximately 55% of the net book value of the eligible manufactured housing units owned by two of our indirect wholly owned subsidiaries, ARC Housing LLC and ARC HousingTX LP (collectively, “Housing”) and located in ARC’s communities, to 65%, subject to certain other applicable borrowing base requirements, (ii) increased the interest rate on borrowings under the facility from 3.25% plus one-month LIBOR to 4.125% plus one-month LIBOR (7.985% at September 30, 2005), and (iii) extended the maturity of the facility from March 31, 2007 to September 30, 2008. See “Description of Other Indebtedness—Lease Receivables Facility Due 2008” for a further discussion of this amendment.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus.

Issuer of Notes	Affordable Residential Communities LP
Notes Offered	$96,600,000 aggregate principal amount of 7½% Senior Exchangeable Notes due 2025.
Maturity Date	August 15, 2025, unless previously redeemed, repurchased or exchanged prior to such date by the Partnership in accordance with their terms.
Interest and Payment Dates	7 1/2% per year, payable semiannually in arrears in cash on February 15 and August 15 of each year, beginning February 15, 2006.
Exchange Rights

Holders may present their notes for exchange prior to the close of business on the second business day immediately preceding the stated maturity date based on the applicable exchange rate. The exchange rate is subject to adjustment as described in “Description of Notes—Exchange Rights—Exchange Rate Adjustments.”

The initial exchange rate is 69.8812 shares of ARC common stock per $1,000 principal amount of notes. This is equivalent to an initial exchange price of approximately $14.31 per share of ARC common stock.

Upon exchange of a note, a holder will not receive any cash payment of interest, subject to certain exceptions, and we will not adjust the exchange rate to account for accrued and unpaid interest.

If a holder elects to exchange its notes in connection with certain specified fundamental changes, as defined herein, that occur prior to August 20, 2015, the holder will be entitled to receive additional shares of ARC common stock as a make whole premium upon exchange in certain circumstances.

In lieu of delivering shares of ARC common stock upon exchange of any notes, we may elect to pay holders surrendering notes for exchange an amount in cash per note (or a portion of a note) equal to the average closing price of ARC common stock over the five trading day period starting on and including the third trading day following the exchange date multiplied by the exchange rate in effect on the exchange date (or portion of the exchange rate applicable to a portion of a note if a combination of ARC common stock and cash is to be delivered). See “Description of Notes—Exchange Rights.”

Provisional Redemption of the Notes at the Partnership’s Option

Prior to August 20, 2010, the notes will not be redeemable at the Partnership’s option. Beginning on August 20, 2010, the Partnership may redeem the notes in whole or in part for cash (in principal amounts of $1,000 and integral multiples thereof) at any time at a redemption price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest to but not including the redemption date if the closing price of the common stock has exceeded 130% of the exchange price for at least 20 trading days in any consecutive 30-day trading period.

Repurchase of the Notes at Option of Holders on Specified Dates

Holders may require the Partnership to repurchase all or a portion of their notes for cash (in principal amounts of $1,000 and integral multiples thereof) on August 15, 2010, August 15, 2015, and August 15, 2020 at a purchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest, if any, to the purchase date.

Repurchase of the Notes at Option of Holders upon a Fundamental Change

If a fundamental change, as defined in this prospectus, occurs at any time prior to maturity, holders of notes may require the Partnership to repurchase their notes in whole or in part for cash (in principal amounts of $1,000 and integral multiples thereof) in an amount equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest, if any, accrued to the repurchase date.

Ranking	The notes:
• will be senior unsecured obligations ranking equally in right of payment with the Partnership’s other unsecured senior indebtedness;
• will be effectively junior in right of payment to any of the Partnership’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and
• will be effectively junior in right of payment to any existing and future indebtedness and other liabilities or preferred stock of the Partnership’s subsidiaries, including trade payables.

As of June 30, 2005, on a pro forma basis, the Partnership had outstanding $122.4 million of senior unsecured indebtedness, including the notes, and $926.9 million of secured indebtedness and the Partnership’s consolidated subsidiaries had outstanding an aggregate of $195.4 million of other liabilities.

The terms of the indenture under which the notes are issued do not limit our or any of our affiliates’ or subsidiaries’ ability to incur additional indebtedness, including secured indebtedness, or issue preferred equity.

Use of Proceeds	We will not receive any proceeds from the sale of the securities offered by this prospectus.
Registration Rights

Pursuant to a registration rights agreement, we have filed, at our expense, with the SEC a shelf registration statement on Forms S-11 and S-3 covering resales by holders of the notes and the ARC common stock issuable upon exchange of the notes. Under the terms of the registration rights agreement, we have agreed to use our reasonable best efforts to:

• cause the registration statement to become effective as promptly as practicable, but in no event later than 180 days after the earliest date of original issuance of any of the notes; and

•  keep the registration statement effective until the holders of the notes and the ARC common stock issuable upon exchange of the notes are able to sell all such securities immediately without restriction pursuant to the volume limitations of Rule 144(k) under the Securities Act or any successor rule or otherwise.

We will be required to pay liquidated damages, subject to certain limitations, to the holders of the notes if we fail to comply with our obligations to register the notes and the ARC common stock issuable upon exchange of the notes or the registration statement does not become effective within the specified time periods. See “Description of Notes—Registration Rights.”

Transfer Restrictions	Our registration of the resale by the holders of the notes and the ARC common stock issuable upon exchange of the notes may not be available to all holders at all times. See “Plan of Distribution.”
Form and Denomination

The notes will be issued only in fully registered, book-entry form, in minimum denominations of $1,000 and any integral multiple of $1,000, except under limited circumstances described in “Description of Notes—Book-Entry System.”

Trading

The notes issued in the original private offerings are eligible for trading on Nasdaq’s screen-based automated trading system known as PORTAL, “Private Offerings, Resale and Trading through Automated Linkages.” However, notes sold using this prospectus will no longer be eligible for trading in the PORTAL Market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes through any automated quotation system.

New York Stock Exchange Symbol for ARC Common Stock	ARC’s common stock is traded on the New York Stock Exchange under the symbol “ARC.”
Tax

The notes and the ARC common stock issuable upon exchange of the notes will be subject to special and complex United States federal income tax rules. Prospective purchasers are strongly urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and shares of ARC common stock. See “Certain U.S. Federal Income Tax Considerations” in this prospectus.

Risk Factors

See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase notes or ARC common stock issuable upon exchange of the notes. There could be other factors to consider in addition to those disclosed, some of which may be unique to a prospective purchaser.

Restrictions on Ownership of ARC Stock

Subject to certain exceptions specified in ARC’s charter, no individual may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, more than 7.3% in value or number of shares, whichever is more restrictive, of the outstanding shares of ARC’s common stock or more than 7.3% in value of the outstanding shares of ARC’s capital stock, other than with respect to Gerald J. Ford and certain affiliated parties for whom the aggregate limit was set by the board of directors of ARC on May 23, 2005 at 19.9%. This ownership limit applies to individuals, but generally not to entities such as corporations, partnerships or limited liability companies, thereby permitting corporate and institutional stockholders to acquire shares in excess of the limit as long as their share ownership otherwise would not violate ARC’s REIT tax status.

Tax Status of ARC

ARC has elected to be taxed as a REIT under the Internal Revenue Code, commencing with its taxable year ending December 31, 1998. ARC believes that its organization and method of operation have enabled it to meet, and its method of operation enables it to continue to meet, the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes.

To maintain its REIT status, ARC must meet a number of organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income to its stockholders. As a REIT, ARC generally will not be subject to U.S. federal income tax on REIT taxable income it currently distributes to its stockholders. If ARC fails to qualify as a REIT in any taxable year, it will be subject to U.S. federal income tax at regular corporate rates. Even if ARC qualifies for taxation as a REIT, it may be subject to some federal, state and local taxes on its income or property and the income of its taxable REIT subsidiaries will be subject to taxation at normal corporate rates. See “Certain U.S. Federal Income Tax Considerations.”

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RISK FACTORS

You should carefully consider the specific risk factors set forth below, as well as the other information contained or incorporated by reference in this prospectus, before deciding to purchase any notes or ARC common stock issued upon exchange of the notes. Some factors in this section are “forward-looking statements.” For a discussion of those statements and of other factors for investors to consider, see “Special Note Regarding Forward-Looking Statements,” located in the forepart of this prospectus. There could be other factors to consider in addition to those disclosed below, some of which may be unique to a prospective purchaser.

Risks Related to Our Properties and Operations

Adverse economic or other conditions in the markets in which we do business, including our five largest markets of Dallas/Fort Worth, Texas; Atlanta, Georgia; Salt Lake City, Utah; the Front Range of Colorado; and Kansas City/Lawrence/Topeka, Kansas/Missouri could negatively affect our occupancy and results of operations.

Our operating results are dependent upon our ability to achieve and maintain a high level of occupancy in our communities. Adverse economic or other conditions in the markets in which we do business, and specifically in metropolitan areas of those markets, may negatively affect our occupancy and rental rates, which in turn, may negatively affect our revenues. If our communities and our financing activities do not generate sufficient funds to meet our cash requirements, including operating and other expenses and capital expenditures, our net income, funds from operations, cash flow, financial condition, ability to service our indebtedness, including the notes, and ability to make distributions could be adversely affected, any of which could adversely affect the trading price of the notes and ARC’s common stock. The following factors, among others, may adversely affect the occupancy of our communities and/or the revenues generated by our communities:

•       competition from other available manufactured housing sites or available land for the placement of manufactured homes outside of established communities and alternative forms of housing (such as apartment buildings and site built single-family homes);

•       local real estate market conditions such as the oversupply of manufactured housing sites or a reduction in demand for manufactured housing sites in an area;

•       the residential rental market, which may limit the extent to which our rents, whether for homes or homesites, may be increased to meet increased expenses without decreasing our occupancy rates;

•       perceptions by prospective tenants of the safety, convenience and attractiveness of our communities and the neighborhoods where they are located;

•       our residents’ performance in accordance with the terms of their contractual obligations;

•       our ability to provide adequate management, maintenance or insurance; or

•       increased operating costs, including insurance premiums, real estate taxes and utilities, or increased costs due to changes in zoning or ordinance requirements or enforcement of the same.

Our communities located in Dallas/Fort Worth, Texas; Atlanta, Georgia; Salt Lake City, Utah; the Front Range of Colorado; and Kansas City/Lawrence/Topeka, Kansas/Missouri contain approximately 11.5%, 7.9%, 6.0%, 5.2% and 3.9%, respectively, of our total homesites as of June 30, 2005. After taking into account the proposed sale of up to 79 communities announced on September 21, 2005, on a pro forma basis as of June 30, 2005, and assuming that all these communities are sold, our five largest markets are Dallas/Fort Worth, Texas, with 13.1% of our total homesites; Atlanta, Georgia, with 10.0% of our total homesites; Salt Lake City, Utah, with 7.6% of our total homesites; the Front Range of Colorado, with 6.6% of our total homesites; and Jacksonville, Florida, with 4.5% of our total homesites. See “Affordable

Residential Communities LP Selected Consolidated Historical and Pro Forma Financial Data” and “Selected Unaudited Pro Forma Financial Data” for a further discussion of the anticipated effect on the Partnership and ARC of these sales and the sale of the notes.

As a result of the geographic concentration of our communities in these markets, we are particularly exposed to the risks of downturns in these local economies as well as to other local real estate market conditions or other conditions that could adversely affect our occupancy rates, rental rates, costs of operation and the values of communities in these markets.

Our results of operations also would be adversely affected if our tenants are unable to pay rent or if our homesites or our rental homes are unable to be rented on favorable terms. If we are unable to promptly relet our homesites and rental homes or renew our leases for a significant number of our homesites and rental homes, or if the rental rates upon such renewal or reletting are significantly lower than expected rates, then our business and results of operations would be adversely affected. In addition, certain expenditures associated with each community (such as real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in income from such community and could increase without a corresponding increase in rental or other income. Furthermore, real estate investments are relatively illiquid and, therefore, will tend to limit our ability to vary our portfolio promptly in response to changes in economic or market conditions.

In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increase in defaults under existing leases, which would adversely affect our net income, funds from operations, cash flow, financial condition, ability to service our indebtedness, including the notes, and ability to make distributions, any of which could adversely affect the trading price of the notes and ARC’s common stock.

We may not be able to maintain and improve our occupancy through expansion of our home rental program and our home lease with option to purchase program, which could negatively affect our revenue and our results of operations.

We have responded to the challenging operating environment for manufactured home communities by developing and implementing a range of programs and initiatives aimed at increasing and maintaining our occupancy, including our home rental program and our home lease with option to purchase program. Our ability to maintain and increase occupancy and improve our operating margins in our existing communities in the future will depend to a large degree upon the success of these programs.

Pursuant to our home rental program, we acquire manufactured homes, place them on unoccupied homesites in selected communities in our portfolio and lease them, typically for a one-year lease term. We also acquire repossessed homes in our communities through an offer and bid process with third party finance companies. For the year ended December 31, 2004, rental income received from residents of our rental homes totaled $40.3 million. Our overall occupancy at June 30, 2005 was 84.5% with homeowners occupying 72.6% of our total homesites and tenants in our rental homes occupying approximately 11.9% of our total homesites. See “Affordable Residential Communities LP Selected Consolidated Historical and Pro Forma Financial Data” and “Selected Unaudited Pro Forma Financial Data” for a discussion of the anticipated effect on the Partnership and ARC of the proposed sale of up to 79 communities announced on September 21, 2005 and the sale of the notes. If we are unable to improve and maintain occupancy in our communities through expansion of our lease with option to purchase program and our home rental program, our operating results may be negatively affected. Our ownership of rental homes also increases our capital requirements and our operating expenses and subjects us to greater exposure to risks such as releasing risks and mold related claims. In addition, our increased sales and leasing activities increase our exposure to these matters as well as to legal and regulatory compliance costs and risks and to litigation and claims arising out of our sales and leasing activities.

Our home lease with option to purchase program is a program that differs significantly from programs offered by some of our competitors, and we are not aware of any home lease with option to purchase program structured similarly to ours. Accordingly, while we believe our program has been structured and is being implemented in compliance with applicable legal and regulatory requirements in all material respects, we have no significant experience operating this program, and neither the structure and terms of the program nor our management and implementation of the program have been subject to review by any court or regulatory agency or authority in any suit or proceeding. We cannot assure you, if any such review were to occur, that the structure and terms of the program and our management and implementation of the program will be found to be in compliance with all such applicable legal and regulatory requirements. Any determination by a court or other agency or authority of competent jurisdiction finding a violation of any applicable legal or regulatory requirements, or the threat of such a determination, could subject us to material costs, fines, penalties, judgments or other payments, or could cause us to have significant issues with respect to the continuation of the program, which could have an adverse effect on our financial condition and results of operations, and also could result in significant changes to the structure and terms of the program, which could increase the costs to us of continuing the program or otherwise adversely affect our ability to continue to maintain the program, which could have an adverse effect on our ability to increase occupancy and improve our results of operations.

We may not be able to maintain and improve our occupancy through expansion of our in-community home sales and financing initiative, which could adversely affect our revenues and our results of operations.

We have responded to the challenging operating environment for manufactured home communities by developing and implementing a range of programs and initiatives aimed at increasing and maintaining our occupancy, including our in-community home sales and financing initiative. Our ability to maintain and increase occupancy and improve our operating margins in our existing communities in the future will depend to some degree upon the success of this initiative. Through our in-community home sales and financing initiative, we intend to significantly expand our capability both to acquire for sale manufactured home inventory and sell these homes to customers in our communities at reasonable prices and to finance sales of these homes to customers in our communities. We have obtained a multiyear debt facility pursuant to which we will be able to fund up to $125.0 million to support loan originations in connection with the sale of homes in our communities. If we are not able to maintain this debt facility, we do not expect to be able to fully fund this initiative, which could significantly impair our ability to maintain or increase our occupancy in our communities and to achieve growth in our revenue and operating margins. Additionally, if we do not have sufficient capital available to purchase additional homes in the future, we may not be able to implement or fully implement these programs or initiatives, which could significantly impair our ability to maintain or increase our occupancy in our communities and to achieve growth in our revenues and operating margins.

The availability of advances of funds under our consumer finance debt facility is subject to certain conditions that are beyond our control. Conditions that could result in our inability to draw on this facility include a downgrade of the lender’s credit rating and the absence of certain markets for financing debt obligations secured by securities or mortgage loans. Funding under this facility may also be denied if the lender determines that the value of the assets serving as collateral would be insufficient to maintain the required 75% loan-to-value ratio upon giving effect to a request for funding. The lender can also at any time require that we prepay amounts funded or provide additional collateral if in its judgment this is necessary to maintain the 75% loan-to-value ratio.

Although some members of our management group have experience in the consumer finance business, we have limited operating history in the consumer finance business, and we cannot assure you that we will be able to successfully expand this initiative and manage this business. Loans produced by our in-community home sales and financing initiative may have higher default rates than we anticipate, and demand for consumer financing may not be as great as we anticipate or may decline.

Our in-community home sales and financing initiative operates in a regulated industry with significant licensing and consumer protection laws, and the regulatory framework may change in a manner that may adversely affect our operating results. The regulatory environment and associated consumer finance laws create a risk of greater liability from our in-community home sales and financing initiative and could subject us to private claims and awards. This initiative is dependent on licenses granted by state, federal and local regulatory bodies, which may be withdrawn or which may not be renewed and which could have an adverse impact on our ability to achieve our operating objectives. We have obtained many, and are in the process of obtaining all of the remaining state and local licenses and permits necessary for us to implement this initiative in all of the markets in which we operate.

The terms of our acquisition agreement with Hometown may cause us to incur additional costs and liabilities.

Pursuant to the acquisition agreement with Hometown, we have assumed all liabilities and obligations of Hometown with respect to the Hometown communities and the other acquired assets, whether known or unknown, absolute or contingent, and whether arising before or after the date we acquired the Hometown communities, subject to limited exceptions. In addition, Hometown is not required to indemnify us for any inaccuracy in or breach of any of its representations or warranties in the agreement. As a result of these provisions, we are responsible for liabilities and obligations with respect to the Hometown communities and the other acquired assets for which we have no recourse to Hometown or anyone else, and we may incur unanticipated costs in connection with the assumption and satisfaction of these obligations as well as in ownership and operation of the Hometown communities, in excess of our expected costs.

The manufactured housing industry continues to face a challenging operating environment marked by a shortage of available financing for home purchases and a significant decrease in manufactured home shipments, which has put downward pressure on occupancy in manufactured home communities and may continue to do so.

The manufactured housing industry continues to face a challenging operating environment that has resulted in losses, exits from the industry and significant curtailment of activity among manufacturers, retailers and consumer finance companies. According to MHI, industry shipments (a measure of manufacturing production and wholesale sales) have declined from 372,843 homes in 1998 to 130,802 in 2004. We believe this ongoing period of challenging industry conditions was the result of an oversupply of consumer credit from 1994 to 1999, which led to over stimulation in the manufacturing, retail home sales and financing sectors of the industry. When compared to the manufacturing, retail home sales and consumer finance sectors of the manufactured housing industry, the manufactured home community sector has been relatively less affected by the oversupply of consumer credit but is also facing challenging conditions, including an increase in the number of repossessed and abandoned homes, a shortage of consumer financing to support new manufactured home sales and move-ins and resale of existing homes in manufactured home communities, and historically low mortgage interest rates and favorable credit terms for traditional entry-level, site-built housing, all of which has put downward pressure on occupancy levels in our manufactured home communities and may continue to do so. We expect industry conditions will remain difficult for the foreseeable future, based partly on overall economic conditions throughout the United States and a continued shortage of consumer financing for manufactured home buyers.

We have reported historical accounting losses on a consolidated basis since our inception, and we may continue to report accounting losses in the future.

We had net losses attributable to common partnership unitholders of $36.0 million for the six months ended June 30, 2005 and $101.3 million, $39.9 million and $47.1 million for the years ended December 31, 2004, 2003 and 2002, respectively. As of June 30, 2005, our retained deficit was $330.4 million. There can be no assurance that we will not continue to incur net losses in the future, which could adversely affect our ability to service our indebtedness, including the notes, and our ability to pay dividends or make distributions, any of which could adversely affect the trading price of the notes and ARC’s common stock.

We may not be successful in identifying suitable acquisitions that meet our criteria, in completing such acquisitions, or in successfully integrating and operating acquired properties, which may impede our growth and negatively affect our results of operations.

Our ability to expand through acquisitions has historically been a significant part of our business expansion strategy and requires us to identify suitable acquisition candidates or investment opportunities that meet our criteria and are compatible with our growth strategy. We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria or in consummating acquisitions or investments on satisfactory terms. If we do not have sufficient capital, we may be limited or precluded from pursuing additional acquisitions. Also, a lack of sufficient depth of management may limit or preclude additional acquisitions. Failure to identify or consummate acquisitions will reduce the number of acquisitions we complete and slow our growth, which could in turn adversely affect our ability to service our indebtedness, including the notes, and ability to make distributions, any of which could adversely affect the trading price of the notes and ARC’s common stock.

Although we are currently less focused on community acquisition opportunities than in the past, we will continue to evaluate available manufactured home communities in select markets when strategic opportunities arise. Our ability to acquire properties on favorable terms and successfully integrate and operate them may be exposed to the following significant risks:

•       we may be unable to acquire a desired property because of competition from local investors and other real estate investors with significant capital, including other publicly traded REITs and institutional investment funds;

•       even if we are able to acquire a desired property, competition from other potential acquirers may significantly increase the purchase price which could reduce our profitability;

•       we may not have sufficient capital available to make additional acquisitions, or we may be unable to finance acquisitions at all or on favorable terms;

•       we may spend more than the time and amounts budgeted to make necessary improvements or renovations to acquired properties;

•       we may be unable to quickly and efficiently integrate new acquisitions, particularly multi-property acquisitions, portfolios of properties, into our existing operations, and consequently our results of operations and financial condition could be adversely affected;

•       market conditions or downturns in local economies may result in higher than expected vacancy rates and lower than expected rental rates; and

•       we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for cleanup of undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of the properties and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

The availability of competing housing alternatives in our markets could negatively affect occupancy levels and rents in our communities, which could adversely affect our revenue and our results of operations.

All of our properties are located in markets that include other manufactured home communities. The number of competing manufactured home communities in a particular market could have a material effect on our ability to sell our homes, lease our homes and/or homesites and to maintain or raise rents. Other forms of multi-family residential properties and single-family housing, including rental properties, represent competitive alternatives to our communities. The availability of a number of other housing options, such as apartment units and new or existing site-built housing stock, as well as more favorable financing alternatives for the same, could have an adverse effect on our occupancy and rents, which could adversely affect our cash flow and financial condition, ability to service our indebtedness, including the notes, and ability to make distributions, any of which could adversely affect the trading price of the notes and ARC’s common stock.

Uninsured losses or losses in excess of our insurance coverage could adversely affect our financial condition and our cash flow.

We maintain comprehensive liability, fire, flood (where appropriate), extended coverage and rental loss insurance with respect to our properties with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to earthquakes, hurricanes, floods, riots or acts of war or terrorism. Should an uninsured loss occur, we could lose both our investment in, and anticipated profits and cash flow from, a property, which could adversely affect our financial condition and our ability to service our indebtedness, including the notes, and ability to make distributions, any of which could adversely affect the trading price of the notes and ARC’s common stock. In addition, if any such loss is insured, we may be required to pay a significant deductible on any claim for recovery of such a loss prior to our insurer being obligated to reimburse us for the loss or the amount of the loss may exceed our coverage for the loss.

Exposure to mold and contamination related claims that are problematic to insure against could adversely affect our results of operations.

We own a significant number of rental homes, which we lease or sell to third parties. In each of these rental homes, we run a risk of mold, mildew and /or fungus related claims if these items are found in any home. In addition, we provide water and sewer systems in certain of our communities and we are subject to the risk that if a home is not properly connected to a system, or if the integrity of the system is breached, mold or other contamination can develop. If this were to occur, we could incur significant remedial costs and we may also be subject to private damage claims and awards, which could be material. If we become subject to claims in this regard, it could adversely affect our financial condition, results of operations and insurability, ability to service our indebtedness, including the notes, and ability to make distributions, any of which could adversely affect the trading price of the notes and ARC’s common stock.

Environmental compliance costs and liabilities associated with operating our communities may affect our results of operations.

Under various federal, state and local laws, ordinances and regulations, owners and operators of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner’s or operator’s ability to lease, sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for release of asbestos-containing materials into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials.

In connection with the ownership (direct or indirect), operation, management and development of real properties, we may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as certain other related costs, including governmental fines and injuries to persons and property. No assurances can be given that existing environmental studies with respect to any of our properties reveal all environmental liabilities, that any prior owner or operator of our properties did not create any material environmental condition not known to us, or that a material environmental condition does not otherwise exist as to any one or more of our properties. Furthermore, material environmental conditions, liabilities or compliance concerns may have arisen after the review was completed or may arise in the future; and future laws, ordinances or regulations may impose material additional environmental liability, which would adversely affect our financial condition, results from operations, ability to service our indebtedness, including the notes, and ability to make distributions, any of which could adversely affect the trading price of the notes and ARC’s common stock.

Increases in taxes may reduce our income.

Costs resulting from changes in real estate tax laws generally are not passed through to tenants directly and will affect us. Increases in income, service or other taxes generally are not passed through to tenants under leases and may adversely affect our net income, funds from operations, cash flow, financial condition, ability to service our indebtedness, including the notes, and ability to make distributions, any of which could adversely affect the trading price of the notes and ARC’s common stock.

Rent control or rent stabilization legislation and other regulatory restrictions may limit our ability to increase rents or dispose of our properties.

Certain states and municipalities have adopted laws and regulations specifically regulating the ownership and operation of manufactured home communities. These laws and regulations include provisions imposing restrictions on the timing or amount of rent increases and, in certain circumstances, granting to community residents a right of first refusal on a sale of their community by the owner to a third party. Enactments of similar laws and regulations have been or may be considered from time to time in other jurisdictions. We currently own 8,364 homesites in two states that have rent control regulations, Florida and California. These communities represent 9.8% of our total communities and 13.3% of our total homesites. Following the sale of up to 79 communities announced on September 21, 2005 and assuming that all these communities are sold, we will own 6,287 homesites in Florida in 21 communities representing 12.7% of our total homesites and 8.9% of our total communities, and no communities in California. We presently expect to continue to operate manufactured home communities, and may in the future acquire manufactured home communities, in areas that either are subject to one or more of these types of laws or regulations or in which legislation with respect to such laws or regulations may be enacted in the future. Laws and regulations regulating landlord/tenant relationships or otherwise relating to the ownership and operation of manufactured home communities, whether existing or enacted in the future, could limit our ability to increase rents or recover increases in our operating expenses and could make it more difficult for us to dispose of properties in certain circumstances.

Costs associated with complying with the Americans with Disabilities Act of 1990 may result in unanticipated expenses.

Under the Americans with Disabilities Act of 1990, or ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. A number of additional federal, state and local laws may also require modifications to our properties, or restrict certain further renovations of the properties, with respect to access thereto by disabled persons. For example, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the ADA or the FHAA could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature, which could require substantial capital expenditures. Although we believe that our properties are substantially in compliance with present requirements, we have not conducted an audit or investigation of all of our properties to determine our compliance and we cannot predict the ultimate cost of compliance with the ADA, the FHAA or other legislation. If one or more of our communities is not in compliance with the ADA, the FHAA or other legislation, then we would be required to incur additional costs to bring the community into compliance. If we incur substantial costs to comply with the ADA, the FHAA or other legislation, our financial condition, results of operations, cash flow, ability to service our indebtedness, including the notes, and ability to make distributions could be adversely affected, any of which could adversely affect the trading price of the notes and ARC’s common stock.

We may incur significant costs complying with other regulations applicable to our business.

The properties in our portfolio, as well as sale of homes located thereon, are subject to various federal, state and local regulatory requirements, such as state and local licensing, fire, health and safety, zoning, use and utility compliance requirements, and disclosure or warranty requirements. If we fail to comply with these various requirements, we might incur governmental fines or private damage awards or may have significant limitations placed on our operations. In addition, requirements may change, and future requirements may require us to materially alter our operations or to make significant unanticipated expenditures that could adversely affect our net income, funds from operations, cash flow and financial condition, ability to service our indebtedness, including the notes, and ability to make distributions, any of which could adversely affect the trading price of the notes and ARC’s common stock.

Expansion of our existing communities entails certain risks that may negatively affect our operating results.

We may expand our existing communities where a community contains or is adjacent to undeveloped land and where the land is zoned to allow for manufactured housing. The manufactured home community expansion business involves significant risks in addition to those involved in the ownership and operation of established manufactured home communities, including the risks that financing may not be available on favorable terms for expansion projects, that the cost of construction may exceed estimates or budgets, that construction and lease-up may not be completed on schedule resulting in increased debt service expense and construction costs, that long-term financing may not be available on completion of construction, and that homesites may not be leased on profitable terms or at all. In connection with any expansion of our existing communities, if any of the above occurred, our financial condition, results of operations, ability to service our indebtedness, including the notes, and ability to make distributions could be adversely affected, any of which could adversely affect the trading price of the notes and ARC’s common stock.

The pro forma financial data of the Partnership and ARC included in this prospectus may differ from actual results if any of the 79 communities held for sale are not sold or are sold for prices different than those used to prepare the data.

The pro forma financial data of the Partnership and ARC included in this prospectus contemplates the sale of all of the 79 communities identified on September 21, 2005 as held for sale. There can be no assurances that the sale of all or any of these communities will occur, and, to the extent that they do occur, that they will be sold at the community sales prices used by the Partnership and ARC to prepare the pro forma financial data. If any of these communities are not sold or are sold at prices other than those used to prepare the pro forma financial data, actual results for the Partnership and ARC will differ from the results presented in the data.

Risks Related to Our Other Debt Financings

We are subject to the risks normally associated with debt financing, including the risk that payments of principal and interest on borrowings may leave us with insufficient cash to operate our communities or to pay our quarterly distributions or any distributions necessary to maintain ARC’s REIT status.

As of June 30, 2005, on a pro forma basis, after giving effect to ARC’s proposed sale of up to 79 communities announced on September 21, 2005 and the sale of the notes, we had approximately $1,049.3 million of outstanding indebtedness, consisting of $926.9 million of secured debt, as well as the notes and $25.8 million in trust preferred securities which were each unsecured, including (1) a two-year, $150.0 million secured revolving credit facility that we entered into on April 6, 2005 (and amended effective October 14, 2005) with Merrill Lynch Mortgage Capital Inc., an affiliate of the initial purchaser of the notes, to be used to finance the purchase of manufactured homes and for general corporate purposes; and (2) our floorplan line of credit, which we amended in August 2004, to provide borrowings of up to $50.0 million, secured by manufactured homes in inventory. See “Affordable Residential Communities LP Selected Consolidated Historical and Pro Forma Financial Data” and “Selected Unaudited Pro Forma Financial Data” for a discussion of the anticipated effect on the Partnership and ARC of the proposed sale of up to 79 communities announced on September 21, 2005 and the sale of the notes. We expect to incur additional indebtedness in the future to the extent necessary to fund our future cash needs and making additional borrowings under our lease receivables, floorplan or revolving credit facilities or additional borrowings pursuant to other available financing sources. Additionally, we do not anticipate that our internally generated cash flow will be adequate to repay our existing indebtedness upon maturity and, therefore, we expect to repay our indebtedness through refinancing and equity offerings. Further, we may need to borrow funds to make any distributions, including those required to maintain ARC’s REIT status.

Our level of indebtedness and the limitations imposed on us by our credit agreements could have significant adverse consequences, including the following:

•       our cash flow may be insufficient to meet our required principal and interest payments;

•       we may be unable to borrow additional funds, either on favorable terms or at all, as needed, including to make acquisitions or to make any distributions, including those required to maintain ARC’s REIT status;

•       we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•       because a portion of our indebtedness bears interest at variable rates, an increase in interest rates could materially increase our interest expense;

•       we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•       after debt service, the amount available for distributions to the Partnership’s limited partners or ARC’s stockholders is reduced;

•       our level of indebtedness could place us at a competitive disadvantage compared to our competitors with less indebtedness;

•       we may experience increased vulnerability to economic and industry downturns, reducing our ability to respond to changing business and economic conditions;

•       we may default on our obligations and the lenders or mortgagees may foreclose on our properties that secure their loans and receive an assignment of rents and leases;

•       we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations;

•       our default under any one of our mortgage loans with cross default or cross collateralization provisions could result in default on other indebtedness or result in the foreclosures of other properties; and

•       we may not be able to acquire additional homes to be held for sale or placed in our rental fleet, or we may not be able to acquire additional communities.

We could become more highly leveraged because our organizational documents contain no limitation on the amount of debt we may incur.

While some of our debt facility agreements may contain some limitations on the amount of indebtedness that we or ARC may incur, our organizational documents contain no such limitations. Although we intend to maintain a balance between our total outstanding indebtedness and the value of our portfolio, we could alter this balance at any time. If we become more highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on our outstanding indebtedness, including the notes, and to pay any distributions required to maintain ARC’s REIT status. As of June 30, 2005, on a pro forma basis after giving effect to the proposed sale of up to 79 communities announced on September 21, 2005 and the sale of the notes, our debt to partners’ capital ratio is 1.7 to 1.

Increases in interest rates may increase our interest expense, which would adversely affect our cash flow, ability to service our indebtedness, including the notes, and ability to make distributions, any of which could adversely affect the trading price of the notes and ARC’s common stock.

As of June 30, 2005, approximately 30% of our debt was subject to variable interest rates. An increase in interest rates could increase our interest expense, which would adversely affect our cash flow, our ability to service our indebtedness, including the notes, and our ability to make distributions, any of which could adversely affect the trading price of the notes and ARC’s common stock. As of June 30, 2005, on a pro forma basis, we had a total of $281.2 million of variable rate debt bearing a weighted average interest rate of approximately 6.9% per annum. On February 26, 2004, we entered into a two-year interest rate swap agreement pursuant to which we effectively fixed the base rate portion of the interest rate with respect to $100.0 million of our variable rate debt. As a result, as of June 30, 2005, approximately 80% of our total indebtedness was subject to fixed interest rates until February 2006.

Failure to hedge effectively against interest rate changes may adversely affect our results of operations.

We seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements that involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements, and that these arrangements may not be effective in reducing our exposure to interest rate changes. Failure to hedge effectively against interest rate changes may adversely affect our financial condition, results of operations, ability to service our indebtedness, including the notes, and ability to make distributions, any of which could adversely affect the trading price of the notes and ARC’s common stock.

Our growth depends on external sources of capital that are outside of our control.

In order to maintain ARC’s qualification as a REIT, it is required under the Internal Revenue Code to annually distribute at least 90% of its REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, ARC will be subject to income tax at regular corporate rates to the extent that ARC distributes less than 100% of its net taxable income, including any net capital gains. Due to these distribution requirements, we may not be able to fund future capital needs, including any acquisition financing, from operating cash flow. Consequently, we may be required to rely on third-party sources to fund our capital needs. We may not be able to obtain the financing on favorable terms or at all. Any additional indebtedness we incur may increase our leverage. Our access to third-party sources of capital depends, in part, on:

•       general market conditions;

•       our current level of indebtedness;

•       our current and expected future earnings;

•       our cash flow and cash distributions;

•       the market’s perception of our operations and growth potential; and

•       the market price per share of ARC’s common stock.

If we cannot obtain capital from third-party sources, we may not be able to acquire additional communities or homes to be held for sale or rent when strategic opportunities exist, service our indebtedness, including the notes, and make distributions to ARC’s stockholders necessary to maintain its qualification as a REIT.

Risks Related to Organizational and Corporate Structure

Our business could be harmed if key personnel terminate their employment with us.

Our success is dependent on the efforts of our executive officers and senior management team. The loss of the services of this key personnel could materially and adversely affect our operations.

ARC’s Vice Chairman has outside business interests that could require time and attention.

Scott D. Jackson, ARC’s Vice Chairman, has outside business interests which include his ownership of Global Mobile Limited Liability Company, or Global Mobile, and JJ&T Enterprises, Inc., or JJ&T, both of which own six manufactured home communities through a commonly owned subsidiary, Global E. In addition, Mr. Jackson’s employment agreement includes an exception to his noncompetition covenant pursuant to which Mr. Jackson is permitted to devote time to the management and operations of Global Mobile and JJ&T, consistent with past practice. As a result, these outside business interests could potentially interfere with Mr. Jackson’s ability to devote time to our business and affairs.

We may change our investment and financing strategies and enter into new lines of business without stockholder or noteholder consent, which may result in riskier investments than our current investments.

We may change our investment and financing strategies and enter into new lines of business at any time without the consent of ARC’s stockholders or the holders of the notes, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this prospectus. A change in our investment strategy or our entry into new lines of business may increase our exposure to interest rate and other risk or real estate market fluctuations.

ARC’s failure to qualify as a REIT could result in higher tax expenses and reduced cash available to service our indebtedness.

Although we believe that ARC has operated and intends to continue to operate in a manner that enables it to meet the requirements for qualification as a REIT for U.S. federal income tax purposes, no assurance can be given that ARC will continue to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control.

If ARC fails to qualify as a REIT in any taxable year, and specified statutory relief provisions did not apply, ARC would not be allowed a deduction for dividends paid to its stockholders in computing its taxable income and would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate tax rates. Moreover, unless entitled to relief under certain statutory provisions, ARC also would be disqualified from electing to be a REIT for the four taxable years following the year during which such qualification is lost. This treatment could reduce our net earnings available for investment or debt service because of the additional tax liability to ARC for the years involved. As a result of the additional U.S. federal income tax liability, we might need to borrow funds or liquidate certain investments on terms that may be disadvantageous to us in order to pay the applicable tax, and ARC would not be compelled to make distributions to stockholders under the Internal Revenue Code.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers.

We may co-invest in the future with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity. In such event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and /or directors from focusing their time and effort on our business. Consequently, actions by or disputes with partners or co-venturers might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers. We will seek to maintain sufficient control of such entities to permit them to achieve our business objectives.

Conflicts of interest could arise as a result of the Partnership’s relationship with ARC.

Conflicts of interest could arise in the future as a result of the relationships between the Partnership or our partners, on the one hand, and ARC and its affiliates, on the other hand. The directors and officers of ARC have duties to ARC under applicable Maryland law in connection with their management of ARC. At the same time, ARC, as general partner, has fiduciary duties to the Partnership and to its limited partners under Delaware law in connection with the management of the Partnership. ARC’s duties as general partner may come into conflict with the duties of its directors and officers to ARC. The Partnership’s partnership agreement does not require us to resolve such conflicts in favor of either ARC or the Partnership’s limited partners.

Unless otherwise provided for in the relevant partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of good faith, fairness and loyalty and which generally prohibit such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest.

Additionally, the Partnership’s partnership agreement expressly limits the liability of ARC by providing that ARC, and its officers and directors, will not be liable or accountable in damages to the Partnership, its limited partners or assignees for errors in judgment, mistakes of fact or law or for any act or omission if ARC, or such director or officer, acted in good faith. In addition, the Partnership is required to indemnify ARC, its affiliates and each of its respective officers, directors, employees and agents to the fullest extent permitted by applicable law against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines and other actions incurred by ARC or such other persons, provided that the Partnership will not indemnify for (i) willful misconduct or a knowing violation of the law or (ii) any transaction for which such person received an improper personal benefit in violation or breach of any provision of our partnership agreement.

The provisions of Delaware law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in our partnership agreement that purport to waive or restrict ARC’s fiduciary duties that would be in effect under common law were it not for our partnership agreement.

We may suffer adverse consequences if we expand or enter into new non-real estate business ventures.

We own or invest in businesses that currently or may in the future engage in more diverse and riskier ventures, such as the sale of manufactured homes, the leasing of manufactured homes with an option to purchase, and financing of manufactured home sales on a broader scale (rather than only to customers in our communities), inventory financing, sales of home improvement products, brokerage of manufactured homes, acting as agent for sales of insurance and related products, third-party property management and other non-real estate business ventures that ARC’s management and board of directors determine, using reasonable business judgment, will benefit the Partnership and ARC.

If we seek to enter into new non-real estate business ventures and to grow our existing non-real estate business ventures, we may risk our ability to maintain the REIT status of ARC. In addition, this strategy would expose the holders of our securities to more risk than a business strategy in which our operations are limited to real estate business ventures, because we do not have the same experience in non-real estate business ventures that we do in the ownership and operation of manufactured home communities and the related businesses we conduct.

Certain provisions of Maryland law and ARC’s organizational documents, including the stock ownership limit imposed by its charter, may inhibit market activity in ARC common stock and could prevent or delay a change in control transaction.

ARC’s charter and bylaws, the Partnership’s partnership agreement and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for ARC common stock or otherwise be in the best interest of its stockholders, including supermajority vote and cause requirements for removal of directors and advance notice requirements for director nominations and stockholder proposals.

Pursuant to the provisions of ARC’s charter, no individual, other than Mr. Gerald J. Ford and certain affiliated parties, may beneficially own more than 7.3% (in value or number of shares, whichever is more restrictive) of the outstanding shares of ARC common stock or more than 7.3% in value of our outstanding shares of ARC’s capital stock. These restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in ARC’s best interests to continue to qualify as a REIT. These ownership limits could delay, defer or prevent a change of control or other transaction that might involve a premium price for ARC common stock or otherwise be in the best interest of its stockholders.

ARC’s board of directors has the power to issue additional shares of stock in a manner that may not be in your best interests. ARC’s charter authorizes the board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of stock or the number of shares of stock of any class or series and issue additional common stock, preferred stock or special voting stock. In addition, ARC’s board of directors may classify or reclassify any unissued shares of common stock or preferred stock and may set the preferences, rights and other terms of the classified or reclassified shares. Although the board of directors has no intention to do so at the present time, it could issue additional shares of our special voting stock or establish a series of preferred stock that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for ARC common stock or otherwise be in the best interest of its stockholders.

Our rights and the rights of ARC’s stockholders to take action against its directors and officers are limited.

Maryland law provides that a director or officer has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, ARC’s charter eliminates its directors’ and officers’ liability to ARC and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. ARC’s bylaws require it to indemnify its directors and officers for liability resulting from actions taken by them in those capacities to the maximum extent permitted by Maryland law. As a result, ARC and its stockholders may have more limited rights against its directors and officers than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by ARC’s directors and officers.

Dividends payable by REITs do not generally qualify for the reduced tax rates on qualified dividends.

Until tax years beginning after December 31, 2008, certain qualified dividends payable to individual U.S. stockholders (as such term is defined under “Certain U.S. Federal Income Tax Considerations” below) are taxed at 15%. Generally, dividends payable by REITs will not constitute qualified dividends eligible for the reduced rates. The more favorable rates applicable to regular corporate dividends could cause stockholders who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT corporations that pay dividends, which could adversely affect the market price of the stock of REITs, including ARC common stock.

In addition, the relative attractiveness of investment in real estate in general may be adversely affected by the newly favorable tax treatment given to corporate dividends, which could negatively affect the value of our properties.

Possible legislative or other actions affecting REITs could adversely affect ARC’s stockholders.

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service, or the IRS, and the U.S. Treasury Department. Changes to the tax law (which changes may have retroactive application) could adversely affect ARC’s stockholders. We cannot predict whether, when, in what forms, or with what effective dates, the tax laws applicable to ARC or its stockholders will be changed.

Risks Related to Ownership of the Notes

The notes are effectively subordinated to the Partnership’s existing and future secured indebtedness.

The notes represent the Partnership’s general obligations. Accordingly, holders of the Partnership’s secured indebtedness will have claims that are superior to the claims of holders of the notes to the extent of the value of the assets securing that other indebtedness. As of June 30, 2005, on a pro forma basis, after giving effect to ARC’s proposed sale of up to 79 communities announced on September 21, 2005 and the sale of the notes, the Partnership had approximately $1,049.3 million of outstanding indebtedness, consisting of $926.9 million secured indebtedness, as well as the notes and $25.8 million in trust preferred securities which were each unsecured. See “Affordable Residential Communities LP Selected Consolidated Historical and Pro Forma Financial Data” and “Selected Unaudited Pro Forma Financial Data” for a discussion of the anticipated effect on the Partnership and ARC of these sales and the sale of the notes. In the event of a bankruptcy, liquidation or dissolution, the assets which serve as collateral for any secured indebtedness will be available to satisfy the obligations under the secured indebtedness before any payments are made on the notes. The terms of the indenture governing the notes do not prohibit the Partnership from incurring future indebtedness.

The notes are effectively subordinated to liabilities of the Partnership’s subsidiaries.

The notes are not guaranteed by the Partnership’s subsidiaries and therefore the notes will be effectively subordinated to all indebtedness and other liabilities of its subsidiaries. In the event of a bankruptcy, liquidation or dissolution of a subsidiary, following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to the Partnership. As of June 30, 2005, on a pro forma basis, the Partnership’s subsidiaries had an aggregate of $1,023.5 million of existing indebtedness. The terms of the indenture governing the notes do not prohibit the Partnership’s subsidiaries from incurring future indebtedness.

There are no restrictive covenants in the indenture relating to the Partnership’s ability to incur future indebtedness or complete other financing transactions.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, transactions with affiliates, incurrence of liens or the issuance or repurchase of securities by the Partnership or any of its subsidiaries. The Partnership therefore may incur additional indebtedness, including secured indebtedness that would be effectively senior to the notes to the extent of the value of the assets securing such indebtedness, or indebtedness at the subsidiary level to which the notes would be structurally subordinated. The Partnership cannot assure you that it will be able to generate sufficient cash flow to pay the interest on its indebtedness, including the notes, or that future working capital, borrowings or equity financing will be available to pay or refinance any such indebtedness.

The make whole premium that may be payable upon exchange in connection with specified fundamental changes may not adequately compensate you for the lost option time value of your notes as a result of such fundamental changes.

If you exchange your notes in connection with a specified fundamental change that occurs prior to August 20, 2015 we may be required to issue you additional shares of ARC common stock as a make whole premium (subject to our ability to elect to pay cash or a combination of cash and shares of ARC common stock in lieu of delivering shares of ARC common stock). The make whole payment is described under “Description of Notes—Exchange Rights—Determination of Make Whole Premium.” While the make whole premium is designed to compensate you for the lost option time value of your notes as a result of a specified fundamental change, the make whole amount is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if a specified fundamental change occurs after August 20, 2015, there will be no such make whole premium.

Because your right to require repurchase of the notes is limited, the market price of the notes may decline if we enter into a transaction that is not a fundamental change under the indenture.

The term “fundamental change” is limited and may not include every event that might cause the market price of the notes to decline or result in a downgrade of the credit rating of the notes. The Partnership’s obligation to repurchase the notes upon a fundamental change may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. See “Description of Notes—Repurchase at Option of Holders upon a Fundamental Change.”

If you hold notes, you are not entitled to any rights with respect to the ARC common stock, but you are subject to all changes made with respect to ARC common stock.

If you hold notes, you are not entitled to any rights with respect to the ARC common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on ARC common stock, if any), but you are subject to all changes affecting the ARC common stock. You will only be entitled to rights on the ARC common stock if and when we deliver shares of ARC common stock to you in exchange for your notes. For example, in the event that an amendment is proposed to ARC’s charter requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the ARC common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of ARC common stock.

The Partnership’s ability to repurchase the notes with cash at your option or upon a repurchase event may be limited.

Holders of the notes may require the Partnership to repurchase all or a portion of their notes for cash at specific times and upon the occurrence of specific circumstances involving the events described under “Description of Notes—Repurchase at Option of Holders on Certain Dates” and “Description of Notes—Repurchase at Option of Holders upon a Fundamental Change.” The Partnership cannot assure you that, if required, it would have sufficient cash or other financial resources at that time or would be able to arrange financing to pay the repurchase price of the notes in cash. The Partnership’s ability to repurchase the notes in that event may be limited by law, regulatory authorities, the indenture, the terms of other agreements relating to the Partnership’s indebtedness and indebtedness and agreements that the Partnership may enter into in the future which may replace, supplement or amend our existing or future indebtedness. See “Description of Other Indebtedness.”

The exchange rate of the notes may not be adjusted for all dilutive events.

The exchange rate of the notes is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends on ARC’s common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and certain tender or exchange offers as described under “Description of Notes—Exchange Rights—Exchange Rate Adjustments.” The exchange rate will not be adjusted for other events, such as an issuance of ARC common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or ARC common stock. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the exchange rate, will not occur.

You should consider the U.S. federal income tax consequences of owning the notes.

The U.S. federal income tax treatment of the exchange of the notes into a combination of ARC common stock and cash is uncertain. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from the exchange of notes into a combination of cash and common stock. A discussion of the U.S. federal income tax consequences of ownership of the notes is contained in this prospectus under the heading “Certain U.S. Federal Income Tax Considerations.”

An active trading market for the notes may not develop.

The notes constitute a new issue of securities for which there is no established trading market. The notes currently trade on the PORTAL Market. However, the notes sold under this prospectus will no longer be eligible for trading on the PORTAL Market. We do not intend to list the notes on any national or other securities exchange, or on the Nasdaq National Market. As a result, an active trading market for the notes may not develop. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. Future trading prices of the notes will depend on many factors, including:

•       our operating and financial condition;

•       the interest of securities dealers in making a market; and

•       the market for similar securities.

If a trading market does not develop, you may be required to hold the notes to maturity unless you exchange them for shares of ARC common stock or cash.

We expect that the trading price of the notes will be significantly affected by the trading price of ARC common stock.

Because the notes are exchangeable into shares of ARC common stock, volatility or depressed prices for ARC common stock could have a similar effect on the trading price of the notes and could limit the amount of cash payable upon exchange of the notes. This may result in greater volatility in the trading price of the notes than would be expected for any non-exchangeable debt securities we may issue. Holders who receive ARC common stock upon exchange of the notes will also be subject to the risk of volatility and depressed prices of ARC common stock. For information on the trading prices of ARC common stock see “Price Range of ARC Common Stock.”

An adverse rating of the notes may cause their trading price to fall.

If a rating agency rates the notes, it may assign a rating that is lower than investors’ expectations. Rating agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the notes could significantly decline.

If we elect to satisfy our exchange obligation to holders by paying the cash value of the ARC common stock into which the notes are exchangeable or by a combination of cash and shares of ARC common stock, upon exchange of all or a portion of their notes, holders may not receive any shares of ARC common stock, or they might receive fewer shares of ARC common stock relative to the exchange value of the notes. In addition, there will be a significant delay in settlement, and because the amount of cash and/or ARC common stock that a holder will receive in these circumstances will be based on the sales price of ARC common stock for an extended period between the exchange date and settlement date, holders will bear the market risk with respect to the market price of ARC common stock for such extended period. Finally, our liquidity may be reduced to the extent that we choose to deliver cash rather than shares of ARC common stock upon exchange of the notes.

The failure of our results to meet the estimates of market analysis could adversely affect the trading price of the notes and ARC common stock.

We have not in the past and do not intend to provide estimates of our future financial performance to the investor markets. Certain analysts, however, provide their own estimates of our future financial performance based on their review of our public financial information. In the past, our actual results have been below the expectations of such analysts. In the event our results continue to be less than analyst estimates, the trading price of ARC common stock could be adversely affected, which could, in turn, adversely affect the trading price of the notes.

The accounting treatment of the notes may impact the volatility of ARC common stock.

If certain conversion features of the notes result in those features being considered a derivative embedded in the notes, the associated accounting treatment may cause our non-cash earnings to become more volatile from period to period. Volatility in our earnings may, in turn, affect the trading price of ARC common stock and the notes.

Risks Related to the Securities Markets and Ownership of ARC Common Stock

Additional issuances of equity securities by ARC and exchange of the notes for ARC common stock will dilute the ownership interest of ARC’s existing stockholders, including former note holders who had previously exchanged their notes for common stock.

The exchange of some or all of the notes will dilute the ownership interests of ARC’s existing stockholders, including former note holders who had previously exchanged their notes for common stock. Any sales in the public market of the ARC common stock issuable upon such exchange could adversely affect prevailing trading price of ARC common stock. In addition, the existence of the notes may encourage short selling by market participants because the exchange of the notes could depress the price of ARC common stock.

ARC may issue equity in the future in connection with acquisitions or strategic transactions, to adjust its ratio of debt to equity, including through repayment of outstanding debt, to fund expansion of its operations, upon exchange of the notes, or for other purposes. To the extent ARC issues additional equity securities, the percentage ownership into which the notes being offered in this offering would exchange could be reduced.

ARC’s recent cash distributions to its common and preferred stockholders have exceeded ARC’s operating cash flows.

For the 12 months ended December 31, 2004, and the six months ended June 30, 2005, ARC’s annual cash distribution to its common stockholders and quarterly distributions to its preferred stockholders and the Partnership’s distributions to its limited partners have exceeded our operating cash flows. We funded these distributions from a combination of operating cash flows, cash generated from senior fixed and variable rate mortgage debt incurred in connection with the completion of the IPO of ARC in February 2004, other borrowings, and sales of assets. On May 23, 2005, ARC announced that its board of directors declared a quarterly cash dividend of $0.1875 per share of ARC common stock payable to stockholders of record on June 30, 2005.

Unless operating cash flows increase substantially, we will be required to (1) reduce or eliminate the cash distributions or (2) fund future cash distributions to ARC’s stockholders or the Partnership’s limited partners from other borrowings, sales of some of our properties, and/or other available financing sources or ARC will have to reduce such distributions. If we use working capital or proceeds from such other borrowings, sales of some of ARC’s properties, or other available financing sources to fund these distributions, this will reduce the availability of these funds for other purposes, including repurchase of the notes and the purchase of homes necessary to implement our programs for increasing occupancy. This could adversely affect our financial condition and results from operations and ability to expand our business and further fund our operating and growth initiatives, any of which could adversely affect the market price of the notes and ARC common stock. On September 21, 2005, ARC’s board of directors announced that it had eliminated the quarterly dividend on ARC’s common stock for the quarter ending September 30, 2005.

An increase in interest rates may have an adverse effect on the price of ARC common stock.

One of the factors that may influence the price of ARC common stock in the public market will be the annual distributions to stockholders relative to the prevailing market price of ARC common stock. An increase in market interest rates, which are currently at low levels relative to historical rates, could lead current and prospective holders of ARC common stock to generally expect a higher dividend yield on their investments, including such stock. Under such circumstances, maintaining, decreasing or not appropriately increasing our current level of dividends on ARC common stock would likely adversely affect the market price for ARC common stock and potentially the market price of the notes.

ARC’s common stock price may experience substantial volatility, which may affect your ability, following any exchange, to sell ARC common stock at an advantageous price and could impact the market price, if any, of the notes.

The market price of ARC common stock has been and may continue to be volatile. For example, the market price of ARC common stock on the New York Stock Exchange has fluctuated for the period from October 21, 2004 to October 21, 2005 between $15.12 per share and $9.33 per share and may continue to fluctuate. Therefore, the volatility may affect your ability to sell ARC common stock at an advantageous price. In addition, this may result in greater volatility in the market price, if any, of the notes than would be expected for non-exchangeable debt securities. Market price fluctuations in ARC common stock may be due to acquisitions, dispositions or other material public announcements, including those regarding dividends or changes in management, along with a variety of additional factors including, without limitation, other risks identified in “Risk Factors” and “Special Note Regarding Forward-looking Statements.” In addition, the stock markets in general, including the New York Stock Exchange, recently have experienced extreme price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often have been unrelated or disproportionate to changes in operating performance. These broad market fluctuations may adversely affect the market price of ARC common stock, and the market price of the notes.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the notes or the underlying common stock by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following financial ratios measure our ability to repay interest from our earnings. Earnings were computed by adding fixed charges (adjusted for capitalized interest) to net loss from continuing operations. Fixed charges consist of interest costs and amortization of debt issuance costs. Pro forma results reflect the effect of the discontinued operations resulting from the proposed sale of the 79 communities, (in thousands).

	Pro Forma		Pro Forma
	Six Months	Six Months	Year
	Ended	Ended	Ended	Year Ended
	June 30,	June 30,	December 31,	December 31,
	2005	2005	2004	2004	2003	2002	2001	2000
Earnings:
Net loss from continuing operations	$(27,523)	$(30,384)	$(83,527)	$(84,913)	$(43,267)	$(48,109)	$(13,949)	$(13,975)
Add:
Fixed charges	36,364	36,364	67,159	67,159	62,041	48,164	16,818	14,422
Less capitalized interest	(485)	(485)	(3,070)	(3,070)	—	—	—	—
Add amortization of capitalized interest	160	160	131	131	—	—	—	—
Net loss from continuing operations plus fixed charges adjusted for capitalized interest	8,516	5,655	(19,307)	(20,693)	18,774	55	2,869	447
Fixed charges:
Interest expense (including interest in discontinued operations)	32,074	32,074	58,011	58,011	58,256	43,887	14,714	13,067
Capitalized interest	485	485	3,070	3,070	—	—	—	—
Amortization of debt issuance costs	3,772	3,772	5,952	5,952	3,213	4,129	1,896	1,212
Interest factor included in rental expense(1)	33	33	126	126	572	148	208	143
Total fixed charges	36,364	36,364	67,159	67,159	62,041	48,164	16,818	14,422
Deficiency in achieving a 1:1 coverage ratio	$27,848	$30,709	$86,466	$87,852	$43,267	$48,109	$13,949	$13,975

(1)    Equal to 1/3 of rent expense, which is an approximation of the interest portion of rent expense.

PRICE RANGE OF ARC COMMON STOCK

The shares of ARC common stock are listed and traded on the New York Stock Exchange under the symbol “ARC.” ARC’s common stock began trading on February 18, 2004, following its IPO. Set forth below, for the applicable periods indicated, are the high and low closing sale prices per share of ARC common stock as reported by the New York Stock Exchange.

	High	Low
2004
First quarter	$18.98	$18.29
Second quarter	$18.67	$14.57
Third quarter	$16.94	$14.60
Fourth quarter	$14.95	$12.48
2005
First quarter	$14.03	$11.85
Second quarter	$13.62	$12.00
Third quarter	$13.65	$9.84
Fourth quarter (through October 21, 2005)	$10.10	$9.48

On October 21, 2005, the last reported closing sale price of ARC common stock on the New York Stock Exchange was $9.81 per share.

CAPITALIZATION

The following table sets forth the capitalization of the Partnership as of June 30, 2005 (in thousands):

•       on a historical actual basis; and

•       on a pro forma basis to reflect the sale of the notes and the use of proceeds therefrom, and the debt reclassification to liabilities related to assets held for sale as a result of the community sales.

	Historical	Offering	Discontinued Operations	Pro Forma
Cash	$19,616	$92,519	$—	$112,135
Long-term debt:
Senior fixed rate mortgage due 2009	$98,926	$—	$(15,859)	$83,067
Senior fixed rate mortgage due 2012	302,325	—	(26,047)	276,278
Senior fixed rate mortgage due 2014	211,921	—	(22,399)	189,522
Various individual fixed rate mortgages due 2005 to 2031	153,074	—	(31,433)	121,641
Senior variable rate mortgage due 2006(1)	140,468	—	(31,948)	108,520
Revolving credit mortgage facility due 2006	58,764	—	—	58,764
Trust preferred securities due 2035 (due to ARC)	25,780	—	—	25,780
Senior Exchangeable Notes due 2025	—	96,600	—	96,600
Consumer finance facility due 2008	9,369	—	—	9,369
Lease receivable facility due 2007	42,100	—	—	42,100
Floorplan line of credit due 2007	43,945	—	(8,578)	35,367
Other loans	2,332	—	—	2,332
Total debt	1,089,004	96,600	(136,264)	1,049,340
Capital:
Partners’ capital
Preferred partnership units	144,250	—	—	144,250
Common partnership units:
General partner	486,112	—	(32,908)	453,204
Limited partners	26,298	—	(1,816)	24,482
Total partners’ capital	656,660	—	(34,724)	621,936
Total capitalization	$1,745,664	$96,600	$(170,988)	$1,671,276

(1)    The senior variable rate mortgage due 2006 may be extended for three additional 12-month periods at our option, and subject to certain conditions.

AFFORDABLE RESIDENTIAL COMMUNITIES LP

SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

As used in this section, the terms “we,” “us,” “our,” “the Partnership” refer to the Partnership and not to any of its subsidiaries. The term “ARC” refers to Affordable Residential Communities Inc. and not any of its subsidiaries.

The following table shows our selected consolidated historical and pro forma financial data for the periods indicated. You should read our selected consolidated historical and pro forma financial data, together with the notes thereto, in conjunction with the more detailed information contained in our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus.

Our historical consolidated balance sheet data as of December 31, 2004 and 2003 and our consolidated statement of operations data for the years ended December 31, 2004, 2003, and 2002 have been derived from our audited historical financial statements included elsewhere in this prospectus. Our historical consolidated balance sheet information as of June 30, 2005 and our consolidated statement of operations information for the six months ended June 30, 2005 and 2004 have been derived from our unaudited consolidated financial statements. In the opinion of our management, our historical consolidated balance sheet and statement of operations as of and for the six months ended June 30, 2005 and 2004, respectively, include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. Our results of operations for the interim period ended June 30, 2005 are not necessarily indicative of the result to be obtained for the full fiscal year.

Our unaudited pro forma consolidated financial data as of and for the six months ended June 30, 2005 and for the year ended December 31, 2004 have been derived from the unaudited pro forma financial statements included elsewhere in this prospectus. Our pro forma condensed consolidated balance sheet data reflects adjustments to our historical financial data to give effect to the proposed sale of 79 communities announced on September 21, 2005, as well as the sale of our 7 1/2% Senior Exchangeable Notes due 2025, as if the sale of all communities and the sale of the notes had both occurred on June 30, 2005. Our pro forma condensed consolidated statements of operations data reflects adjustments to our historical financial data to give effect to the discontinued operations resulting from the proposed sale of the 79 communities, as if the sales had occurred at the beginning of the periods presented. We have based our unaudited pro forma adjustments upon available information and assumptions that we consider reasonable. Our unaudited pro forma condensed consolidated financial information is not necessarily indicative of what our actual financial position or results of operations would have been as of the date and for the periods indicated, nor does it purport to represent our future financial position or results of operations.

Selected Consolidated Historical and Pro Forma Financial Data

(in thousands, except per unit data)

	Pro Forma Six Months Ended	Six Months Ended		Pro Forma Year Ended
	June 30,	June 30,		December 31,	Year Ended December 31,
	2005	2005	2004(3)	2004	2004(3)	2003	2002(1)	2001	2000
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Statement of Operations Data:
Revenue
Rental income	$83,142	$102,224	$86,210	$151,431	$187,267	$125,915	$92,610	$35,024	$22,605
Sales of manufactured homes	20,957	26,278	2,789	12,275	15,221	21,681	31,942	—	—
Utility and other income	9,231	11,481	9,097	15,746	20,065	15,599	11,942	2,525	1,370
Net consumer finance interest income (expense)	205	205	(40)	(102)	104	—	—	—	—
Total revenue	113,535	140,188	98,056	179,350	222,657	163,195	136,494	37,549	23,975
Expenses
Property operations	31,177	40,363	30,234	58,823	75,150	44,295	33,341	10,742	6,095
Real estate taxes	7,027	8,698	7,390	13,327	16,621	10,247	6,633	2,432	1,373
Cost of manufactured homes sold	18,699	24,405	2,365	14,692	18,267	18,357	25,826	—	—
Retail home sales, finance, insurance and other operations	7,317	7,317	2,079	8,198	8,198	7,382	8,582	—	—
Property management	4,759	4,759	3,054	7,127	7,127	5,527	4,105	2,491	2,436
General and administrative	11,618	11,618	19,099	29,361	29,361	16,855	13,087	9,047	7,173
Initial public offering costs	—	—	4,417	4,417	4,417	—	—	—	—
Early termination of debt	—	—	13,427	16,685	16,685	—	—	—	—
Depreciation and amortization	33,081	42,255	32,152	57,761	72,014	46,467	37,058	14,943	9,974
Real estate and retail home asset impairment	—	—	—	3,358	3,591	1,385	—	—	—
Goodwill impairment	—	—	—	863	863	—	13,557	—	—
Interest expense	28,007	31,817	27,209	49,862	56,892	57,386	43,804	14,714	13,067
Total expenses	141,685	171,232	141,426	264,474	309,186	207,901	185,993	54,369	40,118
Interest income	(627)	(660)	(792)	(1,597)	(1,616)	(1,439)	(1,390)	(2,871)	(2,168)
Net loss from continuing operations	(27,523)	(30,384)	(42,578)	(83,527)	(84,913)	(43,267)	(48,109)	(13,949)	(13,975)
Income (loss) from discontinued operations	—	1,000	795	—	1,915	31	1,040	819	(149)
Gain (loss) on sale of discontinued operations	—	(678)	—	—	(8,549)	3,333	—	—	—
Net loss		(30,062)	(41,783)		(91,547)	(39,903)	(47,069)	(13,130)	(14,124)
Preferred unit distributions	(5,942)	(5,942)	(3,810)	(9,752)	(9,752)	—	—	—	—
Net loss attributable to common unitholders		$(36,004)	$(45,593)		$(101,299)	$(39,903)	$(47,069)	$(13,130)	$(14,124)
Net loss attributable to common unitholders from continuing operations	$(33,465)			$(93,279)
Net loss per common partnership unit from continuing operations	$(0.77)	$(0.84)	$(1.24)	$(2.31)	$(2.34)	$(2.20)	$(2.94)	$(1.54)	$(2.17)
Income (loss) per common partnership unit from discontinued operations		0.01	0.02		(0.17)	0.17	0.06	0.09	(0.02)
Net loss per common partnership unit		$(0.83)	$(1.22)		$(2.51)	$(2.03)	$(2.88)	$(1.45)	$(2.19)
Weighted average units outstanding	43,262	43,262	37,531	40,413	40,413	19,699	16,353	9,062	6,441
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities		$989	$18,971		$27,034	$10,689	$14,281	$6,626	$(3,177)
Investing activities		(39,170)	(576,814)		(607,615)	(47,693)	(137,473)	(104,638)	(91,185)
Financing activities		17,995	578,954		593,757	25,389	137,787	84,340	111,976
Non-GAAP Financial Measures:
Funds from operations available to common partnership unitholders(2)	$2,211	$2,211	$(13,787)	$(24,818)	$(24,818)	$1,495	$(13,202)	$2,216	$(3,296)
EBITDA, as adjusted(2)	32,938	43,028	29,418	43,405	63,516	60,532	44,920	12,837	6,898
Cash Distributions Declared Per Unit:
Series A preferred unit distributions		$1.03	$0.93		$1.97	$—	$—	$—	$—
Series B and C preferred unit distributions		0.78	—		0.78	—	—	—	—
Common unit distributions		0.50	0.46		1.09	—	—	—	—

	Pro Forma June 30,	June 30,	December 31,
	2005	2005	2004(3)	2003	2002(1)	2001	2000
	(unaudited)	(unaudited)
Balance sheet data (at period end):
Rental and other property, net	$1,294,134	$1,587,040	$1,532,780	$863,515	$854,445	$335,387	$260,161
Cash and cash equivalents	112,135	19,616	39,802	26,626	38,241	23,668	37,340
Loan reserves and restricted cash	35,411	35,453	31,019	46,083	52,710	11,981	19,350
Total assets	1,866,662	1,804,786	1,813,232	1,126,069	1,136,737	429,979	343,175
Notes payable and preferred interest	1,049,340	1,089,004	1,001,622	773,394	736,819	238,034	186,465
Total liabilities	1,244,726	1,148,126	1,097,293	817,852	788,617	271,143	204,908
Partners’ capital	621,936	656,660	715,939	308,217	348,120	158,836	138,267
Other Data (at period end):
Total communities	237	315	315	199	209	83	63
Total homesites	49,648	62,942	63,661	37,552	36,805	15,941	11,861
Occupancy	86.3%	84.5%	81.5%	85.7%	89.9%	90.7%	88.7%

(1)             Financial data for the year ended December 31, 2002 reflects the effects of ARC’s reorganization from May 2, 2002, the date of completion of the reorganization, through period end. We accounted for the reorganization under the purchase method of accounting.

(2)             Investors in and analysts following the real estate industry use funds from operations, or FFO, and earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted, as supplemental performance measures. While we believe that net income (as defined in GAAP) is the most appropriate measure, we also believe that FFO and EBITDA, as adjusted, are widely used by and relevant to investors, analysts and lenders and are appropriate supplemental measures. FFO reflects the assumption that real estate values rise or fall with market conditions and principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. In addition, FFO and EBITDA, as adjusted, are commonly used by the Company in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

FFO is defined by the National Association of Real Estate Investment Trusts, or NAREIT, as “net income, computed in accordance with generally accepted accounting principles, or GAAP, excluding gains (or losses) from sales of property, plus rental property depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.”  Industry analysts consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT primarily because the computation of FFO excludes historical cost depreciation as an expense and thereby facilitates the comparison of REITs which have different cost bases in their assets. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, whereas real estate values have instead historically risen or fallen based upon market conditions. FFO does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. Please see the Reconciliation of Net Income to Funds from Operations set forth below.

EBITDA, as adjusted is defined as net loss attributable to common partnership unitholders adjusted to exclude preferred stock distributions, income from discontinued operations, interest income, interest expense, depreciation and amortization, impairment charges, and early termination of debt expenses.

FFO and EBITDA, as adjusted, do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on indebtedness and payment of dividends and distributions. FFO and EBITDA, as adjusted, should not be considered as substitutes for net income (calculated in accordance with GAAP), as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO and EBITDA, as adjusted, as calculated by the company may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT.

(3)             Financial data for the year ended 2004 reflects the effects of (a) the ARC IPO, financing transactions and Hometown Communities Acquisition that we completed on February 18, 2004; and (b) the acquisition of the D.A.M. communities we acquired on June 30, 2004 and other community acquisitions.

The following table presents the reconciliation of net loss from continuing operations computed in accordance with GAAP to FFO available to common partnership unitholders (in thousands).

	Pro Forma			Pro Forma
	Six Months			Year
	Ended June 30,	Six Months Ended June 30,		Ended December 31,	Year Ended December 31,
	2005	2005	2004(1)	2004(1)(2)	2004(1)(2)	2003(3)	2002(4)	2001	2000
Reconcilation of FFO:
Net loss from continuing operations	$(27,523)	$(30,384)	$(42,578)	$(83,527)	$(84,913)	$(43,267)	$(48,109)	$(13,949)	$(13,975)
Plus:
Depreciation and amortization	33,081	42,255	32,152	57,761	72,014	46,467	37,058	14,943	9,974
Income from discontinued operations	(1,861)	1,000	795	529	1,915	31	1,040	819	(149)
Depreciation and amortization from discontinued operations	9,179	5	1,825	17,387	3,134	2,589	1,957	2,536	2,247
Less:
Amortization of loan origination fees	(3,772)	(3,772)	(1,722)	(5,952)	(5,952)	(3,213)	(4,129)	(1,896)	(1,212)
Depreciation expense on furniture, equipment and vehicles	(951)	(951)	(449)	(1,264)	(1,264)	(1,112)	(1,019)	(237)	(181)
FFO	8,153	8,153	(9,977)	(15,066)	(15,066)	1,495	(13,202)	2,216	(3,296)
Less preferred unit distributions	(5,942)	(5,942)	(3,810)	(9,752)	(9,752)	—	-—	—	—
FFO available to common partnership unitholders	$2,211	$2,211	$(13,787)	$(24,818)	$(24,818)	$1,495	$(13,202)	$2,216	$(3,296)

(1)    FFO for the six months ended June 30, 2004 and the year ended December 31, 2004 (actual and pro forma) includes $27.9 million of costs related to ARC’s IPO, financing transactions and the Hometown acquisition.

(2)    FFO for the year ended December 31, 2004 (actual and pro forma) includes charges for the following: (i) retail losses of $11.2 million related to sales of older vacant homes sold during the fourth quarter at discounts to their original costs and marketing and promotion costs both incurred to drive occupancy, help establish and drive our Hispanic marketing initiative and reduce future repairs and maintenance costs in our rental home portfolio; (ii) $3.0 million of impairment charges related to older vacant rental homes we expect to sell in 2005 at prices less than their carrying value in order to continue to drive occupancy in specific markets and reduce repairs and maintenance costs in our rental home portfolio; (iii) $0.9 million of goodwill impairment related to our insurance business; (iv) $1.0 million of severance costs primarily related to the fourth quarter resignation of our chief operating officer; (v) approximately $500,000 of impairment charges related to three communities; and (vi) approximately $500,000 related to property damage sustained during the hurricanes that occurred in the third quarter in the Southeast United States.

(3)    FFO for the year ended December 31, 2003 includes a charge of $1.4 million for retail home sales asset impairment and other expense and a charge of approximately $864,000 for the cost of vacating unused office space and $337,000 in executive severance.

(4)    FFO for the year ended December 31, 2002 includes charges incurred in the reorganization in connection with the repayment of debt including $1.9 million for exit fees and $1.6 million for the write off of unamortized loan costs, and includes a charge of $13.6 million to write off goodwill associated with our retail home sales and insurance businesses.

For more details, see our consolidated financial statements for the years ended December 31, 2004, 2003 and 2002.

The following table presents the reconciliation of our net loss attributable to common partnership unitholders computed in accordance with GAAP to EBITDA, as adjusted (in thousands).

	Pro Forma Six Months Ended June 30,	Six Months Ended June 30,		Pro Forma Year Ended December 31,	Year Ended December 31,
	2005(1)	2005	2004	2004(1)	2004	2003	2002	2001	2000
Reconciliation of EBITDA:
Net loss attributable to common partnership unitholders	$(33,465)	$(36,004)	$(45,593)	$(93,279)	$(101,299)	$(39,903)	$(47,069)	$(13,130)	$(14,124)
Plus:
Preferred partnership unit distributions	5,942	5,942	3,810	9,752	9,752	—	—	—	—
(Income) loss from discontinued operations	—	(322)	(795)	—	6,634	(3,364)	(1,040)	(819)	149
Interest expense	28,007	31,817	27,209	49,862	56,892	57,386	43,804	14,714	13,067
Depreciation and amortization	33,081	42,255	32,152	57,761	72,014	46,467	37,058	14,943	9,974
Early termination of debt	—	—	13,427	16,685	16,685	—	—	—	—
Real estate and retail home asset impairment	—	—	—	3,358	3,591	1,385	—	—	—
Goodwill impairment	—	—	—	863	863	—	13,557	—	—
Less:
Interest income	(627)	(660)	(792)	(1,597)	(1,616)	(1,439)	(1,390)	(2,871)	(2,168)
EBITDA, as adjusted	$32,938	$43,028	$29,418	$43,405	$63,516	$60,532	$44,920	$12,837	$6,898

(1)    Net loss attributable to common partnership unitholders excludes income or loss from discontinued operations and any gains or losses from the sale of discontinued operations.

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

As used in this section, the terms “we,” “us,” “our,” “the Partnership” refer to the Partnership and not to any of its subsidiaries. The term “ARC” refers to Affordable Residential Communities Inc. and not any of its subsidiaries.

The following unaudited pro forma condensed consolidated financial information of the Partnership and ARC as of and for the six months ended June 30, 2005 and for the three years ended December 31, 2004, 2003 and 2002 have been derived from the historical financial statements included elsewhere and incorporated by reference in this prospectus.

The pro forma condensed consolidated balance sheets reflect adjustments to the Partnership’s and ARC’s historical financial data to give effect to the proposed sale of 79 communities announced on September 21, 2005, as well as the sale of the Partnership’s 7 1/2% Senior Exchangeable Notes due 2025, as if the sale of all communities and the sale of the notes had both occurred on June 30, 2005.

The pro forma condensed consolidated statements of operations reflect adjustments to the Partnership’s and ARC’s historical financial data to give effect to the discontinued operations resulting from the proposed sale of the 79 communities as if the sales had occurred at the beginning of the periods presented.

The unaudited pro forma adjustments are based upon available information and assumptions that the Partnership and ARC consider reasonable. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the actual financial position or results of operations would have been as of the date and for the periods indicated, nor does it purport to represent the future financial position or results of operation of either the Partnership or ARC.

You should read the unaudited pro forma condensed consolidated financial information, together with the notes thereto, in conjunction with the more detailed information contained in the financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Partnership and ARC included and incorporated by reference in this prospectus.

Affordable Residential Communities LP

Unaudited Pro Forma Condensed Consolidated Balance Sheet

At June 30, 2005

(in thousands)

	June 30, 2005
			Discontinued
	Historical	Offering	Operations		Pro Forma
Assets
Rental and other property, net	$1,587,040	$—	$(292,906)		$1,294,134
Assets held for sale	3,368	—	279,254		282,622
Cash and cash equivalents	19,616	92,519	—		112,135
Tenant notes and other receivables, net	32,826	—	(488)		32,338
Inventory	307	—	(5)		302
Loan origination costs, net	14,510	4,081	(1,782)		16,809
Loan reserves	35,453	—	(42)		35,411
Goodwill	85,264	—	(15,490)		69,774
Lease intangibles and customer relationships, net	16,087	—	(2,981)		13,106
Prepaid expenses and other assets	10,315	—	(284)		10,031
Total assets	$1,804,786	$96,600	$(34,724)		$1,866,662
Liabilities and Partners’ Capital
Notes payable	$1,089,004	$96,600	$(136,264)		$1,049,340
Liabilities related to assets held for sale	2,656	—	142,477		145,133
Accounts payable and accrued expenses	31,273	—	(3,261)		28,012
Dividends payable	10,084	—	—		10,084
Tenant deposits and other liabilities	15,109	—	(2,952)		12,157
Total liabilities	1,148,126	96,600	—		1,244,726
Partners’ capital
Preferred partnership units	144,250	—	—		144,250
Common partnership units:
General partner	486,112	—	(32,908)		453,204
Limited partners	26,298	—	(1,816)		24,482
Total partners’ capital	656,660	—	(34,724	)(1)	621,936
Total liabilities and partners’ capital	$1,804,786	$96,600	$(34,724)		$1,866,662

(1)    Reflects a loss on the sales of certain of the 79 communities included in assets held for sale of $34.7 million. This loss is non-recurring and therefore was excluded from the pro forma condensed consolidated statements of operations. Excludes expected gains on sales of certain of the 79 communities which will be recognized upon closing of the sales.

Affordable Residential Communities LP

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2005

(in thousands, except per unit data)

	Six Months Ended June 30, 2005
	Historical	Discontinued Operations(1)	Pro Forma
Revenue
Rental income	$102,224	$(19,082)	$83,142
Sales of manufactured homes	26,278	(5,321)	20,957
Utility and other income	11,481	(2,250)	9,231
Net consumer finance interest income	205	—	205
Total revenue	140,188	(26,653)	113,535
Expenses
Property operations	40,363	(9,186)	31,177
Real estate taxes	8,698	(1,671)	7,027
Cost of manufactured homes sold	24,405	(5,706)	18,699
Retail home sales, finance and insurance	7,317	—	7,317
Property management	4,759	—	4,759
General and administrative	11,618	—	11,618
Depreciation and amortization	42,255	(9,174)	33,081
Interest expense	31,817	(3,810)	28,007
Total expenses	171,232	(29,547)	141,685
Interest income	(660)	33	(627)
Loss from continuing operations	(30,384)	2,861	(27,523)
Preferred unit distributions	(5,942)	—	(5,942)
Net loss attributable to common partnership unitholders from continuing operations	$(36,326)	$2,861	$(33,465)
Loss per unit from continuing operations	$(0.84)	$0.07	$(0.77)
Weighted average units outstanding	43,262	—	43,262

(1)    Represents the recasting of the results of 79 communities from continuing operations to discontinued operations as if the communities had been sold as of the beginning of the period.

Affordable Residential Communities LP

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2004

(in thousands, except per unit data)

	Year Ended December 31, 2004
	Historical	Discontinued Operations(1)	Pro Forma
Revenue
Rental income	$187,267	$(35,836)	$151,431
Sales of manufactured homes	15,221	(2,946)	12,275
Utility and other income	20,065	(4,319)	15,746
Net consumer finance interest income (expense)	104	(206)	(102)
Total revenue	222,657	(43,307)	179,350
Expenses
Property operations	75,150	(16,327)	58,823
Real estate taxes	16,621	(3,294)	13,327
Cost of manufactured homes sold	18,267	(3,575)	14,692
Retail home sales, finance and insurance	8,198	—	8,198
Property management	7,127	—	7,127
General and administrative	29,361	—	29,361
Initial public offering related costs	4,417	—	4,417
Early termination of debt	16,685	—	16,685
Depreciation and amortization	72,014	(14,253)	57,761
Real estate and retail home asset impairment	3,591	(233)	3,358
Goodwill impairment	863	—	863
Interest expense	56,892	(7,030)	49,862
Total expenses	309,186	(44,712)	264,474
Interest income	(1,616)	19	(1,597)
Loss from continuing operations	(84,913)	1,386	(83,527)
Preferred unit distributions	(9,752)	—	(9,752)
Net loss attributable to common partnership unitholders from continuing operations	$(94,665)	$1,386	$(93,279)
Loss per unit from continuing operations	$(2.34)	$0.03	$(2.31)
Weighted average units outstanding	40,413	—	40,413

(1)    Represents the recasting of the results of 79 communities from continuing operations to discontinued operations as if the communities had been sold as of the beginning of the period.

Affordable Residential Communities LP
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2003
(in thousands, except per unit data)

	Year Ended December 31, 2003
		Discontinued
	Historical	Operations(1)	Pro Forma
Revenue
Rental income	$125,915	$(23,910)	$102,005
Sales of manufactured homes	21,681	—	21,681
Utility and other income	15,599	(2,944)	12,655
Total revenue	163,195	(26,854)	136,341
Expenses
Property operations	44,295	(9,954)	34,341
Real estate taxes	10,247	(1,950)	8,297
Cost of manufactured homes sold	18,357	(18)	18,339
Retail home sales, finance and insurance	7,382	—	7,382
Property management	5,527	—	5,527
General and administrative	16,855	—	16,855
Depreciation and amortization	46,467	(9,733)	36,734
Real estate and retail home asset impairment	1,385	—	1,385
Interest expense	57,386	(4,687)	52,699
Total expenses	207,901	(26,342)	181,559
Interest income	(1,439)	5	(1,434)
Net loss attributable to common partnership unitholders from continuing operations	$(43,267)	$(517)	$(43,784)
Loss per unit from continuing operations	$(2.20)	$(0.03)	$(2.23)
Weighted average units outstanding	19,699	—	19,699

(1)    Represents the recasting of the results of 79 communities from continuing operations to discontinued operations as if the communities had been sold as of the beginning of the period.

Affordable Residential Communities LP
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2002
(in thousands, except per unit data)

	Year Ended December 31, 2002
		Discontinued
	Historical	Operations(1)	Pro Forma
Revenue
Rental income.	$92,610	$(19,581)	$73,029
Sales of manufactured homes	31,942	—	31,942
Utility and other income	11,942	(2,119)	9,823
Total revenue	136,494	(21,700)	114,794
Expenses
Property operations	33,341	(8,096)	25,245
Real estate taxes	6,633	(1,549)	5,084
Cost of manufactured homes sold.	25,826	—	25,826
Retail home sales, finance and insurance.	8,582	—	8,582
Property management	4,105	—	4,105
General and administrative.	13,087	—	13,087
Depreciation and amortization	37,058	(7,127)	29,931
Real estate and retail home asset impairment	13,557	—	13,557
Interest expense.	43,804	(728)	43,076
Total expenses.	185,993	(17,500)	168,493
Interest income	(1,390)	12	(1,378)
Net loss attributable to common partnership unitholders from continuing operations.	$(48,109)	$(4,212)	$(52,321)
Loss per unit from continuing operations	$(2.94)	$(0.26)	$(3.20)
Weighted average units outstanding	16,353	—	16,353

(1)    Represents the recasting of the results of 79 communities from continuing operations as if the communities had been sold as of the beginning of the period.

Affordable Residential Communities Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
At June 30, 2005
(in thousands, except share data)

	June 30, 2005
			Discontinued
	Historical	Offering	Operations		Pro Forma
Assets
Rental and other property, net	$1,587,040	$—	$(292,906)		$1,294,134
Assets held for sale	3,368	—	279,254		282,622
Cash and cash equivalents	19,616	92,519	—		112,135
Tenant notes and other receivables, net	32,826	—	(488)		32,338
Inventory	307	—	(5)		302
Loan origination costs, net	14,510	4,081	(1,782)		16,809
Loan reserves	35,453	—	(42)		35,411
Goodwill	85,264	—	(15,490)		69,774
Lease intangibles and customer relationships, net	16,087	—	(2,981)		13,106
Prepaid expenses and other assets	10,315	—	(284)		10,031
Total assets	$1,804,786	$96,600	$(34,724)		$1,866,662
Liabilities and Stockholders’ Equity
Notes payable	$1,089,004	$96,600	$(136,264)		$1,049,340
Liabilities related to assets held for sale	2,656	—	142,477		145,133
Accounts payable and accrued expenses	31,273	—	(3,261)		28,012
Dividends payable	10,084	—	—		10,084
Tenant deposits and other liabilities	15,109	—	(2,952)		12,157
Total liabilities	1,148,126	96,600	—		1,244,726
Minority interest	51,440	—	(1,816)		49,624
Commitments and contingencies
Stockholders’ equity
Preferred stock, no par value, 5,000,000 shares authorized, 5,000,000 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively; liquidation preference of $25 per share plus accrued but unpaid dividends	119,108	—	—		119,108
Common stock, $.01 par value, 100,000,000 shares authorized, 40,955,729 and 40,874,061 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	410	—	—		410
Additional paid-in capital	791,922	—	—		791,922
Unearned compensation	(939)	—	—		(939)
Accumulated other comprehensive income	1,206	—	—		1,206
Retained deficit	(306,487)	—	(32,908	)(1)	(339,395)
Total stockholders’ equity	605,220	—	(32,908)		572,312
Total liabilities and stockholders’ equity	$1,804,786	$96,600	$(34,724)		$1,866,662

(1)    Reflects a loss on the sales of certain of the 79 communities included in assets held for sale of $34.7 million net of minority interest. This loss is non-recurring and therefore was excluded from the pro forma condensed consolidated statements of operations. Excludes expected gains on sales of certain of the 79 communities which will be recognized upon closing of the sales.

Affordable Residential Communities Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2005
(in thousands, except per share data)

	Six Months Ended June 30, 2005
		Discontinued
	Historical	Operations(1)	Pro Forma
Revenue
Rental income	$102,224	$(19,082)	$83,142
Sales of manufactured homes	26,278	(5,321)	20,957
Utility and other income	11,481	(2,250)	9,231
Net consumer finance interest income	205	—	205
Total revenue	140,188	(26,653)	113,535
Expenses
Property operations	40,363	(9,186)	31,177
Real estate taxes	8,698	(1,671)	7,027
Cost of manufactured homes sold	24,405	(5,706)	18,699
Retail home sales, finance and insurance	7,317	—	7,317
Property management	4,759	—	4,759
General and administrative	11,618	—	11,618
Depreciation and amortization	42,255	(9,174)	33,081
Interest expense	31,817	(3,810)	28,007
Total expenses	171,232	(29,547)	141,685
Interest income	(660)	33	(627)
Loss before allocation to minority interest	(30,384)	2,861	(27,523)
Minority interest	1,170	(190)	980
Net loss from continuing operations	(29,214)	2,671	(26,543)
Preferred stock dividend	(5,156)	—	(5,156)
Net loss attributable to common stockholders from continuing operations	$(34,370)	$2,671	$(31,699)
Loss per share from continuing operations	$(0.84)	$0.07	$(0.77)
Weighted average shares outstanding	40,869	—	40,869

(1)             Represents the recasting of the results of 79 communities from continuing operations as if the communities had been sold as of the beginning of the period.

Affordable Residential Communities Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2004
(in thousands, except per share data)

	Year Ended December 31, 2004
		Discontinued
	Historical	Operations(1)	Pro Forma
Revenue
Rental income	$187,267	$(35,836)	$151,431
Sales of manufactured homes	15,221	(2,946)	12,275
Utility and other income	20,065	(4,319)	15,746
Net consumer finance interest income (expense)	104	(206)	(102)
Total revenue	222,657	(43,307)	179,350
Expenses
Property operations	75,150	(16,327)	58,823
Real estate taxes	16,621	(3,294)	13,327
Cost of manufactured homes sold	18,267	(3,575)	14,692
Retail home sales, finance and insurance	8,198	—	8,198
Property management	7,127	—	7,127
General and administrative	29,361	—	29,361
Initial public offering related costs	4,417	—	4,417
Early termination of debt	16,685	—	16,685
Depreciation and amortization	72,014	(14,253)	57,761
Real estate and retail home asset impairment	3,591	(233)	3,358
Goodwill impairment	863	—	863
Interest expense	56,892	(7,030)	49,862
Total expenses	309,186	(44,712)	264,474
Interest income	(1,616)	19	(1,597)
Loss before allocation to minority interest	(84,913)	1,386	(83,527)
Minority interest	5,471	(66)	5,405
Net loss from continuing operations	(79,442)	1,320	(78,122)
Preferred stock dividend	(8,966)	—	(8,966)
Net loss attributable to common stockholders from continuing operations	$(88,408)	$1,320	$(87,088)
Loss per share from continuing operations	$(2.33)	$0.03	$(2.30)
Weighted average shares outstanding	37,967	—	37,967

(1)             Represents the recasting of the results of 79 communities from continuing operations as if the communities had been sold as of the beginning of the period.

Affordable Residential Communities Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2003
(in thousands, except per share data)

	Year Ended December 31, 2003
		Discontinued
	Historical	Operations(1)	Pro Forma
Revenue
Rental income	$125,915	$(23,910)	$102,005
Sales of manufactured homes	21,681	—	21,681
Utility and other income	15,599	(2,944)	12,655
Total revenue	163,195	(26,854)	136,341
Expenses
Property operations	44,366	(9,954)	34,412
Real estate taxes	10,247	(1,950)	8,297
Cost of manufactured homes sold	18,357	(18)	18,339
Retail home sales, finance and insurance	7,382	—	7,382
Property management	5,527	—	5,527
General and administrative	16,818	—	16,818
Depreciation and amortization	46,467	(9,733)	36,734
Real estate and retail home asset impairment	1,385	—	1,385
Interest expense	57,386	(4,687)	52,699
Total expenses	207,935	(26,342)	181,593
Interest income	(1,439)	5	(1,434)
Loss before allocation to minority interest	(43,301)	(517)	(43,818)
Minority interest	5,983	108	6,091
Net loss attributable to common stockholders from continuing operations	$(37,318)	$(409)	$(37,727)
Loss per share from continuing operations	$(2.20)	$(0.02)	$(2.22)
Weighted average shares outstanding	16,973	—	16,973

(1)    Represents the recasting of the results of 79 communities from continuing operations as if the communities had been sold as of the beginning of the period.

Affordable Residential Communities Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2002
(in thousands, except per share data)

	Year Ended December 31, 2002
		Discontinued
	Historical	Operations(1)	Pro Forma
Revenue
Rental income.	$92,610	$(19,581)	$73,029
Sales of manufactured homes	31,942	—	31,942
Utility and other income	11,942	(2,119)	9,823
Total revenue	136,494	(21,700)	114,794
Expenses
Property operations	33,341	(8,096)	25,245
Real estate taxes	6,633	(1,549)	5,084
Cost of manufactured homes sold.	25,826	—	25,826
Retail home sales, finance and insurance.	8,597	—	8,597
Property management	4,105	—	4,105
General and administrative.	13,088	—	13,088
Depreciation and amortization	37,058	(7,127)	29,931
Real estate and retail home asset impairment	13,557	—	13,557
Interest expense.	43,804	(728)	43,076
Total expenses.	186,009	(17,500)	168,509
Interest income	(1,390)	12	(1,378)
Loss before allocation to minority interest	(48,125)	(4,212)	(52,337)
Minority interest.	6,460	565	7,025
Net loss attributable to common stockholders from continuing operations	$(41,665)	$(3,647)	$(45,312)
Loss per share from continuing operations	$(2.87)	$(0.25)	$(3.12)
Weighted average shares outstanding	14,535	—	14,535

(1)    Represents the recasting of the results of 79 communities from continuing operations as if the communities had been sold as of the beginning of the period.

AFFORDABLE RESIDENTIAL COMMUNITIES LP

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the consolidated historical financial statements and notes appearing elsewhere in this prospectus and the financial information in the tables below. Financial information contained in this discussion is not presented as of any date or for any period following June 30, 2005, unless otherwise indicated. For a discussion of the anticipated effect on the Partnership of the proposed sale of up to 79 communities announced on September 21, 2005 and the sale of the notes, please see “Affordable Residential Communities LP Selected Consolidated Historical and Pro Forma Financial Data” and “Affordable Residential Communities LP Selected Unaudited Pro Forma Financial Data.”

General Structure and Recent Developments

Affordable Residential Communities LP is the operating partnership of ARC, a fully integrated, self-administered and self-managed equity REIT which acquires, renovates, repositions and operates primarily all-age manufactured home communities. The Partnership also conducts certain complementary business activities focused on improving and maintaining occupancy in our communities, including the rental of manufactured homes, the retail sale of manufactured homes, the financing of sales of manufactured homes and acting as agent in the sale of homeowners’ insurance and other related insurance products. ARC conducts substantially all of its activities through the Partnership, of which ARC is the sole general partner, holding a 94.8% ownership interest as of June 30, 2005.

Beginning in 1995, ARC’s co-founders founded several companies under the name “Affordable Residential Communities” for the purpose of engaging in the business of acquiring, renovating, repositioning and operating manufactured home communities, as well as certain related businesses. ARC was formed in July 1998 as a Maryland corporation for the purpose of acting as the investment vehicle for and a co-general partner of the Partnership, the fourth real property partnership organized and operated by ARC’s co-founders. In May 2002, ARC and the Partnership completed a reorganization in which the Partnership acquired substantially all of the other real property partnerships and other related businesses organized and operated by our co-founders.

ARC completed its initial public offering in the first quarter of 2004. ARC issued approximately 24.6 million shares of common stock at $19.00 per share (including, approximately 2.3 million shares sold by existing shareholders). In March 2004, ARC’s underwriters exercised their over-allotment option to purchase 791,592 shares of common stock at $19.00 per share. Concurrent with the IPO, ARC raised $125.0 million of gross proceeds through the issuance of 5.0 million shares of Series A cumulative redeemable preferred stock. All proceeds were directly contributed to the Partnership.

In connection with ARC’s IPO, we completed the following additional transactions:

•       The acquisition of 90 communities from Hometown America for approximately $615.3 million comprising 26,406 homesites. This includes 11 communities acquired post-closing upon the completion of the loan assumption process, with the final three loan assumptions completed on April 9, 2004.

•       A financing transaction totaling $500.0 million comprising of $215.3 million of 10 year fixed rate mortgage debt with an interest rate of 5.53%, $100.7 million of 5 year fixed rate mortgage debt with an interest rate of 5.05% and $184.0 million of 2 year floating rate mortgage debt. We used the proceeds to repay certain indebtedness and to fund a portion of the Hometown acquisition.

•       The closing of a $125 million consumer finance facility (as amended in connection with our lease receivables line of credit) to support our in-community home sales and in-community finance programs.

On June 30, 2004, we acquired 36 manufactured home communities from the D.A.M. MASTER ENTITY, L.P. The communities were located in 3 states and included 3,573 homesites. The total purchase price (including the costs of manufactured homes) was approximately $65.5 million including assumed indebtedness with a fair value of $29.7 million.

In August 2004, we cancelled our $125.0 million senior revolving credit facility and incurred approximately $3.3 million in debt extinguishment costs. In September 2004, we obtained a revolving credit mortgage facility for borrowings of up to $85.0 million. This facility is an obligation of a subsidiary of the Partnership and is secured by 33 communities that previously secured the cancelled senior revolving credit facility, as well as various additional communities acquired subsequent to the ARC IPO. Advances under the revolving credit mortgage facility are limited by borrowing base requirements related to the value and cash flows of the communities securing the loan. As amended in September 2005, the revolving credit mortgage facility bears interest at the one month LIBOR plus 2.75% (6.61% at September 30, 2005) and has an extended term through September, 2006. We incurred a commitment fee of 0.5% at the closing of the facility and an additional fee of 0.5% at the amendment date and will pay an advance fee to the extent any advance takes the amount of indebtedness outstanding under the facility above $58.764 million. The facility contains no significant financial covenants. As of June 30, 2005, $58.8 million was outstanding under the revolving credit mortgage facility.

In August 2004, we amended our floorplan lines of credit to provide borrowings of up to $50.0 million, secured by manufactured homes in inventory. Under the amended lines of credit, the lender will advance 90% of the purchase cost of manufactured homes for the first $40.0 million in advances, with the remaining $10.0 million in advances made at 75% of home costs. Repayments of borrowed amounts are due upon sale or lease of the related manufactured home. Advances under the amended lines of credit will bear interest ranging from the prime rate plus 0.75% to the prime rate plus 4.00% (averaging 6.59% at June 30, 2005) based on the length of time each advance has been outstanding. Monthly curtailment payments are required for unsold homes beginning 360 days following the purchase of the home. The required curtailment payment will be between 3.00% and 5.00% of the home’s original invoice amount depending on the type of home and the number of months since the home’s purchase. The amended lines of credit require us to maintain a minimum tangible net worth of $500.0 million, a maximum debt to tangible net worth ratio of 3 to 1, and minimum cash and cash equivalents of $15.0 million, all as defined in the agreement. We are in compliance with all financial covenants of the lines of credit as of June 30, 2005. The lines of credit are subject to a commitment fee of $250,000, an unused line fee of 0.25% per annum and a termination fee of 1.00% to 3.00%, based on the termination date.

In July 2004, we completed the acquisition of the Western Mobile Estates manufactured home community located in West Valley City, Utah, comprising 145 homesites. The total purchase price of $3.8 million included $3.76 million in seller financing. In September, 2004, we completed the acquisition of the Willow Creek Estates manufactured home community located in Ogden, Utah, comprising 137 homesites for a total cash purchase price of $3.2 million.

Also in July 2004, we entered into a real estate auction agreement to sell 12 communities comprising 2,933 homesites. In addition to the 12 communities, as part of the auction, we also contracted to sell two parcels of undeveloped commercial land located adjacent to one of our communities in Colorado. The auction was held in September 2004. These sales, other than the sale of one of the 12 properties, closed during the fourth quarter of 2004, resulting in net proceeds to the Partnership of $21.6 million after selling commissions, sales expenses and the repayment of approximately $6.0 million of associated debt. The remaining community continues to be held for sale and was classified as held for sale as of June 30, 2005 based on our intent to sell this community during 2005.

In September 2004, we entered into an agreement to sell three communities, comprising 1,073 homesites, to an unaffiliated third party for a total sales price of approximately $5.9 million. These sales closed during the fourth quarter of 2004.

In October 2004, we entered into a real estate auction agreement to sell 12 communities comprising 2,440 homesites. The auction was held in December 2004. Eleven of these 12 sales closed during the first quarter of 2005, resulting in net proceeds of $12.4 million after selling commissions, sales expenses and the repayment of approximately $28.9 million of associated debt included in liabilities related to assets held for sale, and other required debt payments. The remaining community was classified as discontinued operations as of December 31, 2004 and March 31, 2005, and was sold in April 2005. Also in October 2004, we entered into agreements to sell three communities comprising 709 homesites to unaffiliated third parties for a total sales price of approximately $7.9 million. These sales closed during the fourth quarter of 2004.

On September 21, 2005, ARC announced that Larry D. Willard, a member of ARC’s board of directors, had assumed the additional position of Chairman of ARC’s board of directors and Chief Executive Officer of ARC and that ARC director James F. Kimsey had become President and Chief Operating Officer of ARC. Mr. Scott D. Jackson, ARC’s former Chairman and Chief Executive Officer, had assumed the position of Vice Chairman of ARC’s board of directors and would direct ARC’s sales of communities.

On that date, ARC also announced that its board of directors had authorized a $0.515625 dividend on ARC’s Series A cumulative redeemable preferred stock and a distribution of $0.39 per unit on the Partnership’s Series C preferred partnership units. The dividend and distribution are each payable on October 30, 2005 to holders of record on October 15, 2005. ARC’s board of directors also eliminated the quarterly dividend on ARC’s common stock and the quarterly distribution on the Partnership’s common partnership units, in each case, for the quarter ended September 30, 2005.

Also on September 21, 2005, ARC’s board of directors authorized the sale of up to 79 communities in 33 markets, either at auction or through various negotiated sales. Following these sales and assuming that all communities are sold, ARC will continue to own approximately 237 communities that it believes meet its business plan objectives and operating strategy objectives.

In September 2005, we amended our revolving credit mortgage facility to extend the maturity of the facility to September 2006. As amended, the facility bears interest at the rate of one-month LIBOR plus 2.75% (6.61% at September 30, 2005). See “Description of Other Indebtedness—Revolving Credit Mortgage Facility Due 2006” for a further discussion of this amendment.

In October 2005, we amended our lease receivables facility to increase the size of the faclity from $75 million to $150 million. The amendment also (i) increased the limit on borrowings under the lease receivables facility from an amount equal to approximately 55% of the net book value of the eligible manufactured housing units owned by two of our indirect wholly owned subsidiaries, ARC Housing LLC and ARC HousingTX LP (collectively, “Housing”) and located in ARC’s communities, to 65%, subject to certain other applicable borrowing base requirements, (ii) increased the interest rate on borrowings under the facility from 3.25% plus one-month LIBOR to 4.125% plus one-month LIBOR (7.985% at September 30, 2005), and (iii) extended the maturity of the facility from March 31, 2007 to September 30, 2008. See “Description of Other Indebtedness—Lease Receivables Facility Due 2008” for a further discussion of this amendment.

Overview of Results

For the three and six months ended June 30, 2005, net loss attributable to common partnership unitholders was $19.2 million and $36.0 million, as compared to net losses attributable to such unitholders of $7.6 million and $45.6 million for the same periods in 2004. For the year ended December 31, 2004, net loss attributable to common partnership unitholders was $101.3 million, as compared to net losses attributable to such holders of $39.9 million and $47.1 million for the years ended December 31, 2003 and 2002, respectively.

For the three and six months ended June 30, 2005, funds from operations available to common partnership unitholders, or FFO, was $0.5 million and $2.2 million, respectively, as compared to FFO of $9.8 million and ($13.8) million for the same periods in 2004. For the year ended December 31, 2004, FFO was $(24.8) million as compared to $1.5 million and $(13.2) million for the years ended December 31, 2003 and 2002, respectively.

The Partnership’s results for the six months ended June 30, 2004 reflect the inclusion of one-time charges of $27.9 million related to ARC’s IPO, acquisition of certain assets from Hometown America LLC and the repayment of certain indebtedness. Our results for the year of 2004 were impacted by charges totaling $31.2 million related to ARC’s IPO, financing activities and the Hometown acquisition. The primary components of the charges include: (i) restricted grants of partnership units of $10.1 million associated with ARC’s IPO; (ii) write-off of loan origination costs and exit fees associated with the termination of indebtedness of $16.7 million; and (iii) costs of $4.4 million related to ARC’s IPO. These costs are not expected to recur in future reporting periods.

The Partnership’s results for the year ended December 31, 2004 also were impacted by several other charges including: (i) $11.2 million of retail losses related to sales of older vacant homes during the fourth quarter at discounts to their carrying value and marketing and promotion costs incurred to drive occupancy, help establish and drive our Hispanic marketing initiative and reduce future repairs and maintenance costs in our rental home portfolio; (ii) $3.0 million of impairment charges related to older vacant rental homes we expect to sell in 2005 at prices less than their carrying value in order to continue to drive occupancy in specific markets and reduce repairs and maintenance costs in our rental home portfolio; (iii) $900,000 of goodwill impairment related to our insurance business; (iv) $1.0 million of severance costs primarily related to the fourth quarter resignation of ARC’s chief operating officer; (v) $500,000 of impairment charges related to three communities; and (vi) $500,000 related to net uninsured property damage sustained during the hurricanes that occurred in the third quarter in the Southeast United States.

On a same community basis, revenue in the Partnership’s real estate segment of $35.5 million and $71.0 million, respectively, for the three and six months ended June 30, 2005, was comparable to real estate segment revenue of $35.6 million and $70.9 million for the same periods in 2004. Such revenue was up 1.4% to $140.2 million from $138.3 million for the year ended December 31, 2004 as compared to the year ended December 31, 2003.

Same community expenses increased 5.2% and 8.4% to $15.2 million and $30.3 million for the three and six months ended June 30, 2005, as compared to the same periods in 2004. As a result, real estate net segment income from same communities for the three and six months ended June 30, 2005 decreased 4.3% and 5.2% to $20.3 million and $40.7 million, respectively, as compared to the same periods in 2004. Such expenses increased 10.0% to $60.3 million from $54.8 million for the year ended December 31, 2004, as compared to the year ended December 31, 2003. As a result, same communities’ real estate net segment income decreased 4.3% to $79.9 million from $83.5 million for the year ended December 31, 2004, as compared to the year ended December 31, 2003. See FFO and real estate net segment income information included in this section for explanations of FFO and real estate net segment income and for reconciliations of real estate net segment income to net loss, the most directly comparable GAAP measures.

Total portfolio occupancy averaged 82.8% and 82.3% for the three and six months ended June 30, 2005, respectively, as compared to 83.2% and 83.8% for the same periods in 2004. Occupancy was 84.5% and 83.0% as of June 30, 2005 and 2004, respectively. Average same community occupancy was 83.7% and 83.3% for the three and six months ended June 30, 2005, respectively, as compared to 84.6% and 85.0% for the same periods in 2004. Average total portfolio occupancy was 83.0% and 88.4% for the years ended December 31, 2004 and 2003, respectively, and was 81.5% and 85.7% as of December 31, 2004 and 2003, respectively. Average same community occupancy was 84.6% and 88.5% for the years ended December 31, 2004 and 2003, respectively. The decreases mainly are due to lenders moving repossessed homes out of the communities, the lack of available chattel financing for manufactured home buyers, our decision to position our inventory to facilitate conversion of renters to long-term owner residents by holding for sale homes coming off lease, and, in the case of the total portfolio occupancy, the Hometown acquisition.

Net occupancy increased by 874 residents during the second quarter of 2005, or 1.4%, as compared to an increase of 380 residents in the first quarter, primarily due to an increase in home renters resulting from the company’s lease with option to purchase program initiative. In addition, we removed a net 716 lots from our total homesite count in the second quarter of 2005 as part of an ongoing review of operations. This had the further effect of increasing occupancy by 1.0% at the end of the second quarter of 2005, as compared to the end of the first quarter. The net reduction of 716 lots is comprised of the following: (a) 502 lots that were determined to be unsuitable for use, (b) 283 lots that have been reclassified as lots held for future development, and (c) 69 lots that were added. Of the net 716 lots removed from the homesite count, 175 were in the Partnership’s top ten markets. As a result of both the resident increase (accounting for a 1.4% increase in occupancy) and the total homesite reduction (accounting for a 1.0% increase in occupancy), total portfolio occupancy at the end of second quarter of 2005 increased 2.4% to 84.5% from 82.1% at the end of the first quarter.

The following table summarizes our occupancy net activity for the three months ended June 30, 2005 and 2004.

	For the Three Months Ended June 30,
	Same Communities		Real Estate Segment
	2005	2004	2005	2004
Homeowner activity:
Homeowner move ins	99	105	176	149
Homeowner move outs	(424)	(378)	(803)	(649)
Home sales	702	53	989	100
Repossession move outs	(366)	(554)	(421)	(561)
Net homeowner activity	11	(774)	(59)	(961)
Home renter activity:
Home renter move ins	766	1,208	1,081	1,530
Home renter lease with option to purchase move ins	896	—	1,232	—
Home renter move outs	(1,152)	(996)	(1,380)	(1,356)
Net home renter activity	510	212	933	174
Net activity	521	(562)	874	(787)
Acquisitions and other—homeowners	—	—	—	3,430
Acquisitions and other—home renters	—	—	—	23
Net activity, including acquisitions and other	521	(562)	874	2,666
The following reconciles the above activity to the period end occupied homesites.
Net homeowner activity	11	(774)	(59)	2,469
Occupied homeowner sites, beginning of period	26,004	27,840	45,727	44,431
Occupied homeowner sites, end of period	26,015	27,066	45,668	46,900
Net home renter activity	510	212	933	197
Occupied home renter sites, beginning of period	5,235	4,233	6,566	5,516
Occupied home renter sites, end of period	5,745	4,445	7,499	5,713
Total occupied homesites, end of period	31,760	31,511	53,167	52,613
Total occupancy percentage(1)	85.1%	83.9%	84.5%	83.0%

(1)    As a result of the reduction of 716 lots (247 same communities) at June 30, 2005, total occupancy increased by 1.0% (0.5% same communities).

The following table summarizes our occupancy net activity for the six months ended June 30, 2005 and 2004.

	For the Six Months Ended June 30,
	Same Communities		Real Estate Segment
	2005	2004	2005	2004
Homeowner activity:
Homeowner move ins	315	230	466	320
Homeowner move outs	(823)	(668)	(1,526)	(1,142)
Home sales	1,278	67	1,763	115
Repossession move outs	(832)	(644)	(943)	(1,045)
Net homeowner activity	(62)	(1,015)	(240)	(1,752)
Home renter activity:
Home renter move ins	1,391	2,495	1,977	2,980
Home renter lease with option to purchase move ins	1,469	—	2,045	—
Home renter move outs	(2,049)	(2,164)	(2,528)	(2,408)
Net home renter activity	811	331	1,494	572
Net activity	749	(684)	1,254	(1,180)
Acquisitions and other—homeowners	—	—	—	20,781
Acquisitions and other—home renters	—	—	—	908
Net activity, including acquisitions and other	749	(684)	1,254	20,509
The following reconciles the above activity to the period end occupied homesites.
Net homeowner activity	(62)	(1,015)	(240)	19,029
Occupied homeowner sites, beginning of period	26,077	28,081	45,908	27,871
Occupied homeowner sites, end of period	26,015	27,066	45,668	46,900
Net home renter activity	811	331	1,494	1,480
Occupied home renter sites, beginning of period	4,934	4,114	6,005	4,233
Occupied home renter sites, end of period	5,745	4,445	7,499	5,713
Total occupied homesites, end of period	31,760	31,511	53,167	52,613
Total occupancy percentage(1)	85.1%	83.9%	84.5%	83.0%

(1)    As a result of the reduction of 716 lots (247 same communities) at June 30, 2005, total occupancy increased by 1.0% (0.5% same communities).

On June 30, 2005, our total manufactured homes owned was 8,718 homes. In the three and six months ended June 30, 2005, we sold 989 and 1,763 manufactured homes, respectively, from our home inventory, compared with 100 and 115 for the same periods in 2004.

The following table summarizes our occupancy net activity for the years ended December 31, 2004, 2003 and 2002:

	Year Ended December 31,
				2004 Same		2003 Same
	Company Total			Communities		Communities
	2004	2003	2002	2004	2003	2003	2002
Homeowner activity:
Homeowner move ins	543	832	1,408	369	805	309	551
Homeowner move outs	(2,843)	(1,330)	(2,053)	(1,473)	(1,327)	(519)	(785)
Home sales	1,341	—	—	964	—	—	—
Repossession move outs	(2,067)	(1,868)	(1,401)	(1,423)	(1,850)	(594)	(407)
Net homeowner activity	(3,026)	(2,366)	(2,046)	(1,563)	(2,372)	(804)	(641)
Home renter activity:
Home renter move ins	5,649	4,693	4,028	4,491	4,572	1,493	1,625
Home renter lease to own move ins	386	—	—	262	—	—	—
Home renter move outs	(5,171)	(3,614)	(1,761)	(4,288)	(3,591)	(1,187)	(748)
Net home renter activity	864	1,079	2,267	465	981	306	877
Net activity	(2,162)	(1,287)	221	(1,098)	(1,391)	(498)	236
Acquisitions Homeowner	21,063	470	793	—	—	—	1
Acquisitions Home renter	908	—	—	—	—	—	—
Net activity, including acquisitions	19,809	(817)	1,014	(1,098)	(1,391)	(498)	237
The following reconciles the above activity to the period end occupied homesites.
Net homeowner activity	18,037	(1,896)	(1,253)	(1,563)	(2,372)	(804)	(640)
Occupied homeowner sites, beginning of period	27,871	29,767	31,020	27,270	29,642	13,396	14,036
Occupied homeowner sites, end of period	45,908	27,871	29,767	25,707	27,270	12,592	13,396
Net home renter activity	1,772	1,079	2,267	465	981	306	877
Occupied home renter sites, beginning of period	4,233	3,154	887	4,459	3,478	1,197	320
Occupied home renter sites, end of period	6,005	4,233	3,154	4,924	4,459	1,503	1,197
Total occupied homesites, end of period	51,913	32,104	32,921	30,631	31,729	14,095	14,593

During the year ended December 31, 2004, we purchased 4,024 homes including homes purchased in our Hometown and other acquisitions. On December 31, 2004, our total home inventory was 8,286 homes, including 920 homes held for sale.

In the fourth quarter of 2004, we increased sales of older homes primarily through our in-community sales operations in which we focused on affordable price points, increased marketing and training of our employees. In the three months and year ended December 31, 2004, we sold 946 and 1,387 manufactured homes from our home inventory, respectively.

Critical Accounting Policies and Estimates

We have prepared our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP, which require us to make certain estimates and assumptions that affect the recorded amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results may differ from these estimates. We have provided a summary of our significant accounting policies in Note 1 to our consolidated financial statements as of and for the year ended December 31, 2004. We have summarized below those accounting policies that require our most difficult, subjective or complex judgments and that have the most significant impact on our financial condition and results of operations. Our management evaluates these estimates on an ongoing basis. These estimates are based on information currently available to management and on various other assumptions management believes are reasonable.

Acquisition of Real Estate and Intangible Assets.   When we acquire real estate properties, we allocate the components of these acquisitions using relative fair values determined based on certain estimates and assumptions. These estimates and assumptions impact the allocation of costs between land and different categories of land improvements, as well as the amount of costs assigned to individual properties in multiple property acquisitions. These allocations impact the amount of depreciation expense and gains and losses recorded on future sales of communities, and therefore the net income or loss we report.

We determine the fair value of the tangible community assets we acquire (other than rental homes discussed below), including land, land improvements and buildings, by valuing the property as if it were vacant. We then allocate the “as-if-vacant” value to land, land improvements and buildings based on our determination of the relative fair values of these assets. We determine the as-if-vacant fair value of the real estate by considering the expected lease-up period for individual communities (based generally on vacancies in the surrounding market and lease-up history for the communities acquired), the expected lost rental revenue during the lease-up period (based on contractual rental rates), and expected move-in bonuses to tenants.

We value our acquired intangible assets in accordance with purchase accounting for acquisitions by allocating value to above and below market leases, in-place leases and customer relationships. We measure the aggregate value of in-place leases and customer relationships by the excess of the purchase price paid for a property (after adjusting the in-place leases to market) over the estimated fair value of the property as-if-vacant, as set forth above.

We also value the occupied rental homes we acquire as if they were vacant. We determine the as-if-vacant fair value of the manufactured homes by considering the expected lease-up period for the home (based on lease-up history for rental homes in that community) and the expected lost rental revenue during the lease-up period (based on contractual rental rates). We measure the aggregate value of the intangible assets related to rental homes, consisting of in-place leases and tenant relationships, by the purchase price paid for the rental homes (after adjusting in-place leases to market) less the estimated value of the property as-if-vacant.

Useful Lives of Assets and Amortization Methods.   We determine the useful lives of our real estate assets (generally 30 years) and rental homes (generally three years) based on historical and industry experience with the lives of those particular assets and experience with the timing of significant repairs and replacement of those assets. We have estimated the useful life of acquired community customer relationships as five years based on our experience with the period of time a resident lives in our community and industry experience generally with resident turnover. We have established the life of the rental home customer relationships as the term of the initial related lease. The acquired community customer relationships and rental home customer relationships are amortized on a straight-line basis since we cannot reliably determine the pattern of economic benefit associated with the individual contracts comprising the intangible assets. We do not have sufficient historical or industry data to reliably estimate the tenure of an individual customer or to pool our customer contracts on a homogeneous basis as a basis to amortize the intangible assets in a manner other than straight line. We will reassess this determination as we gain additional experience with lease renewals. The estimates of useful lives and the amortization method impact the amount of depreciation and amortization expense we report, and therefore the amount of net income or loss we report.

Impairment of Real Estate Assets.   We recognize an impairment loss on a real estate asset (including mobile homes) if the asset’s undiscounted expected future cash flows are less than its depreciated cost whenever events and circumstances indicate that the carrying value of the real estate asset may not be recoverable. We compute a real estate asset’s undiscounted expected future cash flow using certain estimates and assumptions. We calculate the impairment loss as the difference between the asset’s fair market value and its carrying value.

Impairment of Intangible Assets.   We combine our finite-lived intangible assets, which consist primarily of lease and customer intangibles with a finite life, with the related tangible assets (primarily consisting of real estate assets) at the lowest level for which cash flows are readily identifiable. Whenever events or circumstances indicate that the carrying amount of the asset group is not recoverable, the asset group is tested for recoverability. If the asset group is not recoverable from the undiscounted cash flows attributable to that asset group, an impairment loss is recognized as the difference between the carrying value of the asset group and the estimated fair value of the asset group. Impairment losses were recorded by the Partnership for the years ended December 31, 2004 and 2003 and are reflected as real estate and retail asset impairments in the expenses section of the consolidated statements of operations.

Impairment of Goodwill.   We evaluate goodwill for potential impairment using the market values of our equity and multiples of earnings to value our reporting units based on our experience in the industry and industry analyses provided by financial institutions. We perform this evaluation at least annually, and more frequently if events and circumstances warrant. If the market value of our equity decreases, an additional impairment charge related to our goodwill may be necessary.

Allowance for Receivables.   We report receivables net of an allowance for receivables that we may not collect in the future. For receivables relating to community rents (owner and rental), we fully reserve amounts over 60 days past due and, in some cases, we fully reserve amounts currently due based on specific circumstances. For receivables relating to notes arising from the sale of manufactured homes, we reserve amounts currently in default and estimate those receivables impaired at period end that are expected to go into default over the next year, taking into account the expected value of the manufactured home to which we would obtain title in foreclosure.

Inventory Valuations.   We value manufactured home inventory at the lower of cost or market value. Cost is based on the purchase price of the specific homes, reduced, as applicable, by dealer volume rebates earned from manufacturers when we purchased the homes. We base market value of inventory on estimated net realizable value.

Derivatives.   We manage our exposure to interest rate risk through the use of interest rate swaps and caps and recognize in earnings the ineffective portion of gains or losses associated with these instruments immediately. We obtain values for the interest rate swaps and caps from financial institutions that market these instruments. Our derivative instruments are used for hedging purposes and as such result in no impact to the consolidated statements of operations. Unrealized income related to derivatives is reflected as other comprehensive income within the consolidated statements of partners’ capital and totalled $0.3 million and $1.2 million for the six months ended June 30, 2005 and year ended December 31, 2004, respectively.

Discontinued Operations.   We consider a community to be a discontinued operation when: (i) management commits to a plan to sell the asset, supported by a Board resolution granting approval to proceed with the sale; (ii) the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets; (iii) an active program to locate a buyer and other actions required to complete the plan to sell the asset have been initiated; (iv) the sale of the asset is probable, and transfer of the asset is expected to qualify for recognition as a completed sale, within one year; (v) the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (vi) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. In accordance with the guidance provided by Statement of Financial Accounting Standards, “SFAS”, No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we measure each of our assets held for sale at the lower of its carrying amount or fair value, less cost to sell at the balance sheet date and re-cast any applicable balances and corresponding liabilities related to the communities identified in all comparable periods presented. Depreciation of the assets held for sale, if applicable, is suspended at the date of the determination of discontinuance. Interest and other expenses attributable to the liabilities of the communities classified as held for sale continues to be accrued. The results of operations and cash flows of the assets sold and those classified as held for sale are reported as discontinued operations for all periods presented. We recognize any estimated losses on the sales of communities in the period in which the properties are discontinued and recognize any resulting gains on the sales of communities when realized. A description of the facts and circumstances leading to the expected disposal, the expected manner and timing of that disposal, and, if not separately presented on the face of the balance sheet, the carrying amounts of the major classes of assets and liabilities included as part of the disposal group is disclosed in the notes to the financial statements. We disclose in the notes to our financial statements (and on the face of the income statement) the gain or loss recognized in accordance with SFAS No. 144 and, if applicable, the amounts of revenue and pretax profit or loss reported in discontinued operations. We disclose, if applicable, in the notes to our financial statements the segment under which the long-lived asset is reported.

Results of Operations

Comparison of the Three and Six Months Ended June 30, 2005 to the Same Periods in 2004

The following tables present certain information relative to our real estate segment as of June 30, 2005 and 2004 and for the three and six months ended June 30, 2005 and 2004. “Same Communities” reflects information for all communities owned by us at both January 1, 2004 and June 30, 2005. “Same Communities” does not include the Hometown acquisition, the D.A.M. portfolio acquisition or the six other communities that we acquired subsequent to January 1, 2004 (in thousands, except home, occupancy, community, and per unit information):

	Same
	Communities(4)		Real Estate Segment(4)
	2005	2004	2005	2004
Three Months Ended June 30:
Average total homesites	37,485	37,554	63,493	60,539
Average total rental homes	6,388	6,344	8,422	7,609
Average occupied homesites—homeowners	26,026	27,446	45,722	45,159
Average occupied homesites—rental homes	5,352	4,335	6,841	5,227
Average total occupied homesites	31,378	31,781	52,563	50,386
Average occupancy—rental homes	83.8%	68.3%	81.2%	68.7%
Average occupancy—total(5)	83.7%	84.6%	82.8%	83.2%
Real estate revenue
Homeowner rental income	$22,505	$22,990	$39,338	$37,575
Home renter rental income	9,245	9,054	11,701	9,987
Other	158	128	327	322
Rental income	31,908	32,172	51,366	47,884
Utility and other income	3,560	3,445	5,421	5,114
Total real estate revenue	35,468	35,617	56,787	52,998
Real estate expenses
Property operations expenses	12,169	11,574	20,042	17,626
Real estate taxes	3,033	2,873	4,407	4,080
Total real estate expenses	15,202	14,447	24,449	21,706
Real estate net segment income	$20,266	$21,170	$32,338	$31,292
Average monthly real estate revenue per occupied homesite(1)	$377	$374	$360	$351
Average monthly homeowner rental income per homeowner occupied homesite(2)	$288	$279	$287	$277
Average monthly real estate revenue per total homesite(3)	$315	$316	$298	$292

(1)    Average monthly real estate revenue per occupied homesite is defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.

(2)    Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(3)    Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(4)    Real estate segment and homesite data excludes discontinued operations through June 30, 2005.

(5)    As a result of the reduction of 716 lots (247 same communities) at June 30, 2005, average occupancy increased by 0.3% (0.1% same communities).

	Same
	Communities(4)		Real Estate Segment(4)
	2005	2004	2005	2004
Six Months Ended June 30:
Average total homesites	37,512	37,554	63,563	53,838
Average total rental homes	6,422	6,059	8,369	6,918
Average occupied homesites—homeowners	26,065	27,697	45,838	40,296
Average occupied homesites—rental homes	5,189	4,241	6,501	4,824
Average total occupied homesites	31,254	31,938	52,339	45,120
Average occupancy—rental homes	80.8%	70.0%	77.7%	69.7%
Average occupancy—total(5)	83.3%	85.0%	82.3%	83.8%
Real estate revenue
Homeowner rental income	$45,043	$46,404	$78,666	$66,999
Home renter rental income	18,501	17,591	22,932	18,727
Other	272	237	626	484
Rental income	63,816	64,232	102,224	86,210
Utility and other income	7,201	6,697	10,914	8,950
Total real estate revenue	71,017	70,929	113,138	95,160
Real estate expenses
Property operations expenses	24,286	22,223	40,363	30,234
Real estate taxes	6,029	5,749	8,698	7,390
Total real estate expenses	30,315	27,972	49,061	37,624
Real estate net segment income	$40,702	$42,957	$64,077	$57,536
Average monthly real estate revenue per total occupied homesite(1)	$379	$370	$360	$352
Average monthly homeowner rental income per homeowner occupied homesite(2)	$288	$279	$286	$277
Average monthly real estate revenue per total homesite(3)	$316	$315	$297	$295
As of June 30:
Total communities	199	199	315	313
Total homesites	37,301	37,554	62,942	63,400
Occupied homesites	31,760	31,511	53,167	52,613
Total rental homes owned	6,486	6,616	8,718	8,023
Occupied rental homes	5,745	4,445	7,499	5,713

(1)    Average monthly real estate revenue per occupied homesite is defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.

(2)    Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(3)    Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(4)    Real estate segment and homesite data excludes discontinued operations through June 30, 2005.

(5)    As a result of the reduction of 716 lots (247 same communities) at June 30, 2005, average occupancy increased by 0.3% (0.1% same communities).

	Three Months Ended June 30,
	Same
	Communities(1)			As Reported
	2005	2004		2005	2004
Net segment income:
Real estate	$20,266	$21,170		$32,338	$31,292
Retail home sales	—	—		(754)	(1,019)
Finance and insurance	(561)	(130)		(561)	(130)
Corporate and other	(130)	(44)		(130)	(44)
	19,575	20,996		30,893	30,099
Other expenses:
Property management	1,576 (2)	1,011		2,494	1,600
General and administrative	6,245 (3)	4,275		6,259	4,304
Depreciation and amortization	14,166	11,902		22,224	17,242
Interest expense	10,413	9,736		16,544	12,729
Total other expenses	32,400	26,924		47,521	35,875
Interest income	(277)	(403	)(5)	(277)	(450)
Loss from continuing operations	(12,548)	(5,525)		(16,351)	(5,326)
Income from discontinued operations	—	—		72	343
Gain on sale of discontinued operations	—	—		52	—
Net loss	(12,548)	(5,525)		(16,227)	(4,983)
Preferred unit distributions	—	—		(2,971)	(2,578)
Net loss attributable to common partnership unitholders	$(12,548)	$(5,525)		$(19,198)	$(7,561)

(1)    Same communities information excludes results of communities acquired in the Hometown, D.A.M. and other acquisitions after January 1, 2004 and the communities sold or held for sale before June 30, 2005.

(2)    Expense was prorated based on 199 same communities as compared to 315 actual communities in 2005 and 313 actual communities in 2004.

(3)    Excludes amortization of restricted units issued in connection with ARC’s IPO.

(4)    Excludes restricted unit expenses of $10.1 million recognized in connection with ARC’s IPO.

(5)    Excludes interest earned on additional cash received in connection with ARC’s IPO, the financing transaction and the Hometown acquisition.

	Six Months Ended June 30,
	Same
	Communities(1)			As Reported
	2005	2004		2005	2004
Net segment income:
Real estate	$40,702	$42,957		$64,077	$57,536
Retail home sales	—	—		(3,620)	(1,192)
Finance and insurance	(802)	(237)		(802)	(237)
Corporate and other	(250)	(119)		(250)	(119)
	39,650	42,601		59,405	55,988
Other expenses:
Property management	3,006 (2)	2,075		4,759	3,054
General and administrative	11,590 (3)	8,950		11,618	19,099
Initial ARC public offering related costs	—	—		—	4,417
Early termination of debt	—	—		—	13,427
Depreciation and amortization	25,326	24,829		42,255	32,152
Interest expense	20,263	22,179		31,817	27,209
Total other expenses	60,185	58,033		90,449	99,358
Interest income	(660)	(698	)(5)	(660)	(792)
Loss from continuing operations	(19,875)	(14,374)		(30,384)	(42,578)
Income from discontinued operations	—	—		1,000	795
Loss on sale of discontinued operations	—	—		(678)	—
Net loss	(19,875)	(14,374)		(30,062)	(41,783)
Preferred unit distributions	—	—		(5,942)	(3,810)
Net loss attributable to common partnership unitholders	$(19,875)	$(14,374)		$(36,004)	$(45,593)

(1)    Same communities information excludes results of communities acquired in the Hometown, D.A.M. and other acquisitions after January 1, 2004 and the communities sold or held for sale before June 30, 2005.

(2)    Expense was prorated based on 199 same communities as compared to 315 actual communities in 2005 and 313 actual communities in 2004.

(3)    Excludes amortization of restricted units issued in connection with ARC’s IPO.

(4)    Excludes restricted unit expenses of $10.1 million recognized in connection with ARC’s IPO.

(5)    Excludes interest earned on additional cash received in connection with ARC’s IPO, the financing transaction and the Hometown acquisition.

Comparison of the Three Months Ended June 30, 2005 to the Three Months Ended June 30, 2004

Overview.   Our results for the three months ended June 30, 2005 include the operations of communities acquired in the Hometown, D.A.M. and other 2004 acquisitions for a full quarter, whereas our results for the three months ended June 30, 2004 include the operations of the Hometown communities but not the D.A.M. acquisition.

Revenue.   Revenue for the three months ended June 30, 2005 was $75.6 million, as compared to $55.1 million for the three months ended June 30, 2004, an increase of $20.5 million, or 37%. Rental income increased by $3.5 million, primarily due to $3.8 million attributable to 2004 community acquisitions partially offset by a $0.3 million decrease from same communities. The decrease in same communities revenues primarily is due to $1.2 million from lower occupancy partially offset by $0.7 million from increased rental rates and $0.2 million from higher home renter rental income. Revenue from the sale of manufactured homes increased by $16.2 million as we sold 889 more homes in the second quarter of 2005 than in the second quarter of 2004, and a greater percentage of these sales were new homes sold at higher average selling prices. Utility and other income increased by $0.7 million due to our 2004 community acquisitions and improved recovery of utilities from residents.

Property Operations Expense.   For the three months ended June 30, 2005, total property operations expense was $20.0 million, as compared to $17.6 million for the three months ended June 30, 2004, an increase of $2.4 million, or 14%. The increase primarily is due to additional expense of $1.8 million from 2004 community acquisitions and an increase of $0.6 million in expenses in same communities. The increase in property operations expense from same communities primarily is due to an increase in salaries and benefits of $1.0 million, or 29%, partially offset by a decrease in repairs and maintenance expense of $0.2 million and a decrease in utilities expense of $0.1 million.

Real Estate Taxes Expense.   Real estate taxes expense for the three months ended June 30, 2005 was $4.4 million, as compared to $4.1 million for the three months ended June 30, 2004, an increase of $0.3 million or 8%. The increase is due primarily to our 2004 community acquisitions.

Cost of Manufactured Homes Sold.   The cost of manufactured homes sold was $16.2 million for the three months ended June 30, 2005, as compared to $1.8 million for the three months ended June 30, 2004, an increase of $14.4 million. The increase primarily was due to the increase in sales of manufactured homes by 889 units, as compared to the same period in 2004, as discussed above.

Retail Home Sales, Finance and Insurance.   For the three months ended June 30, 2005, total retail home sales, finance, insurance and other operations expense was $4.1 million as compared to $1.5 million for three months ended June 30, 2004, an increase of $2.6 million. This increase is due to the increase in manufactured homes sold and the costs associated with creating the community based sales and finance organization. The increase is partially offset by the elimination of the costs of maintaining stand-alone retail stores.

Property Management Expense.   Property management expense for the three months ended June 30, 2005 was $2.5 million, as compared to $1.6 million for the three months ended June 30, 2004, an increase of $0.9 million, or 56%. The increase primarily is due to the expansion in 2004 from seven to 12 district offices in 2004 and the related staffing costs for the new districts in connection with the 2004 community acquisitions and the resultant increase in our community portfolio.

General and Administrative Expense.   General and administrative expense for the three months ended June 30, 2005 was $6.3 million, as compared to $4.3 million for the three months ended June 30, 2004, an increase of $2.0 million, or 45%. The increase primarily was due to increased salaries and benefits resulting from our acquisition growth, as well as consulting costs related to Sarbanes-Oxley compliance.

Depreciation and Amortization Expense.   Depreciation and amortization expense for the three months ended June 30, 2005 was $22.2 million, as compared to $17.2 million for the three months ended June 30, 2004, an increase of $5.0 million, or 29%. The increase primarily is due to increased depreciation on communities acquired in our 2004 acquisitions.

Interest Expense.   Interest expense for the three months ended June 30, 2005 was $16.5 million, as compared to $12.7 million for the three months ended June 30, 2004, an increase of $3.8 million, or 30%. The increase is due to a higher outstanding average debt balance of approximately $178 million, as well as higher effective weighted average interest rates on our variable rate debt.

Net Loss Attributable to Partners.   As a result of the foregoing, our net loss attributable to our partners was $19.2 million for the three months ended June 30, 2005, as compared to $7.6 million for the three months ended June 30, 2004, an increase of $11.6 million or 154%.

Comparison of the Six Months Ended June 30, 2005 to the Six Months Ended June 30, 2004

Overview.   Our results for the six months ended June 30, 2005 include the operations of communities acquired in the Hometown, D.A.M. and other 2004 acquisitions for a full six-month period, whereas our results for the six months ended June 30, 2004 include the operations of the Hometown communities from the date of acquisition, February 18, 2004, through June 30, 2004, but not the D.A.M. acquisition.

Revenue.   Revenue for the six months ended June 30, 2005 was $140.2 million, as compared to $98.1 million for the six months ended June 30, 2004, an increase of $42.1 million, or 43%. Rental income increased by $16.0 million, primarily due to $16.4 million from 2004 acquisitions partially offset by a $0.4 million decrease from same communities. The decrease in same communities revenues primarily is due to $2.7 million from lower occupancy partially offset by $1.4 million from increased rental rates and $0.9 million from higher home renter rental income. Revenue from the sale of manufactured homes increased by $23.5 million as we sold 1,648 more homes than in the first six months of 2004, and a greater percentage of these sales were new homes sold at higher average selling prices. Utility and other income increased by $2.4 million due to our 2004 acquisitions and improved recovery of utilities from residents.

Property Operations Expense.   For the six months ended June 30, 2005, total property operations expense was $40.4 million, as compared to $30.2 million for the six months ended June 30, 2004, an increase of $10.2 million, or 34%. The increase primarily is due to additional expense of $8.1 million from 2004 community acquisitions and an increase of $2.1 million in expenses in same communities. The increase in property operations expense from same communities primarily is due to an increase in salaries and benefits of $1.8 million, or 26%, an increase in utilities expense of $0.2 million, or 100%, and an increase in insurance expense of $0.1 million, or 23.6%.

Real Estate Taxes Expense.   Real estate taxes expense for the six months ended June 30, 2005 was $8.7 million, as compared to $7.4 million for the six months ended June 30, 2004, an increase of $1.3 million or 18%. The increase is due primarily to our 2004 acquisitions.

Cost of Manufactured Homes Sold.   The cost of manufactured homes sold was $24.4 million for the six months ended June 30, 2005, as compared to $2.4 million for the six months ended June 30, 2004, an increase of $22.0 million. The increase primarily was due to the increase in sales of manufactured homes. The increase primarily was due to the increase in sales of manufactured homes by 1,648 units as discussed above.

Retail Home Sales, Finance and Insurance.   For the six months ended June 30, 2005, total retail home sales, finance, insurance and other operations expense was $7.3 million, as compared to $2.1 million for six months ended June 30, 2004, an increase of $5.2 million. This increase is due to the increase in manufactured homes sold and the costs associated with creating the community based sales and finance organization. The increase is partially offset by the elimination of the costs of maintaining stand-alone retail stores.

Property Management Expense.   Property management expense for the six months ended June 30, 2005 was $4.8 million, as compared to $3.1 million for the six months ended June 30, 2004, an increase of $1.7 million, or 56%. The increase primarily is due to the expansion in 2004 from seven to 12 district offices in 2004 and the related staffing costs for the new districts in connection with the 2004 acquisitions and the resultant increase in our community portfolio.

General and Administrative Expense.   General and administrative expense for the six months ended June 30, 2005 was $11.6 million, as compared to $19.1 million for the six months ended June 30, 2004, a decrease of $7.5 million, or 39%. The decrease primarily was due to a non-recurring $10.1 million expense incurred in the 2004 first quarter in conjunction with ARC’s IPO in which we granted 530,000 restricted units that vested immediately. The decrease partially was offset by increased salaries and benefits resulting from our acquisition growth, as well as consulting costs related to Sarbanes-Oxley compliance.

IPO Related Costs.   During the six months ended June 30, 2004, we incurred $4.4 million in organization and other costs directly related to ARC’s IPO. These costs included legal fees, third party due diligence costs, travel expenses, transfer taxes, filing fees and other miscellaneous items.

Early Termination of Debt.   During the six months ended June 30, 2004, we wrote off $7.1 million of loan origination costs and incurred an expense of $6.3 million related to exit fees applicable to the repayment of debt in the financing transaction.

Depreciation and Amortization Expense.   Depreciation and amortization expense for the six months ended June 30, 2005 was $42.3 million, as compared to $32.2 million for the six months ended June 30, 2004, an increase of $10.1 million, or 31%. The increase primarily is due to increased depreciation on communities acquired in our 2004 acquisitions.

Interest Expense.   Interest expense for the six months ended June 30, 2005 was $31.8 million, as compared to $27.2 million for the six months ended June 30, 2004, an increase of $4.6 million, or 17%. The increase is due to a higher outstanding average debt balance of approximately $161.0 million, as well as higher effective weighted average interest rates on our variable rate debt.

Preferred Unit Distributions.   As of June 30, 2005, the ARC board of directors had declared quarterly distributions of $0.5156 on each of the 5,000,000 outstanding Series A preferred partnership units and $0.39 on each of the combined 1,005,688 outstanding Series B and C preferred partnership units, paid April 29, 2005, and July 29, 2005, for a combined $5.9 million of preferred unit distributions for the six months ended June 30, 2005. For the second quarter of 2004 the distribution declared and paid also was $0.5156 per unit on the Series A preferred partnership units, or $2.6 million, however, for the quarter ended March 31, 2004, the distribution declared was $0.4182 per unit, or $1.2 million prorated from funding of the IPO on February 18, 2004. No Series B and C preferred unit distributions were declared in the six months ended June 30, 2004. Preferred unit distributions totaled $3.8 million for the six months ended June 30, 2004.

Net Loss Attributable to Partners.   As a result of the foregoing, our net loss attributable to our partners was $36.0 million for the six months ended June 30, 2005, as compared to $45.6 million for the six months ended June 30, 2004, a decrease of $9.6 million or 21%. Our net loss attributable to our partners for the six months ended June 30, 2004 includes $27.9 million of costs related to ARC’s IPO, the related financing transaction and the Hometown acquisition including: (1) $10.1 million from restricted unit grants; (2) $4.4 million from IPO related organization and other costs; and (3) $13.4 million from the early termination of debt.

Comparison of the Year Ended December 31, 2004 to the Year Ended December 31, 2003

Overview.   Our results from continuing operations for the year ended December 31, 2004, as compared to the year ended December 31, 2003, include the continuing operations of 76 communities acquired from Hometown, comprising 22,970 homesites, from the date of acquisition, February 18, 2004, through December 31, 2004 and, accordingly, are not included in our operations for the first year of 2003. Our results for the year ended December 31, 2004 also include the operations of 36 communities acquired from D.A.M. comprising 3,573 homesites from the date of acquisition, June 30, 2004, through December 31, 2004 and six other acquisitions we completed between January 1, 2004 and December 31, 2004, that accordingly, are not included in our operations for the year ended December 31, 2003.

Revenue.   Revenue for the year ended December 31, 2004 was $222.7 million, as compared to $163.2 million for the year ended December 31, 2003, an increase of $59.5 million, or 36%. This increase is due to an increase of $61.4 million in rental income offset by a decrease of $1.9 million in other revenue consisting of sales of manufactured homes, utility and other income and net consumer finance interest income.

The rental income increase of $61.4 million is due to $53.0 million from the Hometown acquisition, $6.5 million from other community acquisitions and $1.9 million from same communities. The increase in same communities revenues is due to $4.6 million from increased rental rates and $4.9 million from home renter rental income partially offset by $7.6 million attributable to lower occupancy.

The decrease in other income of $1.9 million is due to a $6.5 million decrease in sales of manufactured homes partially offset by an increase of $4.6 million in utility and other income and net consumer finance interest income. Sales of manufactured homes were 1,387 units in 2004 and 490 units in 2003. We closed 19 retail dealerships in 2003. Per unit sales prices were substantially lower during the year ended December 31, 2004, as compared to the same period in 2003, primarily because 2004 sales were of older homes.

Property Operations Expense.   For the year ended December 31, 2004, total property operations expenses were $75.2 million, as compared to $44.3 million for the year ended December 31, 2003, an increase of $30.9 million, or 70%. The increase is due primarily to increases in expenses of $22.1 million from the Hometown acquisition, $4.1 million from D.A.M. and other community acquisitions and $3.7 million from same communities. The increase from same communities is due primarily to higher salaries and benefits of $2.2 million and higher repairs and maintenance of $2.1 million.

Real Estate Taxes Expense.   Real estate taxes expense for the year ended December 31, 2004 was $16.6 million, as compared to $10.2 million for the year ended December 31, 2003, an increase of $6.4 million or 63%. The increase is due primarily to the Hometown acquisition, other community acquisitions and an increase in same communities in the number of rental homes we own.

Cost of Manufactured Homes Sold.   The cost of manufactured homes sold was $18.3 million for the year ended December 31, 2004, compared to $18.4 million for the year ended December 31, 2003, a decrease of $0.1 million. The decrease was a result of the mix of used versus new homes sold during the period. The gross margin in manufactured homes sold decreased to a loss of 20% for the year ended December 31, 2004 from a gross profit of 15% for the year ended December 31, 2003, as per unit sales prices were substantially lower during the year ended December 31, 2004, primarily because 2004 sales were of older homes.

Retail Home Sales, Finance, Insurance and Other Operations Expense.   For the year ended December 31, 2004, total retail home sales, finance, insurance and other operations expense was $8.2 million, as compared to $7.4 million for year ended December 31, 2003, an increase of $0.8 million, or 11%. This increase is due to costs of in-community sales activities begun in the second half of 2004 partially offset by the elimination of the costs of maintaining stand-alone retail stores.

Property Management Expense.   Property management expense for the year ended December 31, 2004 was $7.1 million, as compared to $5.5 million for the year ended December 31, 2003, an increase of $1.6 million, or 29%. The increase is due primarily to the expansion from seven to 12 district offices and the related staffing costs for the new districts in connection with the Hometown and D.A.M. acquisitions and the resultant increase in our community portfolio.

General and Administrative Expense.   General and administrative expense for the year ended December 31, 2004 was $29.4 million, as compared to $16.9 million for the year ended December 31, 2003, an increase of $12.5 million, or 74%. The increase primarily was due to a one-time charge to salaries and benefits of $10.1 million incurred in conjunction with ARC’s IPO in which we granted 531,000 restricted units that vested immediately. The remaining increase in other costs is due primarily to severance of $1.0 million incurred in the year ended December 31, 2004, higher travel costs of $428,000, professional services of $375,000 and insurance costs of $629,000.

IPO Related Costs.   During the year ended December 31, 2004, we incurred $4.4 million in organization and other costs directly related to ARC’s IPO. These costs included legal fees, third party due diligence costs, travel expenses, transfer taxes, filing fees and other miscellaneous items.

Early Termination of Debt.   During the year ended December 31, 2004, we wrote off $10.4 million of loan origination costs and incurred an expense of $6.3 million related to exit fees applicable to the repayment of debt in the financing transaction.

Depreciation and Amortization Expense.   Depreciation and amortization expense for the year ended December 31, 2004 was $72.0 million, as compared to $46.5 million for the year ended December 31, 2003, an increase of $25.5 million, or 55%. The increase is due to increased depreciation of communities acquired in the Hometown acquisition, other community acquisitions, manufactured home acquisitions and an increase in amortization of loan origination costs resulting from recognition of costs to be paid for the consumer finance facility resulting from the lease receivables commitment.

Real Estate and Retail Home Asset Impairment.   During the year ended December 31, 2004, we recognized $3.6 million of impairment charges, as compared to $1.4 million for the twelve months ended December 31, 2003. The charge in 2004 related to $3.0 million of impairment charges from older vacant homes that we expect to sell in 2005 at prices less than their carrying value in order to continue to drive occupancy in specific markets and reduce repair and maintenance costs in the rental home portfolio and approximately $500,000 of impairment charges related to three communities whose estimated fair value was less than their carrying values. The charge in 2003 related to our decision in 2003 to change from selling homes in stand-alone retail dealerships to in-community sales operations.

Goodwill Impairment.   During the year ended December 31, 2004, we recognized $0.9 million of goodwill impairment charges related to our insurance business, reducing goodwill in our insurance business to zero.

Interest Expense.   Interest expense for the year ended December 31, 2004 was $56.9 million, as compared to $57.4 million for the year ended December 31, 2003, a decrease of $500,000. The decrease is primarily due to the increase in outstanding debt related to the Hometown acquisition and the related refinancing activities offset by lower interest rates and interest we capitalized related to the development of long-lived assets.

Interest Income.   Interest earned on notes receivable, cash and cash equivalents, restricted cash and loan reserves was $1.6 million for the year ended December 31, 2004 and $1.4 million for the year ended December 31, 2003.

Discontinued Operations.   In the third quarter, we entered into a real estate auction agreement to sell a total of 12 communities and two parcels of land. In addition, we separately entered into a sales agreement to sell our Sea Pines, Camden Point and Butler Creek communities. In the fourth quarter we entered into a real estate auction agreement to sell an additional 15 communities. During the year ended December 31, 2003, we sold the Sunrise Mesa community. During the year ended December 31, 2004, we have reflected $1.9 million of income from the operation of these assets and $8.5 million of loss on the sale of these assets as discontinued operations. During the year ended December 31, 2003, we have reflected $31,000 of income from the operation of these assets and $3.3 million of gain on the sale of these assets as discontinued operations.

Preferred Unit Dividend.   We have recorded a preferred unit dividend at the annual rate of 8.25% or $2.0625 per share on the 5.0 million units of Series A preferred partnership units issued in connection with the IPO on February 18, 2004.

Net Loss Attributable to Common Partnership Unitholders.   As a result of the foregoing, our net loss attributable to common partnership unitholders was $101.3 million for the year ended December 31, 2004, as compared to $39.9 million for the year ended December 31, 2003, an increase of $61.4 million. Our net loss attributable to common partnership unitholders for the year ended December 31, 2004 includes $31.2 million of costs related to ARC’s IPO, financing transactions and the Hometown acquisition including (a) $10.1 million from restricted unit grants, (b) $4.4 million from IPO related organization and other costs and (c) $16.7 million from the early termination of debt.

The following tables present certain information relative to our real estate segment as of and for the year ended December 31, 2004 and 2003 on a historical and “Same Communities” basis. “Same Communities” reflects information for all communities owned by us at both January 1, 2003 and December 31, 2004. “Same Communities” does not include the Hometown acquisition, the D.A.M. portfolio acquisition, the nine other communities we acquired subsequent to January 1, 2003 or the communities sold during 2003 and 2004 or held for sale as of December 31, 2004 (in thousands, except home, occupancy, community and per unit information).

	Same Communities(4)		Real Estate Segment(4)
	2004	2003	2004	2003
For the year ended December 31:
Average total homesites	36,925	36,903	58,349	37,316
Average total rental homes	6,299	4,972	7,560	5,183
Average occupied homesites—homeowners	26,699	28,923	43,318	29,281
Average occupied homesites—rental homes	4,545	3,744	5,133	3,695
Average total occupied homesites	31,244	32,667	48,451	32,976
Average occupancy—rental homes	72.2%	75.3%	67.9%	71.3%
Average occupancy—total	84.6%	88.5%	83.0%	88.4%
For the year ended December 31:
Real estate revenue
Homeowner rental income	$90,571	$93,871	$145,839	$94,591
Home renter rental income	35,767	30,894	40,330	31,157
Other	482	171	1,098	167
Rental income	126,820	124,936	187,267	125,915
Utility and other income	13,334	13,387	19,423	13,487
Total real estate revenue	140,154	138,323	206,690	139,402
Real estate expenses
Property operations expenses	48,530	44,782	75,159	45,181
Real estate taxes	11,766	10,041	16,597	10,137
Total real estate expenses	60,296	54,823	91,756	55,318
Real estate net segment income	$79,858	$83,500	$114,934	$84,084
Average monthly real estate revenue per total occupied homesite(1)	$374	$353	$355	$352
Average monthly homeowner rental income per homeowner occupied homesite(2)	$283	$270	$281	$269
Average monthly real estate revenue per total homesite(3)	$316	$312	$295	$311
As of December 31:
Total communities	196	196	315	199
Total homesites	36,925	36,923	63,661	37,552
Occupied homesites	30,631	31,814	51,913	32,190
Total rental homes owned	6,424	5,492	8,286	5,558
Occupied rental homes	4,924	4,091	6,005	4,114

(1)    Average monthly real estate revenue per occupied homesite is defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.

(2)    Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(3)    Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(4)    Real estate segment and homesite data excludes discontinued operations through December 31, 2004.

Reconciliation of our net segment income to net loss attributable to common unitholders is as follows:

	For the Year Ended December 31,
	Same Communities(1)			As Reported
	2004		2003	2004	2003
Net segment income:
Real estate	$79,858		$83,500	$114,934	$84,084
Retail home sales and finance	—	(2)	— (2)	(9,683)	(1,772)
Insurance	(638)		1,071	(638)	1,071
Corporate and other	(192)		(469)	(192)	(469)
	79,028		84,102	104,421	82,914
Other expenses:
Property management	5,685	(4)	5,527	7,127	5,527
General and administrative	19,241	(3)	16,855	29,361	16,855
ARC IPO related costs	—		—	4,417	—
Early termination of debt	—		—	16,685	—
Real estate and retail home sales asset impairment	3,591		—	3,591	1,385
Goodwill impairment	—		—	863	—
Depreciation and amortization	48,116		45,394	72,014	46,467
Interest expense	41,651		56,521	56,892	57,386
Total other expenses	118,284		124,297	190,950	127,620
Interest income	(1,523	)(5)	(1,439)	(1,616)	(1,439)
Loss from continuing operations	(37,733)		(38,756)	(84,913)	(43,267)
Income from discontinued operations	—		—	1,915	31
Gain (loss) on sale of discontinued operations	—		—	(8,549)	3,333
Net loss	(37,733)		(38,756)	(91,547)	(39,903)
Preferred unit distributions	—		—	(9,752)	—
Net loss attributable to common unitholders	$(37,733)		$(38,756)	$(101,299)	$(39,903)

(1)    Same communities information excludes results of communities acquired in the Hometown, D.A.M. and other acquisitions after January 1, 2003 and the communities sold or held for sale before December 31, 2004.

(2)    Excludes segment results as a result of the restructuring in September 2003 in which we closed all stand-alone retail stores existing on January 1, 2003 at which time we had no significant in-community sales operations.

(3)    Excludes $10.1 million of compensation expense related to stock issued in connection with ARC’s IPO.

(4)    Excludes property management expenses incurred in connection with the Hometown acquisition.

(5)    Excludes interest earned on additional cash received in connection with ARC’s IPO, the financing transaction and the Hometown acquisition.

Comparison of Year Ended December 31, 2003 to Year Ended December 31, 2002

Overview.   Our results for the year ended December 31, 2003, as compared to the year ended December 31, 2002 include the operations of the 107 communities comprising 20,511 homesites and the retail home sales, insurance, consumer finance and other businesses we acquired in the reorganization for the entire year ended December 31, 2003 and for approximately eight months for the year ended December 31, 2002. In addition to the effects of the reorganization, our results for the year ended December 31, 2003 also reflect the effects on our operations of the 22 community acquisitions we completed between January 1, 2002 and December 31, 2003 and exclude the 30 communities that we discontinued in the third and fourth quarters of 2004.

Revenue.   Revenue for the year ended December 31, 2003 was $163.2 million, as compared to $136.5 million for the year ended December 31, 2002, an increase of $26.7, or 20%. This increase was due to an increase of $33.3 million in rental income and a decrease of $6.6 million in other revenue consisting of sales of manufactured homes and utility and other income.

Rental income increased by $33.3 million, consisting of $20.8 from the communities acquired in the reorganization, $8.0 million from other community acquisitions and $4.5 million from same communities. The increase in same communities revenues consists of $4.2 million from increased rental rates, $3.1 million from home renter rental income partially offset by $2.8 million from lower occupancy.

The decrease in other income of $6.6 million is due to a $10.3 million decrease in sales of manufactured homes partially offset by a $3.7 million increase in utility and other income.

Property Operations Expense.   For the year ended December 31, 2003, total property operations expense was $44.3 million, as compared to $33.3 million for the year ended December 31, 2002, an increase of $11.0 million, or 33%. The increase was due to increases in expenses of $7.8 million from communities we acquired in the reorganization, $3.1 million from other community acquisitions and $1.0 million from same communities. The increase on a same community basis was due primarily to higher salaries and benefits of $513,000, due to increased staffing and, to a lesser extent, increases in wages and employee benefits and higher bad debt expense of $478,000, as a result of increased tenant defaults caused by general economic conditions and reserves for rent owed by certain finance companies which own repossessed homes in our communities.

Real Estate Taxes Expense.   Real estate taxes expense for the year ended December 31, 2003 was $10.2 million, as compared to $6.6 million for the year ended December 31, 2002, an increase of $3.6 million, or 55%. The increase was due primarily to communities we acquired in the reorganization, other community acquisitions and an increase in the number of rental homes we own.

Cost of Manufactured Homes Sold.   The cost of manufactured homes sold was $18.4 million for the year ended December 31, 2003, as compared to $25.8 million for the year ended December 31, 2002, a decrease of $7.4 million, or 29%. The decrease was due primarily to a 121 unit decrease in sales of manufactured homes from 629 units sold for the year ended December 31, 2002 to 508 units sold for the year ended December 31, 2003, partially offset by the inclusion of the results of the retail home sales business we acquired in the reorganization for the entire year in 2003. The gross margin for manufactured homes sold was 15% for the year ended December 31, 2003 and 19% for the year ended December 31, 2002.

Retail Home Sales, Finance, Insurance and Other Operations Expense.   For the year ended December 31, 2003, total retail home sales, finance, insurance and other operations expense was $7.4 million, as compared to $8.6 million for the year ended December 31, 2002, a decrease of $1.2 million, or 14%. This decrease is due to lower sales of manufactured homes and a lower cost structure as a result of eliminating the costs of maintaining stand-alone retail stores, partially offset by increases in expenses resulting from the inclusion of results of the retail home sales business we acquired in the reorganization for the entire period in 2003 as compared to eight months for 2002.

Property Management Expense.   Property management expense for the year ended December 31, 2003 was $5.5 million, as compared to $4.1 million for the year ended December 31, 2002, an increase of $1.4 million, or 34%. The increase was due primarily to inclusion of the results of the communities we acquired in the reorganization for an entire year in 2003.

General and Administrative Expense.   General and administrative expense for the year ended December 31, 2003 was $16.9 million, as compared to $13.1 million for the year ended December 31, 2002, an increase of $3.8 million, or 29%. The increase was due primarily to the reorganization, a $900,000 one time charge for vacating unused office space, a non-recurring credit of $291,000 against our insurance expenses in 2002, and, in 2003, to higher professional services expenses related primarily to our manufactured home acquisitions. As a percentage of total revenue, general and administrative expense was 10% for the year ended December 31, 2003, as compared to 9.6% for the year ended December 31, 2002.

Depreciation and Amortization Expense.   Depreciation and amortization expense for the year ended December 31, 2003 was $46.5 million, as compared to $37.1 million for the year ended December 31, 2002, an increase of $9.4 million, or 25%. The increase relates to the reorganization, other community acquisitions, related capital improvements and rental home acquisitions. This was partially offset by the increase in depreciable lives of community improvements from 20 years to 30 years made in connection with the reorganization.

Retail Home Sales and Insurance Asset and Goodwill Impairment and Other Expense.   At the time of the reorganization, our retail home sales subsidiary was engaged in the retail sale of manufactured homes to third parties through 19 separate, stand-alone retail dealership locations in five states. Due to significant changes in the industry, particularly the shortage of consumer financing to support sales of manufactured homes, beginning in late 2002 we redirected our retail home sales efforts away from a retail dealership presence and into an in-community presence focused exclusively on sales of homes in our communities. Our in-community retail home sales business operates in conjunction with our consumer finance business through which we provide credit to qualified buyers of homes in our communities.

During the year ended December 31, 2003, we substantially completed the redirection of our retail home sales efforts by selling 11 of our retail dealerships, ceasing operations in the remaining five retail dealerships and beginning in-community retail home sales activities in nearby communities owned by us. With respect to five retail dealerships we closed, we relocated the inventory to nearby manufactured home communities we own.

In connection with these activities, we recorded a charge of $1.4 million, net of sales proceeds of $1.3 million, to write off fixed assets and to record the cost of remaining lease obligations at the retail dealerships we closed in 2003.

At December 31, 2002, we recorded an impairment of goodwill in the retail home sales, finance and insurance operations of $13.6 million. The impairment for the retail home sales and finance operations arose from a deterioration of its operating performance subsequent to the reorganization due to lower projected sales volumes caused by adverse market conditions of the manufactured home sales industry as a whole, the related finance industry, and the market for manufactured home sales businesses. The impairment for the insurance operation arose because the insurance operation derives the majority of its revenue from the retail home sales and finance operations. We had no impairment of goodwill for the year ended December 31, 2003.

Interest Expense.   Interest expense for the year ended December 31, 2003 was $57.4 million, as compared to $43.8 million for the year ended December 31, 2002, an increase of $13.6 million, or 31%. The increase was due primarily to: additional indebtedness acquired in the reorganization of

$380.8 million, additional borrowings of $27.0 million under the rental home credit facility, $20.0 million under the preferred interest, $18.8 million under the BFND credit facility, and $4.3 million of indebtedness assumed in connection with community acquisitions. Such interest expense increases resulting from additional borrowings were partially offset by lower interest rates on variable rate debt.

Interest Income.   Interest earned on notes receivable, cash and cash equivalents, restricted cash and loan reserves was $1.4 million for the years ended December 31, 2003 and 2002.

Discontinued Operations.   In the third quarter of 2004, we entered into a real estate auction agreement to sell a total of 12 communities and two parcels of land. In addition, we separately entered into a sales agreement to sell our Sea Pines, Camden Point and Butler Creek communities. In the fourth quarter of 2004 we entered into agreements to sell an additional 15 communities. During the year ended December 31, 2003, we sold the Sunrise Mesa community.

During the year ended December 31, 2003, we have reflected $31,000 of income from the operation of these assets and $3.3 million gain on the sale of the Sunrise Mesa community sale as discontinued operations. During the year ended December 31, 2002, we have reflected $1.0 million of income from the operation of these assets as discontinued operations.

Net Loss Attributable to Common Partnership Unitholders.   As a result of the foregoing, our net loss attributable to common partnership unitholders was $39.9 million for the year ended December 31, 2003, as compared to $47.1 million for the year ended December 31, 2002, a decrease of $7.2 million, or 15%. The decrease was due to increases of $33.3 million in rental income, $3.7 million in utility and other income, and $2.3 million in income and gain on sale of discontinued operations and decreases of $7.4 million in cost of manufactured homes sold, $1.2 million in retail home sales, finance, insurance and other operations expense and retail home sales and insurance asset and goodwill impairment of $12.1 million offset by decreases of $10.3 million in manufactured home sales, and increases of $11.1 million in property operations expense, $3.6 million in real estate taxes, $1.4 million in property management expenses, $3.7 million in general and administrative expenses, $9.4 million in depreciation and amortization and $13.5 million in interest expense.

The following tables present certain information relative to our real estate segment as of and for the year ended December 31, 2003 and 2002 on a historical and “Same Communities” basis. “Same Communities” reflects information for all communities owned by us at both January 1, 2002 and December 31, 2003. “Same Communities” does not include the twenty-two communities we acquired subsequent to January 1, 2003 or the community sold during 2003 (in thousands, except home, occupancy, community, and per unit information).

	Same Communities(4)		Real Estate Segment(4)
	2003	2002	2003	2002
For the year ended December 31:
Average total homesites	15,717	15,824	37,316	27,463
Average total rental homes	1,812	1,333	5,183	2,626
Average occupied homesites—homeowners	13,030	13,785	29,281	24,895
Average occupied homesites—rental homes	1,376	908	3,695	1,830
Average total occupied homesites	14,406	14,693	32,976	26,725
Average occupancy—rental homes	76.0%	68.1%	71.3%	69.7%
Average occupancy—total	91.7%	92.9%	88.4%	97.3%
For the year ended December 31:
Real estate revenue
Homeowner rental income	$48,749	$47,479	$94,591	$72,476
Home renter rental income	10,760	7,695	31,157	19,865
Other	104	(39)	167	(167)
Rental income	59,613	55,135	125,915	92,174
Utility and other income	6,088	5,095	13,487	10,147
Total real estate revenue	65,701	60,230	139,402	102,321
Real estate expenses
Property operations expenses	19,151	18,165	45,181	33,320
Real estate taxes	4,566	3,681	10,137	6,671
Total real estate expenses	23,717	21,846	55,318	39,991
Real estate net segment income	$41,984	$38,384	$84,084	$62,330
Average monthly real estate revenue per total occupied homesite(1)	$380	$342	$352	$319
Average monthly homeowner rental income per homeowner occupied homesite(2)	$312	$287	$269	$243
Average monthly real estate revenue per total homesite(3)	$348	$317	$311	$310
As of December 31:
Total communities owned	203	203	329	209
Total homesites	15,735	15,668	37,552	36,805
Occupied homesites	14,095	14,593	32,190	33,097
Total rental homes owned	2,012	1,636	5,558	4,423
Occupied rental homes	1,503	1,197	4,114	3,002

(1)    Average monthly real estate revenue per occupied homesite defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.

(2)    Average monthly homeowner rental income per homeowner occupied homesite defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(3)    Average monthly real estate revenue per total homesite defined as total real estate revenue divide by average total homesites divided by the number of months in the period.

(4)    Real estate segment and homesite data excludes discontinued operations.

A reconciliation of our net segment income to net loss attributable to common unitholders is as follows:

	Twelve Months Ended December 31,
	Same Communities		As Reported
	2003	2002	2003	2002
Net segment income:
Real estate	$41,984 (1)	$38,384 (1)	$84,084	$62,330
Retail home sales and finance	— (2)	— (2)	(1,772)	230
Insurance	1,071	204	1,071	204
Corporate and other	(469)	(652)	(469)	(652)
	42,586	37,936	82,914	62,112
Other expenses:
Property management	5,527	4,105	5,527	4,105
General and administrative	16,855	13,087	16,855	13,087
Retail home sales asset impairment	—	—	1,385	—
Goodwill impairment	—	—	—	13,557
Depreciation and amortization	18,652	19,766	46,467	37,058
Interest expense	16,021	7,026	57,386	43,804
Total other expenses	57,055	43,984	127,620	111,611
Interest income	(1,439)	(1,390)	(1,439)	(1,390)
Loss from continuing operations	(13,030)	(4,658)	(43,267)	(48,109)
Income from discontinued operations	—	—	31	1,040
Gain on sale of discontinued operations	—	—	3,333	—
Net loss attributable to common partnership unitholders	$(13,030)	$(4,658)	$(39,903)	$(47,069)

(1)    Same communities real estate net segment income excludes results of communities acquired after January 1, 2002 and community sold before December 31, 2003.

(2)    Excludes segment results as a result of the restructuring in September 2003 in which we closed all stand-alone retail stores existing on January 1, 2003 at which time we had no significant in-community sales operations.

Liquidity and Capital Resources

Our principal liquidity demands have historically been, and, to a greater or lesser degree depending on the nature of the expenditures,  are expected to continue to be, recurring and non-recurring capital improvements of communities, debt repayment, the purchase of new and used homes for lease and sale, funding loans to home buyers, property acquisitions, and partnership interest distributions. We intend to meet these liquidity requirements through our working capital provided by operating activities, available financing under our floor plan line of credit for home purchases, our consumer finance facility to fund home loans, our lease receivables line of credit to be secured by homes in our rental portfolio, other available unsecured financing, and the potential net proceeds from the sale of communities. We consider these sources to be adequate to meet all operating requirements, including recurring capital improvements, debt service, other normally recurring expenditures of a capital nature and, if necessary and appropriate, payment of dividends to ARC’s stockholders to maintain qualification as a REIT in accordance with the Internal Revenue Code.

Our operating cash flows have not been sufficient to cover the distributions to our partners that were made since ARC’s IPO in February 2004. On May 23, 2005, we declared a reduced distribution to our partners for the second quarter of 2005. On September 21, 2005, ARC’s board of directors announced that no distributions would be made on the Partnership’s common partnership units for third quarter of 2005. ARC’s board of directors reviews our practices with respect to the payment of distributions on a quarterly basis. Should our operating cash flows not improve, we may need to take additional action with respect to the payment of distributions, which may include the further reduction or elimination of our distributions to our partners.

Our plan is to increase occupancy through the following activities, as well as other initiatives that may be available to us. To accomplish our plans and objectives for the next 12 months, we may invest significant funds for the purchase of manufactured homes for sale, rent and lease with option to purchase. We expect to commit to these expenditures only as demand warrants and funds permit and we have entered into no significant forward purchase commitments with respect to such purchases. We also plan to make recurring capital expenditures, as necessary and appropriate, to keep our communities up to our standards and for general capital improvements.

We expect to fund our short-term liquidity needs through net cash provided by operations, borrowings under our $50 million floorplan line of credit, borrowings under our lease receivables line of credit which was expanded from $75 million to $150 million in October 2005 and other sources of capital, including the net proceeds from the sale of up to 79 communities that we have identified as held for sale. We also have the ability to sell additional communities if conditions warrant.

In addition, in order to facilitate sales of new and existing homes, we also plan to finance a significant portion of our home sales during 2005. We have a $125 million consumer finance facility to support our in-community home sales financing program under which we may finance up to 90% of the principal amount of qualifying loans made to qualifying home buyers.

We have extended the maturity date of our $85 million revolving credit mortgage facility to September 2006, and expect to refinance or extend our senior variable rate mortgage when due in 2006. In addition to our existing sources of capital, we have significant experience in raising private equity and we may in the future use that experience to enter into financing joint ventures or other similar arrangements if we determine that such a structure would provide an efficient means of raising capital.

Not withstanding the foregoing and based on our historical results, we do not believe that we will be able to fully fund our debt service obligations and recurring capital expenditures, as well as our operating plans and objectives described above, out of operating cash flows. Accordingly, our ability to implement our plans and occupancy objectives described above will depend upon our ability to obtain adequate funding from the financing sources described above or from other available funding sources. We cannot assure that we will be able to sell any or all of the 79 communities currently held for sale or additional communities, sell new or used homes, borrow under our consumer finance line of credit, refinance expiring credit lines or make other arrangements necessary to fund some or all of our activities to increase occupancy. Should we not be able to obtain sufficient funds for these purposes, we may determine that it is necessary to substantially defer or eliminate some or all of our plans and growth objectives that require these funds, including community and home purchases, consumer loans, and non-recurring capital expenditures.

Cash Flows

Comparison of the Six Months Ended June 30, 2005 to the Six Months Ended June 30, 2004

Cash provided by operations was $1.0 million for the six months ended June 30, 2005, as compared with $19.0 million for the same period in 2004. The decrease in cash provided by operations primarily was due to payments made in the first half of 2005 for substantial accruals incurred at the end of 2004 for capital expenditures and repairs and maintenance activities as compared to a relatively low level of such payments in the first half of 2004.

Cash used in investing activities was $39.2 million in the six months ended June 30, 2005, compared with $576.8 million for the same period in 2004. The decrease in cash used in investing activities primarily was due to the Hometown and D.A.M. portfolio acquisitions in the first half of 2004, as well as proceeds from community sales in the first half of 2005. Purchases and sales of homes are included in investing activities as these assets are considered by the company to be long-term revenue generating assets.

Cash provided by financing activities was $18.0 million in the six months ended June 30, 2005, compared with $579.0 million for the same period in 2004. The decrease in cash provided by financing activities primarily was due to the issuance of additional indebtedness and common and preferred unit issuances in connection with ARC’s IPO in the first half of 2004, as well as increases in the repayment of existing indebtedness and distribution payments in the first half of 2005.

Comparison of the Year Ended December 31, 2004 to the Year Ended December 31, 2003

Cash provided by operations was $27.0 million and $10.7 million for the years ended December 31, 2004 and 2003, respectively. The increase in cash provided by operations for 2004 as compared to 2003 was due primarily to increased homesites resulting from our Hometown and D.A.M. portfolio acquisitions.

Cash used in investing activities was $607.6 million and $47.7 million for the year ended December 31, 2004 and 2003, respectively. The increase in 2004 as compared to 2003 was due primarily to the Hometown and D.A.M. portfolio acquisitions and an increase in acquisitions of other communities and manufactured homes. Purchases and sales of homes are included in investing activities as these assets are considered by the company to be long-term revenue generating assets.

Cash provided by financing activities was $593.8 million and $25.4 million for the year ended December 31, 2004 and 2003, respectively. The increase in 2004 as compared to 2003 was primarily due to issuance of additional indebtedness and common and preferred partnership unit issuances in connection with ARC’s IPO, partially offset by the repayment of existing indebtedness and the payment of both common and preferred unit distributions.

Comparison of the Year Ended December 31, 2003 to the Year Ended December 31, 2002

Cash provided by operations was $10.7 million and $14.3 million for the year ended December 31, 2003 and 2002, respectively. The decrease for 2003 was due primarily to changes in operating assets and liabilities partially offset by a reduction in manufactured home inventory held for sale.

Cash used in investing activities was $47.7 million and $137.5 million for the year ended December 31, 2003 and 2002, respectively. The decrease in 2003 compared to 2002 was due primarily to reduced levels of community acquisitions and rental home purchases. Purchases and sales of homes are included in investing activities as these assets are considered by the company to be long-term revenue generating assets.

Cash provided by financing activities was $25.4 million and $137.8 million for the year ended December 31, 2003 and 2002, respectively. The decrease in 2003 as compared to 2002 was primarily due to lower borrowing for community acquisitions and rental homes, funds provided in 2002 from the reorganization and issuance of common partnership units, partially offset by funding of the rental home credit facility in 2003.

Inflation

Inflation in the U.S. has been relatively low in recent years and did not have a material impact on our results of operations for the three and six months ended June 30, 2005 and 2004 or the years ended December 31, 2004 and 2003. Although the impact of inflation has been relatively insignificant in recent years, it remains a factor in the United States economy and may increase the cost of acquiring or replacing property, plant, and equipment and the costs of labor and utilities.

Commitments

At June 30, 2005, adjusted for the effect of the offering of the notes, we had $1,049.3 million of pro forma consolidated indebtedness outstanding with the following repayment obligations (in thousands):

	Debt	Operating
	Repayment	Lease	Total
	Obligations	Obligations	Obligations
2005	$107,101	$756	$107,857
2006(1)	122,455	109	122,564
2007	43,046	112	43,158
2008	65,765	56	65,821
2009	97,463	18	97,481
Thereafter	609,259	—	609,259
Commitments	1,045,089	1,051	1,046,140
Unamortized premium related to indebtedness assumed in Hometown and DAM acquisitions	4,251	—	4,251
	$1,049,340	$1,051	$1,050,391

(1)    $140.5 million of senior variable rate mortgage debt due 2006 may be extended for three additional 12-month periods at our option and subject to certain conditions.

The fair value of debt outstanding as of June 30, 2005, adjusted for the effect of the offering of the notes, was approximately $1,076.4 million.

Consolidated Indebtedness to be Outstanding After Our Offering

The following table sets forth certain information with respect to our pro forma consolidated indebtedness outstanding as of June 30, 2005 after giving effect to the sale of the notes and the discontinued operations resulting from the proposed sale of the 79 communities (dollars in thousands):

	Amount of Debt	Percentage of Total Debt	Weighted Average Interest Rate	Maturity Date	Annual Debt Service	Balance at Maturity
Fixed Rate Debt
Senior fixed rate mortgage due 2009	$83,067	7.9%	5.05%	2009	$5,476	$77,590
Senior fixed rate mortgage due 2012	276,278	26.3%	7.35%	2012	23,480	244,675
Senior fixed rate mortgage due 2014	189,522	18.1%	5.53%	2014	13,163	179,975
Various individual fixed rate mortgages
due 2005 through 2031	121,641	11.6%	7.20%	2005 to 2031	9,984	80,425
Senior Exchangeable Notes due 2025	96,600	9.2%	7.50%	2025	7,245	96,600
Other loans	1,006	0.1%	8.67%	2005	172	1,000
	768,114	73.2%	6.65%		59,520	680,265
Variable Rate Debt
Senior variable rate mortgage due 2006	108,520	10.3%	6.22%	2006	6,750	108,520
Revolving credit mortgage facility due 2005	58,764	5.6%	6.17%	2005	3,626	58,764
Trust preferred securities due 2035	25,780	2.5%	6.26%	2035	1,614	25,780
Consumer finance facility due 2008	9,369	0.9%	6.18%	2008	579	9,369
Lease receivable facility due 2007	42,100	4.0%	10.22%	2007	4,303	42,100
Floorplan lines of credit due 2007	35,367	3.4%	6.59%	2007	2,331	35,367
Other loans	1,326	0.1%	6.97%	2012	188	523
	281,226	26.8%	6.86%		19,391	280,423
	$1,049,340	100.0%	6.71%		$78,911	$960,688

FFO

As defined by NAREIT, FFO represents income (loss) from continuing operations (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

The following table calculates our FFO for the three and six months ended June 30, 2005 and the years ended December 31, 2004, 2003 and 2002 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2005	2004	2005	2004(1)	2004(1)(2)	2003(3)	2002(4)
Net loss from continuing operations	$(16,351)	$(5,326)	$(30,384)	$(42,578)	$(84,913)	$(43,267)	$(48,109)
Plus:
Depreciation and amortization	22,224	17,242	42,255	32,152	72,014	46,467	37,058
Income from discontinued operations.	72	343	1,000	795	1,915	31	1,040
Depreciation and amortization from discontinued operations	(18)	1,085	5	1,825	3,134	2,589	1,957
Less:
Amortization of loan origination fees.	(1,911)	(855)	(3,772)	(1,722)	(5,952)	(3,213)	(4,129)
Depreciation expense on furniture, equipment and vehicles	(529)	(81)	(951)	(449)	(1,264)	(1,112)	(1,019)
FFO	3,487	12,408	8,153	(9,977)	(15,066)	1,495	(13,202)
Less preferred unit distributions.	(2,971)	(2,578)	(5,942)	(3,810)	(9,752)	—	—
FFO available to common partnership unitholders	$516	$9,830	$2,211	$(13,787)	$(24,818)	$1,495	$(13,202)

(1)    Our FFO for the six months ended June 30, 2004 includes $27.9 million of costs related to ARC’s IPO, financing transactions and the Hometown acquisition.

(2)    FFO for the year ended December 31, 2004 includes charges for the following: (i) retail losses of $11.2 million related to sales of older vacant homes sold during the fourth quarter at discounts to their original costs and marketing and promotion costs both incurred to drive occupancy, help establish and drive our Hispanic marketing initiative and reduce future repairs and maintenance costs in our rental home portfolio; (ii) $3.0 million of impairment charges related to older vacant rental homes we expect to sell in 2005 at prices less than their carrying value in order to continue to drive occupancy in specific markets and reduce repairs and maintenance costs in our rental home portfolio; (iii) $0.9 million of goodwill impairment related to our insurance business; (iv) $1.0 million of severance costs related to the fourth quarter resignation of our chief operating officer and the second quarter resignation of other executive officers; (v) approximately $500,000 of impairment charges related to three communities; and (vi) approximately $500,000 related to property damage sustained during the hurricanes that occurred in the third quarter in the Southeast United States.

(3)    FFO for the year ended December 31, 2003 includes a charge of $1.4 million for retail home sales asset impairment and other expense and a charge of approximately $864,000 for the cost of vacating unused office space and $337,000 in executive severance.

(4)    FFO for the year ended December 31, 2002 includes charges incurred in the reorganization in connection with the repayment of debt including $1.9 million for exit fees and $1.6 million for the write off of unamortized loan costs, and includes a charge of $13.6 million to write off goodwill associated with our retail home sales and insurance businesses. For more details see our consolidated financial statements for the years ended December 31, 2004, 2003 and 2002.

Quantitative and Qualitative Disclosures About Market Risk

Our future income, cash flows and fair values relevant to financial instruments are dependent upon prevalent market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. We use some derivative financial instruments to manage, or hedge, interest rate risks related to our borrowings. We do not use derivatives for trading or speculative purposes and only enter into contracts with major financial institutions based on their credit rating and other factors.

As of June 30, 2005, our pro forma debt outstanding was $1,049.3 million, comprised of $768.1 million of indebtedness subject to fixed interest rates and $281.2 million, or 26.8%, of our total consolidated debt, subject to variable interest rates. In February 2004 we entered into a two-year interest rate swap agreement pursuant to which we effectively fixed the base rate portion of the interest rate with respect to $100 million of our variable rate debt. As a result, approximately 80% of our total indebtedness is subject to fixed interest rates for a minimum of two years.

If LIBOR and the prime rate were to increase by 1.00%, the increase in interest expense on the variable rate debt would decrease future earnings and cash flows by approximately $3.2 million annually. If, after consideration of the interest rate swap agreement described above, LIBOR and the prime rate were to increase by 1.00%, the increase in interest expense on the variable rate debt would decrease future earnings and cash flows by approximately $2.2 million annually.

Interest risk amounts were determined by considering the impact of hypothetical interest rates on our financial instruments. These analyses do not consider the effect of any change in overall economic activity that could occur in that environment. Further, in the event of a change of that magnitude, we may take actions to further mitigate our exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.

The fair value of pro forma debt outstanding as of June 30, 2005 was approximately $1,076.4 million.

AFFORDABLE RESIDENTIAL COMMUNITIES LP

BUSINESS AND PROPERTIES

Overview

The Partnership is a Delaware limited partnership whose sole general partner is ARC. As of June 30, 2005, ARC owned approximately 94.8% of the Partnership’s outstanding partnership interests. ARC is a fully integrated, self-administered and self-managed Maryland corporation that elected to be taxed as a real estate investment trust, or REIT.

We acquire, renovate, reposition and operate primarily all-age manufactured home communities. We also lease with the option to purchase, rent and sell manufactured homes, finance sales of manufactured homes and act as agent in the sale of homeowners’ insurance and other related insurance products, all exclusively to residents and prospective residents in our communities.

As of June 30, 2005, we owned and operated 315 manufactured home communities (excluding one community held for sale) in 27 states containing 62,942 homesites. These properties are located in 67 markets across the United States. Our five largest markets are Dallas/Fort Worth, Texas, with 11.5% of our total homesites; Atlanta, Georgia, with 7.9% of our total homesites; Salt Lake City, Utah, with 6.0% of our total homesites; the Front Range of Colorado, with 5.2% of our total homesites; and Kansas City/Lawrence/Topeka, Kansas/Missouri with 3.9% of our total homesites. On September 21, 2005, ARC’s board of directors authorized the sale of up to 79 communities in 33 markets, either at auction or through various negotiated sales. Following these sales and assuming that all these communities are sold, ARC will continue to own approximately 237 communities that it believes meet its business plan objectives and operating strategy objectives. After taking into account the proposed sale of these communities, on a pro forma basis as of June 30, 2005, our five largest markets are Dallas/Fort Worth, Texas, with 13.1% of our total homesites; Atlanta, Georgia, with 10.0% of our total homesites; Salt Lake City, Utah, with 7.6% of our total homesites; the Front Range of Colorado, with 6.6% of our total homesites; and Jacksonville, Florida, with 4.5% of our total homesites. See “Affordable Residential Communities LP Selected Consolidated Historical and Pro Forma Financial Data” and “Selected Unaudited Pro Forma Financial Data” for a further discussion of the anticipated effect on the Partnership and ARC of these sales and the sale of the notes.

ARC’s predecessor was formed in 1995. In the first quarter of 2004, ARC completed its initial public offering, or IPO, of 25,300,209 shares of ARC common stock (including 2,258,617 shares sold by selling securityholders) and 5,000,000 shares of ARC’s 8.25% Series A cumulative redeemable preferred stock. In conjunction with the IPO, we also completed a financing transaction involving Merrill Lynch Mortgage Capital Inc., an affiliate of the initial purchaser of the notes, consisting of $500 million of new mortgage debt and the repayment of some of our existing indebtedness. We used a portion of the proceeds from ARC’s IPO and the financing transaction to acquire 90 manufactured home communities from Hometown America, L.L.C., or Hometown. See Note 3 to the Partnership’s annual audited financial statements included in this prospectus for a further discussion of the Hometown acquisition.

Our principal executive, corporate and property management offices are located at 600 Grant Street, Suite 900, Denver, Colorado 80203, and our telephone number is (303) 383-7500. Our internet address is www.aboutarc.com. The information contained on our website is not part of this prospectus.

Our Business Objectives

Our principal business objectives are to achieve sustainable long-term growth in cash flow per share and to maximize returns to our stockholders. Our key operating objectives include the following:

Community Renovation and Repositioning.   We utilize a comprehensive four-stage process that we call B-F-F-R to renovate and reposition the communities we acquire and improve their operating performance. B-F-F-R stands for: Buy—acquisition, Fix—physical infrastructure and resident quality, Fill—occupancy level, Run—ongoing, long-term operations. Our prior acquisitions generally have targeted communities that demonstrate opportunities for improvement in operating results due to one or more of the following characteristics:

•       below market rate leases;

•       high operating expenses;

•       poor infrastructure and quality of residents;

•       inadequate capitalization; or

•       a lack of professional management.

While community acquisition opportunities have historically been a significant focus of our activities, we are currently less focused on such opportunities and more focused on community operations.

With respect to the other stages of the B-F-F-R process, we have established district and regional management that has a sufficiently limited span of control to allow for strong focus on community development. We have also established a mobile management team positioned to address specific issues related to particular markets and drive new programs. We focus on our communities utilizing B-F-F-R according to their relative occupancy levels as follows:

•       For communities above 90% occupancy, we primarily focus on improving operating margins through expense and overhead management, utility recovery and creation of additional revenue sources (as of June 30, 2005, 131 communities with 23,222 homesites averaging 96% occupancy, or, on a pro forma basis, after giving effect to the proposed sale of 79 communities with 20,246 homesites averaging 95.5% occupancy);

•       For communities between 80% and 90% occupancy, we focus on sales and leasing activities, resident retention and delivering the necessary homes to the community to allow for occupancy growth (as of June 30, 2005, 96 communities with 20,331 homesites averaging 86% occupancy, or, on a pro forma basis, after giving effect to the proposed sale of 79 communities, 77 communities with 17,262 homesites averaging 85.9% occupancy); and

•       For communities below 80% occupancy, we focus on developing community management and sales staff, making capital expenditures, supplying necessary homes to provide for occupancy growth and establishing resident standards with respect to behavior and rent payment (as of June 30, 2005, 47 communities with 10,057 homesites between 70% and 80% occupancy averaging 76% occupancy and another 41 communities with 9,332 homesites below 70% occupancy averaging 63% occupancy, or, on a pro forma basis, after giving effect to the proposed sale of 79 communities, 28 communities with 6,825 homesites between 70% and 80% averaging 76% occupancy and another 21 communities with 5,135 homesites below 70% averaging 64.3% occupancy).

Significant Presence in Key Markets.   As of June 30, 2005, approximately 69% of our homesites were located in our 20 largest markets. Upon completion of the proposed sale of the 79 communities, approximately 79% of our homesites will be in our 20 largest markets. We believe we have a leading market share in 15 of these markets, based on number of homesites. To the extent that we acquire new communities, we focus our growth in select markets characterized by limited development, expensive alternative housing costs, a strong, diversified economic base and/or opportunity to increase our market share and achieve economies of scale. Increasing our presence and market share enables us to (i) achieve operating efficiencies and economies of scale by leveraging our local property management infrastructure and other operating overhead over a larger number of communities and homesites, (ii) provide potential residents with a broader range of affordable housing options in their market, (iii) increase our visibility and brand recognition and leverage advertising costs and (iv) obtain more favorable terms and faster turnaround time on construction, renovation, repairs and home installation services. We believe the significant size and geographic diversity of our portfolio reduces our exposure to risks associated with geographic concentration, including the risk of economic downturns or natural disasters in any one market in which we operate.

Broad Based Marketing Efforts.   We have developed and implemented a number of marketing initiatives to enhance the visibility of our communities, maintain and improve our occupancy, and identify, reward and lengthen the lease duration of our good customers. We have active marketing and sales teams at both the corporate and local market level. Our home lease with option to purchase program allows residents who might not otherwise qualify for home ownership through traditional purchase or financing avenues the opportunity to work towards home ownership while they lease. Our ability to provide financing to our residents and prospective residents is supported by our consumer finance facility. We have also established a Hispanic marketing initiative targeted at addressing the specific needs and cultural preferences of the fastest growing segment of the U.S. population.

Proactive Management to Maximize Occupancy.   In response to challenging industry conditions, particularly the shortage of available consumer financing for the purchase of manufactured housing, we have developed and implemented a range of programs aimed primarily at increasing and maintaining our occupancy, improving resident satisfaction and retention, increasing revenue and improving our operating margins. We focus on converting long-term renters into homeowners and improving occupancy through the sale of older homes for cash, the financing of sales of newer homes and the leasing of newer homes with an option to purchase.

Customer Satisfaction and Quality Control.   Our goal is to meet the needs of our residents or prospective residents for housing alternatives in a clean and attractive environment at affordable prices. We have established a nationwide call center with bilingual staff to manage resident communications and enhance our sales and marketing efforts. We approach our business with a consumer product focus having an emphasis on value and quality for our residents and prospective residents. We have quality assurance programs executed through employee training and adherence to guidelines developed by our senior management, based in part upon surveys of our customers. Our customer focus and quality controls are designed to provide consistency and quality of product and to enable our community managers to effectively market our communities and improve occupancy and resident retention across our portfolio.

Community Acquisitions/Dispositions.   Over the last ten years, ARC has acquired over 340 communities with over 70,000 homesites. We have invested in dedicated resources, including acquisition, due diligence, construction and marketing teams which allowed us to significantly broaden our acquisition prospects, incorporating stabilized and non-stabilized communities. We have compiled a proprietary computer database containing detailed information on over 28,000 manufactured home communities located throughout the United States, which enables us to take advantage of acquisition opportunities quickly, often before the community has been marketed publicly. However, while community acquisition opportunities have historically been a significant focus of our activities, we are currently less focused on such opportunities and more focused on community operation. In addition, we also sold more than 30 communities, and have announced plans to sell up to an additional 79 communities, when it became evident that these communities did not fit our market or performance objectives. We continue to evaluate our property portfolio and may sell additional properties in the future.

Key Programs and Initiatives

Home Rental Program.   Our real estate segment revenue consists of homeowner rental income, home renter rental income and utility and other income. We receive homeowner rental income from homeowners who lease homesites in our communities, and we receive home renter rental income from persons who rent manufactured homes and homesites from us in our communities pursuant to our home rental program and our home lease with option to purchase program. For the six months ended June 30,

2005, and the year ended December 31, 2004, home renter rental income totaled $22.9 million, or approximately 20% of our total real estate revenue, and $40.3 million, or approximately 20% of our total real estate revenue, respectively, and homeowner rental income totaled $78.7 million, or approximately 70% of our total real estate revenue, and $145 million, or approximately 71% of our total real estate revenue, respectively. At June 30, 2005, we owned a total of 8,718 homes in our communities with acquisition and improvement costs of $249.2 million, which are rented, available for rent or for sale. These homes had an occupancy rate of approximately 86% at June 30, 2005. We intend to continue to expand our home rental program in the future.

Home Lease with Option to Purchase.   Our home lease with option to purchase program is a program that we initiated in 2004 to address the demand for home ownership in that segment of the population that might not otherwise qualify to finance the purchase of a home or pay cash. Under this program, a resident enters into a long term lease of a home, typically 24 to 84 months. Over the term of the lease, the resident makes rental payments for the home, and makes additional monthly payments which, if the resident elects to exercise the purchase option, are applied to the purchase price of the home. The resident pays a non-refundable option fee at the time of execution of the home lease. The lease may be terminated at any time by the payment of a termination fee by the resident as provided in the lease, and in the event of such termination, the resident forfeits all additional payments made through the date of termination of the lease. The resident has the right to purchase the home at any time during the term of the lease for a stated purchase price as provided in the lease. The resident also executes a separate homesite lease as part of this program, and agrees that upon the exercise of the purchase option to maintain the home in our community for an additional period of at least 48 months. This program is only offered on homes we own located in our communities.

In-Community Retail Home Sales and Consumer Financing Initiative.   Our retail home sales business consists of the sales of manufactured homes in our communities to residents and prospective residents at reasonable prices. Through our consumer financing initiative, we provide loans to qualified residents and prospective residents to facilitate purchases of manufactured homes located in our communities. It is our practice to acquire additional manufactured home inventory for sale in coordination with the sale of our existing inventory.

Our Industry

The manufactured housing industry represents a meaningful portion of the U.S. housing market. In 2000, there were an estimated 22 million people living in manufactured homes in the United States. The manufactured housing industry is primarily focused on providing affordable housing to moderate-income customers. A manufactured home is a single-family house constructed entirely in a factory rather than at a homesite, with generally the same materials found in site-built homes and in conformity with federal construction and safety standards.

Each homeowner in a manufactured home community leases a homesite from the owner of the community. The manufactured home community owner owns the underlying land, utility connections, streets, lighting, driveways, common area amenities and other capital improvements and is responsible for enforcement of community guidelines that govern resident conduct and maintenance of the community. Generally, each homeowner is responsible for the maintenance of their home and upkeep of their leased site.

We believe that manufactured home communities have several characteristics that make them an attractive investment when compared to some other types of real estate, particularly multi-family real estate, including the following:

•       significant barriers to the entry of new manufactured home communities into the market;

•       large and growing demographic group of potential customers;

•       comparatively stable resident base;

•       fragmented ownership of communities;

•       comparatively low recurring capital requirements;

•       improved economies of scale in operation of multiple sites; and

•       affordable homeowner lifestyle.

The manufactured housing industry faces a challenging operating environment, which has resulted in losses, exits from the industry and significant curtailment of activity among manufacturers, retailers and consumer finance companies. According to Manufactured Housing Institute, or MHI, industry shipments (a measure of manufacturers’ home production and wholesale sales) have declined from 372,843 homes in 1998 to 130,802 in 2004. We believe this dramatic decline in production and sales is largely the result of an oversupply of consumer credit from 1994 to 1999, which led to over stimulation in the manufacturing, retail and finance sectors of the industry. Current industry conditions are further exacerbated by low mortgage interest rates and less stringent credit requirements for the purchase of entry-level site built homes, thereby reducing the price competitiveness of manufactured housing.

We expect industry conditions to remain difficult for the foreseeable future, based partly on overall economic conditions throughout the United States and a continued shortage of available consumer financing for manufactured home buyers. We anticipate that demand for manufactured housing and manufactured home communities will improve if home mortgage interest rates return to higher historical levels, which should reduce the pricing differential between home mortgage interest rates and interest rates for financing the purchase of a manufactured home.

Recent Developments

On September 21, 2005, ARC announced that Larry D. Willard, a member of ARC’s board of directors, had assumed the additional position of Chairman of ARC’s board of directors and Chief Executive Officer of ARC and that ARC director James F. Kimsey had become President and Chief Operating Officer of ARC. Mr. Scott D. Jackson, ARC’s former Chairman and Chief Executive Officer, had assumed the position of Vice Chairman of ARC’s board of directors and would direct ARC’s sales of communities.

On that date, ARC also announced that its board of directors had authorized a $0.515625 dividend on ARC’s Series A cumulative redeemable preferred stock and a distribution of $0.39 per unit on the Partnership’s Series C preferred partnership units. The dividend and distribution are each payable on October 30, 2005 to holders of record on October 15, 2005. ARC’s board of directors also eliminated the quarterly dividend on ARC’s common stock and the quarterly distribution on the Partnership’s common partnership units, in each case, for the quarter ended September 30, 2005.

Also on September 21, 2005, ARC’s board of directors authorized the sale of approximately 79 communities in 33 markets, either at auction or through various negotiated sales. Following these sales, and assuming all 79 communities are sold, ARC will continue to own 237 communities that it believes meet its business plan objectives and operating strategy objectives.

In September 2005, we amended our revolving credit mortgage facility to extend the maturity of the facility to September 2006. As amended, the facility bears interest at the rate of one-month LIBOR plus 2.75% (6.61% at September 30, 2005). See “Description of Other Indebtedness—Revolving Credit Mortgage Facility Due 2006” for a further discussion of this amendment.

In October 2005, we amended our lease receivables facility to increase the size of the faclity from $75 million to $150 million. The amendment also (i) increased the limit on borrowings under the lease receivables facility from an amount equal to approximately 55% of the net book value of the eligible manufactured housing units owned by two of our indirect wholly owned subsidiaries, ARC Housing LLC and ARC HousingTX LP (collectively, “Housing”) and located in ARC’s communities, to 65%, subject to certain other applicable borrowing base requirements, (ii) increased the interest rate on borrowings under the facility from 3.25% plus one-month LIBOR to 4.125% plus one-month LIBOR (7.985% at September 30, 2005), and (iii) extended the maturity of the facility from March 31, 2007 to September 30, 2008. See “Description of Other Indebtedness—Lease Receivables Facility Due 2008” for a further discussion of this amendment.

Our Markets

The table below provides summary information on our portfolio as of June 30, 2005 for our 20 largest markets:

Market(1)	Number of Total Homesites	Percentage of Total Homesites	Occupancy	Rental Income Per Occupied Homesite Per Month(2)
Dallas/Fort Worth, TX	7,223	11.5%	82.7%	$349
Atlanta, GA	4,969	7.9%	89.2%	349
Salt Lake City, UT	3,792	6.0%	92.1%	348
Front Range of CO	3,287	5.2%	89.1%	429
Kansas City-Lawrence-Topeka, MO-KS	2,428	3.9%	89.6%	285
Jacksonville, FL	2,256	3.6%	88.2%	349
Wichita, KS	2,178	3.5%	66.7%	273
Orlando, FL	1,986	3.2%	89.8%	368
St. Louis, MO-IL	1,912	3.0%	81.0%	290
Oklahoma City, OK	1,887	3.0%	78.5%	289
Greensboro-Winston Salem, NC	1,398	2.2%	69.5%	270
Davenport-Moline-Rock Island, IA-IL	1,385	2.2%	86.8%	265
Inland Empire, CA	1,223	1.9%	95.1%	397
Elkhart-Goshen, IN	1,212	1.9%	85.6%	326
Charleston-North Charleston, SC	1,179	1.9%	81.8%	251
Southeast FL	1,125	1.8%	96.0%	495
Raleigh-Durham-Chapel Hill, NC	1,094	1.7%	85.7%	340
Nashville, TN	1,071	1.7%	72.8%	291
Sioux City, IA-NE	994	1.6%	79.8%	290
Syracuse, NY	931	1.5%	64.7%	340
Subtotal: Top 20 Markets	43,530	69.2%	84.5%	339
All Other Markets	19,412	30.8%	84.4%	297
Total Homesites/Weighted Average Occupancy	62,942	100.0%	84.5%	$326

(1)    Markets are defined by our management.

(2)    Rental income is defined as homeowner lot rental income, home renter lot and home rental income and other rental income reduced by move-in bonuses and rent concessions. Rental income does not include utility and other income.

After taking into account the proposed sale of the 79 communities announced on September 21, 2005, on a pro forma basis as of June 30, 2005, our five largest markets are Dallas/Fort Worth, Texas, with 13.1% of our total homesites; Atlanta, Georgia, with 10.0% of our total homesites; Salt Lake City, Utah, with 7.6% of our total homesites; and Jacksonville, Florida, with 4.5% of our total homesites. See “Affordable Residential Communities LP Selected Consolidated Historical and Pro Forma Financial Data” and “Selected Unaudited Pro Forma Financial Data” for a further discussion of the anticipated effect on the Partnership and ARC of these sales and the sale of the notes.

Our Communities

As of June 30, 2005, our portfolio consisted of 315 manufactured home communities (net of one community classified as discontinued operations) comprising approximately 62,942 homesites located in 27 states and 67 markets, primarily oriented toward all-age living.

As of June 30, 2005, our communities had an occupancy rate of 84.5% and the average monthly rental income per occupied homesite was $326. Leases for homeowners are generally month-to-month, or in limited cases year-to-year, and require security deposits. In the case of our residents renting homes from us, lease terms are typically one year, and require a security deposit. Under our lease with option to purchase program, residents enter into a long term lease, typically 24 to 84 months, pay a security deposit and option fee and commit to monthly payments creditable to their down payment upon purchase of the home. We commit to the price of the home upon purchase at the end of the lease.

The following table sets forth certain information regarding our communities, including the 79 communities we have identified as held for sale, arranged from our largest to smallest market, as of June 30, 2005. Rental income includes homeowner rental income and home renter rental income reduced by move in bonuses and rent concessions.

					Rental Income
				Occupancy	Per Occupied
			Number of	June 30,	Homesite
Community Name	Held for Sale	State	Homesites	2005	Per Month
Dallas/Ft. Worth, Texas
Meadow Glen		TX	409	64.8%	$289
Brookside Village		TX	394	79.7%	300
Southfork		TX	323	92.9%	380
Creekside		TX	308	86.7%	311
Village North		TX	289	90.7%	393
Summit Oaks		TX	278	83.1%	361
Chalet City		TX	257	79.8%	331
Twin Parks		TX	247	76.1%	438
Lakewood	*	TX	224	82.1%	424
Quail Run		TX	224	78.6%	364
Willow Terrace		TX	214	65.4%	409
Arlington Lakeside		TX	218	88.1%	342
Mesquite Meadows		TX	205	88.3%	309
Amber Village		TX	204	60.3%	359
Highland Acres		TX	197	88.3%	382
Eagle Ridge		TX	188	94.7%	368
Denton Falls		TX	186	61.3%	367
Terrell Crossing	*	TX	186	73.7%	424
Rolling Hills		TX	183	87.4%	327
Dynamic		TX	156	85.9%	340
Cottonwood Grove		TX	151	94.0%	428
Mesquite Ridge		TX	144	86.1%	334
Silver Leaf		TX	145	89.7%	259
Willow Springs		TX	139	86.3%	322
Aledo		TX	139	97.1%	294
Golden Triangle		TX	138	97.1%	430
Dynamic II		TX	136	95.6%	359
Shadow Mountain	*	TX	129	74.4%	277
El Lago		TX	122	90.2%	348
Mesquite Green		TX	121	91.7%	293
Hampton Acres		TX	119	80.7%	422
Sunset Village	*	TX	110	81.8%	325
Kimberly at Creekside		TX	107	89.7%	297
Oak Park Village		TX	94	91.5%	410

					Rental Income
				Occupancy	Per Occupied
			Number of	June 30,	Homesite
Community Name	Held for Sale	State	Homesites	2005	Per Month
Shady Creek		TX	95	75.8%	$332
Creekside Estates		TX	92	90.2%	340
Hidden Oaks		TX	87	81.6%	326
El Dorado	*	TX	79	73.4%	227
Mulberry Heights		TX	67	89.6%	348
Zoppe's		TX	60	85.0%	201
El Lago II		TX	59	84.7%	360
Dallas/Ft. Worth, Texas Total/Weighted Average			7,223	82.7%	$349
Atlanta, Georgia
Hunter Ridge		GA	850	84.8%	$350
Landmark Village		GA	509	84.9%	338
Shadowood		GA	507	92.9%	361
Riverdale (Colonial Coach)		GA	436	90.1%	336
Lamplighter Village		GA	430	93.3%	381
Stone Mountain		GA	354	83.6%	383
Castlewood Estates		GA	300	97.7%	324
Woodlands of Kennesaw		GA	267	89.9%	390
Smoke Creek		GA	264	83.3%	353
Four Seasons		GA	215	88.4%	313
Marnelle		GA	201	95.5%	345
Friendly Village		GA	203	98.0%	376
Plantation Estates		GA	130	93.1%	309
Golden Valley		GA	126	73.8%	329
Lakeside		GA	102	92.2%	261
Jonesboro (Atlanta Meadows)		GA	75	100.0%	282
Atlanta, Georgia—Total/Weighted Average			4,969	89.2%	$349
Salt Lake City, Utah
Camelot		UT	379	99.5%	$385
Country Club Mobile Estates		UT	323	99.1%	372
Crescentwood Village		UT	273	97.8%	368
Windsor Mobile Estates		UT	249	97.6%	384
Evergreen Village		UT	237	75.9%	323
Riverdale		UT	210	96.2%	321
Villa West		UT	211	94.3%	375
Lakeview Estates		UT	209	98.6%	353
Sunset Vista		UT	204	80.4%	352
Riverside		UT	200	97.5%	455
Sundown		UT	194	93.3%	339
Viking Villa		UT	191	94.2%	273
Washington Mobile Estates		UT	186	89.2%	321
Overpass Point MHC		UT	175	68.0%	276
Brookside		UT	170	91.2%	350

					Rental Income
					Per Occupied
			Number of	Occupancy	Homesite
Community Name	Held for Sale	State	Homesites	06/30/05	Per Month
Western Mobile Estates		UT	143	79.7%	$322
Willow Creek Estates		UT	137	92.7%	169
Kopper View MHC		UT	61	96.7%	340
Redwood Village		UT	40	97.5%	372
Salt Lake City, Utah—Total/Weighted Average			3,792	92.1%	$348
Front Range of Colorado
Harmony Road		CO	486	89.1%	$425
Stoneybrook		CO	426	69.0%	399
Wikiup		CO	339	96.8%	464
Villa West		CO	331	89.1%	365
The Meadows		CO	303	89.1%	484
Mountainside Estates		CO	227	89.9%	498
Thornton Estates		CO	208	98.6%	453
Countryside		CO	173	92.5%	332
Inspiration Valley		CO	139	89.2%	488
Pleasant Grove		CO	112	89.3%	423
Loveland		CO	113	96.5%	404
Sheridan		CO	111	91.9%	475
Grand Meadow		CO	104	100.0%	361
Mobile Gardens		CO	100	93.0%	474
Shady Lane		CO	64	90.6%	355
Commerce Heights		CO	51	98.0%	383
Front Range of Colorado—Total/Weighted Average			3,287	89.1%	$429
Kansas City/Lawrence/Topeka, Missouri/Kansas
Springdale Lake		MO	441	88.7%	$292
River Oaks	*	KS	397	80.9%	279
Northland		MO	281	98.9%	285
Ridgewood Estates		KS	277	89.9%	271
Easy Living		KS	261	96.2%	293
Meadowood		KS	250	91.2%	255
Harper Woods		KS	140	88.6%	322
Shawnee Hills	*	KS	109	73.4%	298
Pine Hills		KS	93	90.3%	285
Riverside		KS	93	97.8%	285
Brittany Place		KS	86	91.9%	305
Kansas City/Lawrence/Topeka, Missouri/Kansas Total/Weighted Average			2,428	89.6%	$285
Jacksonville, Florida
Portside		FL	928	96.8%	$335
CV-Jacksonville		FL	643	86.3%	361
Ortega Village		FL	284	73.9%	333

					Rental Income
					Per Occupied
			Number of	Occupancy	Homesite
Community Name	Held for Sale	State	Homesites	06/30/05	Per Month
Deerpointe		FL	212	82.1%	$391
Magnolia Circle		FL	127	81.9%	394
Connie Jean		FL	62	79.0%	287
Jacksonville, Florida—Total/Weighted Average			2,256	88.2%	$349
Wichita, Kansas
The Towneship at Clifton		KS	538	58.4%	$260
Twin Oaks		KS	373	73.5%	258
Chisholm Creek		KS	254	61.8%	240
The Woodlands		KS	243	76.1%	290
Navajo Lake Estates		KS	160	66.3%	299
Glen Acres		KS	136	68.4%	270
Sherwood Acres		KS	112	62.5%	315
Sleepy Hollow	*	KS	86	48.8%	303
Park Avenue Estates		KS	85	81.2%	350
El Caudillo		KS	67	92.5%	287
Sunset 77	*	KS	52	67.3%	201
Audora		KS	37	86.5%	314
Sycamore Square	*	KS	35	40.0%	204
Wichita, Kansas—Total/Weighted Average			2,178	66.7%	$273
Orlando, Florida
Shadow Hills		FL	664	77.4%	$425
Siesta Lago		FL	489	96.7%	383
Chalet North		FL	403	92.8%	377
College Park		FL	130	97.7%	246
Carriage Court East		FL	128	99.2%	309
Carriage Court Central		FL	118	96.6%	295
Wheel Estates		FL	54	100.0%	221
Orlando, Florida—Total/Weighted Average			1,986	89.8%	$368
St. Louis, Missouri/Illinois
Enchanted Village	*	IL	506	65.4%	$299
Mallard Lake		IL	277	93.1%	315
Country Club Manor		MO	250	88.8%	314
Siesta Manor		MO	192	87.5%	286
Brookshire Village		MO	202	68.8%	251
Castle Acres		IL	167	96.4%	237
Rockview Heights		MO	101	90.1%	334
Oak Grove	*	IL	73	83.6%	286
Vogel Manor MHC		MO	72	91.7%	245
Bush Ranch		MO	46	69.6%	282
Hidden Acres		MO	26	76.9%	312
St. Louis, Missouri/Illinois—Total/Weighted Average			1,912	81.0%	$290

					Rental Income
					Per Occupied
			Number of	Occupancy	Homesite
Community Name	Held for Sale	State	Homesites	06/30/05	Per Month
Oklahoma City, Oklahoma
Burntwood		OK	410	85.1%	$262
Westlake		OK	335	73.4%	291
Westmoor		OK	284	68.7%	376
Meridian Sooner		OK	203	92.1%	273
Golden Rule		OK	196	80.6%	273
Timberland		OK	173	78.0%	277
Overholser Village		OK	165	79.4%	296
Glenview	*	OK	60	71.7%	258
Misty Hollow	*	OK	61	62.3%	293
Oklahoma City, Oklahoma—Total/Weighted Average			1,887	78.5%	$289
Greensboro/Winston Salem, North Carolina
Oakwood Forest	*	NC	469	74.2%	$262
Woodlake	*	NC	307	64.5%	293
Autumn Forest	*	NC	297	49.8%	246
Village Park	*	NC	241	87.6%	289
Gallant Estates	*	NC	84	78.6%	234
Greensboro/Winston Salem, North Carolina—Total/Weighted Average			1,398	69.5%	$270
Davenport/Moline/Rock Island, Iowa/Illinois
Cloverleaf		IL	292	95.9%	$277
Silver Creek		IA	272	84.2%	239
Five Seasons Davenport		IA	259	78.4%	245
Falcon Farms		IL	214	86.0%	278
Lakewood Estates		IA	180	96.1%	295
Lakeside		IA	123	76.4%	255
Whispering Hills		IL	45	86.7%	277
Davenport/Moline/Rock Island, Iowa/Illinois Total/Weighted Average			1,385	86.8%	$265
Inland Empire, California
Desert Palms MHC	*	CA	309	89.3%	$370
Meridian Terrace	*	CA	257	95.7%	424
Parkview Estates	*	CA	200	96.0%	426
Bermuda Palms	*	CA	185	98.4%	333
La Quinta Ridge	*	CA	151	98.0%	385
Lido Estates	*	CA	121	98.3%	468
Inland Empire, California—Total/Weighted Average			1,223	95.1%	$397

					Rental Income
					Per Occupied
			Number of	Occupancy	Homesite
Community Name	Held for Sale	State	Homesites	06/30/05	Per Month
Elkhart/Goshen, Indiana
Broadmore		IN	367	72.2%	$340
Highland		IN	246	89.4%	263
Twin Pines		IN	228	96.1%	308
Oak Ridge		IN	204	97.1%	308
Forest Creek		IN	167	80.8%	459
Elkhart/Goshen, Indiana—Total/Weighted Average			1,212	85.6%	$326
Charleston/North Charleston, South Carolina
Carnes Crossing		SC	602	75.9%	$ ,248
Saddlebrook		SC	425	93.2%	275
The Pines		SC	152	73.0%	181
Charleston/North Charleston, South Carolina Total/Weighted Average			1,179	81.8%	$251
Southeast Florida
Western Hills		FL	395	99.2%	$555
Sunshine City	*	FL	350	93.1%	503
Lakeside of the Palm Beaches	*	FL	260	93.8%	395
Havenwood		FL	120	98.3%	478
Southeast Florida—Total/Weighted Average			1,125	96.0%	$495
Nashville, Tennessee
Countryside Village	*	TN	350	69.4%	$349
Weatherly Estates I	*	TN	270	63.3%	294
Shady Hills	*	TN	189	84.7%	241
Trailmont	*	TN	131	89.3%	304
Weatherly Estates II	*	TN	131	67.9%	190
Nashville, Tennessee—Total/Weighted Average			1,071	72.8%	$291
Raleigh/Durham/Chapel Hill, North Carolina
Green Spring Valley		NC	322	89.1%	$317
Foxhall Village		NC	315	84.4%	370
Deerhurst		NC	202	81.2%	325
Stony Brook North		NC	183	92.9%	402
Pleasant Grove		NC	72	70.8%	177
Raleigh/Durham/Chapel Hill, North Carolina—Total/Weighted Average			1,094	85.7%	$340

					Rental Income
					Per Occupied
			Number of	Occupancy	Homesite
Community Name	Held for Sale	State	Homesites	06/30/05	Per Month
Syracuse, New York
Casual Estates		NY	801	64.7%	$358
Pine Haven MHP	*	NY	130	64.6%	226
Syracuse, New York—Total/Weighted Average			931	64.7%	$340
Tampa/Lakeland/Winter Haven, Florida
Winter Haven Oaks		FL	200	97.5%	$230
Pedaler's Pond		FL	213	93.4%	306
Cypress Shores		FL	203	88.7%	273
Indian Rocks	*	FL	148	87.8%	323
Alafia Riverfront	*	FL	96	97.9%	334
Tampa/Lakeland/Winter Haven, Florida—Total/Weighted Average			860	92.8%	$286
Sioux City, Iowa/Nebraska
Evergreen Village		IA	518	74.5%	$292
Siouxland Estates		NE	271	86.0%	289
Tallview Terrace		IA	205	84.9%	286
Sioux City, Iowa/Nebraska—Total/Weighted Average			994	79.8%	$290
Des Moines, Iowa
Southridge Estates		IA	257	86.8%	$346
Country Club Crossing		IA	225	89.3%	306
Sunrise Terrace	*	IA	200	73.0%	245
Ewing Trace		IA	182	99.5%	313
Arbor Lake	*	IA	40	77.5%	240
Des Moines, Iowa—Total/Weighted Average			904	86.5%	$305
Flint, Michigan
Torrey Hills		MI	377	80.1%	$376
Villa		MI	319	60.5%	355
Birchwood Farms		MI	142	88.0%	317
Flint, Michigan—Total/Weighted Average			838	74.0%	$358
Corpus Christi, Texas
Misty Winds		TX	338	90.5%	$301
Seascape	*	TX	257	60.3%	321
Seamist	*	TX	160	68.8%	393
Corpus Christi, Texas—Total/Weighted Average			755	75.6%	$324

					Rental Income
					Per Occupied
			Number of	Occupancy	Homesite
Community Name	Held for Sale	State	Homesites	06/30/05	Per Month
Pueblo, Colorado
Meadowbrook	*	CO	387	63.0%	$301
Sunset Country		CO	203	70.0%	343
Oasis		CO	161	87.0%	333
Pueblo, Colorado—Total/Weighted Average			751	70.0%	$321
Southern New York
New Twin Lakes		NY	256	99.6%	$491
Huguenot Estates		NY	166	99.4%	335
Spring Valley Village		NY	135	98.5%	645
Connelly Terrace		NY	100	100.0%	389
Washingtonville Manor		NY	82	100.0%	560
Southern New York—Total/Weighted Average			739	99.5%	$478
Cedar Rapids, Iowa
Marion Village		IA	437	80.3%	$252
Cedar Terrace		IA	234	81.6%	250
Cedar Rapids, Iowa—Total/Weighted Average			671	80.8%	$252
Philadelphia/Wilmington/Atlantic City, PA-NJ-DE-MD
Valley View—Danboro		PA	230	100.0%	$362
Valley View—Honey Brook		PA	145	87.6%	295
Sunnyside		PA	71	97.2%	409
Martin'S	*	PA	60	100.0%	303
Hideaway	*	PA	40	82.5%	306
Shady Grove	*	PA	40	107.5%	297
Gregory Courts		PA	39	97.4%	349
Mountaintop		PA	39	94.9%	315
Valley View—Morgantown	*	PA	23	87.0%	279
Scenic View	*	PA	20	85.0%	362
Nichols	*	PA	10	100.0%	348
Philadelphia/Wilmington/ Atlantic City, PA-NJ-DE-MD—Total/Weighted Average			717	95.4%	$337
Manhattan, Kansas
Colonial Gardens		KS	342	99.7%	$276
Riverchase		KS	159	97.5%	291
Blue Valley		KS	147	97.3%	321
Manhattan, Kansas—Total/Weighted Average			648	98.6%	$289

					Rental Income
					Per Occupied
			Number of	Occupancy	Homesite
Community Name	Held for Sale	State	Homesites	06/30/05	Per Month
Birmingham, Alabama
Green Park South	*	AL	412	97.3%	$269
100 Oaks	*	AL	223	70.0%	267
Birmingham, Alabama—Total/Weighted Average			635	87.7%	$268
Tyler, Texas
Shiloh Pines		TX	314	73.9%	$335
Eagle Creek		TX	177	88.7%	279
Rose Country Estates		TX	105	74.3%	363
Tyler, Texas—Total/Weighted Average			596	78.4%	$321
Stillwater, Oklahoma
Crestview	*	OK	237	60.3%	$276
Eastern Villa	*	OK	125	86.4%	257
Countryside	*	OK	118	69.5%	300
Oakridge / Stonegate	*	OK	108	75.0%	303
Stillwater, Oklahoma—Total/Weighted Average			588	70.4%	$282
Shreveport/Bossier City, Louisiana
Pinecrest Village	*	LA	427	75.4%	$198
Stonegate	*	LA	157	97.5%	240
Shreveport/Bossier City, Louisiana—Total/Weighted Average			584	81.3%	$212
Las Cruces, New Mexico
Encantada	*	NM	354	83.9%	$331
Valley Verde	*	NM	202	85.1%	314
Las Cruces, New Mexico—Total/Weighted Average			556	84.4%	$325
Gainesville, Florida
Oak Park Village		FL	344	91.6%	$251
Whitney		FL	206	97.1%	248
Gainesville, Florida—Total/Weighted Average			550	93.6%	$250
Huntsville, Alabama
Merrimac Manor	*	AL	172	26.7%	$383
Green Cove	*	AL	164	82.9%	177
Cedar Creek	*	AL	132	60.6%	229
Rambling Oaks	*	AL	80	85.0%	222
Huntsville, Alabama—Total/Weighted Average			548	60.2%	$225

					Rental Income
					Per Occupied
			Number of	Occupancy	Homesite
Community Name	Held for Sale	State	Homesites	06/30/05	Per Month
Scranton/Wilkes/Barre—Hazleton, Pennsylvania
Maple Manor		PA	313	87.9%	$229
Moosic Heights		PA	152	78.9%	238
Oakwood Lake Village		PA	79	91.1%	238
Scranton/Wilkes/Barre/ Hazleton, Pennsylvania—Total/Weighted Average			544	85.8%	$233
Pocatello, Idaho
Philbin Estates	*	ID	111	79.3%	$290
Cowboy	*	ID	174	79.3%	371
Belaire	*	ID	168	81.0%	261
Pocatello, Idaho—Total/Weighted Average			453	79.9%	$310
Gillette, Wyoming
Eastview		WY	210	81.9%	$372
Westview		WY	130	83.1%	290
Highview		WY	94	92.6%	283
Park Plaza		WY	78	93.6%	301
Gillette, Wyoming—Total/Weighted Average			512	85.9%	$322
Casper, Wyoming
Hidden Hills		WY	125	96.8%	$327
Terrace		WY	112	97.3%	272
Green Valley Village		WY	105	97.1%	375
Plainview		WY	70	97.1%	340
Terrace II		WY	70	95.7%	357
Casper, Wyoming—Total/Weighted Average			482	96.9%	$331
Grand Forks, North Dakota
Columbia Heights		ND	302	94.7%	$322
President's Park		ND	163	88.3%	281
Grand Forks, North Dakota—Total/Weighted Average			465	92.5%	$308
Cheyenne, Wyoming
Big Country		WY	248	82.3%	$242
Cimmaron Village		WY	152	92.1%	302
Englewood Village		WY	61	91.8%	292
Cheyenne, Wyoming—Total/Weighted Average			461	86.8%	$269

					Rental Income
					Per Occupied
			Number of	Occupancy	Homesite
Community Name	Held for Sale	State	Homesites	06/30/05	Per Month
Salina, Kansas
Cedar Creek		KS	155	58.7%	$290
Prairie Village		KS	130	80.8%	237
West Cloud Commons		KS	106	65.1%	278
Salina, Kansas—Total/Weighted Average			391	67.8%	$266
Fayetteville/Springdale, Arkansas
Northern Hills		AR	181	89.0%	$229
Western Park		AR	113	73.5%	226
Oak Glen		AR	87	85.1%	225
Fayetteville/Springdale, Arkansas—Total/Weighted Average			381	83.5%	$228
Naples, Florida
Southwind Village		FL	364	87.6%	$399
Dubuque, Iowa
Terrace Heights	*	IA	317	77.9%	$285
Waterloo, Iowa
Cedar Knoll		IA	290	95.5%	$214
El Paso, Texas
Mission Estates	*	TX	286	67.8%	$298
Elmira, New York
Collingwood MHP	*	NY	101	79.2%	$218
Crestview		PA	97	55.7%	230
Chelsea		PA	84	84.5%	256
Elmira, New York—Total/Weighted Average			282	72.7%	$234
Bloombsburg, Pennsylvania
Brookside Village		PA	171	81.9%	$235
Pleasant View Estates		PA	108	69.4%	242
Bloombsburg, Pennsylvania—Total/Weighted Average			279	77.1%	$237
Albany/Schenectady/Troy, New York
Forest Park		NY	183	99.5%	$357
Birch Meadows		NY	62	98.4%	372
Park D'Antoine		NY	17	94.1%	269
Albany/Schenectady/Troy, New York—Total/Weighted Average			262	98.9%	$354
Huntsville, Texas
Tanglewood	*	TX	262	77.1%	$301

					Rental Income
					Per Occupied
			Number of	Occupancy	Homesite
Community Name	Held for Sale	State	Homesites	06/30/05	Per Month
Chambersburg, Pennsylvania
Carsons		PA	130	86.2%	$213
Valley View—Chambersburg		PA	100	87.0%	198
Green Acres		PA	24	100.0%	211
Chambersburg, Pennsylvania—Total/Weighted Average			254	87.8%	$207
Schuylkill Haven, Pennsylvania
Frieden Manor		PA	193	85.5%	$240
Pine Terrace	*	PA	25	72.0%	214
Schuylkill Haven, Pennsylvania—Total/Weighted Average			218	83.9%	$238
Hays, Kansas
Countryside		KS	212	80.2%	$253
Western Slope of Colorado
Picture Ranch	*	CO	114	93.9%	$257
The Vineyards	*	CO	97	91.8%	316
Western Slope of Colorado—Total/Weighted Average			211	92.9%	$283
Somerset, Pennsylvania
Sunny Acres		PA	207	96.6%	$227
Pittsburgh, Pennsylvania
Suburban Estates		PA	202	93.1%	$223
Los Alamos, New Mexico
Royal Crest	*	NM	178	78.1%	$473
Killeen-Temple, Texas
Bluebonnet Estates	*	TX	173	75.1%	$330
Lancaster, Pennsylvania
Valley View—Ephrata		PA	149	98.7%	$185
Binghamton, New York
Blue Ridge MHP	*	NY	68	89.7%	$230
Kintner Estates	*	NY	55	94.5%	252
Binghamton, New York—Total/Weighted Average			123	91.9%	$240
Cambridge, Maryland
Beaver Run		MD	119	100.0%	$229

					Rental Income
					Per Occupied
			Number of	Occupancy	Homesite
Community Name	Held for Sale	State	Homesites	06/30/05	Per Month
Reading, Pennsylvania
Valley View—Reading (Tuckerton)	*	PA	69	89.9%	$315
Valley View—Fleetwood	*	PA	30	93.3%	305
Valley View—Wernersville	*	PA	23	87.0%	287
Reading, Pennsylvania—Total/Weighted Average			122	90.2%	$307
Laramie, Wyoming
Breazeale		WY	117	96.6%	$312
Farmington, New Mexico
Sunset Mobile Village	*	NM	112	94.6%	$262
Harrisburg/Lebanon/Carlisle, Pennsylvania
Monroe Valley		PA	44	100.0%	$252
Total / Weighted Average			62,942	84.5%	$326

On September 21, 2005, ARC’s board of directors authorized the sale of up to 79 communities in 33 markets, either at auction or through various negotiated sales. Following these sales and assuming that all communities are sold, ARC will continue to own approximately 237 communities that it believes meet its business plan objectives and operating strategy objectives. See “Affordable Residential Communities LP Selected Consolidated Historical and Pro Forma Financial Data” and “Selected Unaudited Pro Forma Financial Data” for a discussion of the anticipated effect on the Partnership and ARC of these sales and the sale of the notes.

Competition

We compete with other owners and operators of manufactured home communities, as well as owners, operators and suppliers of alternative forms of housing such as multifamily housing and site-built homes, including rental properties. All of our properties are located in markets that include other manufactured home communities. The number of competing manufactured home communities in a particular market could have a material effect on our ability to sell our homes or homesites, lease our homes or homesites and to maintain or raise rents. In addition, our communities generally are located in developed areas that include other competitive housing alternatives, such as apartments, land available for the placement of manufactured homes outside of established communities and new or existing site-built housing stock, as well as more favorable financing alternatives for the same. The availability of these competing housing options in the markets in which we operate could have a material effect on our occupancy and rents. See “Risk Factors—Risks Related to Our Properties and Operations.” With respect to acquisitions, we may compete with numerous other potential buyers (some with potentially greater resources or superior information), which could drive up acquisition costs and/or impede our ability to acquire additional communities at acceptable prices.

We believe we currently have a leading market share in 15 of our top 20 markets, which collectively represent approximately 69% of our total homesites and 73% of our total rental income.

Regulation

Generally, manufactured home communities are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. Each state and, in some instances, individual municipalities, have enacted laws that govern the relationships between landlord and tenants. Changes in any of these laws or regulations, as well as changes in laws increasing the potential liability for environmental conditions or circumstances existing on properties or laws affecting development, construction, operation, upkeep and safety requirements may result in significant unanticipated expenditures, loss of homesites or other impairments to operations, which would adversely affect our cash flows from operating activities. See “Risk Factors—Risks Related to Our Properties and Operations.”

The Federal Fair Housing Act, its state law counterparts and the regulations promulgated by HUD and various state agencies, prohibit discrimination in housing on the basis of race or color, national origin, religion, sex, familial status (including children under the age of 18 living with parents or legal custodians, pregnant women and people securing custody of children under 18) and handicap (disability) and, in some states, on financial capability. A failure to comply with these laws in our operations could result in litigation, fines, penalties or other adverse claims, or could result in limitations or restrictions on our ability to operate, any of which could have an adverse effect on our cash flows from operations.

A variety of laws affect the sale of manufactured homes on credit, including the Federal Consumer Credit Protection Act (Truth-in-Lending), Regulation Z, the Federal Fair Credit Reporting Act and the Federal Equal Credit Opportunity Act, as well as similar state laws or regulations. The Federal Trade Commission has issued or proposed various Trade Regulation Rules dealing with unfair credit practices, collection efforts, preservation of consumers’ claims and defenses and the like.

A variety of laws affect lease with option to purchase arrangements for manufactured homes, including Regulation M, as well as similar state laws. We have developed a lease with option to purchase program which seeks to comply with these laws, but there is little or no application, interpretation or precedent with respect to the application of these laws to our program. A failure to comply with these laws could result in significant costs of bringing our program into compliance, legal actions and limitations or restrictions on our ability to operate, any of which could have an adverse affect on our cash flows from operations.

Under the Americans with Disabilities Act of 1990, or ADA, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. A number of additional federal, state and local laws also exist that may require modifications to the properties, or restrict certain further renovations thereof, with respect to access thereto by disabled persons. For example, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after march 13, 1990 to be accessible to the handicapped. Noncompliance with the ADA or the FHAA could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature and in substantial capital expenditures. To the extent our properties are not in compliance, we are likely to incur additional costs to comply with the ADA, the FHAA or other legislation.

Warranties provided by us are subject to a variety of state laws and regulations. Our sale of manufactured homes may be subject to the Gramm-Leach-Bliley Act and the privacy regulations promulgated by the Federal Trade Commission pursuant thereto. Sales practices are governed at both the federal and state level through various consumer protection trade practices and public accommodation laws and regulations.

Insurance activities are subject to state insurance laws and regulations as determined by the particular insurance commissioner for each state in accordance with the McCarran-Ferguson Act, as well as subject to the Gramm-Leach-Bliley Act and the privacy regulations promulgated by the Federal Trade Commission pursuant thereto.

Property management activities are often subject to state real estate brokerage laws and regulations as determined by the particular real estate commission for each state.

Changes in any of the laws governing our conduct could have an adverse impact on our ability to conduct our business or could materially affect our financial position, operating income, expense or cash flow.

Rent Control Legislation

Certain states and municipalities have adopted laws and regulations specifically regulating the ownership and operation of manufactured home communities. These laws and regulations include provisions imposing restrictions on the timing or amount of rent increases and, in certain circumstances, granting to community residents a right of first refusal on a sale of their community by the owner to a third party. Enactments of similar laws have been considered from time to time in other jurisdictions. We currently own 8,364 homesites in two states that have rent control regulations, Florida and California. These communities represent 9.8% of our total communities and 13.3% of our total homesites. Following the sale of up to 79 communities announced on September 21, 2005 and assuming that all these communities are sold communities, we will own 6,287 homesites in Florida in 21 communities representing 12.7% of our total homesites and 8.9% of our total communities, and no communities in California. We presently expect to continue to operate manufactured home communities, and may in the future acquire manufactured home communities, in areas that either are subject to one or more of these types of laws or regulations or in which legislation with respect to such laws or regulations may be enacted in the future. Laws and regulations regulating landlord/tenant relationships or otherwise relating to the ownership and operation of manufactured home communities, whether existing law or enacted in the future, could limit our ability to increase rents or recover increases in our operating expenses and could make it more difficult for us to dispose of properties in certain circumstances. “See Risk Factors—Risks Related to Our Properties and Operations.”

Environmental Matters

Under federal, state and local environmental regulations, a current or previous owner or operator of real property may be required to investigate and clean up a release of hazardous substances at such property, and may, under such laws and common law, be held liable for property damage and other costs incurred by third parties in connection with such releases. The liability under certain of these laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The failure to properly remediate the property may also adversely affect the owner’s ability to lease, sell or rent the property or to borrow using the property as collateral. In connection with the ownership, operation and management of our properties, we could be legally responsible for environmental liabilities or costs associated with our properties or properties that we may acquire or manage in the future. We conduct an environmental review of each property prior to acquisition. We have obtained Phase I reviews on all but one of our properties and are not aware of any environmental issues that may materially impact the operations of any communities. See “Risk Factors—Risks Related to Our Properties and Operations.”

Insurance

We believe that our properties are covered by adequate fire, flood and property insurance as well as commercial liability insurance provided by reputable companies and with commercially reasonable deductibles and limits. Furthermore, we believe our businesses and business assets are likewise adequately insured against casualty loss and third-party liabilities. Changes in the insurance market since September 11, 2001, have caused significant increases in insurance costs and deductibles, and have increased the risk that affordable insurance may not be available in the future.

Employees

Our employees are all employed by our management services subsidiary and perform various property management, maintenance, acquisition, renovation and management functions. As of June 30, 2005, our management services subsidiary had 1,167 full-time equivalent employees. None of the employees is represented by a union.

Legal Proceedings

We are a party to various legal actions resulting from our operating activities. These actions consist of litigation and administrative proceedings arising in the ordinary course of business, some of which are covered by liability insurance, and none of which is expected to have a material adverse effect on our consolidated financial condition, results of operations or cash flows taken as a whole.

AFFORDABLE RESIDENTIAL COMMUNITIES LP

MANAGEMENT

Management by ARC

Pursuant to the Partnership’s partnership agreement, ARC is the sole general partner of the Partnership and has, subject to certain protective rights of limited partners described below, full, exclusive and complete responsibility and discretion in the Partnership’s management and control, including the ability to cause the Partnership to enter into certain major transactions including a merger or a sale of substantially all of its assets. See “Affordable Residential Communities LP Partnership Agreement—General; Management of the Partnership.” The management and operation of the Partnership is carried out by ARC, and the persons who perform these management and operation functions on behalf of ARC are employees of ARC’s management services subsidiary, as permitted pursuant to the Partnership’s partnership agreement.

Directors and Executive Officers of ARC

The board of directors of ARC presently consists of ten members. ARC’s board is not classified and thus all of its directors are elected annually. The directors and executive officers of ARC are listed below.

Name	Age	Position
Larry D. Willard	63	Chairman, Chief Executive Officer and Director
James F. Kimsey	57	President, Chief Operating Officer and Director
Scott D. Jackson	50	Vice Chairman and Director
John G. Sprengle	49	Vice Chairman and Director
Eugene Mercy, Jr.	69	Director
W. Joris Brinkerhoff	54	Director
Gerald J. Ford	62	Director
James R. “Randy” Staff	58	Director
Carl B. Webb	55	Director
J. Markham Green	62	Director
Lawrence E. Kreider	58	Executive Vice President, Chief Financial Officer and Chief Information Officer
Scott L. Gesell	46	Executive Vice President and General Counsel

The principal occupation and business experience for each of our officers and directors and key employees, for at least the last five years, are as follows:

Larry D. Willard, Chairman, Chief Executive Officer and Director.   Mr. Willard assumed the position of ARC’s Chairman and Chief Executive Officer on September 21, 2005. Mr. Willard has also served as a director of ARC since June 30, 2005. Mr. Willard recently retired as Chairman of the Board of Wells Fargo Bank NA, New Mexico Region, where he had been Regional President of the New Mexico and West Texas Region of Wells Fargo and Company from 1998 through 2004. Mr. Willard also served from 1994 to 1998 as Chairman of the Board, Chief Executive Officer and Regional President of Northwest Corporation, an affiliate of Northwest Bank New Mexico, N.A. Previously, he had spent the prior 18 years with United New Mexico Financial Corporation and Ford Bank Group, Inc. serving in various capacities. Mr. Willard is a graduate of Eastern New Mexico University (BBA Accounting and Finance 1968), the University of Colorado, Boulder (Graduate School of Banking 1973) and the University of Oklahoma, Norman (Graduate School of Commercial Lending 1975).

James F. Kimsey, President, Chief Operating Officer and Director.   Mr. Kimsey assumed the position of ARC’s President and Chief Operating Officer on September 21, 2005. Mr. Kimsey has also served as a director of ARC since June 30, 2005. Mr. Kimsey retired as President and Chief Executive Officer of

RailWorks Corporation in 2004, a position he had held since 2002. From 2001 through 2002 he also served as the President of Western Utility Services on behalf of Exelon Infrastructure Services, a successor to Fischback & Moore Electric, LLC for whom Mr. Kimsey was the President and Chief Executive Officer from 1995 to 2001. In 1997 Mr. Kimsey founded Kimsey Electrical Contracting, LLC, serving as its Chairman. From 1970 to 1995 he served in various capacities with Sturgeon Electric Co., Inc, succeeding to MYR Group President in 1984, a position he held until 1995. Mr. Kimsey is a graduate of the University of Denver where he received a BSBA degree in Accounting.

Scott D. Jackson, Vice Chairman and Director.   Mr. Jackson assumed the position of ARC’s Vice Chairman on September 21, 2005. Mr. Jackson also co-founded ARC’s predecessor in interest in 1995 and served as ARC’s Chairman and Chief Executive Officer since ARC’s inception in 1998 until he became ARC’s Vice Chairman. He additionally served as ARC’s Co-Chief Operating Officer from November 1, 2004 to March 30, 2005. Mr. Jackson directs ARC’s sales of communities. From 1991 to 1994, Mr. Jackson served in various senior positions in financial service companies owned or controlled by, among others, Gerald J. Ford. In these capacities, he oversaw corporate finance activities, including financial service company acquisition, disposition and capital financing activities. Previously, Mr. Jackson worked in corporate finance as Vice President of Corporate Finance and served as Co-Head of the Financial Institutions Restructuring Group for Goldman, Sachs & Co. from 1987 to 1991; as Senior Vice President and Manager of Republic Bank Capital Markets from 1985 to 1987; and with Merrill Lynch Capital Markets from 1979 to 1985. Mr. Jackson holds a B.S. degree in Business Finance and Marketing from Colorado State University.

John G. Sprengle, Vice Chairman and Director.   Mr. Sprengle co-founded ARC’s predecessor in interest in 1995. Mr. Sprengle has served as a director and Vice Chairman of ARC since April 8, 2002. Mr. Sprengle has also served as ARC’s Chief Operating Officer from 1995 to 1999, Chief Financial Officer from 2000 to November 1, 2004 and Co-Chief Operating Officer from November 1, 2004 to March 30, 2005. Prior to 1995, Mr. Sprengle served in various positions at BancTEXAS Group, Inc., a bank holding company. In his final positions, he served as a Senior Vice President and Chief Credit Officer, respectively. (1980 to 1986 and 1988 to 1994). Mr. Sprengle served as the Vice President of Administration for the capital markets group of First Republic Bank, Dallas from 1986 to 1987. Mr. Sprengle holds a B.S. degree in Business Administration and Finance from Colorado State University.

Eugene Mercy, Jr., Director.   Mr. Mercy has served as a director of ARC since April 2002. Mr. Mercy is currently a Principal in Granite Capital International Group, a New York money management firm, and a Senior Director of Goldman Sachs Group Inc. Mr. Mercy is a former Limited Partner of Goldman Sachs & Co., where he was in the Securities Sales and Equity Trading Department and the Commercial Real Estate Department. He later became the Partner-in-Charge of the Mortgage Securities Department of Goldman Sachs. In 1996, Mr. Mercy was appointed to the Goldman Sachs Limited Partner Advisory Committee, and after Goldman Sachs’ successful public offering in May 1999, he became a Senior Director of Goldman Sachs Group Inc. Managing member of EMJ Development, LLC and Chairman of the Board of Brownfields Capital LLC. Mr. Mercy is a Trustee Emeritus of the board of Lehigh University, Vice Chairman of Continuum Health Partners, Inc. and former Vice Chairman of the Board of the Loomis Institute. He is a Trustee of Public Color, a Trustee of NY Services for the Handicapped, a member of the board of trustees and executive committee of Seeds of Peace. He is a member of the board of the Vail Village Homeowners Association and a member of the Print and Rare Book Acquisition Committee of the Museum of Modern Art. Mr. Mercy is a graduate of Lehigh University and served as a First Lieutenant in the U.S. Army.

W. Joris Brinkerhoff, Director.   Mr. Brinkerhoff has served as a director of ARC since June 30, 2005. Mr. Brinkerhoff founded a Native American owned joint venture, Doyon LTD, in 1978 and served as its operations Chief Executive Officer and Chief Financial Officer until selling his venture interests in 1995 and moving to Denver in 1996. Doyon LTD designed, built, leased and operated state of the art mobile drilling rigs for ARCO and British Petroleum in conjunction with their development of the North Slope

Alaska petroleum fields. Mr. Brinkerhoff now resides in Denver and manages family interests including oil and gas production, a securities portfolio and various other business interests, as well as actively participating in numerous philanthropic organizations. Mr. Brinkerhoff is a graduate of Montana School of Mines with a Bachelor of Science Degree in Petroleum Engineering.

Gerald J. Ford, Director.   Mr. Ford has served as a director of ARC since June 30, 2005. Mr. Ford is a banking and financial institutions entrepreneur who has been involved in numerous mergers and acquisitions of private and public sector financial institutions, primarily in the Southwest United States, over the past 30 years. In this capacity he acquired and consolidated 30 commercial banks from 1975 to 1993, forming First United Bank Group, Inc., a multi-bank holding company for which he functioned as Chairman of the Board and Chief Executive Officer until its sale in 1994. During this period he also led investment consortiums that acquired numerous financial institutions, forming in succession First Gibraltar Bank, FSB, First Madison Bank and First Nationwide Bank. Mr. Ford also served as Chairman of the Board of Directors and Chief Executive Officer of Golden State Bancorp Inc and California Federal Bank from 1998 to 2002. He currently participates on numerous boards of directors, including Triad Financial Corporation for which he is also Chairman of the Board, First Acceptance Corporation, for which he is also Chairman of the Board, McMoRan Exploration Co., and Freeport-McMoRan Copper and Gold Inc. Mr. Ford holds a Bachelor’s Degree in Economics, as well as a Juris Doctorate Degree, from Southern Methodist University where he currently serves as Chairman of the Board of Trustees.

James R. “Randy” Staff, Director.   Mr. Staff has served as a director of ARC since June 30, 2005. Mr. Staff has been a consultant to Hunter’s Glen Ford, Ltd., an investment partnership, since November 2002. He is also Chairman of the Board of Directors of Ganado Bancshares, Inc. (and its wholly-owned subsidiary, Citizens State Bank, Ganado, Texas) and ABNA Holdings, Inc. (and its 99% owned subsidiary, American Bank, N.A., Dallas, Texas). Previously, Mr. Staff was an Executive Vice President and Chief Financial Advisor of Golden State Bancorp and its wholly-owned subsidiary, California Federal Bank, FSB, from October 1994 until November 2002. During this period he also served as a Director of California Federal Bank, FSB’s subsidiaries, First Nationwide Mortgage Corporation and Auto One Acceptance Corporation. Mr. Staff is currently a member of the Board of Triad Financial Corporation. Mr. Staff attended the University of Houston, graduated from the University of Texas at Austin and was also a Certified Public Accountant.

Carl B. Webb, Director.   Mr. Webb has served as a director of ARC since June 30, 2005. Mr. Webb was the President, Chief Operating Officer and Director of San Francisco-based California Federal Bank, the fourth largest financial institution in California, from September 1994 until the bank was purchased by a third party in November 2002. Prior to his affiliation with California Federal Bank, Mr. Webb was the President and CEO of First Madison Bank, FSB (1993 and 1994) and First Gibraltar Bank, FSB (1988 to 1993), as well as President and Director of First National Bank at Lubbock (1983 to 1988). Currently, Mr. Webb sits on the Board of Directors of Plum Creek Timber Company and is also a member of the Board of Directors of Triad Financial Corporation. Mr. Webb received a Bachelor of Business Administration degree from West Texas A&M University and a Graduate Banking Degree from Southwestern Graduate School of Banking.

J. Markham Green, Director.   Mr. Green has served as a director of ARC since its initial public offering in February 2004. Mr. Green is the Chairman of the Board of PowerOne Media LLC. From 2001 to 2003, Mr. Green served as the Chairman of the Financial Institutions and Governments Group of JP Morgan Chase. From 1993 until joining JP Morgan Chase, he invested in and served on the boards of eight start-up companies. From 1973, Mr. Green served in various capacities at Goldman, Sachs & Co. before he retired as a general partner in 1992. He was co-head of the Financial Services Industry Group of Goldman, Sachs & Co. and served on several of the firms’ internal committees. Mr. Green is a graduate of the University of Texas at Austin and earned an M.B.A. from Southern Methodist University.

Lawrence E. Kreider, Executive Vice President, Chief Financial Officer and Chief Information Officer.   Mr. Kreider joined ARC in 2001 as an Executive Vice President, also serving as Chief Financial Officer from 2001 to 2003 and from November 1, 2004 to present, as well as Chief Information Officer since 2002 and Chief Accounting Officer since 2004. During this time he has also served as Executive Vice President Finance. Mr. Kreider has direct responsibility for all financial and information technology activities of ARC and also participates in strategic planning activities. Prior to joining ARC in 2001, Mr. Kreider was Senior Vice President of Finance for Warnaco Group Inc. and President of Warnaco Europe. Prior thereto, Mr. Kreider served in several senior finance positions, including Senior Vice President, Controller and Chief Accounting Officer, with Revlon, Inc. and MacAndrews & Forbes Holdings from 1986 to 1999. Prior thereto, he served in senior finance positions with Zale Corporation, Johnson Matthew Jewelry Corporation and Refinement International Company. Mr. Kreider began his career with Coopers & Lybrand. Mr. Kreider holds an masters in business administration from Stanford Graduate School of Business and a bachelor of arts from Yale University.

Scott L. Gesell, Executive Vice President and General Counsel.   Mr. Gesell has served as a Vice President and as the General Counsel and Secretary for ARC since he joined ARC in 1996. Mr. Gesell directs all legal matters for ARC, including overseeing outside counsel, acquisition activities, legal matters related to ARC’s operating businesses and other corporate related activities. Prior to joining ARC, Mr. Gesell served as General Counsel, and then as a Senior Vice President/Director of Legal Operations, overseeing all of the bank’s day-to-day legal operations for First Gibraltar Bank/First Madison Bank/First Nationwide Bank. While with the First Gibraltar, First Madison and First Nationwide Bank, he was significantly involved in mergers, acquisitions and divestitures, as well as corporate and regulatory matters. Prior thereto, he served in various legal capacities with the Federal Home Loan Bank of Dallas and was in private practice with the law firm of Andrews, Davis, Legg, Bixler, Milsten & Price in Oklahoma City. Mr. Gesell holds a bachelor of arts and a juris doctor from the University of Nebraska at Lincoln. He is a member of the Colorado, Oklahoma and Texas bars.

Compensation

The Partnership has no salaried officers or employees. All of the Partnership’s operational and management functions are performed for it by ARC’s management services subsidiary. The Partnership paid approximately $7.5 million, $11.0 million and $5.7 million to this affiliate for these services for the years ended December 31, 2003 and 2004 and the six months ended June 30, 2005, respectively. None of the directors or officers of ARC receives any compensation from the Partnership. The Partnership does not pay ARC any other compensation for its services as general partner. See “Affordable Residential Communities LP Agreement—Distributions”, and “—Allocations of Net Income and Net Loss.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Global E Portfolio

ARC’s Vice Chairman, Scott D. Jackson, is the sole stockholder of JJ&T, and together with JJ&T is the 99% owner of Global Mobile. Global Mobile and JJ&T own 100% of the membership interests of Global E, which owns six manufactured home communities with 554 total homesites located in Wyoming. One of our subsidiaries is a party to a property management agreement with Global E pursuant to which the subsidiary manages all of the communities owned by Global E in consideration for a management fee equal to 3% of gross revenues. This subsidiary also is a party to an accounting services agreement with Global E whereby it provides accounting services for Global Mobile in exchange for a fee of $800 per month. For the years ended December 31, 2003 and 2004 and the six months ended June 30, 2005 our management services subsidiary received $96,000, $132,000 and $197,000, respectively, pursuant to these agreements. Neither the property management agreement nor the accounting services agreement can be amended without ARC’s consent. Mr. Jackson has agreed that he may not terminate either the property management agreement or the accounting services agreement for so long as he is serving as ARC’s Chairman or our Chief Executive Officer. ARC may terminate either of these agreements upon 30 days prior written notice. The right of first refusal granted to ARC pursuant to his employment agreement described below would apply to the disposition of any communities currently owned by Global E.

Mr. Jackson is subject to an employment agreement with ARC which includes a non-competition covenant with an exception to permit him to devote time to the management and operation of Global Mobile Limited Liability Company and JJ&T Enterprises, Inc. consistent with past practice. In addition, Mr. Jackson’s agreement prohibits him from directly or indirectly acquiring any manufactured home communities and also provides ARC with a right of first refusal, for so long as he serves as our chairman or chief executive officer, in connection with any proposed sale by Mr. Jackson of any or all communities he owns directly or indirectly. Pursuant to this right, ARC may acquire such community or communities at 95% of their fair market value.

In addition, beginning April 1, 2005, ARC entered into a written lease agreement with JJ&T for a homesite for our Cheyenne, Wyoming city manager’s office for a monthly rental fee of $230. We have placed a manufactured home we own on the homesite. In the event that the lease is terminated or the property management agreement discussed above is terminated, then JJ & T is obligated to buy the home from us at our cost for the purchase and set up of the home.

Lease by Windstar Aviation Corp.

Global Mobile also has an airplane hangar located at Centennial Airport, Englewood, Colorado. Windstar Aviation Corp., a wholly owned subsidiary of the Partnership, owns airplanes that ARC uses in connection with our operations and leases office and airplane hangar space from Global Mobile at Centennial Airport in Englewood, Colorado. The leases were entered into in June 1999, with a 60-month primary term and a renewal option for an additional 60-month term. Lease payments total $4,400 per month during the initial term, and an adjustment tied to the consumer price index is provided for the renewal term.

Affiliate Accounts Receivable

At December 31, 2004 companies owned and controlled by Mr. Jackson owed ARC’s management subsidiary approximately $68,000 in accounts receivable, primarily related to rental homes acquired and property management services performed on behalf of these companies. Pursuant to the terms of the property management agreements between these companies and our management subsidiary, monthly fees for property management services are paid by these companies in the month following incurrence of the fees. At June 30, 2005, these companies owed our management subsidiary approximately $4,000.

Directors Holding Partnership Units

Two of ARC’s directors, Eugene Mercy, Jr. and J. Markham Green, hold common partnership units in the Partnership through which each of Mr. Mercy and Mr. Green has deferred gains associated with certain properties. Any decision by ARC’s board of directors to dispose of one or more of these properties in which Mr. Mercy or Mr. Green has an interest could have tax consequences for Mr. Mercy or Mr. Green, as the case may be.

In connection with any such decision, ARC’s board of directors will determine whether either of Messrs. Green or Mercy has a material financial interest in the transaction that is different from the interests of stockholders generally, and if either Mr. Mercy or Mr. Green has such an interest, then such director will abstain from the vote of our board with respect to such proposed transaction.

Affiliate Services to the Partnership

See “Affordable Residential Communities LP Management—Compensation” for a discussion of affiliate services to the Partnership.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of ARC’s policies with respect to investments, financing and certain other activities. These policies apply to all of ARC’s subsidiaries, including the Partnership. The Partnership does not have any separate policies with respect to any of these activities. These policies with respect to these activities have been determined by ARC’s board of directors and, in general, may be amended and revised from time to time at the discretion of ARC’s board of directors without notice to or a vote of ARC’s stockholders, except that changes in certain policies with respect to conflicts of interest must be consistent with legal requirements.

Investment Policies

Investments in Real Estate or Interests in Real Estate.   ARC conducts all of its investment activities through the Partnership and its affiliates. Our investment objectives are to increase cash flow, maximize the value of its communities and acquire established income-producing manufactured housing community properties with cash flow growth potential. Additionally, we seek to selectively expand and upgrade both our properties and any newly acquired communities. Our business is focused primarily on manufactured housing community properties and activities directly related thereto including our retail home sales and leasing, consumer finance and other complementary businesses. Our policy is to acquire assets primarily for generation of current income and long-term value appreciation; however, where appropriate, we will sell certain manufactured housing community properties. We have not established a specific policy regarding the relative priority of the investment objectives. For a discussion of our communities and our business and other strategic objectives, see “Business and Properties.”

We expect to pursue our investment objectives through the direct ownership of properties, but may also make investments in other entities. We focus on manufactured housing community properties in those states where we operate and select new markets. We anticipate that newly acquired properties will be located in the U.S. However, future investments, including the activities described below, will not be limited to any geographic area or to a specified percentage of our assets. We believe that opportunities exist to acquire established manufactured housing community properties which do not possess the risks inherent in new development. We believe that, in recent years, the available investment returns have not justified the leasing risk associated with new development and, thus, we do not presently intend to engage in development of new communities. We intend to engage in such future investment activities in a manner that is consistent with the maintenance of ARC’s status as a REIT for U.S. federal income tax purposes.

We also may participate with other entities in the ownership of manufactured home communities through joint ventures or other types of co-ownership. We may enter into joint ventures from time to time if we determine that doing so would be the most effective means of raising capital, including with respect to non-stabilized communities that we acquire. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over our equity interest in such property. Investments are also subject to ARC’s policy not to be treated as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act. In 2003 and 2004, we acquired three and 132 communities, respectively. In 2005 through June 30, we have not acquired any communities.

Investments in Real Estate Mortgages.   While we emphasize equity real estate investments in manufactured housing community properties, we may, at the discretion of ARC’s board of directors, invest in mortgages and other interests related to manufactured housing community properties. We do not presently intend to invest to a significant extent in mortgages or deeds of trust, but may do so subject to the investment restrictions applicable to REITs. The mortgages in which we may invest may be either first mortgages or junior mortgages, and may or may not be insured by a governmental agency. Investments in real estate mortgages run the risk that one or more borrowers may default under certain mortgages and that the collateral securing certain mortgages may not be sufficient to enable it to recoup its full investment.

Investments in Chattel Paper.   While we emphasize equity real estate investments in manufactured home community properties, we intend to invest in chattel paper. Our consumer finance initiative involves the purchase of consumer installment sales contracts that are secured by chattel (manufactured homes located in its communities). These installment sales contracts are originated and serviced by an unaffiliated third party. Perfection of security interests in chattel varies on a state-by-state basis, but is generally done by reflecting the existence of a security interest on the title to a manufactured home. Foreclosure of this interest also varies from state to state, but generally follows the guidelines set forth in the UCC as adopted in the various states.

Securities or Interests in Entities Primarily Engaged in Real Estate Activities and Other Issuers.   Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, we may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. We may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investment would be consistent with our investment policies. In any event, we do not intend that investments in securities will require ARC to register as an “investment company” under the 1940 Act, and ARC would intend to divest securities before any such registration would be required. Other than with respect to investments in wholly-owned subsidiaries, we have not engaged in any activities of this type in the last three years.

Investments in Non-Real Estate Ventures.   We may seek to enter into new non-real estate business ventures and to grow our existing non-real estate business ventures. The Partnership owns businesses that currently do or may in the future engage in more diverse and more risky ventures such as the sale of manufactured homes, finance of manufactured home sales, inventory financing, mortgage financing, sales of home improvement products, brokerage of manufactured homes, third-party property management, and other non-real estate business ventures that ARC’s management and board of directors determine, using reasonable business judgment, will benefit it. Any such activity will be conducted through a wholly-owned taxable REIT subsidiary.

Purchase and Sale of Investments.   Our policy is to acquire assets primarily for generation of current income and long-term value appreciation; however, where appropriate, we will sell certain manufactured housing community properties, and in 2003, 2004 and 2005 through September 30, we sold one, 17 and 12 of our communities, respectively. In addition, we also engage in the sale of manufactured homes through our wholly-owned taxable REIT subsidiary, ARC Dealership, Inc., or Dealership. Dealership’s manufactured home sales consisted of no homes sold in 2003, 1,341 homes sold in 2004 and 1,763 homes sold in 2005 through June 30.

We have not established a specific policy regarding the percentage of assets that may be invested in any of the foregoing types of investments.

Financing Policies

We presently intend to maintain a ratio of consolidated total indebtedness-to-total market capitalization of 65% or less. ARC’s total market capitalization is defined as the sum of the market value of its outstanding common stock and preferred stock (which may decrease, thereby increasing our debt to total capitalization ratio), plus the aggregate value of partnership units in the Partnership not owned by ARC, plus the book value of its total consolidated indebtedness. Since this ratio is based, in part, upon market values of equity, it will fluctuate with changes in the price of ARC’s common stock; however, we believe that this ratio provides an appropriate indication of leverage for a company whose assets are primarily real estate. ARC’s ratio of debt-to-total market capitalization as of June 30, 2005 was approximately 60% (59% following the sale of the 79 communities, assuming the sale of all communities, and the sale of the notes by the Partnership). ARC’s charter and bylaws do not limit the amount or percentage of indebtedness that it may incur. ARC’s board of directors may from time to time modify its debt policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of its common stock, growth and acquisition opportunities and other factors. Accordingly, ARC may increase or decrease its ratio of debt-to-total market capitalization beyond the limits described above. If these policies were changed, we could become more highly leveraged, resulting in an increased risk of default on our obligations and a related increase in debt service requirements that could adversely affect our financial condition and results of operations and our ability to make distributions to ARC’s stockholders and the Partnership’s limited partners.

To the extent that ARC’s board of directors determines to obtain additional capital, we may issue debt or equity securities, including additional partnership units in the Partnership, retain earnings (subject to provisions in the Internal Revenue Code requiring distributions of income to maintain REIT status), or pursue a combination of these methods. As long as the Partnership is in existence, the proceeds of all equity capital raised by ARC will be contributed to the Partnership in exchange for additional interests in the Partnership, which will dilute the ownership interests of the existing limited partners. In 2005, we issued $25.8 million of trust preferred securities due 2035 to ARC.

Conflicts of Interest Policies

We have adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. In addition, ARC’s board of directors is subject to certain provisions of Maryland law, which are also designed to eliminate or minimize conflicts. However, there can be no assurance that these policies or provisions of law will always be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all securityholders.

We reserve the right to dispose of any of our properties, based upon management’s periodic review of our portfolio, if ARC’s board of directors determines that such action would be in the best interest of its stockholders. Any decision to dispose of a property will be made by ARC’s board of directors. Two of our directors, Eugene Mercy, Jr. and J. Markham Green, hold common partnership units in the Partnership through which Mr. Mercy has deferred gains associated with all the properties ARC acquired in ARC’s reorganization, and Mr. Green has deferred gains associated with certain properties ARC acquired from Affordable Residential Communities, L.P., I and Affordable Residential Communities, L.P., II in ARC’s reorganization. Any decision by ARC’s board of directors to dispose of one or more of these properties in which Mr. Mercy or Mr. Green has an interest could have tax consequences for Mr. Mercy or Mr. Green, as the case may be. In connection with any such decision, ARC’s board of directors will determine whether either of Messrs. Green or Mercy has a material financial interest in the transaction that is different from the interests of stockholders generally, and if either Mr. Mercy or Mr. Green has such an interest, then such director will abstain from the vote of our board with respect to such proposed transaction.

Interested Director and Officer Transactions

Pursuant to Maryland law, a contract or other transaction between ARC and a director or between ARC and any other corporation or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, provided that:

•       the fact of the common directorship or interest is disclosed or known to ARC’s board of directors or a committee of its board, and ARC’s board or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•       the fact of the common directorship or interest is disclosed or known to ARC’s stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote (other than the votes of shares owned of record or beneficially by the interested director or corporation or other entity); or

•       the transaction or contract is fair and reasonable to ARC.

Furthermore, under Delaware law (where the Partnership is formed), ARC, as general partner, has a fiduciary duty to the partnership and, consequently, such transactions also are subject to the duties of care and loyalty that ARC, as general partner, owes to limited partners in the partnership (to the extent such duties have not been eliminated pursuant to the terms of the partnership agreement). ARC requires that all contracts and transactions between it, the Partnership or any of our subsidiaries, on the one hand, and any of ARC’s directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of ARC’s disinterested directors. Where appropriate in the judgment of the disinterested directors, ARC’s board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although ARC’s board of directors will have no obligation to do so.

Business Opportunities

Pursuant to Maryland law, each ARC director is obligated to offer to ARC any business opportunity (with certain limited exceptions) that comes to him and that we reasonably could be expected to have an interest in pursuing. Mr. Jackson owns interests in certain other properties. ARC does not own any interest in these properties. See “Certain Relationships and Related Transactions—Global E Portfolio.”

Policies with Respect to Other Activities

We may, but do not presently intend to, make investments other than as previously described. ARC has authority to offer shares of its common stock or other equity or debt securities in exchange for property and to repurchase or otherwise reacquire shares of its common stock or other equity or debt securities in exchange for property. Similarly, the Partnership may offer additional partnership units, which are redeemable, in exchange for property. We also may make loans to third parties, including joint ventures in which we may participate. As described in “Affordable Residential Communities LP Partnership Agreement,” ARC expects, but is not obligated, to issue shares of ARC common stock to holders of partnership units upon exercise of their redemption rights. ARC’s board of directors has no present intention of causing it to repurchase any ARC common stock. ARC may issue preferred stock from time to time, in one or more series, as authorized by its board of directors without the need for stockholder approval. We have not engaged in trading, underwriting or the agency distribution or sale of securities of other issuers and do not intend to do so. At all times, we intend to make investments in such a manner as to be consistent with the requirements of the Internal Revenue Code to qualify as a REIT unless, because of circumstances or changes in the Internal Revenue Code (or the regulations promulgated thereunder), the board of directors determines that it is no longer in ARC’s best interest to continue to have us qualify as a REIT. ARC intends to make investments in such a way that it will not be treated as an investment company under the 1940 Act. ARC’s policies with respect to such activities may be reviewed and modified from time to time by its directors without notice to or the vote of the stockholders. In 2004, we acquired 8,025 common partnership units for total cash consideration of $125,000, and in 2005 through June 30, we acquired 142,077 common partnership units for total cash consideration of $1,836,000.

Reporting Policies

Generally speaking, ARC makes available to its stockholders, and causes the Partnership to make available to its limited partners, audited annual financial statements and annual reports and quarterly unaudited financial statements. ARC is also subject to the information reporting requirements of the Exchange Act, pursuant to which ARC files periodic reports, proxy statements and other information, including financial statements with the SEC. Upon the effectiveness of the registration statement of which this prospectus forms a part, the Partnership will also become subject to the same information reporting requirements of the Exchange Act.

AFFORDABLE RESIDENTIAL COMMUNITIES LP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as noted below, neither ARC nor any director or executive officer of ARC owns any of, and, as of September 30, 2005, no person or entity is known to us to be the beneficial owner of more than 5% of, the Partnership’s outstanding common partnership units.

Owner	Number of Units	Percentage of Units Owned
Eugene Mercy, Jr.(1)(2)	128,059	6.95%
J. Markham Green(1)(3)	34,871	1.89%
ARC directors and officers as a group	162,930	8.84%

(1)    Except as otherwise indicated in the footnotes below, the address for each executive officer is 600 Grant Street, Suite 900, Denver, CO 80203.

(2)    Units beneficially owned consist of 128,059 units. In addition, the Mercy Foundation, of which Mr. Mercy is a trustee, owns 26,202 units. This beneficial ownership also includes 23,182 units held by his wife, Susan Mercy, for which he disclaims any beneficial ownership.

(3)    Units beneficially owned consist of 34,871 units.

AFFORDABLE RESIDENTIAL COMMUNITIES LP

PARTNERSHIP AGREEMENT

The following description, which summarizes certain terms and provisions of the Partnership’s partnership agreement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the partnership agreement, which is incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the partnership agreement, as applicable. As used in this section, the terms “we,” “us,” “our,” “the Partnership” refer to the Partnership and not to any of its subsidiaries. The term “ARC” refers to Affordable Residential Communities Inc. and not any of its subsidiaries.

General; Management of the Partnership

We are a Delaware limited partnership that was formed on September 30, 1998. ARC is our sole general partner. Pursuant to our partnership agreement, as our sole general partner, ARC has, subject to certain protective rights of limited partners described below, full, exclusive and complete responsibility and discretion in our management and control, including the ability to cause us to enter into certain major transactions including a merger or a sale of substantially all of our assets. Pursuant to our partnership agreement, ARC may not be removed as our general partner by our other partners, with or without cause, without ARC’s consent.

Our limited partners expressly acknowledged that ARC, as our general partner, is acting for our benefit, the limited partners and ARC’s stockholders collectively. ARC is under no obligation to give priority to the separate interests of the limited partners or its stockholders in deciding whether to cause us to take or decline to take any actions.

Limited Liability of Limited Partners

The Delaware statute under which we have been formed provides that limited partners are not personally liable to third parties for the obligations of their partnership unless the limited partner is also a general partner, causes a third party to reasonably believe that the limited partner is a general partner in the partnership or participates in the business and control of the partnership. Our partnership agreement also provides that generally no limited partner has any right to participate in or exercise control or management power over our affairs.

Management Liability and Indemnification

ARC, as our general partner, and its directors and officers are not liable to us for losses sustained, liabilities incurred or benefits not derived resulting from errors in judgment or mistakes of fact or law or of any act or omission, so long as ARC acted in good faith. The partnership agreement provides for indemnification of ARC, any of its officers or directors or the Partnership and other persons as ARC may designate from and against all losses, claims, damages, liabilities, expenses, fines, settlements and other amounts incurred in connection with any actions relating to our operations, as set forth in the partnership agreement (subject to the exceptions described below under “—Fiduciary Responsibilities”).

Fiduciary Responsibilities

ARC’s directors and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of ARC. At the same time, ARC, as our general partner, has fiduciary duties to manage us in a manner beneficial to us and our partners. ARC’s duties, as our general partner, to us and our limited partners, therefore, may come into conflict with the duties of ARC’s directors and officers to ARC.

Our partnership agreement expressly limits ARC’s liability by providing that ARC and its officers and directors are not liable or accountable in damages to us, our limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if ARC or its director or officer acted in good faith. In addition, we are required to indemnify ARC, its affiliates and their respective officers, directors, employees and agents to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, expenses, judgments, fines and other actions incurred by ARC or the other persons in connection with any actions relating to our operations, provided that we will not indemnify for willful misconduct or a knowing violation of the law or any transaction for which the person received an improper personal benefit in violation or breach of any provision of the partnership agreement.

Outside Activities of ARC

Our partnership agreement prohibits ARC from entering into or conducting business other than in connection with:

•       the ownership, acquisition or disposition of its partnership interests as general partner;

•       the management of our business;

•       ARC’s operations as a reporting company under the Exchange Act;

•       ARC’s operations as a REIT;

•       the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests;

•       financing or refinancing of any type related to us or our assets or activities;

•       any of the foregoing activities as they relate to a subsidiary of the Partnership or of ARC; and

•       such activities as are incidental thereto.

In addition, ARC may not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than interests in its subsidiaries and subsidiaries of the Partnership, its general partnership interests and such cash and cash equivalents, bank accounts or similar instruments or accounts as ARC deems reasonably necessary, taking into account, among other things, the requirements necessary for ARC to carry out its responsibilities contemplated under our partnership agreement, its charter and to qualify as a REIT. Notwithstanding the foregoing, if ARC acquires assets in its own name and owns property other than through the Partnership, the partners have agreed to negotiate in good faith to amend the partnership agreement to reflect such activities and the direct ownership of assets by ARC.

ARC and any of its affiliates are entitled to acquire our partnership units and to exercise all rights of a limited partner relating to such units.

Restrictions on Affiliate Transactions

ARC and its affiliates are generally prohibited from selling or conveying any property to the Partnership except pursuant to transactions that are determined by ARC in good faith to be fair and reasonable.

Outside Activities of Limited Partners

Subject to any agreements entered into by a limited partner with ARC, the Partnership or a subsidiary (including, without limitation, any employment agreement), any limited partner and its affiliates shall be entitled to have business interests and engage in business activities in addition to those relating to us, including business interests and activities that are in direct or indirect competition with us or that are enhanced by our activities. Neither we nor any partner shall have any rights in any business ventures of any limited partner pursuant to our partnership agreement. No limited partner or any other person shall have any obligation pursuant to our partnership agreement, subject to any other agreements entered into by such person with ARC, the Partnership or a subsidiary, to offer any interest in any such business ventures to us or any other person.

Distributions

Our partnership agreement provides that holders of our partnership units are entitled to receive quarterly distributions of available cash (i) first, with respect to any partnership units that are entitled to any preference in distribution, in accordance with the rights of such class of unit (and, within such class, pro rata in accordance with their respective percentage interests), and (ii) second, with respect to any partnership units that are not entitled to any preference in distribution, in accordance with the rights of such class of unit (and, within such class, pro rata in accordance with their respective percentage interests).

Allocations of Net Income and Net Loss

Our net income and net loss are determined and allocated with respect to each fiscal year as of the end of the year. Except as otherwise provided in our partnership agreement, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. Except as otherwise provided in our partnership agreement, net income and net loss are allocated to the holders of partnership units holding the same class of units in accordance with their respective percentage interests in the class at the end of each fiscal year. The partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise provided in the partnership agreement, for income tax purposes under the Internal Revenue Code and the Treasury Regulations, each item of income, gain, loss and deduction is allocated among our limited partners in the same manner as its correlative item of book income, gain, loss or deduction is allocated pursuant to our partnership agreement.

Meetings of Limited Partners

There will be no regularly scheduled meetings of limited partners. Meetings of our partners may be called by our general partner, ARC, and will be called upon the written request to ARC of limited partners holding more than 50% of our outstanding common partnership units.

Redemption Rights

After the first anniversary of becoming a holder of partnership units, each of our limited partners and certain transferees will have the right, subject to the terms and conditions set forth in our partnership agreement, to require ARC to redeem all or a portion of the common partnership units held by the party in exchange for a cash amount equal to the value of our partnership units. On or before the close of business on the fifth business day after ARC receives a notice of redemption, ARC may, in its sole and absolute discretion but subject to the restrictions on the ownership of ARC’s common stock imposed under ARC’s charter and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered common partnership units from the tendering party in exchange for shares of ARC’s common stock, based on an exchange ratio of one share of ARC’s common stock for each common partnership unit (subject to antidilution adjustments provided in the partnership agreement). It is ARC’s current intention to exercise this right in connection with any redemption of partnership units. Each limited partner may effect a redemption of partnership units only once in each fiscal quarter, unless otherwise permitted by ARC, in its sole and absolute discretion, and may not effect a redemption for less than 250 partnership units.

Transferability of Partnership Units

In general, ARC may not voluntarily withdraw from the Partnership or transfer its interest in us unless the limited partners consent by approval of a majority in interest or immediately after a merger of ARC into another entity and substantially all of the assets of the surviving entity, excluding the general partnership interest held by ARC, are contributed to the partnership as a capital contribution in exchange for partnership units. With certain limited exceptions, the limited partners may not transfer their interests in us, in whole or in part, without ARC’s written consent, which consent may be withheld in its sole discretion. No partnership unit that is paired with shares of ARC’s special voting stock may be transferred unless accompanied by such shares of special voting stock and transferred as a unit. As a result, transfer of partnership units that are paired with shares of special voting stock also will be subject to the restrictions on transfer of special voting stock contained in ARC’s charter.

Issuance of ARC Stock

Pursuant to our partnership agreement, upon the issuance of ARC stock other than in connection with a redemption of partnership units, ARC will generally be obligated to contribute the cash proceeds or other consideration received from the issuance to the Partnership in exchange for, in the case of common stock, common partnership units, or in the case of an issuance of preferred stock, preferred partnership units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the preferred stock.

Tax Matters

Pursuant to our partnership agreement, ARC is our tax matters partner. Accordingly, ARC has the authority to handle tax audits and to make tax elections under the Internal Revenue Code on our behalf.

Term

The Partnership has perpetual existence, unless dissolved upon:

•       our bankruptcy, judicial dissolution or withdrawal (unless, in the case of a withdrawal, a majority-in-interest of the remaining limited partners agree to continue the partnership and to the appointment of a successor general partner);

•       the sale or other disposition of all or substantially all of our assets;

•       redemption (or acquisition by ARC) of all partnership units other than units held by us; or

•       an election by ARC in its capacity as our sole general partner.

Resale Registration Statement for the Limited Partners of the Partnership

Pursuant to the partnership agreement, ARC maintains a registration statement registering the resale by the limited partners of the Partnership of any of ARC’s securities issued to the limited partners upon a redemption of their partnership units. ARC will use all reasonable efforts to keep any shelf registration statement effective until the third anniversary of the date on which the registration statement becomes effective. ARC has the right in its sole discretion, based on valid business purpose to suspend the use of the prospectus comprising a part of the shelf registration statement for a reasonable length of time and from time to time provided that the aggregate number of days in all delay periods occurring in any period of twelve consecutive months shall not exceed 105 days.

In connection with ARC’s reorganization, the limited partners of the Partnership also were granted “piggyback” registration rights in connection with certain registered offerings of ARC’s securities. These piggyback registration rights will terminate when the resale shelf registration statement described in the preceding paragraph becomes effective under the 1933 Act.

DESCRIPTION OF NOTES

The following description, which summarizes certain terms and provisions of the notes and the indenture, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture, which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this section, the terms “we,” “us,” “our,” “the Partnership” refer to the Partnership and not to any of its subsidiaries. The term “ARC” refers to Affordable Residential Communities Inc. and not any of its subsidiaries.

General

We have issued $96,600,000 million aggregate principal amount of notes, and the notes are limited to the aggregate principal amount of $100,000,000. We issued the notes pursuant to an indenture, dated as of August 9, 2005, between us, as issuer and U.S. Bank National Association, as trustee.

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. Copies of the indenture and the form of the notes are available for inspection at the corporate trust office of the trustee, currently located at U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3C, St. Paul, MN 55107-2292; Attention: Rick Prokosch.

Interest on the notes accrues at the rate of 7 1/2% per year from and including August 9, 2005 or the most recent interest payment date to which interest has been paid or provided for, and is payable semi-annually in arrears on February 15 and August 15 of each year. Interest will be paid to each registered holder at the close of business on the February 1 or August 1 (whether or not a business day in New York City) immediately preceding the applicable interest payment date, each of which we refer to as a record date. Interest on the notes is computed on the basis of a 360-day year consisting of twelve 30-day months.

In addition, we will pay additional interest on the notes under the circumstances described below under “—Registration Rights.”

The notes will mature on August 15, 2025 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless (1) earlier redeemed by us at our option or repurchased by us at a holder’s option at certain times as described under “—Provisional Redemption of the Notes at Our Option,” “—Repurchase at Option of Holders on Certain Dates” or “—Repurchase at Option of Holders upon a Fundamental Change” below or (2) exchanged at a holder’s option as permitted under “—Exchange Rights” below. We are not required to maintain a sinking fund for the repayment of the notes.

The notes were issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under “—Book-Entry System.”

If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day in New York City, the payment otherwise required to be made on such date will be made on the next such business day without any additional payment as a result of such delay. All payments will be made in U.S. dollars.

Ranking

The notes are senior unsecured obligations of the Partnership and rank equally with all of our other senior unsecured indebtedness. However, the notes are effectively subordinated to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and liabilities, whether secured or unsecured, of our subsidiaries. As of June 30, 2005 we had outstanding $25.8 million of senior unsecured indebtedness and $1,063.2 million of secured indebtedness and our consolidated subsidiaries had outstanding an aggregate of $59.1 million of other liabilities. The indenture governing the notes does not prohibit us or any of our affiliates or subsidiaries from incurring additional indebtedness or issuing preferred equity in the future. See “Risk Factors—Risks Related to the Offering—The notes are effectively subordinated to our existing and future secured indebtedness” and “—The notes are effectively subordinated to liabilities of our subsidiaries.”

Exchange Rights

Subject to the restrictions on ownership of ARC common stock and the conditions described below, holders may exchange at any time on or prior to maturity or redemption any outstanding notes (or $1,000 portions thereof) into shares of ARC common stock initially at an exchange rate of 69.8812 shares of ARC common stock per $1,000 principal amount of notes (equivalent to an initial exchange price of $14.31 per ARC common share). The exchange rate and the equivalent exchange price in effect at any given time are referred to in this prospectus as the “exchange rate” and the “exchange price,” respectively, and will be subject to adjustment as described herein. Holders may exchange notes only in denominations of $1,000 and whole multiples of $1,000. If we call notes for redemption, you may exchange the notes only until the close of business on the business day immediately preceding the redemption date unless we fail to pay the redemption price.

Upon exchange of a note, a holder will not receive any cash payment of interest, subject to certain exceptions, and we will not adjust the exchange rate to account for accrued and unpaid interest.

Holders of notes at the close of business on a record date for an interest payment will receive payment of interest payable on the corresponding interest payment date notwithstanding the exchange of such notes at any time after the close of business on the applicable regular record date. Notes tendered for exchange by a holder after the close of business on any record date for an interest payment and on or prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment will be made (1) if we have specified a redemption date that is after such record date and on or prior to such interest payment date or (2) with respect to overdue interest, if any overdue interest exists at the time of exchange with respect to such notes.

If a holder exchanges notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of ARC common stock upon the exchange, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax prior to receipt of such shares.

A holder wishing to exercise its exchange rights must deliver an irrevocable duly completed exchange notice to the exchange agent. Holders may obtain copies of the required form of the exchange notice from the exchange agent. A certificate, or a book-entry transfer through DTC, for the number of shares of ARC common stock for which any notes are exchanged, together with a cash payment for any fractional shares, will be delivered through the exchange agent as soon as practicable, but within the time periods specified below, following the exchange date (subject to our ability to elect to deliver cash, or a combination of cash and shares of ARC common stock). The trustee will initially act as the exchange agent.

In lieu of delivery of shares of ARC common stock upon all or any portion of the exchanged notes, we may elect to pay holders surrendering notes for exchange an amount in cash per note (or a portion of a note) equal to the average closing price of ARC common stock over the five trading day period starting on and including the third trading day following the exchange date multiplied by the exchange rate in effect on the exchange date (or portion of the exchange rate applicable to a portion of a note if a combination of

ARC common stock and cash is to be delivered). We will inform such holders through the trustee no later than two business days following the exchange date of our election to deliver shares of ARC common stock, to pay cash in lieu of delivery of the shares or to deliver a combination of ARC common stock and cash. If we elect to deliver solely shares of ARC common stock, these will be delivered through the exchange agent no later than the third business day following the exchange date. If we elect to deliver a combination of shares of ARC common stock and cash or to pay all of such payment in cash, such delivery and payment will be made to holders surrendering notes no later than the tenth business day following the applicable exchange date.

The “closing price” of ARC common stock on any trading day means the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the New York Stock Exchange or, if ARC common stock is not quoted on the New York Stock Exchange, as reported by the principal national securities exchange or quotation system on which ARC common stock is then listed or otherwise as provided in the indenture.

If a holder has already delivered a repurchase notice as described under either “—Repurchase at Option of Holders on Certain Dates” or “—Repurchase at Option of Holders upon a Fundamental Change,” with respect to a note, that holder may not tender that note for exchange until the holder has properly withdrawn the repurchase notice.

Upon surrender of a note for exchange, the holder shall deliver to us cash equal to the amount that we are required to deduct and withhold under applicable law in connection with such exchange; provided, however, that if the holder does not deliver such cash, we may deduct and withhold from the consideration otherwise deliverable to such holder the amount required to be deducted and withheld under applicable law.

Holders may surrender their notes for exchange of shares of ARC common stock at the applicable exchange rate at any time prior to the close of business on the second business day immediately preceding the stated maturity date.

Exchange Rate Adjustments

The initial exchange rate will be adjusted for certain events, including:

(1)         the issuance of ARC common stock as a dividend or distribution on ARC common stock;

(2)         subdivisions and combinations of ARC common stock;

(3)         the issuance to all holders of ARC common stock of rights or warrants entitling them to purchase ARC common stock (or securities exchangeable into ARC common stock) at less than (or having an exchange price per share less than) the current market price of ARC common stock;

(4)         the dividend or other distribution to all holders of ARC common stock or shares of ARC capital stock (other than common stock) of evidences of indebtedness or assets, including securities, but excluding (A) the rights and warrants referred to above, (B) dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the exchange consideration pursuant to the second succeeding paragraph or (C) dividends or distributions paid exclusively in cash;

(5)         dividends or other distributions consisting exclusively of cash to all holders of ARC common stock in excess of $0.1875 per share in each fiscal quarter (the “dividend threshold amount”); the dividend threshold amount is subject to adjustment as a result of the same events giving rise to an adjustment to the exchange rate, provided that no adjustment will be made to the dividend threshold amount as a result of any event described in this clause (5); and

(6)         payments to holders of ARC common stock in respect of a tender offer or exchange offer for ARC common stock by ARC or any of its subsidiaries to the extent that the cash and fair market value of any other consideration included in the payment per share exceeds the closing price of ARC common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer.

Notwithstanding the foregoing, in the event of an adjustment to the exchange rate pursuant to clauses (5) or (6) above, in no event will the exchange rate exceed 82.1018 shares of ARC common stock per $1,000 principal amount of notes, subject to adjustment pursuant to clauses (1) through (4) above.

No adjustment in the exchange rate will be required unless such adjustment would require a change of at least one percent in the exchange rate then in effect at such time. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the exchange rate will not be adjusted for the issuance of ARC common stock or any securities exchangeable into or exchangeable for ARC common stock or carrying the right to purchase any of the foregoing. We will not make any adjustment if holders of notes are entitled to participate in the transactions described above.

In the case of:

•       any reclassification or change of ARC common stock (other than changes resulting from a subdivision or combination); or

•       a consolidation, merger or combination involving ARC or a sale or conveyance to another corporation of all or substantially all of ARC’s property and assets,

in each case as a result of which holders of ARC common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for ARC common stock, holders of notes will be entitled thereafter to exchange their notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such notes been exchanged into ARC common stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. In the event holders of ARC common stock have the opportunity to elect the form of consideration to be received in a reclassification, change, consolidation, merger combination, sale or conveyance, we will make adequate provision whereby the holders of the notes shall have the opportunity, on a timely basis, to determine the form of consideration into which all of the notes, treated as a single class, shall be exchangeable. Such determination shall be based on the blended, weighted average of elections made by holders of the notes who participate in such determination and shall be subject to any limitations to which all of the holders of ARC common stock are subject to, such as pro-rata reductions applicable to any portion of the consideration payable. We may not become a party to any such transaction unless its terms are consistent with the foregoing.

If a taxable distribution to holders of ARC common stock or other transaction occurs which results in any adjustment of the exchange price, the holders of notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of common stock. See “Certain U.S. Federal Income Tax Considerations.” We may make such reductions in the exchange price, in addition to those set forth above, as the board of directors deems advisable to avoid or diminish any income tax to holders of ARC common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

We may from time to time, to the extent permitted by law, reduce the exchange price of the notes by any amount for any period of at least 20 days. In that case we will give at least 15 days’ notice of such decrease.

Determination of Make Whole Premium

If a transaction described in the first, second or fourth bullet of the definition of change in control (as set forth under “—Repurchase at Option of Holders upon a Fundamental Change”) occurs prior to August 20, 2015 and a holder elects to exchange its notes in connection with such transaction, we will increase the applicable exchange rate for the notes surrendered for exchange by a number of additional ARC common shares (the “additional change in control shares”), as described below. An exchange of notes will be deemed for these purposes to be “in connection with” such a change in control transaction if the notice of exchange of the notes is received by the exchange agent from and including the date that is 15 business days prior to the anticipated effective date of the change in control up to and including the business day prior to the repurchase date as described under “—Repurchase at Option of Holders upon a Fundamental Change.”

The number of additional change in control shares will be determined by reference to the table below and is based on the date on which such change in control transaction becomes effective (the “effective date”) and the price (the “stock price”) paid per ARC common share in such transaction. If the holders of ARC common shares receive only cash in the change in control transaction, the stock price shall be the cash amount paid per ARC common share. Otherwise, the stock price shall be the average of the closing sale prices of ARC common shares on the ten consecutive trading days up to but excluding the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the exchange rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the exchange rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the exchange rate as so adjusted. In addition, the number of additional change in control shares will be subject to adjustment in the same manner as the exchange rate as set forth above under “—Exchange Rate Adjustments.”

The following table sets forth the stock price and number of additional change in control shares of ARC common stock to be received per $1,000 principal amount of notes:

Stock Price on Effective	Effective Date
Date	8/9/2005	8/20/2006	8/20/2007	8/20/2008	8/20/2009	8/20/2010	8/20/2011	8/20/2012	8/20/2013	8/20/2014	8/20/2015
$12.18	12.2206	12.2206	12.2206	12.2206	12.2206	12.2206	12.2206	12.2206	12.2206	12.2206	0.0000
13.00	10.2161	9.8807	9.5000	9.1194	8.6301	7.9468	7.4436	7.0419	7.0419	7.0419	0.0000
14.00	8.3749	8.0136	7.6469	7.2499	6.7830	6.2169	5.5323	4.6956	3.7746	2.7440	0.0000
15.00	6.9156	6.4409	6.0190	5.6616	5.2984	4.9353	4.4068	3.6785	2.7276	1.4954	0.0000
16.00	5.9083	5.2726	4.6812	4.1705	3.7891	3.3968	3.0046	2.6123	2.2201	1.2536	0.0000
17.00	5.2941	4.5418	3.7839	3.0444	2.3763	2.0309	1.9261	1.6038	1.2814	0.9591	0.0000
18.00	5.0000	4.1667	3.2881	2.4091	1.4853	0.4825	0.4647	0.4137	0.3656	0.2372	0.0000
20.00	4.5000	3.7500	2.8500	2.0000	1.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
25.00	3.6000	3.0000	2.2800	1.6000	0.8000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
30.00	3.0000	2.5000	1.9000	1.3333	0.6667	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
40.00	2.2500	1.8750	1.4250	1.0000	0.5000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
50.00	1.8000	1.5000	1.1400	0.8000	0.4000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table, in which case:

(1)         if the stock price is between two stock price amounts in the table or the effective date is between two dates in the table, the additional change in control shares will be determined by straight-line interpolation between the number of additional change in control shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

(2)         if the stock price is in excess of $50.00 per ARC common share (subject to adjustment), no additional change in control shares will be issued upon exchange; and

(3)         if the stock price is less than $12.18 per ARC common share (subject to adjustment), no additional change in control shares will be issued upon exchange.

Notwithstanding the foregoing, in no event will the total number of ARC common shares issuable upon exchange exceed 82.1018 per $1,000 principal amount of notes, subject to adjustment in the same manner as the exchange rate as set forth above under “—Exchange Rate Adjustments.”

Our obligation to deliver the additional change in control shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Provisional Redemption of the Notes at Our Option

We will not have the right to redeem any notes prior to August 20, 2010.

Beginning on August 20, 2010, we may redeem the notes in whole or in part for cash at any time at a redemption price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest and liquidated damages, if any, on the notes to the redemption date if the closing price of the common stock has exceeded 130% of the exchange price for at least 20 trading days in any consecutive 30-day trading period.

The “exchange price” as of any day will equal $1,000 divided by the exchange rate. If we redeem the notes, we will make an additional payment equal to the total value of the aggregate amount of the interest otherwise payable on the notes from the last day through which interest was paid on the notes through the date of redemption. We must make these payments on all notes called for redemption, including notes exchanged after the date we mailed the notice.

We will give at least 30 days, but not more than 60 days, notice of redemption by mail to holders of notes. Notes or portions of notes called for redemption will be exchangeable by the holder until the close of business on the business day prior to the redemption date.

If we do not redeem all of the notes, the trustee will select the notes to be redeemed in principal amount of $1,000 or integral multiples thereof, by lot or on a pro rata basis. If any notes are to be redeemed in part only, we will issue a new note or notes with a principal amount equal to the unredeemed principal portion thereof. If a portion of your notes is selected for partial redemption and you exchange a portion of your notes, the exchanged portion will be deemed to be taken from the portion selected for redemption.

Repurchase at Option of Holders on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part (in principal amounts of $1,000 and integral multiples thereof) on August 15, 2010, August 15, 2015 and August 15, 2020 for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest, if any, accrued to the repurchase date.

Holders must deliver a written repurchase notice to the paying agent, which initially is the trustee, during the period beginning at any time from the opening of business on the date that is 20 days prior to the repurchase date until the close of business on the second business day prior to the repurchase date. Our repurchase obligation will be subject to certain additional conditions.

On or before the 20th day prior to each repurchase date, we will provide to the trustee, any paying agent and to all holders of the notes, and to beneficial owners as required by applicable law, a notice stating, among other things:

•       the amount of the repurchase price; and

•       the procedures that holders must follow to require us to repurchase their notes.

We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish that information in a newspaper of general circulation in New York City or on ARC’s website, or through such other public medium as we deem appropriate at that time.

A holder’s notice electing to require us to repurchase notes must specify:

•       that such notice complies with appropriate procedures of The Depository Trust Company, or DTC;

•       the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple of $1,000; and

•       that the notes are to be repurchased by us pursuant to the applicable provisions of the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the second business day prior to the repurchase date. The notice of withdrawal must specify:

•       the principal amount of notes in respect of which the repurchase notice is being withdrawn;

•       that the withdrawal notice complies with appropriate DTC procedures with respect to all withdrawn notes in book-entry form; and

•       the principal amount of notes, if any, that remains subject to the repurchase notice.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after any such transfer or delivery on or after the repurchase date.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the business date following the repurchase date, then immediately after the repurchase date:

•       such notes will cease to be outstanding;

•       interest on such notes will cease to accrue; and

•       all rights of holders of such notes will terminate except the right to receive the repurchase price.

In connection with any repurchase offer, we will, if required, comply with the provisions of Rule 13e-4, Rule 14e-1, and any other tender offer rules under the Exchange Act which may then be applicable; and file a Schedule TO or any other required schedule under the Exchange Act.

Repurchase at Option of Holders upon a Fundamental Change

If a fundamental change occurs at any time prior to maturity, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest, if any, accrued to the repurchase date.

Within 20 days after the occurrence of a fundamental change, we are obligated to give to the holders of the notes notice of the fundamental change and of the repurchase right arising as a result of the fundamental change and the repurchase date (which may be no earlier than 15 days and no later than 30 days after the date of such notice). We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of the fundamental change or publish that information in a newspaper of general circulation in New York City or on ARC’s website, or through such other public medium as we deem appropriate at that time.

To exercise its repurchase right, a holder of notes must deliver written notice of such holder’s exercise of its repurchase right to the trustee prior to the close of business on the fifth business day prior to the repurchase date.

Holders may withdraw any repurchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the fifth business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for exchange unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•       the principal amount of notes in respect of which the repurchase notice is being withdrawn;

•       that the withdrawal notice complies with appropriate DTC procedures with respect to all withdrawn notes in book-entry form; and

•       the principal amount of notes, if any, that remains subject to the repurchase notice.

Holders electing to require us to repurchase notes must effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures. We will pay the repurchase price within two business days after any such transfer on or after the repurchase date.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•       such notes will cease to be outstanding;

•       interest on such notes will cease to accrue; and

•       all rights of holders of such notes will terminate except the right to receive the repurchase price.

A “fundamental change” will be deemed to occur upon a change in control or a termination of trading.

A “change in control” will be deemed to have occurred at such time after the original issuance of the notes when the following has occurred:

•       any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires the beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction, of 50% or more of the total voting power of the total outstanding voting stock of ARC other than an acquisition by ARC, us, any of its or our subsidiaries or any of its or our employee benefit plans;

•       we or ARC consolidates with, or merges with or into, another person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with or merges with or into ARC or us, other than:

•        any transaction (A) that does not result in any reclassification, exchange, or cancellation of outstanding shares of ARC’s capital stock or our partnership units, as the case may be, and (B) pursuant to which holders of ARC’s capital stock or our partnership units, as applicable, immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of ARC capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction or 50% of the voting power of our partnership units as the case may be;

•        any merger solely for the purpose of changing ARC’s or our jurisdiction of formation and resulting in a reclassification, exchange or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity;

•       during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the board of directors of ARC (together with any new directors whose election to such board of directors, or whose nomination for election by stockholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of ARC then in office; or

•       we or ARC approve a plan of liquidation or dissolution.

Beneficial ownership will be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

A “termination of trading” is deemed to occur if ARC common stock (or other common stock into which the notes are then exchangeable) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, lease, or other disposition of “all or substantially all” of the assets of the ARC or us. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a conveyance, transfer, lease, or other disposition of less than all of the assets of the ARC or us may be uncertain.

Rule 13e-4 under the Exchange Act requires the dissemination of information to securityholders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule to the extent applicable at that time.

We will comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable, and will file any schedule required under the Exchange Act in connection with any offer by us to purchase notes at the option of the holders of notes upon a fundamental change. In some circumstances, the fundamental change purchase feature of the notes may make more difficult or discourage a takeover of us and thus the removal of incumbent management. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate shares of common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is the result of negotiations between us and the initial purchasers of the notes.

We may, to the extent permitted by applicable law, at any time purchase the notes in the open market or by tender at any price or by private agreement. Any note purchased by us (a) after the date that is two years from the latest issuance of the notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (b) on or prior to the date referred to in (a), will be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.

The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may adversely affect holders. Our ability to repurchase notes upon the occurrence of a fundamental change is subject to important limitations. The occurrence of a fundamental change could cause an event of default under, or be prohibited or limited by, the terms of indebtedness that we may incur in the future. Further, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. Any failure by us to repurchase the notes when required following a fundamental change would result in an event of default under the indenture. Any such default may, in turn, cause a default under indebtedness that we may incur in the future.

No notes may be purchased by us at the option of holders upon the occurrence of a fundamental change if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the fundamental change purchase price with respect to the notes.

No Stockholder Rights for Holders of Notes

Holders of notes, as such, will not have any rights as stockholders of ARC (including, without limitation, voting rights and rights to receive any dividends or other distributions on shares of ARC common stock), except in limited circumstances described above under “—Exchange Rights—Exchange Right Adjustments.”

Ownership Limit

In order to assist ARC in maintaining its qualification as a REIT for federal income tax purposes, ownership by any person of more than 7.3% of outstanding ARC common stock is restricted, unless waived or modified by ARC’s board of directors. See “Description of ARC Capital Stock and Our Partnership Units—ARC’s Restrictions on Ownership and Transfer.”

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the exchange price and exchange rate applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request.

Merger, Consolidation or Sale

The Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are met:

•       we shall be the continuing entity, or the successor entity (if other than the Partnership) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of the principal of and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture;

•       if as a result of such transaction the notes become convertible or exchangeable into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations under the notes and the indenture;

•       immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•       an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

Events of Default

The following are events of default under the indenture:

•       default in the payment of any principal amount or any redemption price, purchase price, or fundamental change purchase price due with respect to the notes, when the same becomes due and payable;

•       default in payment of any interest (including liquidated damages) under the notes, which default continues for 30 days;

•       default in the delivery when due of shares of ARC common stock or any cash in lieu of such shares payable upon exchange with respect to the notes, including any make whole premium, which default continues for 15 days;

•       our failure to comply with any of our other agreements in the notes or the indenture upon our receipt of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the notes, and the failure to cure (or obtain a waiver of) such default within 30 days after receipt of such notice;

•       default in the payment of principal when due or resulting in acceleration of other indebtedness of us or any significant subsidiary for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $5 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred; and

•       certain events of bankruptcy, insolvency or reorganization affecting us.

If an event of default shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal of the notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency, the principal amount of the notes together with any accrued interest through the occurrence of such event shall automatically become and be immediately due and payable.

Modification

The trustee and we may amend the indenture or the notes with the consent of the holders of not less than a majority in aggregate principal amount of the notes then outstanding. However, the consent of the holder of each outstanding note affected is required to:

•       alter the manner of calculation or rate of accrual of interest on the note or change the time of payment;

•       make the note payable in money or securities other than that stated in the note;

•       change the stated maturity of the note;

•       reduce the principal amount, redemption price, purchase price or fundamental change purchase price (including any make-whole premium payable) with respect to the note;

•       make any change that adversely affects the rights of a holder to exchange the note in any material respect;

•       make any change that adversely affects the right to require us to purchase the note in any material respect;

•       impair the right to institute suit for the enforcement of any payment with respect to the note or with respect to exchange of the note; or

•       change the provisions in the indenture that relate to modifying or amending the indenture.

Without the consent of any holder of notes, the trustee and we may amend the indenture:

•       to evidence a successor to us and the assumption by that successor of our obligations under the indenture and the notes;

•       to add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

•       to secure our obligations in respect of the notes;

•       to evidence and provide the acceptance of the appointment of a successor trustee under the indenture;

•       to comply with the requirements of the SEC in order to effect or maintain qualification of the indenture under the Trust Indenture Act, as contemplated by the indenture or otherwise;

•       to cure any ambiguity, omission, defect or inconsistency in the indenture; or

•       to make any change that does not adversely affect the rights of the holders of the notes in any material respect.

The holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of all the holders of all notes:

•       amend, alter or change the terms and provisions of the agreement described below under
“—Agreement between Us and ARC”;

•       waive compliance by us with restrictive provisions of the indenture, as detailed in the indenture; or

•       waive any past default under the indenture and its consequences, except a default in the payment of any amount due, or in the obligation to deliver common stock, with respect to any note or in respect of any provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

Rule 144A Information

If at any time we or ARC are not subject to the reporting requirements of the Exchange Act, we will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes or underlying shares of ARC common stock, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933 to facilitate the resale of those notes or shares pursuant to Rule 144A.

Reports to Trustee

We will regularly furnish to the trustee copies of ARC’s annual report to its stockholders, containing audited financial statements, and any other financial reports which ARC furnishes to its stockholders.

Discharge of the Indenture

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the exchange agent, if applicable, after the notes have become due and payable, whether at stated maturity or any redemption date, or any purchase date, or a fundamental change purchase date, or upon exchange or otherwise, cash or shares of common stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, premium, if any, or accrued and unpaid interest or additional interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in New York City, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the law of the State of New York.

Trustee

U.S. Bank National Association is the trustee, registrar, exchange agent and paying agent.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Agreement between Us and ARC

In connection with the issuance of the notes, we and ARC entered into an agreement by which we acknowledge our responsibility as sole obligor of the notes. The agreement provides that if we are obligated to deliver shares of ARC common stock pursuant to the indenture, ARC will issue the required number of shares and deliver them to the exchanging noteholder. At such time, we will issue to ARC an equal number of common partnership units. Under the agreement, ARC has agreed not to consolidate with or merge into another business entity or transfer or lease all or substantially all of its assets, unless:

•       either (1) ARC is the continuing entity in the case of a merger or consolidation or (2) the resulting, surviving or acquiring entity, if other than ARC, is a U.S. entity and it expressly assumes ARC’s obligations under the agreement and the indenture;

•       immediately after giving effect to the transaction, no event of default under the indenture and no circumstances which, after notice or lapse of time or both, would become an event of default under the indenture, shall have happened and be continuing; and

•       ARC has delivered to the trustee an officers’ certificate and a legal opinion confirming that ARC has complied with the indenture.

No provision of the agreement may be amended, modified, or waived without the consent of a majority in principal amount of notes then outstanding, except that the unanimous consent of the holders of all outstanding notes is required in order to amend, modify, or waive the provisions the agreement that may adversely affect the right of holders of notes to exchange their notes for ARC common stock as provided in the indenture.

Book-Entry System

We have issued the notes in the form of one or more global securities. The global security has been deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. A holder of the notes will hold its beneficial interests in the global security directly through DTC if it has an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called “certificated securities”) will be issued only in certain limited circumstances described below.

DTC has advised us that it is:

•       a limited purpose trust company organized under the laws of the State of New York;

•       a member of the Federal Reserve System;

•       a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•       a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC (called participants) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the indirect participants) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the initial purchasers. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants.

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

Owners of beneficial interests in global securities who desire to exchange their interests for common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for exchange. So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC.

Except as set forth below, an owner of a beneficial interest in the global security, will not be entitled to have the notes represented by the global security registered in its name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal of, premium, if any, and interest (including any liquidated damages) on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest (including liquidated damages) on the global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants and which will be legended, if required, as set forth under “Transfer Restrictions.” Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Registration Rights

We and ARC have agreed, at our expense, to file with the SEC the registration statement of which this prospectus is a part. We and ARC have agreed to use our respective best efforts to cause the registration statement to become effective as promptly as is practicable, but in no event later than 180 days after the earliest date of original issuance of any of the notes and to keep the registration statement effective until such date that the holders of the notes and the common stock issuable upon exchange of the notes are able to sell all such securities immediately without restriction pursuant to the volume limitations of Rule 144(k) under the Securities Act or any successor rule thereto or otherwise.

We and ARC have also agreed to provide to each registered holder copies of the prospectus, notify each registered holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes and the ARC common stock issuable upon the exchange of the notes. A holder who sells securities pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers and will be bound by the provisions of the registration rights agreement that are applicable to that holder (including certain indemnification provisions). If a shelf registration statement covering those securities is not effective, they may not be sold or otherwise transferred except pursuant to an exemption from registration under the Securities Act and any other applicable securities laws or in a transaction not subject to those laws. Each holder must notify us not later than three business days prior to any proposed sale by that holder pursuant to the shelf registration statement. This notice will be effective for five business days. We and ARC may suspend the holder’s use of the prospectus for a reasonable period not to exceed 30 days in any 90-day period, and not to exceed an aggregate of 90 days in any 12-month period, if we and ARC, in our reasonable judgment, believe we may possess material non-public information the disclosure of which would have a material adverse effect on us and our subsidiaries taken as a whole. Each holder, by its acceptance of a note, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

If,

•       on the 180th day following the earliest date of original issuance of any of the notes, the shelf registration statement has not been declared effective;

•       the registration statement shall cease to be effective or fail to be usable without being succeeded within five business days by a post-effective amendment or a report filed with the SEC pursuant to the Exchange Act that cures the failure of the registration statement to be effective or usable; or

•       on the 30th day of any period that the prospectus has been suspended as described in the preceding paragraph, such suspension has not been terminated,

(each, a registration default), additional interest as liquidated damages will accrue on the notes, from and including the day following the registration default to but excluding the day on which the registration default has been cured.

Liquidated Damages

Liquidated damages will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date, as applicable, following the date on which such liquidated damages begin to accrue, and will accrue at a rate per year equal to:

•       an additional 0.25 percent of the principal amount to and including the 90th day following such registration default; and

•       an additional 0.50 percent of the principal amount from and after the 91st day following such registration default.

In no event will liquidated damages accrue at a rate per year exceeding 0.50 percent. If a holder has exchanged some or all of its notes into common stock, the holder will not be entitled to receive liquidated damages with respect to the principal amount of the notes exchanged.

We have distributed a questionnaire to each holder to obtain information regarding the holder for inclusion in the prospectus. Holders are required to complete and deliver the questionnaire within 20 business days after receipt of the questionnaire to be named as selling stockholders in this prospectus at the time of effectiveness. A holder will not be entitled to liquidated damages unless it has provided all information requested by the questionnaire prior to the deadline.

The specific provisions relating to the registration described above are contained in the registration rights agreement that was entered into on the closing of the initial offering of the notes. This summary of the registration rights agreement is not complete and is qualified in its entirety by reference to the registration rights agreement.

DESCRIPTION OF OTHER INDEBTEDNESS

At June 30, 2005, the Partnership had $1,089.0 million of outstanding indebtedness. $767.2 million, or 70%, of our total indebtedness was fixed rate and $321.8 million, or 30%, was variable rate. The following table sets forth information with respect to the Partnership’s total indebtedness at June 30, 2005, adjusted to give effect to the original offering of the notes to the initial purchaser and the use of proceeds therefrom. On a pro forma basis, the Partnership had $1,049.3 million of outstanding indebtedness, $768.1 million, or 73%, of our indebtedness was fixed rate and $281.2 million, or 27%, was variable rate. See “Affordable Residential Communities LP Selected Consolidated Historical and Pro Forma Financial Data” and “Selected Unaudited Pro Forma Financial Data” for a discussion of the anticipated effect on the Partnership and ARC of the proposed sale of up to 79 communities announced September 21, 2005 and the sale of the notes.

	Amount	Average Rate	Average maturity
	(dollars in thousands)		(in years)
Long-term debt:
Senior fixed rate mortgage due 2009	$83,067	5.05%	4
Senior fixed rate mortgage due 2012	276,278	7.35%	7
Senior fixed rate mortgage due 2014	189,522	5.53%	9
Various individual fixed rate mortgages due 2005 to 2031	121,641	7.20%	9
Senior variable rate mortgage due 2006(1)	108,520	6.22%	1
Revolving credit mortgage facility due 2006	58,764	6.17%	—
Trust preferred securities due 2035 (due to ARC)	25,780	6.26%	30
Senior Exchangeable Notes due 2025	96,600	7.50%	20
Consumer finance facility due 2008	9,369	6.18%	3
Lease receivable facility due 2007	42,100	10.22%	2
Floorplan line of credit due 2007	35,367	6.59%	2
Other loans	2,332	7.70%	3
Total debt	$1,049,340	6.71%

(1)    The senior variable rate mortgage due 2006 may be extended for three additional 12-month periods at our option, and subject to certain conditions.

Senior Fixed Rate Mortgage Due 2009

We entered into the senior fixed rate mortgage due 2009 with, among other parties, Merrill Lynch Mortgage Capital Inc., an affiliate of the initial purchaser, on February 18, 2004, in connection with the completion of ARC’s IPO and the Hometown acquisition. It is an obligation of some of our real property subsidiaries and is collateralized by 29 manufactured home communities owned by these subsidiaries. The senior fixed rate mortgage due 2009 bears interest at a fixed rate of 5.05% per annum, will amortize based on a 30-year amortization schedule and will mature on March 1, 2009. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending (included in loan reserves) and property operating expenditures (included in cash and cash equivalents). The senior fixed rate mortgage due 2009 contains customary defeasance-based prepayment penalties for repayments made prior to maturity. As of June 30, 2005, $98.9 million was outstanding ($83.1 million on a pro forma basis) under the senior fixed rate mortgage due 2009.

Senior Fixed Rate Mortgage Due 2012

We entered into the senior fixed rate mortgage due 2012 on May 2, 2002. It is an obligation of some of our special purpose real property subsidiaries and is collateralized by 105 manufactured home communities. The senior fixed rate mortgage due 2012 bears interest at a fixed rate of 7.35% per annum, will amortize based on a 30-year amortization schedule and matures on May 1, 2012. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending and property operating expenditures. The senior fixed rate mortgage due 2012 contains customary defeasance-based prepayment penalties for repayments made prior to maturity. As of June 30, 2005, $302.3 million was outstanding ($276.3 million on a pro forma basis) under the senior fixed rate mortgage due 2012.

Senior Fixed Rate Mortgage Due 2014

We entered into the senior fixed rate mortgage due 2014 on February 18, 2004 with, among other parties, Merrill Lynch Mortgage Capital, Inc., an affiliate of the initial purchaser, in connection with the completion of ARC’s IPO and the Hometown acquisition. It is an obligation of certain of our real property subsidiaries and is collateralized by 46 manufactured home communities owned by these subsidiaries. The senior fixed rate mortgage due 2014 bears interest at a fixed rate of 5.53% per annum, will amortize based on a 30-year schedule and will mature on March 1, 2014. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending and property operating expenditures. The senior fixed rate mortgage due 2014 contains customary defeasance-based prepayment penalties for repayments made prior to maturity. As of June 30, 2005, $211.9 million was outstanding ($189.5 million on a pro forma basis) under the senior fixed rate mortgage due 2014.

Various Individual Fixed Rate Mortgages Due 2005 Through 2031

We have assumed various individual fixed rate mortgages in connection with the acquisition of various properties that were encumbered at the time of acquisition. We have refinanced one property and expect to refinance additional properties over time. The mortgages are secured by specific manufactured home communities and subject to early pre-payment penalties, the terms of which vary from mortgage to mortgage. The mortgages are as follows:

(a)    Mortgages assumed and one refinanced as part of individual property purchases. These notes total approximately $46.7 million at June 30, 2005, mature from 2006 through 2028 and have an average effective annual interest rate of 7.25%.

(b)   Mortgages assumed in conjunction with the Hometown acquisition. These notes total approximately $77.4 million at June 30, 2005, mature from 2005 through 2031 and carry an average effective annual interest rate of 7.06%.

(c)    Notes assumed in conjunction with the D.A.M. portfolio purchase. These notes total approximately $29.0 million at June 30, 2005, mature in 2008 and carry an average effective annual interest rate of 7.18%.

Senior Variable Rate Mortgage Due 2006

We entered into the senior variable rate mortgage due 2006 with, among other parties, Merrill Lynch Mortgage Capital Inc., an affiliate of the initial purchaser, on February 18, 2004, in connection with the completion of ARC’s IPO and the Hometown Communities acquisition. It is an obligation of some of our real property subsidiaries and is collateralized by 44 manufactured home communities owned by these subsidiaries. The senior variable rate mortgage due 2006 bears interest at a variable rate based upon a spread of 3.00% over the one-month LIBOR (6.22% at June 30, 2005) and will mature in February 2006. At our option and subject to certain conditions, we may extend the senior variable rate mortgage due 2006 for three additional 12-month periods. In connection with the second and third extensions, we would be required to pay extension fees of 0.25% and 0.375% of the outstanding principal balance, respectively. We purchased interest rate caps to limit our interest costs in the event of increases in the one-month LIBOR above 5.00%, and intend to purchase such caps for any extensions, as applicable. We will incur an exit fee equal to 0.50% of the loan amount payable upon any repayment of the principal amount of the loan. The exit fee will be subject to reduction by an amount equal to 0.50% of the principal amount of any first mortgage loans provided by the lenders to refinance the senior variable rate mortgage due 2006. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending and property operating expenditures. We may repay the senior variable rate mortgage due 2006 subject to a prepayment penalty calculated as the product of 0.25%, the number of payment dates remaining to maturity and the amount being repaid for prepayments made in months one through twelve. Prepayments made in months 13 to 24 are subject to a flat 1% fee of amounts repaid. As of June 30, 2005, $140.5 million was outstanding ($108.5 million on a pro forma basis) under the senior variable rate mortgage due 2006.

Revolving Credit Mortgage Facility Due 2006

In September 2004, we obtained a revolving credit mortgage facility for borrowings of up to $85.0 million. This facility is an obligation of one of our subsidiaries and is secured by 33 communities that previously secured our prior senior revolving credit facility, as well as various additional communities acquired subsequent to ARC’s IPO. Advances under the revolving credit mortgage facility are limited by borrowing base requirements related to the value and cash flows of the communities securing the loan. As amended in September 2005, the revolving credit mortgage facility bears interest at one-month LIBOR plus 2.75% (6.61% at September 30, 2005) and has an extended term through September, 2006. We incurred a commitment fee of 0.5% at the closing of the facility and an additional fee of 0.5% at the amendment date and will pay an advance fee to the extent any advance takes the amount of indebtedness outstanding under the facility above $58.764 million. The facility contains no significant financial covenants. As of June 30, 2005, $58.8 million was outstanding under the revolving credit mortgage facility.

Trust Preferred Securities Due 2035 (Due to ARC)

On March 15, 2005, we issued $25.8 million in unsecured trust preferred securities to ARC. The $25.8 million trust preferred securities bear interest at 3-month LIBOR plus 3.25% (6.26% at June 30, 2005). Interest on the securities is paid on the 30th of March, June, September and December of each year. We may redeem these securities on or after March 30, 2010 in whole or in part from time to time at principal amount plus accrued interest. The securities are mandatorily redeemable on March 15, 2035 if not redeemed sooner.

Consumer Finance Facility Due 2008

We entered into the retail home sales and consumer finance debt facility due in 2006 with Merrill Lynch Mortgage Capital Inc., an affiliate of the initial purchaser, on February 18, 2004, in connection with the completion of ARC’s IPO and the Hometown acquisition and amended it in April 2005 in connection with entering into a two-year secured revolving lease receivables credit facility (see “—Lease Receivables Facility” below). The consumer finance facility, as amended, has a total commitment of $125.0 million and a term of four years. This facility is an obligation of one of our subsidiaries, and borrowings under this facility are secured by manufactured housing conditional sales contracts. Borrowings under the facility are limited by specified borrowing base requirements related to the value of the collateral securing the facility. The facility bears interest at a variable rate based upon a spread of 3.00% over the one-month LIBOR

(6.18% at June 30, 2005). The facility includes customary affirmative and negative covenants, including minimum GAAP tangible net worth and maximum leverage covenants. We are in compliance with all financial covenants under the facility as of June 30, 2005. During the quarter ended June 30, 2005, we paid a commitment fee of 1.00% on the original committed amount and 0.75% of the amended committed amount and will pay additional annual commitment fees payable on each anniversary of the closing. Advances under the facility will be subject to a number of conditions, including certain underwriting and credit screening guidelines and the conditions that the home must be located in one of our communities, the loan term may not exceed 12 years for a single-section home or 15 years for a multi-section home and the loan amount shall not exceed 90% of the value of the home securing the conditional sales contract.

The availability of advances under the consumer finance facility is subject to certain conditions that are beyond our control. Conditions that could result in our inability to draw on these facilities include a downgrade in the credit rating of the lender and the absence of certain markets for financing debt obligations secured by securities or mortgage loans. Funding under this facility may also be denied if the lender determines that the value of the assets serving as collateral would be insufficient to maintain the required 75% loan-to-value ratio upon giving effect to a request for funding. The lender can also at any time require that we prepay amounts funded or provide additional collateral if, in its judgment, this is necessary to maintain the 75% loan-to-value ratio. As of June 30, 2005, $9.4 million was outstanding under the consumer finance facility.

Lease Receivables Facility Due 2008

On April 6, 2005, we obtained a two-year, $75.0 million secured revolving credit facility, or the lease receivables facility, with Merrill Lynch Mortgage Capital Inc., an affiliate of the initial purchaser of the notes, to be used to finance the purchase of manufactured homes and for general corporate purposes. This facility was amended and the size of the facility increased to $150 million effective October 14, 2005.

This facility is an obligation of two of our indirect wholly-owned subsidiaries, ARC Housing LLC and ARC HousingTX LP, or, collectively, Housing. Borrowings under the lease receivables facility are secured by an assignment of all lease receivables and rents, an assignment of the underlying manufactured homes and a pledge by ARCHC LLC and ARC Housing GP LLC of 100% of the outstanding equity in Housing. The amendment also (i) increased the limit on borrowings under the lease receivables facility from an amount equal to approximately 55% of the net book value of the eligible manufactured housing units owned by Housing and located in ARC’s communities, to 65%, subject to certain other applicable borrowing base requirements, (ii) increased the interest rate on borrowings under the facility from 3.25% plus one-month LIBOR to 4.125% plus one-month LIBOR (7.985% at September 30, 2005), and (iii) extended the maturity of the facility from March 31, 2007 to September 30, 2008. The fee charged by the lender in connection with the amendment was 0.5%, or $750,000. The ability to access funding under the amended facility is conditioned upon the satisfaction of certain conditions precedent set forth in the amendment.

Additionally, ARC Real Estate Holdings, LLC, or ARC Real Estate, the indirect parent of Housing pledged certain additional collateral to the lender pursuant to a security agreement which provides that ARC Real Estate has pledged the excess cash flows of certain of its subsidiaries as additional collateral for the facility.

Floorplan Line Of Credit Due 2007

In August 2004, we amended our floorplan line of credit to provide borrowings of up to $50.0 million secured by manufactured homes in inventory. Under the amended line of credit, the lender will advance 90% of the purchase cost of manufactured homes for the first $40.0 million in advances, with the remaining $10.0 million in advances made at 75% of such home costs. Repayments of borrowed amounts are due upon sale or lease of the related manufactured home. Advances under the amended line of credit will bear interest ranging from the prime rate plus 0.75% to the prime rate plus 4.00% (averaging 6.59% at June 30, 2005) based on the length of time each advance has been outstanding. Monthly curtailment payments are required for unsold homes beginning 360 days following the purchase of the home. The required curtailment payment will be between 3.00% and 5.00% of the home’s original invoice amount depending on the type of home and the number of months since the home’s purchase. The amended line of credit requires us to maintain a minimum tangible net worth of $500.0 million, a maximum debt to tangible net worth ratio of 3 to 1, and minimum cash and cash equivalents of $15.0 million, all as defined in the agreement. We are in compliance with all financial covenants under the line of credit as of June 30, 2005. The line of credit is subject to a commitment fee of $250,000, an unused line fee of .25% per annum and an early termination fee of 1.00% to 3.00%, based on the termination date. As of June 30, 2005, $43.9 million was outstanding ($35.4 million on a pro forma basis) on the floorplan line of credit.

DESCRIPTION OF ARC CAPITAL STOCK AND PARTNERSHIP UNITS

The following is a summary of the material terms of the capital stock of Affordable Residential Communities Inc. and the partnership units of the Partnership. Copies of ARC’s charter and its Amended and Restated Bylaws are filed as exhibits to ARC’s annual report on Form 10-K for the year ended December 31, 2004, filed on March 31, 2005. A copy of the Partnership’s Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

ARC’s charter provides that it may issue up to 100,000,000 shares of common stock, $.01 par value per share, of which 41,027,689 shares have been issued and are outstanding as of October 21, 2005; 10,000,000 shares of preferred stock, $.01 par value per share, of which 5,750,000 shares have been classified as 8.25% Series A cumulative redeemable preferred stock, or Series A preferred stock, of which 5,000,000 shares are issued and outstanding as of October 21, 2005; and 5,252,876 shares of special voting stock, par value $.01 per share, of which 3,527,896 shares have been issued and are outstanding as of October 21, 2005. Under Maryland law, ARC’s stockholders generally are not liable for ARC’s debts or obligations.

Common Stock

All shares of ARC common stock outstanding are duly authorized, fully paid and nonassessable. Holders of ARC common stock are entitled to receive dividends when authorized by ARC’s board of directors out of assets legally available for the payment of dividends and declared by ARC. They are also entitled to share ratably in ARC’s assets legally available for distribution to ARC’s stockholders in the event of ARC’s liquidation, dissolution or winding up, after payment of or adequate provision for all of ARC’s known debts and liabilities. These rights are subject to the preferential rights of any other class or series of ARC’s stock and to the provisions of ARC’s charter regarding restrictions on transfer of ARC’s stock.

Subject to ARC’s charter restrictions on transfer of ARC’s stock, each outstanding share of ARC common stock entitles the holder to one vote on all matters submitted to a vote of ARC stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, including the special voting stock described below, the holders of ARC common stock will possess the exclusive voting power of ARC. There is no cumulative voting in the election of directors.

Holders of ARC common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of ARC’s securities. Subject to ARC’s charter restrictions on transfer of stock, all shares of common stock will have equal dividend, liquidation and other rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of holders of shares entitled to cast at least two thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for the amendment of the provisions of ARC’s charter relating to the removal of directors and amendment of the charter, ARC’s charter provides for approval of these matters by a majority of all the votes entitled to be cast. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if 90% or more of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, because operating assets may be held by a corporation’s subsidiaries, as in ARC’s situation, these subsidiaries may be able to transfer all or substantially all of such assets without a vote of ARC’s stockholders.

Restricted Stock Grants

During 2004 ARC granted to some of its executive officers 95,000 shares of restricted common stock that vest over five years. In June 2004, 42,500 of these restricted shares were forfeited and in October 2004, an additional 37,500 shares of restricted common stock were forfeited pursuant to the terms of their issuance. During the six months ended June 30, 2005, 3,000 of these shares vested. In April 2005, the ARC board of directors approved an award of 80,000 shares of common stock to Scott D. Jackson, ARC’s then Chief Executive Officer and now Vice Chairman, under ARC’s 2003 equity incentive plan. The shares granted will vest over three years with 20,000 shares vesting immediately and 20,000 shares vesting on each of the anniversary dates until April 29, 2008. Vesting is subject to Mr. Jackson’s continued employment with ARC and may be accelerated in the event of death, a change in control, or termination other than for cause. All shares, vested and unvested, are entitled to receive dividends and to vote unless forfeited.

ARC considers the number of vested shares issued under its 2003 equity incentive plan as common stock outstanding and includes them in the denominator of its calculation of basic earnings per share. ARC also considers the total number of restricted shares granted under our 2003 equity incentive plan in the denominator of our calculation of diluted earnings per share if they are dilutive. ARC returns shares forfeited to the 2003 equity incentive plan as shares eligible for future grant and adjusts any compensation expense previously recorded on such shares in the period the forfeiture occurs.

Special Voting Stock

We and ARC have entered into a pairing agreement pursuant to which each of our 1,830,961 partnership units issued in connection with ARC’s 2002 reorganization was issued as part of a paired unit that includes 1.9268 shares of ARC special voting stock. Each of the paired units is currently exchangeable by its holder for cash, or, at ARC’s election, one share of ARC common stock, and each paired unit entitles its holder to one vote on all matters submitted to a vote of ARC’s stockholders who have voting rights generally. Collectively, our limited partners who hold these paired units and ARC common stock have approximately 5.2% of the total voting power of ARC common stock at June 30, 2005. A holder of special voting stock is not entitled to any regular or special dividend payments or other distributions, including any dividends or other distributions declared or paid with respect to shares of ARC common stock or any of ARC’s other stock, and is not entitled to receive any distributions in the event of liquidation or dissolution. The holders of special voting stock have no class voting rights except as specifically set forth in our charter.

ARC may not issue any additional shares of special voting stock in the future unless such shares are paired with common partnership units. ARC does not intend to issue any additional shares of its special voting stock. Upon any redemption of a partnership unit that is paired with a share of special voting stock in accordance with the redemption provisions of our partnership agreement, the share of special voting stock will be cancelled and will become reclassified as an authorized but unissued share of special voting stock.

Preferred Stock

General

Under ARC’s charter, ARC’s board of directors is authorized without further stockholder action to provide for the issuance of up to 10,000,000 shares of preferred stock, in one or more series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption in each case, if any, as permitted by Maryland law and as shall be set forth in resolutions providing for the issue of preferred stock adopted by ARC’s board of directors.

8.25% Series A Cumulative Redeemable Preferred Stock

The Articles Supplementary adopted by ARC’s board of directors creating ARC’s Series A preferred stock sets forth the number and fixes the terms, designations, powers, preferences, rights, limitations and restrictions of a series of ARC preferred stock classified as 8.25% Series A cumulative redeemable preferred stock, or Series A preferred stock. ARC designated up to 5,750,000 shares of preferred stock as Series A preferred stock, 5,000,000 shares of which were issued in connection with the IPO. ARC’s Series A preferred stock is listed on the NYSE under the symbol “ARC Pr A.” ARC’s Series A preferred stock has the following terms:

•       a liquidation preference of $25.00 per share;

•       ranks senior to ARC common stock with respect to dividends and liquidation;

•       subject to the preferential rights of holders of any class or series of senior stock, is entitled to receive, when and as authorized by ARC’s board of directors and declared by ARC, out of funds legally available for payment thereof, cumulative cash dividends at the rate of 8.25% per annum of the $25.00 liquidation preference (equivalent to a fixed annual rate of $2.0625 per share);

•       source of funds for dividends on ARC’s Series A preferred stock is distributions paid on the Partnership’s Series A preferred units;

•       not redeemable prior to February 18, 2009, except in certain limited circumstances relating to maintaining ARC’s ability to qualify as a REIT as described below in “—ARC’s Restrictions on Ownership and Transfer;”

•       redeemable in whole or from time to time in part, on and after February 18, 2009, by ARC, at its option, to the extent permitted by law, at a cash redemption price equal to $25.00 per share, plus all accumulated dividends;

•       does not have any voting rights, except in limited circumstances, including where ARC has not been current on payment of dividends for six or more quarterly periods, whether or not consecutive; and

•       is not convertible into or exchangeable for any of ARC’s other property or securities.

Warrants

On August 9, 2000, ARC issued 1,250,000 warrants, each giving its holder the right to purchase one share of ARC common stock at an exercise price of $11.70 per share. On January 23, 2004, in preparation for the IPO, ARC effected a 0.519-for-1 reverse split of ARC common stock. On May 23, 2005, ARC declared a cash dividend in the amount of $0.1875 per share of ARC common stock that was paid on

July 15, 2005 to holders of record of ARC common stock at the close of business on June 30, 2005. As a result of these events, pursuant to the terms of the warrants, effective immediately following payment of the dividend, the exercise price per share of ARC common stock under the outstanding warrants to purchase ARC common stock was adjusted to $18.103 and the total number of shares of ARC common stock issuable upon exercise of all of such warrants was adjusted to 807,877. The warrants expire if not exercised prior to 5:00 PM, New York City time, on July 23, 2010.

ARC’s Restrictions on Ownership and Transfer

For ARC to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of ARC’s outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of a taxable year, and ARC’s shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because its board of directors believes that it is essential for ARC to continue to qualify as a REIT and to provide additional protection for its stockholders in the event of certain transactions, ARC’s board has adopted, and the stockholders have approved, provisions of ARC’s charter restricting the acquisition of shares of ARC’s stock in order to assist ARC in maintaining its REIT qualifications under circumstances that could cause ARC to violate the foregoing requirements.

Subject to certain exceptions specified in ARC’s charter, no individual may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Internal Revenue Code, more than 7.3% (in value or number of shares, whichever is more restrictive) of the outstanding shares of ARC common stock or more than 7.3% in value of the outstanding shares of ARC’s capital stock, other than with respect to Gerald J. Ford and certain affiliated parties for whom the aggregate limit was set by the board of directors of ARC on May 23, 2005 at 19.9%. ARC’s charter further prohibits (i) any individual from owning shares of its stock that would result in ARC being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause ARC to fail to qualify as a REIT, (ii) any individual from transferring shares of its stock if the transfer would result in its stock being owned by fewer than 100 persons and (iii) any individual from owning shares of its stock that would result in non U.S. persons owning 50% or more of the fair market value of its stock. Any person who acquires or intends to acquire shares of ARC’s stock that may violate any of these restrictions, or who is the intended transferee of shares of its stock which are transferred to a trust, as discussed below, is required to give ARC immediate notice and provide ARC with such information as ARC may request in order to determine the effect of the transfer on ARC’s status as a REIT.

ARC’s board of directors may waive the 7.3% ownership limit if evidence satisfactory to it is presented that such ownership will not then or in the future result in ARC being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, result in non-U.S. persons owning 50% or more of the fair market value of its stock or otherwise result in its failing to qualify as a REIT. In order to be considered by the board for exemption, an individual also must not own and must represent that it will not own, directly or indirectly, an interest in a tenant of ARC’s (or a tenant of any entity which ARC owns or controls) that would cause ARC to own, directly or indirectly, more than a 9.8% interest in the tenant. The individual also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust. As a condition of such waiver, ARC’s board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it with respect to preserving ARC’s qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if ARC’s board of directors determines that it is no longer in its best interests to attempt to qualify, or to continue to qualify, as a REIT.

If any issuance or transfer of ARC’s stock would cause the outstanding shares of its stock to be beneficially owned by fewer than 100 persons, such issuance or transfer will be null and void, and the intended transferee will acquire no rights to the stock. Any attempted transfer of ARC’s stock which, if effective, would result in any individual owning shares of its stock in excess of the 7.3% ownership limit, or would result in ARC being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, would result in non-U.S. persons owning 50% or more of the fair market value of ARC’s stock or would otherwise result in ARC failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by ARC and the intended transferee will acquire no rights to the stock. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. Any dividend or other distribution paid prior to ARC’s discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the intended transferee prior to ARC’s discovery that the shares have been transferred to the trust and (2) to recast the vote not in accordance with the desires of the those acting for the benefit of the charitable beneficiary. However, if ARC has already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from ARC that shares of stock have been transferred to the trust, the trustee of such trust shall sell such shares to a person whose ownership of such shares does not violate the 7.3% or other applicable limitations. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (1) such transferee’s original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (2) the price received by the trustee, and, second, to the charitable beneficiary, to the extent of any sales proceeds in excess of the amount payable to the original intended transferee. In addition, shares of stock held in such trust are purchasable by ARC until the trustee has sold the shares at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that ARC determines to purchase the stock. Upon such sale to ARC, the interest of the trust in the shares sold will terminate and the trustee will distribute the net proceeds to the original intended transferee.

All certificates representing shares of ARC common stock and ARC’s Series A preferred stock bear a legend referring to the restrictions described above. For purposes of the foregoing discussion, shares of special voting stock that are at any time held in trust as a result of the excess share provisions of ARC’s charter shall include any of our partnership units paired therewith.

All persons who own more than 5% (or such lower percentage as required by the Internal Revenue Code or the Treasury Regulations promulgated thereunder) in the aggregate of the outstanding shares of all classes or series of ARC’s stock, excluding special voting stock, must give written notice containing the information specified in ARC’s charter within 30 days after the end of each taxable year, which is December 31. In addition, each stockholder shall upon demand be required to disclose to ARC in writing such information with respect to the direct, indirect and constructive ownership of shares as ARC’s board of directors deems necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

The ownership limitations may have the effect of precluding acquisition of control of ARC by a third party unless ARC’s board of directors determines that maintenance of REIT status is no longer in its best interests.

Transfer Agent and Registrar

The transfer agent and registrar for ARC common stock and ARC Series A preferred stock is American Stock Transfer & Trust Company.

Partnership Units

Series C Partnership Preferred Partnership Units

The Partnership currently has outstanding 705,688 units of Series C preferred partnership units, or Series C PPUs. The Partnership’s Series B and Series D preferred partnership units were redeemed in July 2005 and July 2004, respectively. The Partnership’s Series C PPUs have the following terms:

•       rank senior to the common partnership units as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up;

•       subject to the preferential rights of holders of any class or series of senior partnership units, are entitled to receive quarterly cash distributions at the rate of 6.25% per annum;

•       subject to the preferential rights of holders of any class or series of senior partnership units, are entitled to a liquidation preference per Series C PPU of $25.00 per unit, plus all accumulated, accrued and unpaid distributions;

•       may not be redeemed at the Partnership’s option prior to July 30, 2009; on or after such date, the Partnership has the right to redeem the Series C PPUs, in whole or in part, at any time or from time to time, at a redemption price equal to the liquidation preference, plus all accumulated, accrued and unpaid distributions to and including the date of redemption;

•       at any time after January 1, 2007, any holder of Series C PPUs has the right to require the Partnership to redeem all or a portion of the Series C PPUs held by such holder in exchange for one-eighth of the redemption price in cash and the balance in a negotiable note, bearing interest at a rate of 7% per annum;

•       exchangeable for ARC common stock in some circumstances; and

•       no voting rights or right to consent to any matter.

Common Partnership Units

The 5.2% ownership interest in the Partnership that is not held by ARC as of June 30, 2005 represents outstanding partnership units, or OP units. Each of these outstanding OP units, which were issued in ARC’s 2002 reorganization, is part of a paired unit that includes 1.9268 shares of ARC special voting stock described above under “—Special Voting Stock.” In addition, the Partnership has a series of OP units that mirror the characteristics of ARC’s Series A preferred stock described above under “—8.25% Series A Cumulative Redeemable Preferred Stock.” Each mirror unit is held by ARC and enables ARC to pay dividends to such stockholders.

Holders of the Partnership’s OP units are entitled to receive quarterly distributions of available cash (i) first, with respect to any OP units that are entitled to any preference in distribution, in accordance with the rights of such class of OP unit (and, within such class, pro rata in accordance with their respective percentage interests), and (ii) second, with respect to any OP units that are not entitled to any preference in distribution, in accordance with the rights of such class of OP unit (and, within such class, pro rata in accordance with their respective percentage interests).

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal tax penalties, and was written to support the promotion or marketing of the offering described herein. Each investor should seek advice based on such person’s particular circumstances from an independent tax advisor.

The following is a summary of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes, the qualification and taxation of ARC as a REIT, and the ownership and disposition of ARC common stock for which the notes may be exchanged. For purposes of this section under the heading “Certain U.S. Federal Income Tax Considerations,” references to “ARC” mean only Affordable Residential Communities Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the regulations promulgated by the U.S. Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of ARC, and of its subsidiaries and other lower-tier and affiliated entities, will, in each case, be in accordance with its applicable organizational documents or partnership agreement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•       U.S. expatriates;

•       persons who mark-to-market the notes or common stock received pursuant to an exchange of notes;

•       subchapter S corporations;

•       U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•       financial institutions;

•       insurance companies;

•       broker-dealers;

•       regulated investment companies;

•       trusts and estates;

•       holders who receive the notes, or ARC common stock received pursuant to an exchange of notes, through the exercise of employee stock options or otherwise as compensation;

•       persons holding the notes, or ARC common stock received pursuant to an exchange of notes, as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•       persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•       persons holding their interest through a partnership or similar pass-through entity;

•       persons holding a 10% or more (by vote or value) beneficial interest in ARC or The Partnership;

and, except to the extent discussed below:

•       tax-exempt organizations; and

•       non-U.S. Holders (as defined below).

In addition, this summary does not discuss any non-federal, state, or local tax considerations. This summary deals only with investors who purchase the notes as part of the initial offering for the issue price (as discussed below), and assumes that investors will hold their notes and ARC common stock received pursuant to an exchange of notes as “capital assets” (generally, property held for investment) under the Internal Revenue Code.

Investors considering the purchase of notes should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

As used herein, the term “U.S. Holder” means any beneficial owner of a note, or ARC common stock received pursuant to an exchange of a note, other than an entity treated as a partnership for U.S. federal income tax purposes, that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons under applicable Treasury Regulations. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note, or ARC common stock received pursuant to an exchange of a note, that is not a U.S. Holder.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, or ARC common stock received pursuant to an exchange of a note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of notes, or ARC common stock received pursuant to an exchange of a note, that is a partnership and partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of notes, or ARC common stock received pursuant to an exchange of a note.

U.S. Holders of the Notes

Interest.   If the issue price of a note is less than its stated redemption price at maturity, then the note will be treated as being issued with original issue discount, or OID, for U.S. federal income tax purposes unless the difference between the note’s issue price and its stated redemption price at maturity is less than a statutory de minimis amount (1/4 of 1 percent of the stated redemption price at maturity of the note times the number of complete years from issuance to maturity). Generally, the “issue price” of a note is the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a note is the total of all payments to be made under the note other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments) and, in this case, is expected to equal the principal amount of the note.

It is anticipated that the difference, if any, between the issue price and the stated redemption price at maturity of the notes will be less than the statutory de minimis amount and that the notes, therefore, will not be treated as having been issued with OID. Thus, rather than being characterized as interest, such difference should be characterized as if it were gain from the sale of the notes and must be included in income as principal payments are received on the notes (based on the proportion of the principal payments received to the original principal amount of the notes).

The remaining discussion assumes that the notes have not been issued with OID equal to or in excess of the statutory de minimis amount.

Payments of Stated Interest.   Stated interest on a note without OID generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Market Discount.   If a U.S. Holder purchases a note after original issue for an amount that is less than its stated redemption price at maturity, such U.S. Holder will be treated as having purchased such note at a “market discount,” unless such market discount is less than a de minimis amount (1/4 of 1 percent of the stated redemption price of the note at maturity times the number of complete years to maturity after the U.S. Holder acquires the note). Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, exchange, retirement or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the note was held by the taxpayer. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

Amortizable Bond Premium.   If a U.S. Holder purchases a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the debt instrument with “amortizable bond premium,” generally equal in amount to such excess. However, in the case of a debt instrument that may be redeemed prior to maturity at the option of the issuer (such as the notes), the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the “redemption date”) for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would maximize the U.S. Holder’s yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the U.S. Holder’s “adjusted acquisition price,” which is an amount equal to the U.S. Holder’s basis in the debt instrument (as determined under the applicable Treasury Regulations), less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.

A U.S. Holder may elect to amortize bond premium on a debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor. In general, a U.S. Holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury Regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. Holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. Holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. Holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

Election to Include All Interest in Income Using a Constant Yield Method.   All U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. Because this election will affect how the U.S. Holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.

Disposition of the Notes.   Upon the sale, exchange (including an exchange for cash and any ARC common stock), redemption, repurchase, retirement or other disposition of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property (including ARC common stock) received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such Holder (i) increased by any accrued market discount if the U.S. Holder has included the accrued market discount in income and (ii) decreased by (A) the amount of any payments, other than qualified stated interest payments, received, and (B) amortizable bond premium taken, with respect to such note. Capital gain or loss recognized upon the disposition of a note will be a long-term capital gain or loss if the note was held for more than one year. The maximum tax rate on long-term capital gains to non-corporate U.S. Holders is generally 15% (for taxable years through December 31, 2008). The deductibility of capital losses may be subject to limitations.

Upon the exchange of a note for cash and ARC common stock, if any, a U.S. Holder will have a tax basis in any ARC common stock received equal to the fair market value of such ARC common stock at the time of the exchange. The U.S. Holder’s holding period for any ARC common stock received upon an exchange of notes will begin on the date immediately following the date of such exchange.

Adjustments to Exchange Rate.   The exchange rate is subject to adjustment under specified circumstances. Although it is not clear how or to what extent Section 305 of the Internal Revenue Code and the applicable Treasury regulations would apply to the notes because the notes are issued by The Partnership, rather than ARC, it is possible that the IRS would seek to apply Section 305 to the notes. If

Section 305 were applicable, a holder of notes would, in certain circumstances, be deemed to have received a distribution of ARC common stock if and to the extent that the exchange rate is adjusted, resulting in ordinary income to the extent of ARC’s current and accumulated earnings and profits. Adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution of ARC common stock. Certain of the possible adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to ARC’s stockholders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, we intend to take the position that you will be deemed to have received constructive distributions from ARC, even though you have not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from ARC are described below under “—Taxation of Taxable U.S. Stockholders” and “—Taxation of Tax-Exempt U.S. Stockholders.”

Even if an adjustment to the exchange rate were not to result in a taxable constructive distribution to a holder of notes under Section 305 because the notes are issued by The Partnership rather than ARC, it is possible that the IRS could assert that, under principles similar to those of Section 305, a holder should recognize taxable income, which might be considered interest and that you should include such interest in income upon the adjustment to the exchange rate or, alternatively, accrue such interest prior to such adjustment.

Non-U.S. Holders of the Notes

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.

Interest.   A Non-U.S. Holder holding the notes on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of interest on a note so long as such payments are not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, unless, in the case of interest payments, such Non-U.S. Holder is a direct or indirect 10% or greater partner (as defined in section 871(h)(3) of the Internal Revenue Code) in The Partnership, a controlled foreign corporation related to The Partnership or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In order for a Non-U.S. Holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation, the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the note, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners, may provide a signed statement accompanied by a copy of the beneficial owner’s IRS Form W-8BEN to the withholding agent. An IRS Form W-8BEN is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN. A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

To the extent that interest income with respect to a note is not exempt from the United States tax as described above, a Non-U.S. Holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.

Disposition of the Notes.   Any gain realized on the sale, redemption, exchange, repurchase, (including an exchange for cash and any ARC common stock), retirement or other taxable disposition of a note by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described under the preceding two paragraphs) will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, (ii) in the case of a foreign individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the notes do not constitute “U.S. real property interests” within the meaning of the Foreign Investment in Real Property Tax Act, or FIRPTA.

Although the applicable rules are not entirely clear, we intend to take the position that the notes constitute “U.S. real property interests” and, accordingly, that U.S. federal withholding tax applies under FIRPTA to any redemption, repurchase or exchange of the notes (including an exchange of a note for cash and any ARC common stock). Therefore, we intend to withhold 10% of any amounts payable on the redemption, or repurchase or exchange by us of a note (including an exchange of a note for cash and any ARC common stock). Further, any other sale or disposition of a note may be subject to U.S. federal income tax withholding.

You are urged to consult your tax advisor as to whether the sale, redemption, repurchase or exchange of a note for ARC common stock is exempt from U.S. federal income tax under FIRPTA if (i) the ARC common stock are part of a class of stock that is regularly traded on and established securities market and you held notes that, on the date of their acquisition, had a fair market value of 5 percent or less of the fair market value of the ARC common stock, or (ii) ARC is a domestically-controlled REIT. ARC will be a domestically-controlled REIT if at all times during a specified testing period it is a REIT and less than 50% in value of the ARC’s shares is held directly or indirectly by non-U.S. persons. ARC believes that it currently is a domestically-controlled REIT, but because its common stock is publicly traded, there can be no assurance that it in fact is qualified or will continue to qualify as a domestically-controlled REIT. If a sale, redemption, repurchase or exchange of a note for ARC common stock is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from such payments to you may be refunded or credited against your federal income tax liability, if any, if you file with the IRS, on a timely basis, the required IRS forms.

Adjustments to Exchange Rate.   The exchange rate is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution or additional interest payment to Non-U.S. Holders of the notes. See “—United States Holders—Adjustments to Exchange Price” above. In such case, the deemed distribution or additional interest payment would be subject to the rules described below under “—Taxation of Non-U.S. Taxable Stockholders” or under “—Interest” above.

In the case of a deemed distribution or additional interest payment, because such deemed distributions will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution or payment against cash payments of interest or from cash or shares of ARC common stock otherwise deliverable to a holder upon an exchange of notes or a redemption or repurchase of a note.

Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest income with respect to a note is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the holder were a U.S. person, provided that the holder files an IRS Form W-8ECI. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount” within the meaning of the Internal Revenue Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate under an applicable tax treaty.

Information Reporting and Backup Withholding

In general, information reporting requirements and back-up withholding at the applicable rate will apply to payments on a note (including stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a note), unless the holder of the note (i) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact or (ii) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner.

Information reporting requirements and backup withholding generally will not apply to payments on a note to a Non-U.S. Holder if the statement described in “Non-U.S. Holders of the Notes” is duly provided by such Holder, provided that the Withholding Agent does not have actual knowledge that the Holder is a United States person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation as to the United States or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described in “—Non-U.S. Holders of the Notes” or otherwise establishes an exemption.

Any amount withheld from a payment to a holder of a note under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

Taxation of ARC

ARC has elected to be taxed as a REIT under the Internal Revenue Code, commencing with its taxable year ended December 31, 1998. ARC believes that it has been organized and has operated in a manner which allows it to qualify for taxation as a REIT under the Internal Revenue Code commencing with its taxable year ended December 31, 1998, and it intends to continue to be organized and operate in such a manner.

ARC has received the opinion of Skadden to the effect that commencing with its taxable year ended December 31, 1998, ARC has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that its current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a

REIT. It must be emphasized that the opinion of Skadden is based on various assumptions relating to the organization and operation of ARC, and is conditioned upon representations and covenants made by the management of ARC and affiliated entities regarding its organization, assets, and the past, present and future conduct of its business operations. While ARC believes that it is qualified and operated as a REIT, and intends to continue to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in the circumstances of ARC, no assurance can be given by Skadden or ARC that ARC will so qualify for any particular year. Skadden will have no obligation to advise ARC or the holders of ARC common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on the ability of ARC to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden. ARC’s ability to qualify as a REIT also requires that it satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by ARC. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of ARC’s operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon ARC’s ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “—Requirements for Qualification—General.” While ARC intends to continue to operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge ARC’s qualification as a REIT or that it will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that ARC qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and, therefore, will not be subject to U.S. federal corporate income tax on its net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

For tax years through 2008, stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders (as defined below) from ARC or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs.

If ARC qualifies as a REIT, it will nonetheless be subject to U.S. federal income tax in the following circumstances:

•       It will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains;

•       It may be subject to the “alternative minimum tax” on our items of tax preference, if any;

•       If it has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below;

•       If it elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

•       If it fails to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which it fails the 75% gross income test or (2) the amount by which it fails the 95% gross income test (for its taxable year ended December 31, 2004, the amount by which 90% of its gross income exceeds the amount qualifying under the 95% gross income test), as the case may be, multiplied by (b) a fraction intended to reflect our profitability;

•       Commencing with its taxable year beginning on January 1, 2005, if it fails to satisfy any of the REIT asset tests, as described below, by larger than a de minimis amount, but its failure is due to reasonable cause and it nonetheless maintains its REIT qualification because of specified cure provisions, it will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which it failed to satisfy the asset tests;

•       Commencing with its taxable year beginning on January 1, 2005, if it fails to satisfy any provision of the Internal Revenue Code that would result in its failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause, it may retain its REIT qualification but it will be required to pay a penalty of $50,000 for each such failure;

•       If it fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the “required distribution,” it will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level;

•       It may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of its stockholders, as described below in “—Requirements for Qualification—General;”

•       A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between ARC and its “taxable REIT subsidiaries” (“TRS”) (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items;

•       If it acquires appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, it will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if it subsequently recognizes gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by ARC;

•       It may elect to retain and pay income tax on its net long-term capital gain. In that case, a stockholder would include its proportionate share of ARC’s undistributed long-term capital gain (to the extent it makes a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that ARC paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in ARC common stock; and

•       It may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, ARC and its subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, property and other taxes on assets and operations. As further described below, any TRS in which ARC owns an interest will be subject to U.S. federal corporate income tax on its taxable income. It could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)         that is managed by one or more trustees or directors;

(2)         the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)         that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)         that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)         the beneficial ownership of which is held by 100 or more persons;

(6)         in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)         which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8)         that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. ARC’s charter provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, ARC is generally required to maintain records regarding the actual ownership of its shares. To do so, ARC must demand written statements each year from the record holders of significant percentages of its stock, in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by ARC. A list of those persons failing or refusing to comply with this demand must be maintained as part of its records. Failure by ARC to comply with these record-keeping requirements could subject it to monetary penalties. If ARC satisfies these requirements and has no reason to know that condition (6) is not satisfied, it will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. ARC has and will continue to have a calendar taxable year.

Effect of Subsidiary Entities

Ownership of Partnership Interests.   In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interest in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, the proportionate share of ARC of the assets and items of income of partnerships in which it owns an equity interest is treated as its assets and items of income for purposes of applying the REIT requirements described below.

Disregarded Subsidiaries.   If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. ARC’s corporate subsidiary, ARC IV GV, Inc., is a qualified REIT subsidiary.

Taxable REIT Subsidiaries.   A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for

U.S. federal income tax purposes, and such an entity would generally be subject to corporate income tax on its earnings. A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. A TRS may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as nonqualifying hedging income or inventory sales).

Certain restrictions are imposed on TRSs intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. Generally, the Internal Revenue Code limits the ability of a TRS to deduct certain interest payments made in any year to an affiliated REIT. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s length transaction, absent certain statutory safe harbor provisions, the REIT generally will be subject to an excise tax equal to 100% of such excess.

ARC and several of ARC’s corporate subsidiaries, ARC Dealership, Inc., Windstar Aviation Corp., ARC Insurance Services, Inc., ARC Management Services, Inc., ARC DAM Management, Inc., ARC TRS, Inc., Colonial Gardens Water, Inc., and ARCMS, Inc., have made an election for those subsidiaries to be treated as a TRS for U.S. federal income tax purposes. ARC may form additional TRSs in the future. To the extent that any such TRSs pay any taxes, they will have less cash available for distribution to ARC. If dividends are paid by TRSs to ARC, then the dividends ARC designates and pays to its stockholders who are individuals, up to the amount of dividends we receive from such entities, generally will be eligible to be taxed at the reduced 15% maximum U.S. federal rate applicable to qualified dividend income. See “—Taxation of Taxable U.S. Stockholders.” Currently, ARC anticipates that ARC Dealership, Inc., Windstar Aviation Corp., ARC Insurance Services, Inc., ARC Management Services, Inc., ARC DAM Management, Inc., ARC TRS, Inc., Colonial Gardens Water, Inc., and ARCMS, Inc. will retain their after tax income subject to compliance with the 20% asset test applicable to ARC’s aggregate ownership of TRSs. See “—Asset Tests.”

Gross Income Tests

In order to maintain qualification as a REIT, ARC annually must satisfy two gross income tests. First, at least 75% of its gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of its gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Dividend Income.   Dividends received (directly or indirectly) from a REIT, to the extent of the current and accumulated earnings and profits of the distributing REIT, will be qualifying income for purposes of both the 95% and 75% gross income tests. Distributions received (directly or indirectly) from TRSs or other corporations that are not REITs or qualified REIT subsidiaries will be classified as dividend income to the extent of the current and accumulated earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test.

Rents from Real Property.   Rents received will qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

In addition, in order for rents received to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which the REIT derives no income, or through a TRS. A REIT is permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, a REIT may directly or indirectly provide non-customary services to tenants without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent. Moreover, a REIT is permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income tests.

Rental income will qualify as rents from real property only to the extent that the REIT does not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if the REIT owns more than 10% of the combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space.

Interest Income.   Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If interest income is received with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that the mortgage loan is acquired or originated, the interest income will be apportioned between the real property and the other property, and income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that interest income is derived from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person.

Failure to Satisfy the Gross Income Tests.   ARC intends to monitor its sources of income, including any non-qualifying income received, so as to ensure its compliance with the gross income tests. If ARC fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for the year if the failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, it sets forth a description of each item of gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether ARC would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving ARC, it would not qualify as a REIT. As discussed above under “—Taxation of ARC,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which it fails to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, ARC must also satisfy four tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage loans. Second, except for securities that qualify for as real estate assets purposes of the 75% test and securities of TRSs and qualified REIT subsidiaries, the value of any one issuer’s securities owned by ARC may not exceed 5% of the value of its gross assets. Third, except for securities that qualify for as real estate assets purposes of the 75% test and securities of TRSs and qualified REIT subsidiaries, ARC may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by ARC may not exceed 20% of the value of its gross assets.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

After initially meeting the asset tests at the close of any quarter, ARC will not lose its qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If ARC fails to satisfy the asset tests because it acquires securities during a quarter, it can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. Commencing with its taxable year beginning on January 1, 2005, if ARC fails the 5% asset test or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, it may dispose of sufficient assets or otherwise come into compliance with such asset diversification requirements (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of its assets at the end of the relevant quarter or $10,000,000. In addition, if ARC fails any of the asset tests (including a failure of the 5% and 10% asset tests) in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, it is permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test or otherwise coming into compliance with such asset diversification requirements (generally within six months after the last day of the quarter in which the identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which it failed to satisfy the asset test.

ARC believes that its assets generally will be qualifying assets for purposes of the 75% asset test. However, other debt instruments secured by non-real estate assets, or unsecured debt securities may not be qualifying assets for purposes of the 75% asset test. Moreover, values of some assets, such as the value of the TRSs, may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, an investment in equity securities of a REIT issuer that were determined by the IRS to represent debt securities of such issuer, such securities would also not qualify as real estate assets. Accordingly, there can be no assurance that the IRS will not contend that interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, ARC is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

(a)          the sum of: 90% of its “REIT taxable income” (computed without regard to the deduction for dividends paid and net capital gains) and 90% of the net income (after tax), if any, from “foreclosure property” (as defined in the Internal Revenue Code); minus

(b)         the sum of specified items of non-cash income that exceeds a percentage of its income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by the REIT and received by each stockholder on December 31 of the year in which they are declared. In addition, at the REIT’s election, a distribution for a taxable year may be declared before it timely files its tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to stockholders in the year in which paid, even though the distributions relate to the REIT’s prior taxable year for purposes of the 90% distribution requirement.

To the extent that a REIT distributes at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, it will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, the REIT may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains.

If a REIT fails to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, it will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which it paid corporate income tax. ARC intends to make timely distributions so that it is not subject to the 4% excise tax.

It is possible that ARC, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from its subsidiaries and (b) the inclusion of items in its income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

A REIT may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in its deduction for dividends paid for the earlier year. In this case, the REIT may be able to avoid losing its qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, it will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. ARC intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with its investment objectives. However, whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which ARC holds a direct or indirect interest will not be treated as property held for sale to customers or that certain safe-harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. ARC does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if it does receive any such income, ARC intends to elect to treat the related property as foreclosure property.

Failure to Qualify

Commencing with its taxable year beginning January 1, 2005, in the event that ARC violates a provision of the Internal Revenue Code that would result in its failure to qualify as a REIT, specified relief provisions will be available to avoid such disqualification if (1) the violation is due to reasonable cause, (2) it pays a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to a disqualification as a REIT for violations due to reasonable cause. If ARC fails to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, it will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to its stockholders in any year in which it is not a REIT will not be deductible, nor will they be required to be made. Unless entitled to relief under the specific statutory provisions, it will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, ARC will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of ARC’s stock that for U.S. federal income tax purposes is a U.S. Holder

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ARC’s stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding ARC’s stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of ARC’s stock by the partnership.

Distributions.   Provided that ARC qualifies as a REIT, distributions made to its taxable U.S. stockholders out of current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to ARC’s stock constitutes a dividend for U.S. federal income tax purposes, earnings and profits will be allocated first to distributions with respect to ARC’s preferred stock, if any, and then to ARC’s common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from ARC that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of ARC for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that ARC elects under the applicable provisions of the Internal Revenue Code to retain its net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, the undistributed capital gains as well as a corresponding credit for taxes paid by ARC on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in their stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by ARC. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of ARC’s current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by ARC in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by ARC and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, ARC may elect to designate a portion of its distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that holding period and other requirements are met by both ARC and the U.S. stockholder. The maximum amount of ARC’s distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)          the qualified dividend income received by ARC during such taxable year from non-REIT C corporations (including dividends attributable to any TRSs, which are subject to U.S. federal income tax, provided that ARC designates such dividends as qualified dividend income);

(b)         the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by ARC with respect to such undistributed REIT taxable income; and

(c)          the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by ARC with respect to such built-in gain.

Dispositions of ARC’s Stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of ARC’s stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the stock at the time of the disposition. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of ARC’s stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2008, if the stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if the stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Holders are advised to consult with their own tax advisors with respect to their capital gain tax liability. The ability of a U.S. stockholder to deduct capital losses may be subject to limitations under the Internal Revenue Code.

Passive Activity Losses and Investment Interest Limitations

Distributions made by ARC and gain arising from the sale or exchange by a U.S. stockholder of ARC’s stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to ARC’s stock. Distributions made by ARC, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Backup Withholding and Information Reporting

ARC will report to its U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, ARC may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

ARC must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of ARC’s stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of ARC’s stock conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) the stock is not otherwise used in an unrelated trade or business, distributions from ARC and income from the sale of ARC stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of ARC’s stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” ARC will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of ARC’s stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of ARC’s stock, collectively owns more than 50% of such stock;

and (2) ARC would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities) by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of ARC’s stock should generally prevent a tax-exempt entity from owning more than 10% of the value of ARC stock, or ARC from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their own tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning ARC stock.

Taxation of Non-U.S. Stockholders

The following is a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of ARC stock applicable to non-U.S. stockholders of ARC stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of ARC stock that is not a U.S. stockholder. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary Dividends.   The portion of dividends received by non-U.S. stockholders payable out of ARC’s earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of ARC stock. In cases where the dividend income from a non-U.S. stockholder’s investment in ARC stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions.   Unless (A) ARC stock constitutes a U.S. real property interest, or USRPI, or (B) either (1) if the non-U.S. stockholder’s investment in ARC stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by ARC which are not dividends out of its earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of ARC’s current and accumulated earnings and profits. If ARC’s stock constitutes a USRPI, as described below, distributions by ARC in excess of the sum of its earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in its ARC stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of ARC’s earnings and profits.

Capital Gain Dividends.   Under FIRPTA, a distribution made by ARC to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by ARC directly or through pass-through subsidiaries (“USRPI capital gains”), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, ARC will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. Holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of ARC’s stock which is regularly traded on an established securities market located in the United States if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the taxable year. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-U.S. stockholders—Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if ARC held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) if the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions of Our Stock.   Unless ARC stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of ARC’s assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. ARC does not expect that more than 50% of its assets will consist of interests in real property located in the United States.

In addition, ARC stock will not constitute a USRPI if ARC is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding stock is held directly or indirectly by non-U.S. stockholders. ARC believes that it is, and it expects to continue to be, a domestically controlled REIT and, therefore, the sale of ARC stock should not be subject to taxation under FIRPTA. However, because ARC stock is widely held, ARC cannot assure its investors that it is or will remain a domestically controlled REIT. Even if ARC does not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of ARC stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) the ARC stock owned is of a class that is “regularly traded,” as defined by applicable Treasury Department regulations, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of ARC’s outstanding stock of that class at all times during a specified testing period.

If gain on the sale of ARC stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of ARC stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in ARC stock is effectively connected with a U.S. trade or business conducted by such

non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’ s capital gain.

Backup Withholding and Information Reporting

ARC will report to its U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, ARC may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

ARC must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of ARC stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of ARC stock conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

ARC and its subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. ARC owns interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of ARC and its stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by ARC would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their own tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in ARC’s stock.

SELLING SECURITYHOLDERS

Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated was the initial purchaser for the original offering of the notes in private placements. We were advised by the initial purchaser that it sold the notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in transactions exempt from the registration requirements of the Securities Act. The notes and the shares of ARC common stock issuable upon the conversion of the notes that may be offered pursuant to this prospectus are being offered by the selling securityholders, which includes their transferees, distributees, pledgees or donees or their successors.

The following table sets forth information with respect to the selling securityholders and the principal amounts of notes and ARC common stock beneficially owned by each selling securityholder that may be offered pursuant to this prospectus. The information is based on information provided to us by or on behalf of the selling securityholders on or prior to October 21, 2005. The selling securityholders may offer all, some or none of the notes or the ARC common stock into which the notes are convertible. Because the selling securityholders may offer all or some portion of the notes or common stock, we cannot estimate the amount of the notes or common stock that will be held by the selling securityholders after any of these sales. Information concerning other selling securityholders will be set forth in prospectus supplements or, if appropriate, post-effective amendments to the registration statement of which this prospectus is a part, from time to time, if required. The percentage of notes outstanding beneficially owned by each selling securityholder is based on $96.6 million aggregate principal amount of notes outstanding.

For the purposes of the following table, the number of shares of ARC common stock beneficially owned has been determined in accordance with Rule 13d-3 of the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling securityholder has sole or shared voting power or investment power and also any shares which that selling securityholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights. The number of shares of common stock issuable upon conversion of the notes shown in the table assumes conversion of the full amount of notes held by each selling securityholder at an initial conversion rate of 69.8812 shares of common stock per $1,000 principal amount of notes and a cash payment in lieu of any fractional shares. The number of shares of common stock issuable upon conversion of the notes shown in the table below also assumes that we would satisfy our conversion obligation entirely with common stock. This conversion price is subject to adjustment in certain events. Accordingly, the number of conversion shares may increase or decrease from time to time. The number of shares of ARC common stock owned by the other selling securityholders or any future transferee from any such holder assumes that they do not beneficially own any ARC common stock other than the common stock into which the notes are convertible.

No selling securityholder named in the table below beneficially owns two percent or more of ARC’s common stock, based on 40,956,581 shares of ARC common stock outstanding on July 27, 2005. None of the selling securityholders currently listed in the following table has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

	Principal Amount of Notes(1)		Number of Shares of Common Stock(1)(2)
Selling Security Holder	Beneficially Owned Prior to the Offering and Offered Hereby	Percentage of Notes Outstanding	Beneficially Owned Prior to the Offering		Percentage of ARC Common Outstanding that May Be Sold(3)
CC Convertible Arbitrage, Ltd.(4)	2,500,000	2.59	174,703		0.43
Mohican VCA Master Fund, Ltd.	750,000	0.78	52,411		0.13
Frontpoint Convertible Arbitrage Fund, L.P.(5)	1,500,000	1.55	104,822		0.26
NFJ Dividend, Premium & Interest Strategy Fund	2,500,000	2.59	174,703		0.43
Nicholas Applegate U.S. Convertible & Income Fund	7,500,000	7.76	524,109		1.28
Nicholas Applegate U.S. Convertible & Income Fund II	6,500,000	6.73	454,228		1.11
Vicis Capital Master Fund	5,000,000	5.18	349,406		0.85
All other holders of notes or future transferees, pledgees, donees, assignees or successors of any such holders(6)	70,350,000	72.83	4,916,142	(7)	12.00

(1)    Since the date on which we were provided with the information regarding their notes, selling securityholders may have acquired, sold, transferred or otherwise disposed of all or a portion of their notes or the underlying shares of ARC common stock for which the notes may be exchanged. Accordingly, the information provided here for any particular securityholder may understate or overstate, as the case may be, such securityholder’s current ownership. The aggregate principal amount of notes outstanding as of the date of this registration statement is $96,600,000, which is the aggregate principal amount of notes registered pursuant to the registration statement of which this prospectus is a part. Any such changed information will be set forth in supplements to this registration statement if and when necessary.

(2)    For purposes of presenting the number of shares of our common stock beneficially owned by holders of notes, we assume an exchange rate of 69.8812 shares of ARC common stock per each $1,000 principal amount of notes (the initial exchange rate), which is equivalent to a conversion price of approximately $14.31 per share of ARC common stock, and a cash payment in lieu of the issuance of any fractional share interest. However, the conversion price is subject to adjustment as described under “Description of Notes—Exchange Rights—Exchange Rate Adjustments.” As a result, the number of shares of ARC common stock issuable upon exchange of the notes, and as a consequence, the number of shares beneficially owned by the holders of notes, may increase or decrease in the future.

(3)    Percentages based on 40,956,581 shares of ARC common stock outstanding as of July 27, 2005.

(4)    Selling securityholder has identified itself as an affiliate of a broker-dealer. Each such selling securityholder has informed us that: (a) such selling securityholder purchased its notes in the ordinary course of business, and (b) at the time the notes were purchased, the selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute the notes.

(5)    FrontPoint Convertible Arbitrage Fund GP, LLC is the general partner of FrontPoint Convertible Arbitrage Fund, L.P. FrontPoint Partners LLC is the managing member of FrontPoint Convertible Arbitrage Fund GP, LLC and as such has voting and dispositive power over the securities held by the fund. Philip Duff, W. Gillespie Caffray and Paul Ghaffari are members of the board of managers of FrontPoint Partners LLC and are the sole members of the management committee. Messrs. Duff, Caffray and Ghaffari and FrontPoint Partners LLC and FrontPoint Convertible Arbitrage Fund GP, LLC each disclaim beneficial ownership of the securities held by the fund except for their pecuniary interest therein.

(6)    We are unable to provide the names of certain holders of notes and/or ARC common stock issuable upon exchange of the notes at this time because they have not provided us with information and/or their notes are evidenced by a global note that has been deposited with DTC and registered in the name of Cede & Co., as DTC’s nominee. Information concerning any such holders who are not listed in the above table will be set forth in post-effective amendments from time to time, if and when required.

(7)    Assumes that any other holder of notes or any future transferee from any such holder does not beneficially own any of ARC’s common stock other than the shares of ARC common stock issuable upon exchange of the notes at the initial exchange rate.

PLAN OF DISTRIBUTION

We are registering the notes and shares on behalf of the selling securityholders. The selling securityholders and their successors, which includes their transferees, distributees, pledgees or donees or their successors, may sell the notes and the underlying common stock directly to purchasers or through underwriters, broker-dealers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The notes and the underlying ARC common stock may be sold in one or more transactions:

•       at fixed prices;

•       at prevailing market prices at the time of sale;

•       at prices related to such prevailing market prices;

•       at varying prices determined at the time of sale; or

•       at negotiated prices.

Such sales may be effected in transactions in the following manner (which may involve crosses or block transactions):

•       on any national securities exchange or quotation;

•       in the over-the-counter market;

•       in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•       through the writing of options, whether such options are listed on an options exchange or otherwise; or

•       through the settlement of short sales.

Selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the notes or the underlying ARC common stock and deliver these securities to close out such short positions, or lend or pledge the notes or the ARC common stock issuable upon exchange of the notes to broker-dealers that in turn may sell these securities.

From time to time, one or more of the selling securityholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the securities owned by them. Any such distributees, devisees or donees will be deemed to be selling securityholders. Any such pledges, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders.

The aggregate proceeds to the selling securityholders from the sale of the notes or underlying ARC common stock will be the purchase price of the notes or ARC common stock, less any discounts and commissions. A selling securityholder reserves the right to accept and, together with its agents, to reject, any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

ARC’s underlying common stock is quoted on the New York Stock Exchange. We do not intend to list the notes for trading on any national securities exchange or on the Nasdaq National Market. We cannot guarantee that any trading market will develop for the notes.

The notes and underlying ARC common stock may be sold in some states only through registered or licensed brokers or dealers. The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the notes and common stock into which the notes are convertible may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders have acknowledged that they understand their obligations to comply, and have agreed to comply, with the prospectus delivery requirements and other provisions of the Securities Act and the Exchange Act, and the respective rules thereunder, particularly Regulation M thereunder, in connection with any offering of the securities offered hereby.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. A selling securityholder may not sell any notes or ARC common stock described herein and may not transfer, devise or gift such securities by other means not described in this prospectus.

If required, the specific notes or common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Pursuant to the registration rights agreement filed as an exhibit to the registration statement of which this prospectus is a part, we and the selling securityholders will be indemnified by each other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and underlying common stock to the public, other than applicable transfer taxes and commissions, fees and discounts of underwriters, brokers, dealers and agents.

We have agreed to maintain the effectiveness of this registration statement until the holders of the notes and the common stock issuable upon exchange of the notes are able to sell all such securities immediately without restriction pursuant to the volume limitations of Rule 144(k) under the Securities Act. We may suspend sales under the registration statement upon notice to the selling securityholders in order to update the registration statement or otherwise comply with federal securities laws.

LEGAL MATTERS

The validity of the notes was passed upon for us by Brownstein Hyatt & Farber, P.C., Denver, Colorado. The validity of the shares of ARC common stock issuable upon exchange of the notes was passed upon for us by Venable LLP, Baltimore, Maryland. Certain tax matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of Affordable Residential Communities LP as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Affordable Residential Communities Inc. incorporated in this prospectus by reference to ARC’s Annual Report on Form 10-K/A for the year ended December 31, 2004 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Affordable Residential Communities LP:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, partners’ capital and cash flows present fairly, in all material respects, the financial position of Affordable Residential Communities LP and its subsidiaries at December 31, 2004 and 2003 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion the accompanying financial statement schedule “Schedule III” presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
October 25, 2005

AFFORDABLE RESIDENTIAL COMMUNITIES LP
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2004 AND 2003
(In thousands)

	December 31,
	2004	2003
Assets
Rental and other property, net	$1,532,780	$863,515
Assets held for sale	54,123	44,362
Cash and cash equivalents	39,802	26,626
Restricted cash	—	13,669
Tenant, notes and other receivables, net	19,029	8,468
Inventory	11,230	3,878
Loan origination costs, net	14,403	11,921
Loan reserves	31,019	32,414
Goodwill	85,264	86,127
Lease intangibles and customer relationships, net	19,106	10,987
Prepaid expenses and other assets	6,476	24,102
Total assets	$1,813,232	$1,126,069
Liabilities and Partners’ Capital
Notes payable and preferred interest	$1,001,622	$773,394
Liabilities related to assets held for sale	29,516	16,975
Accounts payable and accrued expenses	37,877	19,828
Distributions payable	15,505	—
Tenant deposits and other liabilities	12,773	7,655
Total liabilities	1,097,293	817,852
Commitments and contingencies (Note 15)
Partners’ capital (see Note 4)
Preferred OP units	144,250	—
Common OP units:
General partner	539,382	265,578
Limited partners	32,307	42,639
	715,939	308,217
Total liabilities and partners’ capital	$1,813,232	$1,126,069

See notes to consolidated financial statements

AFFORDABLE RESIDENTIAL COMMUNITIES LP
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(In thousands)

	For the Year Ended December 31
	2004	2003	2002
Revenue
Rental income	$187,267	$125,915	$92,610
Sales of manufactured homes	15,221	21,681	31,942
Utility and other income	20,065	15,599	11,942
Net consumer finance income	104	—	—
Total revenue	222,657	163,195	136,494
Expenses
Property operations	75,150	44,295	33,341
Real estate taxes	16,621	10,247	6,633
Cost of manufactured homes sold	18,267	18,357	25,826
Retail home sales, finance, insurance and other operations	8,198	7,382	8,582
Property management	7,127	5,527	4,105
General and administrative	29,361	16,855	13,087
Initial public offering costs	4,417	—	—
Early termination of debt	16,685	—	—
Depreciation and amortization	72,014	46,467	37,058
Real estate and retail asset impairment	3,591	1,385	—
Goodwill impairment	863	—	13,557
Interest expense	56,892	57,386	43,804
Total expenses	309,186	207,901	185,993
Interest income	(1,616)	(1,439)	(1,390)
Loss from continuing operations	(84,913)	(43,267)	(48,109)
Income from discontinued operations	1,915	31	1,040
Gain (loss) on sale of discontinued operations	(8,549)	3,333	—
Net loss	(91,547)	(39,903)	(47,069)
Preferred unit distributions	(9,752)	—	—
Net loss attributable to common OP unitholders	$(101,299)	$(39,903)	$(47,069)
Net loss attributable to common OP unitholders
General partner	$(95,445)	$(34,386)	$(40,818)
Limited partners	(5,854)	(5,517)	(6,251)
	$(101,299)	$(39,903)	$(47,069)
Net loss per common OP unit from continuing operations	$(2.34)	$(2.20)	$(2.94)
Income (loss) per common OP unit from discontinued operations	(0.17)	0.17	0.06
Net loss per common OP unit	$(2.51)	$(2.03)	$(2.88)
Weighted average OP units outstanding	40,413	19,699	16,353

See notes to consolidated financial statements

AFFORDABLE RESIDENTIAL COMMUNITIES LP
CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(In thousands)

	Common OP Unitholders
	General Partner	Limited Partners	Preferred OP Unitholders	Total
Balance January 1, 2002	$158,957	$62	$—	$159,019
Sales of OP units	33,760	—	—	33,760
OP Units retired in the Reorganization	—	(62)	—	(62)
OP Units issued in the Reorganization	137,652	64,820	—	202,472
Transfer from limited partners to general partner resulting from issuance of OP units	10,413	(10,413)	—	—
Net loss	(40,818)	(6,251)	—	(47,069)
Balance December 31, 2002	299,964	48,156	—	348,120
Net loss	(34,386)	(5,517)	—	(39,903)
Balance December 31, 2003	265,578	42,639	—	308,217
Issuance of common OP units	410,724	—	—	410,724
Issuance of preferred OP units	—	—	144,250	144,250
Restricted common units issued, net of current year amortization	199	—	—	199
Forfeiture of restricted common OP units	(150)	—	—	(150)
Redemption of OP units	—	(125)	—	(125)
Transfer of capital	1,737	(1,737)	—	—
Distributions to OP unitholders	(44,469)	(2,616)	—	(47,085)
Net loss	(95,445)	(5,854)	—	(101,299)
Other comprehensive income—mark to market of interest rate swap	1,208	—	—	1,208
Comprehensive loss				(100,091)
Balance December 31, 2004	$539,382	$32,307	$144,250	$715,939

See notes to consolidated financial statements

AFFORDABLE RESIDENTIAL COMMUNITIES LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(In thousands)

	For the Year Ended December 31,
	2004	2003	2002
Cash flow from operating activities
Net loss attributable to common OP unitholders	$(101,299)	$(39,903)	$(47,069)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	72,014	46,467	37,058
Adjustments to fair value for interest rate caps	241	—	1,561
OP unitholders grant compensation expense	10,120	—	—
Preferred unit distribution declared	8,966	—	—
PPU distributions declared	786	—	—
Non-cash REIT IPO related costs	389	—	—
Early termination of debt	10,358	—	—
Retail home sales impairment and other expense	—	1,385	—
Real estate asset impairment	3,591	—	—
Goodwill impairment	863	—	13,557
Depreciation included in income from discontinued operations	3,134	2,613	2,026
(Gain) loss on sale of discontinued operations	8,549	(3,333)	—
Rent expense related to vacated office space	—	864	—
Changes in operating assets and liabilities, net of acquisitions	9,322	2,596	7,148
Net cash provided by operating activities	27,034	10,689	14,281
Cash flow from investing activities
Acquisition of Hometown communities	(507,136)	—	—
Acquisition of communities and manufactured homes	(87,693)	(34,288)	(121,611)
Proceeds from community sales	36,922	14,879	—
Deposits and deferred acquisition costs on purchase of Hometown assets	—	(15,559)	—
Community improvements and equipment purchases	(49,708)	(12,725)	(15,862)
Net cash used in investing activities	(607,615)	(47,693)	(137,473)
Cash flow from financing activities
Cash flow from REIT IPO
Common stock offering	438,078	—	—
Preferred stock offering	125,000	—	—
Common stock offering expenses	(37,421)	—	—
Preferred stock offering expenses	(5,892)	—	—
Cash flow from REIT IPO related financing transactions
Debt issued in the financing transactions	500,000	—	—
Debt paid in the financing transactions	(439,048)	—	—
Payment of loan origination costs	(8,122)	—	—
Release of restricted cash	12,278	—	—
Release of loan reserves	19,089	—	—
New loan reserves	(14,247)	—	—

See notes to consolidated financial statements

AFFORDABLE RESIDENTIAL COMMUNITIES LP
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
(In thousands)

	For the Year Ended December 31,
	2004	2003	2002
Cash flow from the Reorganization:
Debt issued in the Reorganization	—	—	578,000
Debt paid in the Reorganization	—	—	(431,165)
Redemption of Limited Partnership interests	—	—	(112,966)
Payment of loan costs	—	—	(13,365)
Net release of restricted cash	—	—	2,609
Net release of loan reserves	—	—	4,695
Other	—	—	(4,678)
Proceeds from the issuance of common OP units	—	—	33,760
Deferred common and preferred OP unit issuance costs	—	(1,026)	—
Proceeds from issuance of debt	96,421	49,038	126,119
Deferred debt issuance costs	—	—	—
Repayment of debt	(42,660)	(25,356)	(14,416)
Payment of common distributions	(33,563)	—	—
Payment of preferred distributions	(7,247)	—	—
Payment of partnership preferred distributions	(524)	—	—
Repurchase of OP units	(125)	—	—
Restricted cash	1,391	(240)	(1,906)
Loan reserves	(3,447)	6,867	(28,185)
Loan origination costs	(6,204)	(3,894)	(715)
Net cash provided by financing activities	593,757	25,389	137,787
Net increase (decrease) in cash and cash equivalents	13,176	(11,615)	14,595
Cash and cash equivalents, beginning of period	26,626	38,241	23,646
Cash and cash equivalents, end of period	$39,802	$26,626	$38,241
Non-cash financing and investing transactions:
Debt assumed in connection with acquisitions	$96,898	$4,294	$5,944
Preferred OP units issued in connection with acquisitions	25,142	—	—
Distributions declared but not paid	13,524	—
Accrual of loan origination costs	2,000	—
OP units issued in the Reorganization	—	—	64,820
Common stock issued in the Reorganization	—	—	137,652
Limited Partnership debt assumed in the Reorganization	—	—	233,915
Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	$56,765	$56,941	36,077

See notes to consolidated financial statements

AFFORDABLE RESIDENTIAL COMMUNITIES LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Business, Liquidity and Summary of Significant Accounting Policies

Business

Affordable Residential Communities LP (formerly Affordable Residential Communities IV, LP) (the “Partnership,” the “Operating Partnership” or “OP”) is a limited partnership engaged in the acquisition, renovation, repositioning and operation of manufactured home communities, the rental of manufactured homes, the retail sale of manufactured homes and other related businesses. We were organized in July of 1998 and operate primarily through our subsidiaries. Our general partner is Affordable Residential Communities Inc. (“ARC” or “REIT”) (formerly known as ARC IV REIT Inc.).

As described in Note 2, on May 2, 2002, ARC completed the acquisition of Affordable Residential Communities, L.P. I (“LP I”), Affordable Residential Communities, L.P., II (“LP II”), Affordable Residential Communities, L.P., III (“LP III”) (collectively, LP I, LP II, and LP III are the “Limited Partnerships”) and their respective subsidiaries and certain of the assets and subsidiaries of ARC Holdings Limited Liability Company (“Holdings”) (the “Reorganization”).

As of December 31, 2004, we owned and operated 315 communities (net of 13 communities classified as discontinued operations, see Note 10) consisting of 63,661 homesites (net of 2,566 homesites classified as discontinued operations) in 27 states with occupancy of 81.5%. Our five largest markets are Dallas-Fort Worth, Texas, with 11.4% of our total homesites; Atlanta, Georgia, with 7.8% of our total homesites; Salt Lake City, Utah, with 6.0% of our total homesites; the Front Range of Colorado, with 5.2% of our total homesites; and Kansas City-Lawrence-Topeka, Kansas, with 3.8% of our total homesites. We also conduct a retail home sales business.

On February 18, 2004, ARC completed its initial public offering (“IPO”) of 22.3 million shares of common stock at $19.00 per share (excluding 2.3 million shares sold by selling stockholders) and 5.0 million shares of preferred stock priced at $25.00 per share. The proceeds to ARC from the IPO of common stock and preferred stock were $517.5 million, net of underwriting discount and before expenses. On March 17, 2004, ARC issued an additional 791,592 shares of common stock pursuant to the underwriters’ exercise of their over-allotment option generating net proceeds to ARC of $14.0 million. The proceeds received by ARC in connection with its IPO were contributed to the Operating Partnership, and the Partnership issued 23.1 million common OP Units and 5.0 million Series A Preferred OP Units to ARC (See Note 3).

With the proceeds from ARC’s IPO and the financing transaction, we acquired 87 manufactured home communities from Hometown America, L.L.C. (“Hometown”). We acquired an additional three communities on April 9, 2004 upon the completion of the mortgage debt loan assumption process. The 90 acquired communities are located in 24 states and total 26,406 homesites. The total purchase price for these communities and related assets was approximately $615.3 million including assumed indebtedness with a fair value of $93.1 million (See Note 3).

Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements include all of our accounts but the results of operations of the manufactured home communities acquired only for the periods subsequent to the date of acquisition. We have eliminated all significant inter-entity balances and transactions.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America and in conformity with the rules and regulations of the Securities and Exchange Commission requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent liabilities, and the reported amount of revenues and expenses during the reporting period. Ultimate actual results may differ from previously estimated amounts.

We have reclassified certain prior period amounts to conform to current year presentation.

Rental and Other Property

We carry rental property at cost, less accumulated depreciation. We capitalize significant renovations and improvements that substantially improve asset quality and/or extend the useful life of assets and depreciate them over their estimated remaining useful lives. We expense maintenance and repairs as incurred.

Depreciation is computed primarily on the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the various classes of rental property assets are primarily as follows:

Asset Class	Estimated Useful Lives (in Years)
Manufactured home communities and improvements	10 to 30
Buildings	10 to 20
Rental homes	10
Furniture and other equipment	5
Computer software and hardware	3

In June 2002, we changed our estimate of the depreciable lives of our communities from 20 years to 30 years to conform to industry experience regarding the estimated useful life of manufactured home communities, improvements and buildings. The change resulted in a reduction of depreciation expense by approximately $7.3 million or $0.45 per unit.

Subsequent to December 31, 2004, we changed our estimate of the depreciable life of our rental homes from 10 years to 3 years. Homes will now be depreciated to an estimated salvage value after 3 years of service in our rental home portfolio. This change was made to conform to our intent to sell homes from our rental home portfolio after a 3 year period to reduce the repairs and maintenance costs typically incurred on older homes. This change did not have a material impact on our financial position, results of operations or cash flows.

We evaluate the recoverability of our investment in rental property whenever events or changes in circumstances indicate that full asset recoverability is questionable. Our assessment of the recoverability of rental property includes, but is not limited to, recent operating results and expected net operating cash flows from future operations. In the event that facts and circumstances indicate that the carrying amount of rental property may be impaired, we perform an evaluation of recoverability in which we compare the estimated future undiscounted cash flows associated with the asset to the asset’s carrying amount to determine if a writedown is required. If this review indicates that the asset’s carrying amount will not be fully recoverable, we would reduce the carrying value of the asset to its estimated fair value. During 2004, we recorded an impairment charge on rental property of approximately $500,000 (see Note 12). For the years ended December 31, 2003 and December 31, 2002, we recorded no impairment charges.

Discontinued Operations

The Partnership considers a community to be a discontinued operation when: (i) management commits to a plan to sell the asset, supported by a Board resolution granting approval to proceed with the sale; (ii) the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets; (iii) an active program to locate a buyer and other actions required to complete the plan to sell the asset have been initiated; (iv) the sale of the asset is probable, and transfer of the asset is expected to qualify for recognition as a completed sale, within one year; (v) the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and (vi) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. In accordance with the guidance provided by Statement of Financial Accounting Standards, “SFAS”, No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we measure each of our assets held for sale at the lower of its carrying amount or fair value, less cost to sell at the balance sheet date and re-cast any applicable balances and corresponding liabilities related to the communities identified in all comparable periods presented. Depreciation of the assets held for sale, if applicable, is suspended at the date of the determination of discontinuance. Interest and other expenses attributable to the liabilities of the communities classified as held for sale continues to be accrued. The results of operations of the assets sold and those classified as held for sale are reported as discontinued operations for all periods presented. We recognize any estimated losses on the sales of communities in the period in which the properties are discontinued and recognize any resulting gains on the sales of communities when realized. A description of the facts and circumstances leading to the expected disposal, the expected manner and timing of that disposal, and, if not separately presented on the face of the balance sheet, the carrying amounts of the major classes of assets and liabilities included as part of the disposal group is disclosed in the notes to the financial statements. We disclose in the notes to our financial statements (and on the face of the income statement) the gain or loss recognized in accordance with SFAS No. 144 and, if applicable, the amounts of revenue and pretax profit or loss reported in discontinued operations. We disclose, if applicable, in the notes to our financial statements the segment in which the long-lived asset is reported under.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and liquid investments with maturities less than 90 days from the date of purchase.

Restricted Cash and Loan Reserves

Restricted cash and loan reserves represent reserves established pursuant to the debt agreements as described in Note 6.

Notes Receivable

Notes receivable from sales of manufactured homes or assumed in connection with acquisitions are generally collateralized by manufactured homes located in our communities and is recorded at face value less allowances for bad debt less a market discount which the Company feels approximates the fair market value of the note.

Reserves for Bad Debts

We maintain allowances for bad debts on tenant receivables and notes receivable. We fully reserve amounts due from tenants greater than sixty days past due. We establish reserves for notes receivable based on management’s periodic review of specific notes considered wholly or partially uncollectible, plus an amount for estimated future uncollectible amounts based on historical experience. At December 31,

2004 and 2003, approximately $1.7 million and $1.0 million, respectively, was reserved for tenant and notes receivables. For the years ended December 31, 2004, 2003 and 2002, we charged $3.9 million, $2.5 million and $1.6 million, respectively, to bad debt expense.

Inventory

Inventory consists of new and used manufactured homes held for sale, including costs and materials associated with preparing the units for sale. We value inventory at the lower of cost or market value. Cost is based on specific identification reduced, as applicable, by dealer volume rebates earned from manufacturers ($14,000 and $101,000 at December 31, 2004 and 2003, respectively).

Loan Origination Costs

We capitalize loan origination costs associated with financing. These costs are amortized on a straight-line basis, which approximates the effective interest method, over the repayment term of the loans. We amortized $5.9 million, $3.2 million and $4.1 million of loan origination costs for the years ended December 31, 2004, 2003 and 2002, respectively, which is included in depreciation and amortization. The charge in 2002 includes $1.6 million for previously incurred loan origination costs of debt paid in the Reorganization. Accumulated amortization was $6.4 million and $5.9 million as of December 31, 2004 and 2003, respectively.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of tangible assets acquired and liabilities assumed in the Reorganization completed on May 2, 2002. We periodically assess and adjust the value of the goodwill. For the year ended December 31, 2004, we recorded an impairment charge of $863,000 related to our insurance business as our insurance business estimated fair value was less than its carrying value as of December 31, 2004. For the year end December 31, 2002, we recorded an impairment change of $13.6 million. For additional discussion, see Note 2.

Lease Intangibles and Customer Relationships

We establish the value of lease intangibles and customer relationships at the date of acquisition of a community. We amortize lease intangibles and customer relationships related to community acquisitions on a straight-line basis over the estimated time period that a resident lives in the community (five years). We amortize lease intangibles and customer relationships related to acquisitions of rental homes on a straight-line basis over the lease term (one year). The acquired community customer relationships and rental home customer relationships are amortized on a straight-line basis since we cannot reliably determine the pattern of economic benefit associated with the individual contracts comprising the intangible assets. We do not have sufficient historical or industry data to reliably estimate the tenure of an individual customer or to pool customer contracts on a homogeneous basis as a basis to amortize the intangible assets in a manner other than straight line. Future amortization of lease intangibles and customer relationship intangible assets are as follows (in thousands):

2005	$6,087
2006	6,003
2007	3,827
2008	2,787
2009	402
Total	$19,106

Accumulated amortization was $13.3 million and $7.3 million at December 31, 2004 and 2003, respectively.

Impairment of Intangible Assets

We combine our finite-lived intangible assets, which consist primarily of lease and customer intangibles, with other assets located in each community (primarily consisting of real estate assets) as the manufactured home community is the lowest level for which cash flows are readily identifiable. Whenever events or circumstances indicate that the carrying amount of the asset group is not recoverable, the asset group is tested for recoverability. If the asset group is not recoverable from the undiscounted cash flows attributable to that asset group, an impairment loss is recognized as the difference between the carrying value of the asset group and the estimated fair value of the asset group.

Prepaid Expenses and Other Assets

Included in prepaid expenses and other assets are prepaid insurance and other prepaid expenses, as well as earnest money deposits which are treated as deposits until the underlying transactions are complete.

Prepaid expenses and other assets as of December 31, 2004 of $6.5 million were lower than the $24.1 million outstanding as of December 31, 2003, primarily due to $17.5 million of earnest money deposits held in escrow at December 31, 2003 related to the Hometown acquisition.

Revenue Recognition

We recognize rental income on homesites and homes when earned and due from residents. Leases entered into by tenants for the rental of a site are generally month-to-month and are renewable by mutual agreement of the resident and us or, in some cases, as provided by statute. Leases entered into by home renters are generally one year in duration and are renewable by mutual agreement between the home renter and us. We defer rent received in advance and recognize it in income when earned.

We recognize revenues from manufactured home sales when we receive the down payment, the buyer arranges financing, we transfer title, possession and other attributes of ownership to the buyer, and we have no further obligations to perform significant additional activities.

Interest and Internal Cost Capitalization

We capitalize our interest costs (using our average cost of borrowings) and internal costs (using actual time spent and related costs) on development of long-lived assets from the date we begin substantive activities through the date we place such assets into service in accordance with SFAS No. 34, Capitalization of Interest and SFAS No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, respectively. The long-lived assets on which we capitalize interest include general construction activities in our communities, manufactured homes, and, in the case of the communities acquired in the Hometown acquisition, the cost of the vacant homesites we acquired on which we are making improvements and placing a manufactured home for rent or sale. We capitalized $3.9 million of interest and internal costs during 2004. No significant interest or internal costs were capitalized during 2003 and 2002.

Income Taxes

We are a partnership for tax purposes and do not pay federal or state income taxes. Our income is taxed to our members in their individual returns, and we therefore do not record an income tax provision.

Fair Value of Financial Instruments

The fair value of our debt was approximately $1,028.6 million and $813.0 million at December 31, 2004 and 2003, respectively. The fair value of our other financial instruments approximates their carrying vales at December 31, 2004 and 2003.

Interest Rate Caps and Swaps

We use derivative financial instruments for the purpose of hedging exposures to fluctuations in interest rates. As required under the guidelines of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, we record all of our derivative instruments in the Consolidated Balance Sheets at fair value. For a derivative designated as a cash flow hedge, we initially report the effective portion of the derivative’s gain or loss as a component of accumulated other comprehensive income and subsequently reclassify it into earnings when the forecasted transaction affects earnings. We report the ineffective portion of the gain or loss associated with a cash flow hedge in earnings immediately. During 2004, we entered into a $100.0 million interest rate swap agreement with an unrelated third party effectively fixing the interest rate on $100.0 million of our variable rate debt at 5.06%. The swap has been designated as a cash flow hedge under SFAS No. 133. At December 31, 2004, $1.2 million of unrealized gain related to this derivative instrument has been recorded in accumulated other comprehensive income on the accompanying December 31, 2004 balance sheet.

We further manage our exposure to interest rate risk through the use of interest rate caps which protect us from movements in interest rates above specified levels. We immediately recognize in earnings the change in the fair value of gains or losses associated with interest rate caps. For the years ended December 31, 2004, 2003 and 2002, we recorded interest charges of $241,000, $115,000 and $1.6 million, respectively, related to the change in the fair value of the interest rate caps. At December 31, 2004 and 2003 the carrying value of our interest rate caps is $7,000 and zero, respectively.

Accumulated Other Comprehensive Income

Amounts recorded in accumulated other comprehensive income (a component of partners’ capital) as of December 31, 2004 represent unrecognized gains on our interest rate swap which qualifies as a cash flow hedge and will be marked to market over the life of the instrument. Our comprehensive loss for the year ended December 31, 2004 was $100.1 million. There were no unrecognized gains or losses related to our interest rate swap during 2003 and 2002, and therefore, our comprehensive loss for 2003 and 2002, is equal to our net loss to Common OP Unitholders as reported on the accompanying consolidated statements of operations.

OP Unit Grants

We have included a charge of $10.1 million in general and administrative expense for the year ended December 31, 2004 representing the value of 530,000 Common OP Units we granted February 18, 2004 under our 2003 equity incentive plan that vested at the date of grant. We valued the units at $19.00 per unit, the price at which ARC sold shares in its IPO. In addition, we granted 95,000 restricted common OP Units that vest over five years. In June 2004, 42,500 of these restricted OP Units were forfeited. In October 2004, an additional 37,500 of restricted OP Units were forfeited. We have recorded the unvested portion of the remaining 15,000 outstanding restricted OP Units as unearned compensation on the balance sheet (a component of partners’ capital) and are amortizing the balance ratably over the vesting period.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, Share-Based Payment. SFAS 123R requires that compensation cost relating to share-based payment transactions be recognized in financial statements based on the fair value of the equity or liability instruments issued. We will apply SFAS 123R as of the interim reporting period beginning July 1, 2005 at the same time as ARC. SFAS 123R covers a wide range of share-based compensation arrangements including options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. We are still evaluating the impacts of adopting SFAS 123R upon our financial position, results of operations and cash flows.

2.   The Reorganization

On May 2, 2002, ARC completed the Reorganization in which each of the Limited Partnerships was merged with a separate subsidiary of ARC (ARC and the Limited Partnerships hereinafter collectively referred to as the “ARC Partnerships”). Also as part of the Reorganization, the retail home sales, insurance and other businesses previously conducted by the subsidiaries of ARC Holdings Limited Liability Company (“Holdings”) were acquired by the Operating Partnership and Holdings was liquidated. ARC became the sole general partner of the Operating Partnership, which then indirectly owned and operated its existing portfolio of manufactured home communities and the Limited Partnerships’ portfolios of manufactured home communities, as well as the other businesses previously conducted by the subsidiaries of Holdings.

As a result of the Reorganization, the limited partners received cash ($113.0 million), partnership units in the Operating Partnership paired with 1.9268 shares of special voting shares of ARC par value $.01 per share (collectively, 2.7 million partnership units and special voting stock, hereinafter collectively referred to as “OP Units”) and common units (1.6 million units). As a result of the combination of Holdings’ subsidiaries with the Operating Partnership, Holdings received shares of ARC’s common stock (4.2 million shares) and distributed them to its owners upon the liquidation of Holdings.

In connection with the Reorganization, several of our subsidiaries incurred fixed rate mortgage debt of $310 million and floating rate mortgage debt of $193 million and issued $75 million out of a commitment to issue a preferred interest of $150 million. The proceeds of these borrowings were used to repay existing indebtedness of certain subsidiaries of the ARC Partnerships, fund the cash portion of the consideration to the limited partners of the Limited Partnerships in the Reorganization, pay fees and expenses related to the Reorganization and provide working capital.

We have used the purchase method to account for the combination of the businesses and assets of the Limited Partnerships and Holdings. We have allocated the aggregate purchase price of the businesses and assets of Holdings and the Limited Partnerships to tangible and intangible assets and liabilities based upon their respective fair values as follows (in thousands):

Purchase Price Allocation
Purchase price, including transaction costs	$328,551
Tangible and intangible assets acquired and liabilities assumed:
Rental and other property	407,832
Intangible lease contracts and customer relationship value	18,917
Other operating assets and liabilities	36,033
Debt assumed	(233,915)
228,867
Goodwill	$99,684

We allocated this goodwill to the real estate reporting unit ($85.3 million), retail home sales and finance reporting unit ($12.1 million) and insurance reporting unit ($2.3 million). At December 31, 2002, we evaluated the goodwill for potential impairment using capitalization rates and multiples of earnings to value the reporting units. As a result, we recorded an impairment of goodwill in the retail home sales business $12.1 million and the insurance business of $1.4 million. The impairment for retail home sales business arose as a result of a worsening of conditions since the Reorganization including adverse operating performance in our retail home sale business, the retail home sales industry, the related finance industry and the market for retail home sales businesses. The impairment for the insurance business arose because the retail home sales business provides a significant portion of the insurance business’ revenue. We realized no impairment loss for the year ended December 31, 2003. See Note 13 for discussion regarding 2004 impairment.

We determined the fair value of the tangible community assets (other than rental homes discussed below) acquired in the Reorganization (which includes land, land improvements, and buildings) by valuing the property as if it were vacant. We then allocated the “as-if-vacant” value to land, land improvements and buildings based on our determination of the relative fair values of these assets.

We determined the as-if-vacant fair value of the real estate by considering the expected lease-up period for individual communities (based on vacancies in the surrounding market and lease-up history for the communities acquired), the expected lost rental revenue during the lease-up period (based on contractual rental rates), and expected move-in bonuses to tenants.

We measure the aggregate value of acquired in-place leases and tenant relationships as the excess of the purchase price paid for a property over the estimated fair value of the property as-if-vacant, as set forth above. We amortize the in-place lease value and tenant relationships for communities acquired over the estimated life that a resident resides in the community (five years) based on our historical experience with turnover in our communities and industry market studies. The lease term for communities is generally month-to-month. However, based on our own experience and industry data, the average time that a resident remains in the community is five years based on renewals of those month-to-month leases.

We also determined fair value for the rental manufactured homes acquired in the Reorganization as if they were vacant. We determined the as-if-vacant fair value of the rental homes by considering the expected lease-up period for the home (based on lease-up history for rental homes in that community) and the expected lost rental revenue during the lease-up period (based on contractual rental rates). We measured the aggregate value of the intangibles related to rental homes, consisting of in-place leases and tenant relationships, by the purchase price paid for the rental homes (after adjusting in-place leases to market) less the fair value of the property as-if-vacant. We amortize the market rate adjustment, in-place leases and tenant relationships over the one-year term of the lease. We have insufficient history with customer relationships in rental homes and there is insufficient industry operating experience with rental homes to support an amortization period in excess of the initial lease term. As we gain more experience with rental home tenant renewals, we may adjust the amortization period for customer relationships in rental homes to consider historical renewals.

In accordance with the procedures described above, we have established the following intangible assets associated with in-place leases and tenant relationships as of the date of acquisition (in thousands):

Community customer relationships	$15,708
Community in place lease value	1,709
Rental customer relationships	1,288
Rental in-place lease value	45
Rental above and below market leases	167
$18,917

As a consequence of using the purchase method to account for the Reorganization, our results of operations and financial position include all of our accounts in all periods but include the results of operations of the businesses formerly conducted in the Limited Partnerships and Holdings only for periods subsequent to the Reorganization.

We have prepared the following unaudited pro forma income statement information for the year ended December 31, 2002 as if the Reorganization had occurred on January 1, 2002. The pro forma data is not necessarily indicative of the results that actually would have occurred if the Reorganization had been consummated on January 1, 2002 (amounts in thousands):

Revenue	$176,919
Total expenses(1)	$235,545
Interest income	$(1,543)
Net loss from continuing operations	$(57,083)
Discontinued operations	$186
Net loss	$(56,897)
Net loss per unit	$(3.35)
Weighted average units outstanding	16,973

(1)    Total expenses for the year ended December 31, 2002, include non-recurring charges incurred in the Reorganization in connection with the repayment of debt including $1.9 million in exit fees and $1.6 million for the write-off of unamortized loan costs, and include a charge of $13.6 million to write-off goodwill associated with our retail home sales and insurance businesses.

3.   REIT IPO and Acquisitions

REIT IPO and Hometown Acquisition

On February 18, 2004, ARC completed its IPO of 22.3 million shares of common stock at $19.00 per share (excluding 2.3 million shares sold by selling stockholders) and 5.0 million shares of preferred stock priced at $25.00 per share. The proceeds to ARC from the IPO of common stock and preferred stock were $517.5 million, net of underwriting discount and before expenses. On March 17, 2004, ARC issued an additional 791,592 shares of common stock pursuant to the underwriters’ exercise of their over-allotment option generating net proceeds to ARC of $14.0 million. The proceeds received by ARC in connection with its IPO were contributed to the Operating Partnership, and the Company issued 23.1 million Common OP Units and 5.0 million Series “A” Preferred OP Units to ARC.

Also in connection with ARC’s IPO, we granted 530,000 common OP Units that vested at the date of grant. We valued the units at $19.00 per unit, the price at which ARC sold shares in the IPO. In addition, we granted 95,000 restricted OP Units. In June 2004, 42,500 of these restricted OP Units were forfeited. In October 2004, an additional 37,500 restricted OP Units were forfeited.

Concurrent with the ARC IPO, we completed the refinancing of $240.0 million of our mortgage debt and raised an additional $260.0 million of new mortgage debt. The new mortgage debt, at the time of the ARC IPO, was comprised of $215.3 million of 10 year fixed rate debt with an interest rate of 5.53%, $100.7 million of 5 year fixed rate debt with an interest rate of 5.05% and $184.0 million of floating rate debt (see Note 6). Proceeds from the ARC IPO and new debt were used to purchase the Hometown communities, repay our Rental Home Credit Facility and redeem the Preferred Interest issued by one of our subsidiaries.

On February 18, 2004, and subsequent dates thereafter, we acquired 90 manufactured home communities from Hometown. The 90 acquired communities are located in 24 states and include 26,406 homesites. The total purchase price for all the communities we acquired consisted of the following (in thousands):

Cash purchase price	$522,131
Debt assumed in connection with acquisition	93,139
Total purchase price	$615,270

Our purchase price allocation is (in thousands):

Land	$89,794
Rental and other property	494,734
Inventory	9,761
Lease intangibles	811
Customer relationships	14,496
Notes receivable	5,674
Total purchase price allocation	$615,270

We amortize the lease intangibles acquired on a straight-line basis over the lease term (one year) and the customer relationships acquired on a straight-line basis over the estimated time period that a resident lives in the community (five years).

We assumed management of the Hometown communities prior to our completion of the Hometown acquisition pursuant to a management agreement. We hired all Hometown employees actively employed at the Hometown communities on January 1, 2004, with Hometown reimbursing us for the costs associated with such employment until we completed the acquisition.

D.A.M. Portfolio Acquisition

On June 30, 2004 we acquired 36 manufactured home communities from D.A.M. MASTER ENTITY, L.P. The communities are located in 3 states and include 3,573 homesites. The total purchase price (including the costs of manufactured homes) was approximately $65.5 million including assumed indebtedness with a fair value of $29.7 million. In addition to cash and the assumption of debt, this acquisition was funded through the issuance of new Series “B”, “C” and “D” Partnership Preferred Units (“PPUs”), for proceeds totaling $33.1 million. All of the “D” series PPUs totaling $8.0 million were redeemed for cash on July 6, 2004. See Note 4 for further discussion of the PPUs.

Our purchase price allocation is (in thousands):

Land	$9,225
Rental and other property	55,501
Inventory	803
Customer relationships	52
Other assets/liabilities, net	(78)
Total purchase price allocation	$65,503

We have prepared the following unaudited pro forma income statement information as if the Hometown and D.A.M. acquisitions had occurred on January 1, 2003. The pro forma data is not necessarily indicative of the results that actually would have occurred if we had consummated the acquisitions on January 1, 2003. We have not provided audited financial statements of Hometown for the year ended December 31, 2003 because the results of Hometown are included in our results for the year ended December 31, 2004 for approximately ten and one-half months (in thousands).

	For the Year Ended December 31,
	2004	2003
Revenue	$236,114	$240,083
Total expenses	$321,722	$280,474
Interest income	$(1,676)	$(1,919)
Loss from continuing operations	$(83,932)	$(38,472)
Discontinued operations	$(6,326)	$6,055
Net loss	$(90,258)	$(32,417)
Net loss attributable to common OP unitholders	$(100,010)	$(32,417)
Net loss attributable to common OP unitholders per unit	$(2.47)	$(1.65)
Weighted average units outstanding	40,413	19,699

Other Acquisitions

During the years ended December 31, 2004, 2003 and 2002 in addition to the Hometown and D.A.M. portfolio acquisitions, we acquired six, three and nineteen manufactured home communities, respectively, from unaffiliated third parties for approximately $16.5 million in cash and $3.8 million in assumed debt in 2004, $6.5 million in cash and $4.3 million in assumed debt in 2003, and $52.1 million in cash and $5.9 million in assumed debt in 2002. We accounted for these acquisitions utilizing the purchase method of accounting and, accordingly, we have allocated the purchase price to the assets acquired and liabilities assumed based on estimated fair values at the date of acquisition. We allocated the majority of the purchase price to the rental property and intangible assets, including customer relationships and leases intangibles.

We have not presented pro forma results of operations for the years ended December 31, 2004, 2003 and 2002 as if these other acquisitions were made on the first day of the year, as the effects of these other acquisitions are not material to our financial position, results of operations or cash flow for these periods.

The table below summarizes all of our manufactured home community acquisitions for the period from January 1, 2002 through December 31, 2004.

Date	Portfolio	Community	Location	Homesites
Jan-02	NA	Sundown	Clearfield, UT	200
Feb-02	NA	Forest Park	Queensbury, NY	183
Feb-02	NA	Birch Meadow Estates	Wilton, NY	64
Feb-02	NA	Park D’Antoine	Wilton, NY	18
Apr-02	NA	Valley Verde	Las Cruces, NM	220
Apr-02	NA	Arbor Lake	Grinnell, IA	40
May-02	NA	Riverside	West Valley City, UT	201
Jun-02	NA	Hampton Acres	Desoto, TX	119
Jul-02	NA	Southridge Estates	Des Moines, IA	302
Jul-02	NA	Pleasant Grove	Raleigh, NC	72
Jul-02	NA	Amber Village	Dallas, TX	206
Jul-02	NA	Village East	Terrell, TX	196
Jul-02	NA	Americana #1 & #2	Hemet, CA	309
Sep-02	NA	Connelly Village	Connelly, NY	100
Sep-02	NA	Cypress Shores	Winter Haven, FL	204
Sep-02	NA	Grand Meadows	Longmont, CO	104
Dec-02	NA	Berryhill Commons	Charlotte, NC	257
Dec-02	NA	Berryhill Acres	Charlotte, NC	244
Dec-02	NA	Creekside Terrace	Charlotte, NC	250
Feb-03	NA	Brookshire Village	St. Louis, MO	202
Sep-03	NA	Philbin Estates	Pocatello, ID	180
Feb-04	NA	Weatherly Estates I	Lebanon, TN	270
Feb-04	NA	Weatherly Estates II	Clarksville, TN	131
Feb-04	HTA	100 Oaks	Fultondale, AL	235
Feb-04	HTA	Jonesboro	Jonesboro, GA	75
Feb-04	HTA	Bermuda Palms	Indio, CA	185
Feb-04	HTA	Breazeale	Laramie, WY	117
Feb-04	HTA	Broadmore	Goshen, IN	370
Feb-04	HTA	Butler Creek	Augusta, GA	376
Feb-04	HTA	Camden Point	Kingsland, GA	268
Feb-04	HTA	Carnes Crossing	Summerville, SC	604
Feb-04	HTA	Castlewood Estates	Mableton, GA	334
Feb-04	HTA	Casual Estates	Liverpool, NY	961
Feb-04	HTA	Riverdale	Riverdale, GA	481
Feb-04	HTA	Columbia Heights	Grand Forks, ND	302
Feb-04	HTA	Conway Plantation	Conway, SC	299
Feb-04	HTA	Crestview	Stillwater, OK	238
Feb-04	HTA	Country Village	Jacksonville, FL	643
Feb-04	HTA	Eagle Creek	Tyler, TX	194
Feb-04	HTA	Eagle Point	Marysville, WA	230
Feb-04	HTA	Falcon Farms	Port Byron, IL	215
Feb-04	HTA	Forest Creek	Elkhart, IN	167
Feb-04	HTA	Fountainvue	Lafontaine, IN	120
Feb-04	HTA	Foxhall Village	Raleigh, NC	315
Feb-04	HTA	Golden Valley	Douglasville, GA	131
Feb-04	HTA	Huron Estates	Cheboygan, MI	111

Feb-04	HTA	Indian Rocks	Largo, FL	148
Feb-04	HTA	Knoll Terrace	Corvallis, OR	212
Feb-04	HTA	La Quinta Ridge	Indio, CA	151
Feb-04	HTA	Lakewood	Montgomery, AL	396
Feb-04	HTA	Lakewood Estates	Davenport, IA	180
Feb-04	HTA	Landmark Village	Fairburn, GA	524
Feb-04	HTA	Marnelle	Fayetteville, GA	205
Feb-04	HTA	Oak Ridge	Elkhart, IN	204
Feb-04	HTA	Oakwood Forest	Greensboro, NC	482
Feb-04	HTA	Pedaler’s Pond	Lake Wales, FL	214
Feb-04	HTA	Pinecrest Village	Shreveport, LA	446
Feb-04	HTA	Pleasant Ridge	Mount Pleasant, MI	305
Feb-04	HTA	President’s Park	Grand Forks, ND	174
Feb-04	HTA	Riverview	Clackamas, OR	133
Feb-04	HTA	Saddlebrook	N. Charleston, SC	425
Feb-04	HTA	Sherwood	Hartford City, IN	134
Feb-04	HTA	Southwind Village	Naples, FL	337
Feb-04	HTA	Springfield Farms	Brookline Sta, MO	290
Feb-04	HTA	Stonegate	Shreveport, LA	157
Feb-04	HTA	Terrace Heights	Dubuque, IA	317
Feb-04	HTA	Torrey Hills	Flint, MI	377
Feb-04	HTA	Twin Pines	Goshen, IN	238
Feb-04	HTA	Villa	Flint, MI	319
Feb-04	HTA	Winter Haven Oaks	Winterhaven, FL	343
Feb-04	HTA	Green Park South	Pelham, AL	421
Feb-04	HTA	Hunter Ridge	Jonesboro, GA	838
Feb-04	HTA	Friendly Village	Lawrenceville, GA	203
Feb-04	HTA	Misty Winds	Corpus Christi, TX	354
Feb-04	HTA	Shadow Hills	Orlando, FL	670
Feb-04	HTA	Smoke Creek	Snellville, GA	264
Feb-04	HTA	Woodlands of Kennesaw	Kennesaw, GA	273
Feb-04	HTA	Sunset Vista	Magna, UT	207
Feb-04	HTA	Sea Pines	Mobile, AL	429
Feb-04	HTA	Woodland Hills	Montgomery, AL	628
Feb-04	HTA	The Pines	Ladson, SC	204
Feb-04	HTA	Shady Hills	Nashville, TN	251
Feb-04	HTA	Trailmont	Goodlettsville, TN	131
Feb-04	HTA	Chisholm Creek	Wichita, KS	254
Feb-04	HTA	Big Country	Cheyenne, WY	251
Feb-04	HTA	Heritage Point	Montgomery, AL	264
Feb-04	HTA	Lakeside	Lithia Springs, GA	103
Feb-04	HTA	Plantation Estates	Douglasville, GA	138
Feb-04	HTA	Green Acres	Petersburg, VA	182
Feb-04	HTA	Lakeside	Davenport, IA	124
Feb-04	HTA	Evergreen Village	Pleasant View, UT	238
Feb-04	HTA	Four Seasons	Fayetteville, GA	214
Feb-04	HTA	Alafia Riverfront	Riverview, FL	96
Feb-04	HTA	Highland	Elkhart, IN	246
Feb-04	HTA	Birchwood Farms	Birch Run, MI	143

Feb-04	HTA	Cedar Terrace	Cedar Rapids, IA	255
Feb-04	HTA	Five Seasons Davenport	Davenport, IA	270
Feb-04	HTA	Silver Creek	Davenport, IA	280
Feb-04	HTA	Encantada	Las Cruces, NM	354
Feb-04	HTA	Royal Crest	Los Alamos, NM	180
Feb-04	HTA	Brookside Village	Dallas, TX	394
Feb-04	HTA	Meadow Glen	Keller, TX	409
Feb-04	HTA	Silver Leaf	Mansfield, TX	145
Mar-04	HTA	Lamplighter Village	Marietta, GA	431
Mar-04	HTA	Shadowood	Acworth, GA	506
Mar-04	HTA	Stone Mountain	Stone Mountain, GA	354
Mar-04	HTA	Marion Village	Marion, IA	486
Mar-04	HTA	Autumn Forest	Brown Summit, NC	299
Mar-04	HTA	Woodlake	Greensboro, NC	308
Mar-04	HTA	Arlington Lakeside	Arlington, TX	233
Apr-04	HTA	Pine Ridge	Sarasota, FL	126
Apr-04	HTA	Cedar Knoll	Waterloo, IA	290
Apr-04	HTA	Mallard Lake	Pontoon Beach, IL	278
Jun-04	NA	Kopper View	West Valley City, UT	61
Jun-04	NA	Overpass Point	Tooele, UT	182
Jun-04	D.A.M.	Pleasant View	Berwick, PA	108
Jun-04	D.A.M.	Brookside	Berwick, PA	171
Jun-04	D.A.M.	Beaver Run	Linkwood, MD	118
Jun-04	D.A.M.	Carsons	Chambersburg, PA	130
Jun-04	D.A.M.	Chelsea	Sayre, PA	85
Jun-04	D.A.M.	Collingwood	Horseheads, NY	101
Jun-04	D.A.M.	Crestview	Sayre, PA	98
Jun-04	D.A.M.	Valley View in Danboro	Danboro, PA	231
Jun-04	D.A.M.	Valley View in Ephrata	Ephrata, PA	149
Jun-04	D.A.M.	Frieden	Schuylkill Haven, PA	192
Jun-04	D.A.M.	Green Acres	Chambersburg, PA	24
Jun-04	D.A.M.	Gregory Courts	Honey Brook, PA	39
Jun-04	D.A.M.	Valley View in Honey Brook	Honey Brook, PA	146
Jun-04	D.A.M.	Huguenot	Port Jervis, NY	166
Jun-04	D.A.M.	Maple Manor	Taylor, PA	316
Jun-04	D.A.M.	Monroe Valley	Jonestown, PA	44
Jun-04	D.A.M.	Moosic Heights	Avoca, PA	152
Jun-04	D.A.M.	Mountaintop	Narvon, PA	39
Jun-04	D.A.M.	Pine Haven	Blossvale, NY	130
Jun-04	D.A.M.	Sunny Acres	Somerset, PA	207
Jun-04	D.A.M.	Suburban	Greenburg, PA	202
Jun-04	D.A.M.	Blue Ridge	Conklin, NY	69
Jun-04	D.A.M.	Chambersburg I&II	Chambersburg, PA	100
Jun-04	D.A.M.	Hideaway	Honey Brook, PA	40
Jun-04	D.A.M.	Kintner	Vestal, NY	55
Jun-04	D.A.M.	Martins	Nottingham, PA	60
Jun-04	D.A.M.	Nichols	Phoenixville, PA	10
Jun-04	D.A.M.	Scenic View	East Earl, PA	18
Jun-04	D.A.M.	Shady Grove	Atglen, PA	40

Jun-04	D.A.M.	Valley View in Blandon	Fleetwood, PA	30
Jun-04	D.A.M.	Valley View in Morgantown	Morgantown, PA	23
Jun-04	D.A.M.	Valley View in Tuckerton	Reading, PA	74
Jun-04	D.A.M.	Valley View in Wernersville	Wernersville, PA	29
Jun-04	D.A.M.	Pine Terrace	Schuylkill Haven, PA	25
Jun-04	D.A.M.	Sunnyside	Trooper, PA	71
Jun-04	D.A.M.	Oakwood Lake Village	Tunkhannock, PA	79
Jul-04	NA	Western Mobile Estates	West Valley City, UT	145
Sep-04	NA	Willow Creek Estates	Ogden, UT	137

4.   Partners’ Capital

As of December 31, 2004, the Company has a total of 43.3 million Common OP Units, 5.0 million Series “A” Preferred OP Units, 300,000 Series B Preferred Units and 706,000 Series C Preferred OP Units outstanding. The following table summarizes our partner capital transactions from inception of the Company (in thousands):

	Year	Common OP Units	Series A Preferred OP Units	Series B Preferred OP Units	Series C Preferred OP Units	Series D Preferred OP Units	Total Net capital
Initial capitalization	1998	1,038	—	—	—	—	$20,000
Sales of OP Units	1999	4,155	—	—	—	—	78,804
Sales of OP Units	2000	2,995	—	—	—	—	63,859
Sales of OP Units	2001	1,497	—	—	—	—	33,700
Sales of OP Units	2002	1,498	—	—	—	—	33,760
OP Units issued in Reorganization	2002	8,516	—	—	—	—	202,472
Subtotal		19,699	—	—	—	—	432,595
Issuance of Common OP Units in connection with ARC IPO	2004	23,572	—	—	—	—	410,724
Restricted common units issued, net of current year amortization	2004	95	—	—	—	—	199
Forfeiture of restricted common OP units	2004	(80)	—	—	—	—	(150)
Issuance of Preferred OP Units in connection with ARC IPO	2004	—	5,000	—	—	—	119,108
Issuance of Preferred OP Units in connection with D.A.M. portfolio acquisition	2004	—	—	300	706	320	33,142
Redemption of Preferred OP Units	2004	—	—	—	—	(320)	(8,000)
Redemption of Common OP Units	2004	(8)	—	—	—	—	(125)
Common OP Unit distributions	2004	—	—	—	—	—	(47,085)
Subtotal		43,278	5,000	300	706	—	940,408
Accumulated other comprehensive income							1,208
Cumulative net losses							(225,677)
Partners’ capital, December 31, 2004							$715,939

Common OP Units

On January 23, 2004 our partners approved a reverse split by which all of our partners received 0.519 Common OP Unit for every Common OP Unit they previously owned. As a result, we have restated all historical Common OP Unit data to give effect to this reverse split.

On February 18, 2004, ARC completed its IPO of 22.3 million shares of common stock at $19.00 per share (excluding 2.3 million shares sold by selling stockholders) and 5.0 million shares of preferred stock priced at $25.00 per share. The proceeds to ARC from the IPO of common stock and preferred stock were $517.5 million, net of underwriting discount and before expenses. On March 17, 2004, ARC issued an additional 791,592 shares of common stock pursuant to the underwriters’ exercise of their over-allotment option generating net proceeds to ARC. The proceeds received by ARC in connection with its IPO were contributed to the Operating Partnership, and the Company issued 23.1 million Common OP Units and 5.0 million Series “A” Preferred OP Units to ARC.

Also in connection with ARC’s IPO, we granted 530,000 Common OP Units that vested at the date of grant. We valued the units at $19.00 per unit, the price at which ARC sold shares in the IPO. In addition, we granted 95,000 restricted Common OP Units. In June 2004, 42,500 of these restricted Common OP Units were forfeited. In October 2004, an additional 37,500 restricted Common OP Units were forfeited.

In addition, as of December 31, 2004 ARC has outstanding warrants to certain ARC shareholders authorizing the purchase of up to 775,000 shares of ARC common stock at $18.85 per share, as adjusted for dividends paid by ARC. The warrants expire on July 23, 2010 and, if exercised, would result in issuance of 775,000 additional Common OP Units. To date, no warrants have been exercised.

We repurchased a total of 8,025 Common OP Units from Common OP Unitholders for total cash of approximately $125,000 during 2004. No repurchases were completed in 2003 or 2002.

Series “A” Preferred OP Units

At the ARC IPO, the Company issued 5.0 million Series “A” Preferred OP Units at a price of $25.00 per unit that have a liquidation preference of $25.00 per share, plus all accumulated, accrued and unpaid distributions. The holders of our Series “A” Preferred OP Units are entitled to receive cash distributions at a rate of 8.25% per annum of the $25.00 liquidation preference. The Series “A” Preferred OP Units have no voting rights and no stated maturity. We may not redeem the Series “A” Preferred OP Units prior to February 18, 2009. On and after February 18, 2009, we may, at our option, redeem our Series “A” Preferred OP Units, in whole or from time to time in part, at a cash redemption price equal to $25.00 per share, plus all accumulated, accrued and unpaid distributions, if any, to and including the redemption date. Our Series “A” Preferred OP Units will not be convertible into or exchangeable for any of our other properties or securities.

Series “B” and Series “C” Preferred OP Units

At December 31, 2004, we had 300,000 Series “B” Preferred OP Units and 705,688 Series “C” Preferred OP Units outstanding that were issued as part of the D.A.M. portfolio acquisition (see Note 3). Each Series “B” and Series “C” Preferred OP Unit is redeemable for cash, or at our election, one share of ARC common stock (which would necessitate the issuance of one Common OP Unit).

The Series “B” OP Units carry a liquidation preference of $25 per unit and earn cash distributions at the rate of 6.25% per annum, payable quarterly. The Series “B” OP Units can be redeemed for cash after the fifth anniversary of the issuance at the option of the Operating Partnership. Series “B” OP Unitholders can request redemption of their units after the 1st anniversary of issuance, at which time the Operating Partnership must redeem the Series “B” OP Units or repurchase them with ARC common stock or cash and a note payable, at the Operating Partnership’s option. As of December 31, 2004, we have accrued

$78,125 of the Series “B” OP Unit preferred distribution, representing the portion of the preferred distribution earned by Series “B” Preferred Unitholders through that date.

The Series “C” Preferred OP Units carry a liquidation preference of $25 per unit and earn cash distributions at the rate of 6.25% per annum, payable quarterly. The Series “C” Preferred OP Units can be redeemed for cash after the fifth anniversary of the issuance at the option of the Operating Partnership. Series “C” Preferred OP Unitholders can request redemption of their units after the two and a half year anniversary of issuance, at which time the Operating Partnership must redeem the Series “C” Preferred OP Units or repurchase them with ARC common stock or with cash and a note payable, at the Operating Partnership’s option. Series “B” and “C” Preferred OP Units have the same priority as to the payment of distributions. As of December 31, 2004, we had accrued $183,773 of the Series “C” Preferred OP Unit preferred distribution, representing the portion of the preferred distribution earned by Series “C” Preferred OP Unitholders through that date.

Distributions

On March 10, 2004, we declared a quarterly distribution of $0.1493 per Common OP Unit, prorated from February 18, 2004 to March 31, 2004. We paid the total Common OP Unit distribution of $6.5 million on April 15, 2004 to unitholders of record on March 31, 2004. In addition, on March 10, 2004 we declared a distribution of $0.4182 on each unit of our Series “A” Preferred OP Unit, prorated from February 18, 2004 to April 30, 2004. We paid the Series “A” Preferred OP Units distribution of $2.1 million on April 30, 2004 to unitholders of record on April 15, 2004.

On June 14, 2004, we declared a quarterly distribution of $0.3125 per Common OP Units. We paid the total Common OP Unit distribution of $13.6 million on July 15, 2004 to unitholders of record on June 30, 2004. In addition, on June 14, 2004 we declared a distribution of $0.5156 on each Series “A” Preferred OP Unit. This distribution was paid July 30, 2004 to unitholders of record on July 15, 2004. In addition, on July 30, 2004 we paid a $0.13 per unit distribution, prorated from July 1, 2004 to July 31, 2004, on both the Series “B” and Series “C” Preferred OP Units.

On September 14, 2004, we declared a quarterly distribution of $0.3125 per Common OP Unit. We paid the total Common OP Unit distribution of $13.5 million on October 15, 2004 to unitholders of record on September 30, 2004. Also, on September 14, 2004, we declared a distribution of $0.5156 on each of our Series “A” Preferred OP Unit. This distribution was paid October 29, 2004 to unitholders of record on October 15, 2004. In addition, on September 14, 2004 we declared a $0.39 per unit distribution on both the Series “B” and Series “C” Preferred OP Units. This distribution was paid on October 29, 2004 to unitholders of record on October 15, 2004.

On December 10, 2004, we declared a quarterly distribution of $0.3125 per Common OP Unit. We paid the total Common OP Unit distribution of $13.5 million on January 14, 2005 to unitholders of record on December 31, 2004. Also, on December 10, 2004, we declared a distribution of $0.5156 on each of our Series “A” Preferred OP Units. This distribution was paid January 31, 2005 to unitholders of record on January 15, 2005. As of December 31, 2004, we had accrued $1.7 million of the Series “A” Preferred OP Unit distribution, representing the portion of the distribution earned by preferred shareholders through that date. In addition, on December 10, 2004 we declared a $0.39 per unit distribution on both the Series “B” and Series “C” Preferred OP Units. This distribution was paid on January 31, 2005 to unitholders of record on January 15, 2005.

On March 10, 2005, we declared a quarterly distribution of $0.3125 per Common OP Unit. We will pay the total Common OP Unit distribution of $13.5 million on April 15, 2005 to unitholders of record on March 31, 2005. Also, on March 10, 2005, we declared a distribution of $0.5156 on each of our Series “A” Preferred OP Units. This distribution is payable on April 29, 2005 to unitholders of record on April 15, 2005. In addition, on March 10, 2005 we declared a $0.39 per unit distribution on both the Series “B” and

Series “C” Preferred OP Units. This distribution is payable on April 29, 2005 to unitholders of record on April 15, 2005.

5.   Rental and Other Property, net

The following summarizes rental and other property (in thousands):

	December 31,
	2004	2003
Land	$211,383	$119,779
Land improvements and buildings	1,268,002	705,573
Rental homes and improvements	197,668	129,194
Furniture, equipment and vehicles	12,434	8,656
Subtotal	1,689,487	963,202
Less accumulated depreciation	(156,707)	(99,687)
Rental and other property, net	$1,532,780	$863,515

Land improvements and buildings comprise primarily infrastructure, roads and common area amenities.

6.   Notes Payable

The following table sets forth certain information regarding our debt (in thousands).

	December 31,
	2004	2003
Senior fixed rate mortgage due 2012, 7.35% per annum	$303,903	$306,767
Senior fixed rate mortgage due 2014, 5.53% per annum	213,333	—
Senior fixed rate mortgage due 2009, 5.05% per annum	99,651	—
Senior variable rate mortgage due 2006, LIBOR plus 3.0% per annum (5.40% at December 31, 2004)	150,871	—
Senior variable rate mortgage due 2005, LIBOR plus 2.85% per annum (3.97% at December 31, 2003)	—	174,756
BFND credit facility due 2005, LIBOR plus 3.00% per annum (4.12% at December 31, 2003)	—	52,414
Various individual fixed rate mortgages due 2005 through 2031, averaging 7.31% per annum	153,818	40,380
Preferred interest due 2005, 14.0% per annum	—	170,000
Rental home credit facility due 2010, LIBOR plus 4.7% per annum (5.82% at December 31, 2003)	—	24,055
Revolving Credit Mortgage Facility, LIBOR plus 2.95% (5.35% at December 31, 2004)	51,000	—
Floorplan lines of credit, ranging from prime plus 0.75% to the prime rate plus 4.00% (averaging 7.79% at December 31, 2004)	27,999	3,897
Other loans due 2005	1,047	1,125
	$1,001,622	$773,394

The fair value of debt outstanding as of December 31, 2004 and 2003 was approximately $1,028.6 million and $813.0 million, respectively.

Senior Fixed Rate Mortgage due 2012

We entered into the Senior Fixed Rate Mortgage due 2012 on May 2, 2002. It is an obligation of certain of our special purpose real property subsidiaries and is collateralized by 105 manufactured home communities. The Senior Fixed Rate Mortgage due 2012 bears interest at a fixed rate of 7.35% per annum, will amortize based on a 30-year schedule and matures on May 1, 2012. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending (included in loan reserves) and property operating expenditures (included in cash and cash equivalents). The Senior Fixed Rate Mortgage due 2012 contains customary defeasance-based prepayment penalties for repayments made prior to maturity.

Senior Fixed Rate Mortgage Due 2014

We entered into the Senior Fixed Rate Mortgage due 2014 on February 18, 2004, in connection with the completion of ARC’s IPO and the Hometown acquisition. It is an obligation of certain real property subsidiaries of the Operating Partnership and is collateralized by 46 manufactured home communities owned by these subsidiaries. The Senior Fixed Rate Mortgage due 2014 bears interest at a fixed rate of 5.53% per annum, will amortize based on a 30-year schedule and will mature on March 1, 2014. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending and property operating expenditures. The Senior Fixed Rate Mortgage due 2014 contains customary defeasance-based prepayment penalties for repayments made prior to maturity.

Senior Fixed Rate Mortgage Due 2009

We entered into the Senior Fixed Rate Mortgage due 2009 on February 18, 2004, in connection with the completion of ARC’s IPO and the Hometown acquisition. It is an obligation of certain real property subsidiaries of the Operating Partnership and is collateralized by 29 manufactured home communities owned by these subsidiaries. The Senior Fixed Rate Mortgage due 2009 bears interest at a fixed rate of 5.05%, will amortize based on a 30-year amortization schedule and will mature on March 1, 2009. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending and property operating expenditures. The Senior Fixed Rate Mortgage due 2009 contains customary defeasance-based prepayment penalties for repayments made prior to maturity.

Senior Variable Rate Mortgage Due 2006

We entered into the Senior Variable Rate Mortgage due 2006 on February 18, 2004, in connection with the completion of ARC’s IPO and the Hometown acquisition. It is an obligation of certain real property subsidiaries of the Operating Partnership and is collateralized by 44 manufactured home communities owned by these subsidiaries. The Senior Variable Rate Mortgage due 2006 bears interest at a variable rate based upon a spread of 3.00% over the one-month LIBOR rate (5.40% at December 31, 2004) and will mature in February 2006. At our option and subject to certain conditions, we may extend the Senior Variable Rate Mortgage due 2006 for three additional 12-month periods. In connection with the second and third extensions, we would be required to pay extension fees of 0.25% and 0.375% of the outstanding principal balance, respectively. We purchased interest rate caps to limit our interest costs in the event of increases in the one-month LIBOR above 5.00%, and intend to purchase such caps for any extensions, as applicable. We will incur an exit fee equal to 0.50% of the loan amount payable upon any repayment of the principal amount of the loan. The exit fee will be subject to reduction by an amount equal to 0.50% of the principal amount of any first mortgage loans provided by the lenders to refinance the Senior Variable Rate Mortgage due 2006. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending and property operating expenditures. We may repay the Senior Variable Rate Mortgage due 2006 subject to a prepayment penalty calculated as the product of 0.25%, the number of payment dates remaining to maturity and the amount being repaid for prepayments made in months one through twelve. Prepayments made in months 13 to 24 are subject to a flat 1% fee of amounts repaid.

Senior Variable Rate Mortgage Due 2005

We entered into the Senior Variable Rate Mortgage due 2005 on May 2, 2002. It was an obligation of one of our subsidiaries and was collateralized by 71 manufactured home communities. The floating rate debt bore interest at a variable rate calculated as the one-month LIBOR plus 2.85% (3.97% as of December 31, 2003), amortized over 30 years and would have matured on May 2, 2005. On February 18, 2004, concurrent with ARC’s IPO, we repaid the Senior Variable Rate Mortgage in full and incurred $1.9 million in debt extinguishment costs, which are included as early termination of debt in the accompanying consolidated statement of operations for the year ended December 31, 2004.

BFND Credit Facility

We entered into a $150 million credit facility on November 14, 2000, (the “BFND Credit Facility”). Proceeds from the BFND Credit Facility were available for community acquisitions and anticipated capital expenditures with advances up to 70% of the purchase price and related costs. On February 18, 2004, concurrent with ARC’s IPO, we repaid the BFND Credit Facility in full and incurred $786,000 in debt extinguishment costs, which are included as early termination of debt in the accompanying consolidated statement of operations for the year ended December 31, 2004.

Various Individual Fixed Rate Mortgages

We have assumed various individual fixed rate mortgages in connection with the acquisition of various properties that were encumbered at the time of acquisition as follows:

a)              Mortgages assumed as part of individual property purchases. These notes total approximately $46.3 million at December 31, 2004, mature from 2006 through 2028 and have an average effective interest rate of 7.56%. These mortgages are secured by 14 specific manufactured home communities.

b)              Mortgages assumed in conjunction with the Hometown acquisition. These notes total approximately $78.2 million, mature from 2005 through 2031 and carry an average effective interest rate of 5.12%. These mortgages are secured by 20 specific manufactured home communities and are subject to early pre-payment penalties, the terms of which vary from mortgage to mortgage.

c)               Notes assumed in conjunction with the D.A.M. portfolio purchase. These notes total approximately $29.3 million, mature in 2008 and carry an average effective annual interest rate of 7.18%. These mortgages are secured by 22 specific manufactured home communities.

Preferred Interest

We entered into the Preferred Interest on May 2, 2002. The Preferred Interest had a preferred distribution rate of 12.5% per annum. On October 17, 2003, we modified our Preferred Interest to increase our borrowing limit by $25.0 million with a preferred distribution rate of 14.0% to apply to all outstanding balances beginning on the date of the first draw of the additional loan amount. On February 18, 2004, concurrent with ARC’s IPO, we repaid the Preferred Interest obligation in full and incurred $3.4 million in extinguishment costs, which are included as early termination of debt in the accompanying consolidated statement of operations for the year ended December 31, 2004.

Rental Home Credit Facility

On December 31, 2002, ARC Housing, L.L.C., a subsidiary of ARC RE, entered into a $27.0 million credit facility collateralized by rental homes (the “Rental Home Credit Facility”). Proceeds from the Rental Home Credit Facility were available for acquisitions of rental homes and related capital expenditures. The Rental Home Credit Facility would have matured on February 1, 2010, bore interest at one-month LIBOR plus 4.7% (5.82% at December 31, 2003), required level monthly principal and interest payments of $421,000 beginning February 1, 2003, and was secured by 3,339 rental homes. We fully funded the Rental Home Credit Facility on January 3, 2003. On February 18, 2004, concurrent with ARC’s IPO, we repaid the Rental Home Credit Facility in full and incurred $235,000 in debt extinguishment costs, which are included as early termination of debt in the accompanying consolidated statement of operations for the year ended December 31, 2004.

Senior Revolving Credit Facility

We entered into the Senior Revolving Credit Facility on February 18, 2004, in connection with the completion of ARC’s IPO and the Hometown acquisition. The Senior Revolving Credit Facility had a total commitment of $125.0 million, and an initial term of three years. The facility was an obligation of our Operating Partnership and was secured by 40 communities owned by a real property subsidiary of our Operating Partnership, our rental homes, and certain other assets. In August 2004, we cancelled the Senior Revolving Credit Facility and incurred $3.3 million in debt extinguishment costs, which are included as early termination of debt in the accompanying consolidated statement of operations for the year ended December 31, 2004.

In September 2004, we obtained a Revolving Credit Mortgage Facility for borrowings of up to $85.0 million. This facility is an obligation of a subsidiary of the Operating Partnership and is secured by the same 40 communities that previously secured the Senior Revolving Credit Facility, as well as various additional communities acquired subsequent to ARC’s IPO. Advances under the Revolving Credit Mortgage Facility are limited by borrowing base requirements related to the value and cash flow of the communities securing the loan. The Revolving Credit Mortgage Facility bears interest at the one month LIBOR plus 2.95% (5.35% at December 31, 2004) and has a term of one year. We incurred a commitment fee of 0.5% at the closing of the facility and will pay origination fees of 0.5% with each advance. The facility contains no significant financial covenants.

Consumer Finance Facility

We entered into the Retail Home Sales and Consumer Finance Debt Facility on February 18, 2004, in connection with the completion of ARC’s IPO and the Hometown acquisition. The Retail Home Sales and Consumer Finance Debt Facility has a total commitment of $225.0 million and a term of four years. This facility is an obligation of various subsidiaries of the Operating Partnership, and borrowings under this facility are secured by manufactured housing sales contracts. Borrowings under the facility are limited by specified borrowing base requirements related to the value of the collateral securing the facility. The facility bears interest at a variable rate based upon a spread of 3.00% over the one-month LIBOR. There were no borrowings outstanding under this facility as of December 31, 2004. This facility includes customary affirmative and negative covenants, including minimum GAAP tangible net worth and maximum leverage covenants. We are in compliance with all financial covenants of the debt facility as of December 31, 2004. Upon the initial drawing under this facility, we will pay a commitment fee of 1.00% on the committed amount and additional annual commitment fees payable on each anniversary of the closing. Advances under the facility will be subject to a number of conditions, including certain underwriting and credit screening guidelines and the conditions that the home must be located in one of our communities, the loan term may not exceed 12 years for a single-section home or 15 years for a multi-section home and the loan amount shall not exceed 90% of the value of the home securing the sales contract.

The availability of advances under the retail home sales and consumer finance debt facility is subject to certain conditions that are beyond our control. Conditions that could result in our inability to draw on these facilities include a downgrade in the credit rating of the lender and the absence of certain markets for financing debt obligations secured by securities or mortgage loans. Funding under this facility may also be denied if the lender determines that the value of the assets serving as collateral would be insufficient to maintain the required 75% loan-to-value ratio upon giving effect to a request for funding. The lender can also at any time require that we prepay amounts funded or provide additional collateral if in its judgment this is necessary to maintain the 75% loan-to-value ratio (see Note 19).

Floorplan Lines of Credit

In August 2004, we amended our floorplan lines of credit to provide borrowings of up to $50.0 million, secured by manufactured homes in inventory. The amended lines of credit mature in September 2007. Under the amended lines of credit, the lender will advance 90% of the cost of manufactured homes for the first $40.0 million in advances, with the remaining $10.0 million in advances made at 75% of home costs. Repayments of borrowed amounts are due upon sale or lease of the related manufactured home. Advances under the amended lines of credit will bear interest ranging from the prime rate plus 75bp to the prime rate plus 4.00% (5.50% to 8.75% at December 31, 2004), based on the length of time each advance has been outstanding. Monthly curtailment payments are required for unsold homes beginning 360 days following the purchase of the home. The required curtailment payment will be between 3.00% and 5.00% of the home’s original invoice amount depending on the type of home and the number of months since the home’s purchase. The amended lines of credit require the Operating Partnership to maintain a minimum tangible net worth of $500.0 million, a maximum debt to tangible net worth ratio of 3 to 1, and minimum cash and cash equivalents of $15.0 million. We are in compliance with all financial covenants of the lines of credit as of December 31, 2004. The lines of credit are subject to a commitment fee of $250,000, an unused line fee of .25% per annum and a termination fee of 1.00% to 3.00%, based on the termination date.

The aggregate amount of annual principal maturities for all notes payable subsequent to December 31, 2004 is as follows (in thousands):

	Fixed Rate Debt	Variable Rate Debt	Total
2005	$11,957	$78,999	$90,956
2006	22,487	150,871	173,358
2007	10,790	—	10,790
2008	61,685	—	61,685
2009	113,456	—	113,456
Thereafter	551,377	—	551,377
	$771,752	$229,870	$1,001,622

7.   Loss Per Unit

The following reflects the calculation of loss per unit on a basic and diluted basis (in thousands, except per unit information):

	Years ending December 31,
	2004	2003	2002
Loss per unit from continuing operations:
Loss from continuing operations	$(84,913)	$(43,267)	$(48,109)
Preferred unit distributions	(9,752)	—	—
Net loss from continuing operations	$(94,665)	$(43,267)	$(48,109)
Loss per unit from continuing operations	$(2.34)	$(2.20)	$(2.94)
Income (loss) per unit from discontinued operations:
Income from discontinued operations	$1,915	$31	$1,040
Gain (loss) on sale of discontinued operations	(8,549)	3,333	—
Net income (loss) from discontinued operations	$(6,634)	$3,364	$1,040
Income (loss) per unit from discontinued operations	$(0.17)	$0.17	$0.06
Loss per unit to common OP unitholders:
Net loss to common OP unitholders	$(101,299)	$(39,903)	$(47,069)
Loss per unit to common OP unitholders	$(2.51)	$(2.03)	$(2.88)
Weighted average unit information:
Total units outstanding	40,413	19,699	16,353

For the year ended December 31, 2004 we have excluded 0.9 million common units related to PPUs and restricted common units from the loss per unit calculation as the impact would be anti-dilutive in nature.

8.   Property Operations Expense

During the years ended December 31, 2004, 2003, and 2002 we incurred property operations expenses as follows (in thousands):

	For the Year Ended December 31,
	2004	2003	2002
Utilities and telephone	$27,128	$16,911	$13,849
Salaries and benefits	21,224	11,704	8,607
Repairs and maintenance	13,264	6,837	5,615
Insurance	3,870	2,269	1,679
Bad debt expense	3,745	2,394	1,464
Advertising	1,099	904	553
Other operating expenses	4,820	3,276	1,574
	$75,150	$44,295	$33,341

9.   Retail Home Sales, Finance, Insurance and Other Operations Expenses

During the years ended December 31, 2004, 2003, and 2002 we incurred retail home sales, finance, insurance and other operations expenses as follows (in thousands):

	For the Year Ended December 31,
	2004	2003	2002
Utilities and telephone	$79	$320	$308
Salaries and benefits	2,310	4,469	4,991
Repairs and maintenance	354	801	268
Insurance	187	179	257
Bad debt expense	188	95	20
Advertising	3,632	433	509
Other operating expenses	1,448	1,085	2,229
	$8,198	$7,382	$8,582

10.   General and Administrative Expense

During the years ended December 31, 2004, 2003, and 2002 we incurred general and administrative expenses as follows (in thousands):

	For the Year Ended December 31,
	2004	2003	2002
Salaries and benefits(b)	$21,087	$9,274	$7,148
Travel	2,140	1,712	1,276
Professional services	2,580	2,205	693
Insurance	1,012	384	788
Rent(a)	379	1,715	444
Management fees(c)	—	—	1,007
Other administrative expenses	2,163	1,565	1,731
	$29,361	$16,855	$13,087

(a)    Includes approximately $864,000 of one time expenses related to vacating unused corporate office space for the year ended December 31, 2003.

(b)    Includes approximately $10.1 million of one time expenses related to Common OP Units issued to employees in connection with ARC’S IPO.

(c)     Represents fees paid to an affiliate prior to the Reorganization.

11.   Discontinued Operations

In September 2003, we sold our Sunrise Mesa Community located in Apache Junction, Arizona for $15.0 million and recorded a gain of $3.3 million after giving effect to net assets sold of $11.5 million and closing costs of $121,000. In connection with the sale, we repaid $10.3 million of our Senior Variable Rate Mortgage due 2005 related to this community.

In July 2004, we entered into a real estate auction agreement to sell twelve communities, comprising 2,933 homesites, geographically located where the company does not have market concentration. The auction was held in September 2004. In addition to the twelve communities sold, as part of the auction, the company also contracted to sell two parcels of undeveloped commercial land located adjacent to one of its communities in Colorado. All of these sales, except one, closed during the fourth quarter of 2004. The remaining community continues to be held for sale and classified as discontinued operations as of December 31, 2004 based on the company’s intent to sell this community during 2005.

In September 2004, we entered into an agreement to sell our Sea Pines, Camden Point and Butler Creek communities to an unaffiliated third party for a total sales price of approximately $5.9 million. These sales also closed during the fourth quarter of 2004.

In October 2004, we entered into a real estate auction agreement to sell twelve communities, comprising 2,440 homesites, geographically located where the company does not have market concentration. The auction was held in December 2004. Each of these sales is scheduled to close subsequent to yearend.

In December 2004, we entered into an agreement to sell our Sunswept, Berryhill Acres and Berryhill Commons communities to an unaffiliated third party for a total sales price of approximately $8.3 million. These sales also closed during the fourth quarter of 2004.

In accordance with the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, each of the communities sold during 2004 have been classified as discontinued operations as of December 31, 2004 and 2003. We have included $54.1 million and $44.4 million of net assets related to these communities as assets held for sale in the accompanying consolidated balance sheets. We have also included $29.5 million and $17.0 million of obligations related to these communities as liabilities related to assets held for sale in the accompanying balance sheets. In addition, we have recast the operations of each of these communities as discontinued operations in the accompanying statements of operations for the years ended December 31, 2004, 2003 and 2002 and recorded a loss of $8.5 million related to the sale of the discontinued operations for the year ended December 31, 2004 in connection with these sales. The following table summarizes combined balance sheet and income statement information for the discontinued operations noted above (in thousands):

	December 31,
	2004	2003
Assets
Rental and other property, net	$52,848	$43,533
Tenant, notes and other receivables, net	309	158
Lease intangibles and customer relationships, net	593	640
Prepaid expenses and other assets	373	31
	$54,123	$44,362
Liabilities
Notes payable and preferred interest	$28,951	$16,179
Accounts payable and accrued expenses	262	312
Tenant deposits and other liabilities	303	484
	$29,516	$16,975

	For the Year Ended December 31,
	2004	2003	2002
Statement of Operations
Revenue	$13,166	$7,278	$6,625
Operating expenses	11,251	7,247	5,585
Income from discontinued operations	$1,915	$31	$1,040

12.   Asset Impairments

Retail Home Sales Asset Impairment Expense

Prior to 2003, our retail home sales subsidiary was engaged in the retail sale of manufactured homes to third parties through 19 separate, stand-alone retail dealership locations in five states. Due to significant changes in the industry, particularly the shortage of consumer financing to support sales of manufactured homes, in late 2002 we began redirecting our retail home sales subsidiary’s sales efforts away from a retail dealership presence and into an in-community presence focused exclusively on sales of homes in our communities. During March 2003 we ceased operations at one of our stand-alone retail dealership locations and during June 2003 we sold two of our retail locations recording minor charges to write down fixed assets to fair value.

As of July 1, 2003 we operated the remaining 16 separate, stand-alone dealership retail locations in five states. During the six months ended December 31, 2003 we substantially completed the redirection of our retail home sales subsidiary’s sales efforts away from a retail dealership presence by selling twelve of our retail dealerships, ceasing operations in the remaining four retail dealerships and focusing entirely on in-community retail home sales activities in nearby communities owned by us. In accordance with the terms we have with the buyers of the retail dealerships, we will continue to obtain certain benefits they receive from their inventory purchases and we expect they will continue to refer new residents to our communities. With respect to five of the twelve stand-alone retail dealerships we sold, we will continue to hold and finance inventory at their retail dealership. With respect to the four retail dealerships we closed, we have relocated inventory to nearby manufactured home communities we own. In connection with these activities, we recorded a charge of $1.4 million in the third quarter of 2003 to write off fixed assets net of sales proceeds and to record the cost of remaining lease obligations at the retail dealerships we closed in the third quarter.

Real Estate Asset Impairment

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we evaluate long-lived assets based on estimated future undiscounted net cash flows whenever significant events or changes in circumstances occur that indicate the carrying amount of those assets may not be recoverable. If that evaluation indicates that impairment has occurred, a charge is recognized to the extent the carrying amount exceeds the discounted cash flows or fair value of the asset, whichever is more readily determinable.

At December 31, 2004, we evaluated the carrying amount of certain real estate assets for potential impairment and determined write-downs using recent appraisals and capitalization rates to estimate the long-lived assets’ undiscounted future cash flows. As a result of these valuations, we recorded an impairment charge to older vacant mobile homes in our rental home portfolio and to three mobile home communities of $3.0 million and $500,000, respectively.

13.   Goodwill Impairment

As discussed in Note 2, in connection with our Reorganization, we allocated goodwill of $12.1 million and $2.3 million to the retail home sales and finance reporting unit and insurance reporting unit, respectively. At December 31, 2002, we evaluated the goodwill for potential impairment using estimated market values, capitalization rates and multiples of earnings to value each reporting unit. As a result of this valuation, we recorded an impairment of goodwill in the retail home sales business of $12.1 million and in the insurance business of $1.4 million. The impairment for the retail home sales business arose as a result of a worsening of conditions since the Reorganization including adverse operating performance in our retail home sales business, the retail home sales industry, the related finance industry and the market for retail home sales businesses. The impairment for the insurance business arose because the retail home sales business provides a significant portion of the insurance business’ revenue. We realized no impairment loss for the year ended December 31, 2003.

At December 31, 2004, we evaluated our remaining goodwill for potential impairment using capitalization rates and multiples of earnings to value the real estate and insurance reporting units. As a result of these valuations, we recorded an impairment of goodwill in the insurance business of $863,000. The impairment for the insurance business was necessary due to the negative growth projections for the business product.

14.   Employee Savings Plan

The Company provides to its employees a qualified retirement savings plan (“Plan”) designed to qualify under Section 401 of the Internal Revenue Code. The Plan allows employees of the Company and its subsidiaries to defer a portion of their compensation on a pre-tax basis subject to certain maximum amounts. The Plan does not provide for matching contributions to be made by the Company to employee accounts.

15.   Commitments and Contingencies

We lease office space and various pieces of office equipment under non-cancelable operating leases. These leases have expiration dates beginning in 2005 through July 2009. Minimum future lease and sublease payments under operating leases as of December 31, 2004 are as follows (in thousands):

2005	$748
2006	101
2007	104
2008	48
2009	16
Total	$1,017

In December 2003, we recorded a one time charge of $864,000 for vacating unused office space.

In the normal course of business, from time to time we are involved in legal actions relating to the ownership and operations of our properties. In our opinion, the liabilities, if any, that may ultimately result from such legal actions, will not have a material adverse effect on our financial position, results of operations or cash flows.

In the normal course of business, from time to time we incur environmental obligations relating to the ownership and operation of our properties. In our opinion, the liabilities, if any, that may ultimately result from such environmental obligations, will not have a material adverse effect on our financial position, results of operations or cash flows.

During August and September 2004, our manufactured home communities located in the southeastern United States were impacted by hurricanes Charley, Frances, Ivan and Jeanne. Our communities sustained aggregate estimated damages of approximately $1.6 million consisting primarily of fallen trees and branches, roof and water damage to clubhouses and buildings, damage to company-owned manufactured homes, and debris removal. The company has adequate property and business interruption insurance coverage. The impact of the hurricanes, net of insurance proceeds, on the company’s 2004 results of operations was $453,000.

16.   Related Party Transactions

One of our subsidiaries provides accounting services to six communities that are controlled by our Chief Executive Officer under two separate year to year asset management agreements for which we received $27,000 $29,000 and $28,000 in compensation in 2004, 2003 and 2002, respectively. Also, during 2004, 2003 and 2002 we billed these same companies controlled by our Chief Executive Officer $105,000, $67,000 and $30,000 for property management expenses in accordance with those agreements. In addition, we lease an airplane hangar from a company controlled by our Chief Executive Officer for which we paid $53,000, $53,000 and $52,000 in 2004, 2003 and 2002, respectively. At December 31, 2004 and 2003, companies owned by our Chief Executive Officer owed to us approximately $68,000 and $4,000, respectively.

During 2002, we purchased ten mobile homes on behalf of one of these affiliates in its rental unit acquisition operations. As a result, at December 31, 2002 the affiliate owed $206,000 related to these purchases.

During 2002, an officer borrowed $100,000 from a subsidiary in exchange for a note. The note bore interest at 4.75%, required monthly interest payments and matured on June 30, 2005. The note was repaid in full during 2004.

Prior to the Reorganization, a subsidiary of the company reimbursed certain related parties for specific and allocated expenses of $2.7 million during 2002. These expenses included salaries and benefits, rent and travel and are included in general and administrative expenses in the accompanying statement of operations for the year ended December 31, 2002. The related party calculated the allocated costs monthly based on the proportion of the subsidiary’s total assets to the total assets under the related party’s control.

Prior to the Reorganization, a subsidiary purchased manufactured homes from a related party amounting to $1.5 million in 2002. The homes were purchased at a price that approximated the related party’s cost and included them in manufactured homes and improvements.

17.   Quarterly Financial Information (Unaudited)

	Quarter ended
	Mar 31	Jun 30	Sep 30	Dec 31
For the quarters ended 2004:
Total revenue	$42,981	$55,106	$60,088	$64,482
Total expenses	$80,539	$60,898	$73,995	$93,754
Net loss attributable to common OP unitholders	$(38,032)	$(7,547)	$(18,227)	$(37,493)
Loss per unit(a)	$(1.20)	$(0.17)	$(0.42)	$(0.87)
For the quarters ended 2003:
Total revenue	$41,390	$42,572	$41,747	$37,486
Total expenses	$51,704	$52,663	$53,316	$50,218
Net loss attributable to common OP unitholders	$(9,741)	$(9,894)	$(7,882)	$(12,386)
Loss per unit(a)	$(0.49)	$(0.50)	$(0.40)	$(0.63)

(a)     Quarterly loss per unit amounts may not total to the annual amounts due to rounding and to changes in the number of common partnership units outstanding.

18.   Segment Information

We operate in three business segments which are based on the nature of business in each segment—real estate, retail home sales and finance and insurance. A summary of our business segment information is shown below (in thousands).

	December 31,
	2004	2003	2002
Total revenue
Real estate	$206,690	$139,402	$102,321
Retail home sales	15,248	22,027	32,795
Finance and insurance	719	1,766	1,378
Corporate and other	—	—	—
	$222,657	$163,195	$136,494
Operating expenses, cost of manufactured homes sold and real estate taxes
Real estate	$91,756	$55,318	$39,991
Retail home sales	24,931	23,799	32,565
Finance and insurance	1,357	695	1,174
Corporate and other	192	469	652
	$118,236	$80,281	$74,382
Net segment income(a)
Real estate	$114,934	$84,084	$62,330
Retail home sales	(9,683)	(1,772)	230
Finance and insurance	(638)	1,071	204
Corporate and other	(192)	(469)	(652)
	$104,421	$82,914	$62,112
Property management expense	$7,127	$5,527	$4,105
General and administrative expense	$29,361	$16,855	$13,087
Interest expense
Real estate	$52,815	$35,283	$2,138
Retail home sales	456	477	—
Finance and insurance	195	—	—
Corporate and other	3,426	21,626	41,666
	$56,892	$57,386	$43,804
Amortization expense	$12,400	$6,961	$5,723
Depreciation expense:
Real estate	$59,391	$38,482	$30,904
Retail home sales	92	298	—
Finance and insurance	7	9	—
Corporate and other	124	717	431
	$59,614	$39,506	$31,335
Initial public offering costs	$4,417	$—	$—
Early termination of debt	$16,685	$—	$—
Real estate and retail home asset impairment	$3,591	$1,385	$—
Goodwill impairment	$863	$—	$13,557

Interest income	$(1,616)	$(1,439)	$(1,390)
Net loss before discontinued operations	$(84,913)	$(43,267)	$(48,109)
Income from discontinued operations	$1,915	$31	$1,040
Gain (loss) on sale of discontinued operations	$(8,549)	$3,333	$—
Preferred unit distributions	$(9,752)	$—	$—
Net loss	$(101,299)	$(39,903)	$(47,069)
Identifiable assets:
Real estate	$1,738,226	$1,108,967	$1,104,228
Retail home sales	30,053	4,043	8,867
Finance and insurance	735	984	1,113
Corporate and other	44,218	12,075	22,529
	$1,813,232	$1,126,069	$1,136,737
Notes payable and preferred interest
Real estate	$972,059	$768,373	$726,201
Retail home sales	28,516	3,896	9,421
Finance and insurance	—	—	—
Corporate and other	1,047	1,125	1,197
	$1,001,622	$773,394	$736,819
Capital expenditures
Real estate	$644,114	$46,683	$137,209
Retail home sales	—	4	259
Finance and insurance	4	44	4
Corporate and other	419	282	1
	$644,537	$47,013	$137,473

(a)     Net segment income represents total revenues less expenses for property operations, real estate taxes, cost of manufactured homes sold and retail home sales, finance, insurance and other operations. Net segment income is a measure of the performance of the properties before the effects of the following expenses: property management, general and administrative, IPO costs, early termination of debt costs, impairment charges, depreciation, amortization, interest and impairment of fixed assets.

19.   Subsequent Events

In March 2005, the Company secured an additional $100.0 million in financing commitments, consisting of an unsecured $25.8 million trust preferred security, and a $75.0 million lease receivables facility secured by substantially all of the Company’s rental homes and the related leases. The $25.8 million trust preferred security was borrowed on March 15, 2005, matures in 30 years, and bears interest at 3-month LIBOR plus 3.25%. The lease receivables facility commitment is for $75.0 million, decreasing $3.0 million quarterly through March 31, 2007. The facility will bear interest at the 1-month LIBOR plus 7.0%, decreasing to the 1-month LIBOR plus 3.25% if certain conditions are met. The facility will mature in March 2007. The closing of the lease receivable facility will reduce the combined borrowing capacity under the consumer finance facility to $200.0 million and eliminate $25.0 million of previous chattel financing. The lease receivables facility is subject to customary closing conditions and documentation. There can be no assurance that we will close the facility and fund.

AFFORDABLE RESIDENTIAL COMMUNITIES LP
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2005 AND DECEMBER 31, 2004
(in thousands)
(unaudited)

	June 30, 2005	December 31, 2004
Assets
Rental and other property, net	$1,587,040	$1,532,780
Assets held for sale	3,368	54,123
Cash and cash equivalents	19,616	39,802
Tenant notes and other receivables, net	32,826	19,029
Inventory	307	11,230
Loan origination costs, net	14,510	14,403
Loan reserves	35,453	31,019
Goodwill	85,264	85,264
Lease intangibles and customer relationships, net	16,087	19,106
Prepaid expenses and other assets	10,315	6,476
Total assets	$1,804,786	$1,813,232
Liabilities and Partners’ Capital
Notes payable (including $25.8 million due to general partner at June 30, 2005)	$1,089,004	$1,001,622
Liabilities related to assets held for sale	2,656	29,516
Accounts payable and accrued expenses	31,273	37,877
Dividends payable	10,084	15,505
Tenant deposits and other liabilities	15,109	12,773
Total liabilities	1,148,126	1,097,293
Commitments and contingencies
Partners’ capital
Preferred OP units	144,250	144,250
Common OP units:
General partner	486,112	539,382
Limited partners	26,298	32,307
Total partners’ capital	656,660	715,939
Total liabilities and partners’ capital	$1,804,786	$1,813,232

The accompanying notes are an integral part of these consolidated financial statements.

AFFORDABLE RESIDENTIAL COMMUNITIES LP
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2005 AND 2004
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue
Rental income	$51,366	$47,884	$102,224	$86,210
Sales of manufactured homes	18,288	2,082	26,278	2,789
Utility and other income	5,835	5,114	11,481	9,097
Net consumer finance interest income (expense)	155	32	205	(40)
Total revenue	75,644	55,112	140,188	98,056
Expenses
Property operations	20,042	17,626	40,363	30,234
Real estate taxes	4,407	4,080	8,698	7,390
Cost of manufactured homes sold	16,190	1,809	24,405	2,365
Retail home sales, finance and insurance	4,112	1,498	7,317	2,079
Property management	2,494	1,600	4,759	3,054
General and administrative	6,259	4,304	11,618	19,099
Initial public offering related costs	—	—	—	4,417
Early termination of debt	—	—	—	13,427
Depreciation and amortization	22,224	17,242	42,255	32,152
Interest expense	16,544	12,729	31,817	27,209
Total expenses	92,272	60,888	171,232	141,426
Interest income	(277)	(450)	(660)	(792)
Loss from continuing operations	(16,351)	(5,326)	(30,384)	(42,578)
Income from discontinued operations	72	343	1,000	795
Gain (loss) on sale of discontinued operations	52	—	(678)	—
Net loss	(16,227)	(4,983)	(30,062)	(41,783)
Preferred unit distributions	(2,971)	(2,578)	(5,942)	(3,810)
Net loss attributable to common OP unitholders	$(19,198)	$(7,561)	$(36,004)	$(45,593)
Net loss attributable to common OP unitholders
General Partner	$(18,193)	$(7,126)	$(34,065)	$(42,095)
Limited Partners	(1,005)	(435)	(1,939)	(3,498)
	$(19,198)	$(7,561)	$(36,004)	$(45,593)
Net loss per common OP unit from continuing operations	$(0.45)	$(0.18)	$(0.84)	$(1.24)
Income per common OP unit from discontinued operations	—	0.01	0.01	0.02
Net loss per common OP unit	$(0.45)	$(0.17)	$(0.83)	$(1.22)
Weighted average of units outstanding	43,260	43,269	43,262	37,531

The accompanying notes are an integral part of these consolidated financial statements.

AFFORDABLE RESIDENTIAL COMMUNITIES LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flow from operating activities
Net loss attributable to Partners	$(36,004)	$(45,593)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	42,255	32,152
OP unit grant compensation expense	326	10,144
Preferred unit distributions declared	5,156	3,810
Partnership preferred unit distributions declared	786	—
Non-cash ARC IPO related costs	—	389
Early termination of debt	—	7,100
Depreciation included in income from discontinued operations	5	1,859
Loss on sale of discontinued operations	678	—
Gain on sale of manufactured homes	(1,873)	—
Changes in operating assets and liabilities, net of acquisitions	(10,340)	9,110
Net cash provided by operating activities	989	18,971
Cash flow from investing activities
Acquisition of Hometown communities	—	(507,136)
Acquisition of D.A.M. and other communities	—	(14,754)
Purchases of manufactured homes	(68,300)	(44,856)
Proceeds from community sales	48,721	—
Proceeds from manufactured home sales	13,014	—
Community improvements and equipment purchases	(32,605)	(10,068)
Net cash used in investing activities	(39,170)	(576,814)
Cash flow from financing activities
Cash flow from REIT IPO
Common stock offering	—	437,790
Preferred stock offering	—	125,000
Common stock offering expenses	—	(36,813)
Preferred stock offering expenses	—	(5,593)
Cash flow from REIT IPO related financing transactions
Debt issued in the financing transactions	—	500,000
Debt paid in the financing transactions	—	(439,048)
Payment of loan origination costs	—	(8,122)
Release of restricted cash	—	12,278
Release of loan reserves	—	19,089
New loan reserves	—	(14,247)
Proceeds from issuance of debt (including $25.0 million from parent)	155,483	5,000
Repayment of debt	(94,352)	(5,690)
Payment of OP unit dividends	(27,045)	(6,474)
Payment of preferred dividends	(5,156)	(2,091)
Payment of partnership preferred distributions	(786)	—
Repurchase of OP units	(1,836)	—
Restricted cash	—	456
Loan reserves	(4,434)	(992)
Loan origination costs	(3,879)	(1,589)
Net cash provided by financing activities	17,995	578,954
Net (decrease) increase in cash and cash equivalents	(20,186)	21,111
Cash and cash equivalents, beginning of period	39,802	26,631
Cash and cash equivalents, end of period	$19,616	$47,742
Non-cash financing and investing transactions:
Debt assumed in connection with acquisitions	$—	$122,863
Preferred OP units issued in connection with acquisitions	$—	$33,142
Notes receivable for manufactured home sales	$11,402	$—
Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	$33,931	$28,243

The accompanying notes are an integral part of these consolidated financial statements.

AFFORDABLE RESIDENTIAL COMMUNITIES LP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

1.   Business, Basis of Presentation and Summary of Significant Accounting Policies

Business

Affordable Residential Communities LP (the “Partnership,” “Operating Partnership” or “OP”) is a limited partnership engaged in the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities, the retail sale and financing of manufactured homes, the rental of manufactured homes and other related businesses including acting as agent in the sale of homeowners’ insurance and related products, all exclusively to residents and prospective residents of our communities. We were organized in July 1998 and operate primarily through our subsidiaries. Our general partner is Affordable Residential Communities Inc. (“ARC,” “General Partner,” or “REIT”).

On February 18, 2004, ARC completed an initial public offering (“IPO”) of approximately 22.3 million shares of its common stock at $19.00 per share (excluding approximately 2.3 million shares sold by selling stockholders) and 5.0 million shares of its preferred stock priced at $25.00 per share. The net proceeds to ARC from its IPO of common stock and preferred stock were $517.5 million before expenses. On March 17, 2004, ARC issued 791,592 shares of common stock pursuant to the underwriters’ exercise of their over-allotment option generating net proceeds to ARC of $14.0 million. All of the proceeds from the IPO were contributed by ARC to the Partnership in exchange for 23.1 million Common OP units and 5.0 million Series ”A” Preferred OP units. In conjunction with the IPO, ARC also completed a financing transaction consisting of $500.0 million of new mortgage debt and the repayment of certain existing indebtedness (see Note 2).

Concurrent with ARC’s IPO and the financing transaction noted above, we acquired 90 manufactured home communities from Hometown America, L.L.C. (“Hometown”). The 90 acquired communities are located in 24 states and totaled 26,406 homesites. The total purchase price for these communities and related assets was approximately $615.3 million including assumed indebtedness with a fair value of $93.1 million. See Note 2 for a discussion of the Company’s significant 2004 acquisitions.

As of June 30, 2005, we owned and operated 315 communities (net of one community classified as discontinued operations, see Note 10) consisting of 62,942 homesites (net of 126 homesites classified as discontinued operations) in 27 states with occupancy of 84.5%. Our five largest markets are Dallas-Fort Worth, Texas, with 11.5% of our total homesites; Atlanta, Georgia, with 7.9% of our total homesites; Salt Lake City, Utah, with 6.0% of our total homesites; the Front Range of Colorado, with 5.2% of our total homesites; and Kansas City-Lawrence-Topeka, Kansas/Missouri with 3.9% of our total homesites. We also conduct a retail home sales business.

ARC’s common stock is traded on the New York Stock Exchange under the symbol “ARC”. ARC’s Series A Cumulative Redeemable Preferred Stock is traded on the New York Stock Exchange under the symbol “ARC-PA”. ARC has no public trading history prior to February 12, 2004.

Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America and in conformity with the rules and regulations of the Securities and Exchange Commission requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amount of revenues and expenses during the reporting period. Actual results may differ from previously estimated amounts.

The interim consolidated financial statements presented herein reflect all adjustments that are necessary to fairly present the financial position, results of operations and cash flows of the Partnership, and all such adjustments are of a normal and recurring nature. The results of operations for the interim period ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. These financial statements should be read in conjunction with our December 31, 2004 financial statements.

The accompanying consolidated financial statements include all of our accounts, which include the results of operations of the manufactured home communities acquired only for the periods subsequent to the date of acquisition. We have eliminated all significant interentity balances and transactions.

Summary of Significant Accounting Policies

Rental and Other Property

We carry rental property at cost, less accumulated depreciation. We capitalize significant renovations and improvements that substantially improve asset quality and/or extend the useful life of assets and depreciate them over their estimated remaining useful lives. We expense maintenance and repairs as incurred.

Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the various classes of rental property assets are as follows:

Asset Class	Estimated Useful Lives (Years)
Manufactured home communities and improvements	10 to 30
Buildings	10 to 20
Rental homes	3
Furniture and other equipment	5
Computer software and hardware	3

We evaluate the recoverability of our investment in rental property whenever events or changes in circumstances indicate that the recoverability of the net book value of the asset is questionable. Our assessment of the recoverability of rental property includes, but is not limited to, recent operating results and expected net operating cash flows from future operations. In the event that facts and circumstances indicate that the carrying amount of rental property may be impaired, we perform an evaluation of recoverability in which we compare the estimated future undiscounted cash flows associated with the asset to the asset’s carrying amount to determine if an impairment adjustment is required. If this review indicates that the asset’s carrying amount will not be fully recoverable, we will reduce the carrying value of the asset to its estimated fair value. We recorded no impairment charges during the three and six months ended June 30, 2005 and 2004.

Effective January 1, 2005, we changed our estimate of the depreciable life of our rental homes from 10 years to 3 years. Homes in our rental home portfolio will now be depreciated over 3 years of service to an estimated salvage value of 70%. This change was made to align the depreciable lives of our rental homes to our intent to sell homes from our rental home portfolio after a 3 year period to reduce the costs of repairs and maintenance. This change in estimate did not have a material impact on our financial positions, results of operations or cash flows.

Revenue Recognition

We recognize rental income on homesites and homes when earned and due from residents. Leases entered into by tenants for the rental of a site are generally month-to-month and are renewable by mutual agreement of the resident and us or, in some cases, as provided by statute. Leases entered into by home renters are generally one year in duration and are renewable by mutual agreement between the home renter and us. We defer rent received in advance and recognize it in income when earned. On lease with option to purchase contracts, we defer recognition of all down-payments, supplemental lease payments and sales commissions until the point of sale, which generally is at the end of the lease term.

We recognize revenues from manufactured home sales when we receive the down payment, the buyer arranges financing, we transfer title, possession and other attributes of ownership to the buyer, and we have no further obligations to perform significant additional activities.

OP Unit Grants

We have included a charge of $10.1 million in general and administrative expense for the six months ended June 30, 2004, representing the value of 530,000 common OP units that were granted on February 18, 2004 under our 2003 equity incentive plan and vested on the date of grant. We valued the units at $19.00 per unit, the price at which ARC sold shares in its IPO (see Note 2). In addition, during 2004, we granted 95,000 restricted common OP units that vest over five years. In June 2004, 42,500 of these restricted units were forfeited and in October 2004, an additional 37,500 restricted OP units were forfeited pursuant to the terms of their issuance. During the six months ended June 30, 2005, 3,000 of these units vested. In April 2005, the ARC board of directors approved an award of 80,000 common OP units to Scott D. Jackson, ARC’s Chief Executive Officer, under the Company’s 2003 equity incentive plan. The units granted will vest over three years with 20,000 units vesting immediately and 20,000 units vesting on each of the anniversary dates until April 29, 2008. Vesting is subject to Mr. Jackson’s continued employment with the Company and may be accelerated in the event of death, a change in control, or termination other than for cause. Vested units may not be sold by Mr. Jackson until the first anniversary date of vesting without the prior written consent of the Compensation Committee. All units, vested and unvested, are entitled to receive dividends and to vote unless forfeited.

We have recorded the unvested portion of the 72,000 outstanding restricted common OP units as of June 30, 2005 as unearned compensation (a component of partners’ capital) on the balance sheet and are amortizing the balance ratably over the vesting period. We recorded compensation expense related to restricted common OP units of $312,000 and $326,000 during the three and six months ended June 30, 2005, respectively, as compared to $90,000 and $135,000 during the same periods in 2004.

Interest and Internal Cost Capitalization

We capitalize interest costs (using our average cost of borrowings) and internal costs (using actual time spent and related costs) on development of long-lived assets from the date we begin substantive activities through the date we place such assets into service in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 34, Capitalization of Interest and SFAS No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, respectively. The long-lived assets on which we capitalize interest include general construction activities in our communities, manufactured homes and, in the case of the communities acquired, the cost of the vacant homesites we acquired on which we are making improvements and placing a manufactured home for rent or sale. We capitalized interest and internal costs of $0.2 million and $0.5 million during the three and six months ended June 30, 2005, respectively, as compared to $1.2 million and $1.8 million capitalized during the same periods in 2004.

Accumulated Other Comprehensive Income and Comprehensive Loss

Amounts recorded in accumulated other comprehensive income (a component of partners’ capital) as of June 30, 2005 represent unrecognized gains on our interest rate swap, which qualifies as a cash flow hedge and will be marked to market over the life of the instrument. Including these unrecognized gains or losses, our comprehensive loss for the three and six months ended June 30, 2005 was $18.5 million and $34.1 million, respectively, compared with a comprehensive loss of $5.3 million and $40.8 million during the same periods in 2004.

Reclassifications

Certain prior year balances have been reclassified to conform to the current year presentation.

New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, “Share-Based Payment”. SFAS 123R requires that compensation cost relating to share-based payment transactions be recognized in financial statements based on the fair value of the equity or liability instruments issued. We will be required to apply SFAS 123R as of the interim reporting period beginning January 1, 2006. SFAS 123R covers a wide range of share-based compensation arrangements, including options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. We do not expect the adoption of SFAS 123R to have a material impact upon our financial position, results of operations and cash flows.

2.   REIT IPO and Acquisitions

REIT IPO and Hometown Acquisition

On February 18, 2004, ARC completed its IPO of approximately 22.3 million shares of its common stock at $19.00 per share (excluding approximately 2.3 million shares sold by selling stockholders) and 5.0 million shares of its preferred stock priced at $25.00 per share. The net proceeds to ARC from its IPO of common stock and preferred stock were $517.5 million before expenses. On March 17, 2004, ARC issued 791,592 shares of common stock pursuant to the underwriters’ exercise of their over-allotment option generating net proceeds to the Company of $14.0 million. Concurrent with the IPO, ARC also completed the refinancing of $240.0 million of its mortgage debt and raised an additional $260.0 million of new mortgage debt. The new mortgage debt at the time of the IPO consisted of $215.3 million of 10 year fixed rate debt with an interest rate of 5.53%, $100.7 million of 5-year fixed rate debt with an interest rate of 5.05% and $184.0 million of floating rate debt. Proceeds from the IPO and new debt were used to purchase the Hometown communities, repay ARC’s Rental Home Credit Facility and redeem the Preferred Interest issued by one of ARC’s subsidiaries (see Note 6 to ARC’s consolidated financial statements for the year ended December 31, 2004 as filed on Form 10-K).

On February 18, 2004 and subsequent dates thereafter, we acquired 90 manufactured home communities from Hometown. The 90 acquired communities are located in 24 states and include 26,406 homesites. The total purchase price for all the communities we acquired consisted of the following (in thousands):

Cash purchase price	$522,131
Debt assumed in connection with the acquisition	93,139
Total purchase price	$615,270

Our purchase price allocation is as follows (in thousands):

Land	$90,296
Rental and other property	494,429
Manufactured homes	9,761
Lease intangibles	811
Customer relationships	14,496
Notes receivable	5,477
$615,270

D.A.M. Portfolio Acquisition

On June 30, 2004, we acquired 36 manufactured home communities from D.A.M. MASTER ENTITY, L.P. The communities are located in 3 states and include 3,573 homesites. The total purchase price (including the costs of manufactured homes) was approximately $65.5 million, including assumed indebtedness with a fair value of $29.7 million. In addition to cash and the assumption of debt, this acquisition was funded through the issuance of Series “B”, “C” and “D” Partnership Preferred Units (“PPUs”), for proceeds totaling $33.1 million. All of the “D” series PPUs totaling $8.0 million were redeemed for cash on July 6, 2004. See Note 3 for further discussion of the PPUs.

Our purchase price allocation is as follows (in thousands):

Land	$9,225
Rental and other property	55,501
Manufactured homes	803
Customer relationships	52
Other assets/liabilities, net	(78)
Total purchase price allocation	$65,503

We have prepared the following unaudited pro forma income statement information as if the Hometown and D.A.M. acquisitions had occurred on January 1, 2004. The pro forma data is not necessarily indicative of the results that actually would have occurred if we had consummated the acquisitions on January 1, 2004 (in thousands, except per share information):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	Actual	Pro forma	Actual	Pro forma
Revenue	$75,644	$57,676	$140,188	$111,513
Total expenses	92,272	63,198	171,232	153,962
Interest income	(277)	(450)	(660)	(852)
Loss from continuing operations	(16,351)	(5,072)	(30,384)	(41,597)
Income from discontinued operations	124	343	322	1,100
Net loss	$(16,227)	$(4,729)	$(30,062)	$(40,497)
Net loss attributable to common OP unitholders	$(19,198)	$(7,307)	$(36,004)	$(44,307)
Net loss attributable to common OP unitholders per unit	$(0.44)	$(0.17)	$(0.83)	$(1.18)
Weighted average units outstanding	43,260	43,269	43,262	37,531

Other Acquisitions

During the period from January 1, 2004 through December 31, 2004, in addition to the Hometown and D.A.M. portfolio acquisitions, we acquired six manufactured home communities from unaffiliated third parties for approximately $16.5 million in cash and $3.8 million in assumed debt. We accounted for these acquisitions utilizing the purchase method of accounting and, accordingly, have allocated the purchase price to the assets acquired and liabilities assumed based on estimated fair values at the date of their acquisition. We allocated the majority of the purchase price to the rental property and intangible assets, including customer relationships and leases intangibles. No acquisitions were made in the three and six months ended June 30, 2005. We have not presented pro forma results of operations for the six months ended June 30, 2005 and 2004 as if these other acquisitions were made on the first day of the year, as the effects of these other acquisitions are not material to our financial position, results of operations or cash flows for those periods.

The table below summarizes all of our manufactured home community acquisitions for the period January 1, 2004 through June 30, 2005:

Date	Portfolio	Community	Location	Homesites
Feb-04	NA	Weatherly Estates I	Lebanon, TN	270
Feb-04	NA	Weatherly Estates II	Clarksville, TN	131
Feb-04	HTA	100 Oaks	Fultondale, AL	235
Feb-04	HTA	Jonesboro	Jonesboro, GA	75
Feb-04	HTA	Bermuda Palms	Indio, CA	185
Feb-04	HTA	Breazeale	Laramie, WY	117
Feb-04	HTA	Broadmore	Goshen, IN	370
Feb-04	HTA	Butler Creek	Augusta, GA	376
Feb-04	HTA	Camden Point	Kingsland, GA	268
Feb-04	HTA	Carnes Crossing	Summerville, SC	604
Feb-04	HTA	Castlewood Estates	Mableton, GA	334
Feb-04	HTA	Casual Estates	Liverpool, NY	961
Feb-04	HTA	Riverdale	Riverdale, GA	481
Feb-04	HTA	Columbia Heights	Grand Forks, ND	302
Feb-04	HTA	Conway Plantation	Conway, SC	299
Feb-04	HTA	Crestview	Stillwater, OK	238
Feb-04	HTA	Country Village	Jacksonville, FL	643
Feb-04	HTA	Eagle Creek	Tyler, TX	194
Feb-04	HTA	Eagle Point	Marysville, WA	230
Feb-04	HTA	Falcon Farms	Port Byron, IL	215
Feb-04	HTA	Forest Creek	Elkhart, IN	167
Feb-04	HTA	Fountainvue	Lafontaine, IN	120
Feb-04	HTA	Foxhall Village	Raleigh, NC	315
Feb-04	HTA	Golden Valley	Douglasville, GA	131
Feb-04	HTA	Huron Estates	Cheboygan, MI	111
Feb-04	HTA	Indian Rocks	Largo, FL	148
Feb-04	HTA	Knoll Terrace	Corvallis, OR	212
Feb-04	HTA	La Quinta Ridge	Indio, CA	151
Feb-04	HTA	Lakewood	Montgomery, AL	396
Feb-04	HTA	Lakewood Estates	Davenport, IA	180
Feb-04	HTA	Landmark Village	Fairburn, GA	524
Feb-04	HTA	Marnelle	Fayetteville, GA	205
Feb-04	HTA	Oak Ridge	Elkhart, IN	204
Feb-04	HTA	Oakwood Forest	Greensboro, NC	482
Feb-04	HTA	Pedaler’s Pond	Lake Wales, FL	214
Feb-04	HTA	Pinecrest Village	Shreveport, LA	446
Feb-04	HTA	Pleasant Ridge	Mount Pleasant, MI	305
Feb-04	HTA	President’s Park	Grand Forks, ND	174
Feb-04	HTA	Riverview	Clackamas, OR	133
Feb-04	HTA	Saddlebrook	N. Charleston, SC	425
Feb-04	HTA	Sherwood	Hartford City, IN	134
Feb-04	HTA	Southwind Village	Naples, FL	337
Feb-04	HTA	Springfield Farms	Brookline Sta, MO	290
Feb-04	HTA	Stonegate	Shreveport, LA	157
Feb-04	HTA	Terrace Heights	Dubuque, IA	317
Feb-04	HTA	Torrey Hills	Flint, MI	377

Feb-04	HTA	Twin Pines	Goshen, IN	238
Feb-04	HTA	Villa	Flint, MI	319
Feb-04	HTA	Winter Haven Oaks	Winterhaven, FL	343
Feb-04	HTA	Green Park South	Pelham, AL	421
Feb-04	HTA	Hunter Ridge	Jonesboro, GA	838
Feb-04	HTA	Friendly Village	Lawrenceville, GA	203
Feb-04	HTA	Misty Winds	Corpus Christi, TX	354
Feb-04	HTA	Shadow Hills	Orlando, FL	670
Feb-04	HTA	Smoke Creek	Snellville, GA	264
Feb-04	HTA	Woodlands of Kennesaw	Kennesaw, GA	273
Feb-04	HTA	Sunset Vista	Magna, UT	207
Feb-04	HTA	Sea Pines	Mobile, AL	429
Feb-04	HTA	Woodland Hills	Montgomery, AL	628
Feb-04	HTA	The Pines	Ladson, SC	204
Feb-04	HTA	Shady Hills	Nashville, TN	251
Feb-04	HTA	Trailmont	Goodlettsville, TN	131
Feb-04	HTA	Chisholm Creek	Wichita, KS	254
Feb-04	HTA	Big Country	Cheyenne, WY	251
Feb-04	HTA	Heritage Point	Montgomery, AL	264
Feb-04	HTA	Lakeside	Lithia Springs, GA	103
Feb-04	HTA	Plantation Estates	Douglasville, GA	138
Feb-04	HTA	Green Acres	Petersburg, VA	182
Feb-04	HTA	Lakeside	Davenport, IA	124
Feb-04	HTA	Evergreen Village	Pleasant View, UT	238
Feb-04	HTA	Four Seasons	Fayetteville, GA	214
Feb-04	HTA	Alafia Riverfront	Riverview, FL	96
Feb-04	HTA	Highland	Elkhart, IN	246
Feb-04	HTA	Birchwood Farms	Birch Run, MI	143
Feb-04	HTA	Cedar Terrace	Cedar Rapids, IA	255
Feb-04	HTA	Five Seasons Davenport	Davenport, IA	270
Feb-04	HTA	Silver Creek	Davenport, IA	280
Feb-04	HTA	Encantada	Las Cruces, NM	354
Feb-04	HTA	Royal Crest	Los Alamos, NM	180
Feb-04	HTA	Brookside Village	Dallas, TX	394
Feb-04	HTA	Meadow Glen	Keller, TX	409
Feb-04	HTA	Silver Leaf	Mansfield, TX	145
Mar-04	HTA	Lamplighter Village	Marietta, GA	431
Mar-04	HTA	Shadowood	Acworth, GA	506
Mar-04	HTA	Stone Mountain	Stone Mountain, GA	354
Mar-04	HTA	Marion Village	Marion, IA	486
Mar-04	HTA	Autumn Forest	Brown Summit, NC	299
Mar-04	HTA	Woodlake	Greensboro, NC	308
Mar-04	HTA	Arlington Lakeside	Arlington, TX	233
Apr-04	HTA	Pine Ridge	Sarasota, FL	126
Apr-04	HTA	Cedar Knoll	Waterloo, IA	290
Apr-04	HTA	Mallard Lake	Pontoon Beach, IL	278
Jun-04	NA	Kopper View	West Valley City, UT	61
Jun-04	NA	Overpass Point	Tooele, UT	182
Jun-04	D.A.M.	Pleasant View	Berwick, PA	108

Jun-04	D.A.M.	Brookside	Berwick, PA	171
Jun-04	D.A.M.	Beaver Run	Linkwood, MD	118
Jun-04	D.A.M.	Carsons	Chambersburg, PA	130
Jun-04	D.A.M.	Chelsea	Sayre, PA	85
Jun-04	D.A.M.	Collingwood	Horseheads, NY	101
Jun-04	D.A.M.	Crestview	Sayre, PA	98
Jun-04	D.A.M.	Valley View in Danboro	Danboro, PA	231
Jun-04	D.A.M.	Valley View in Ephrata	Ephrata, PA	149
Jun-04	D.A.M.	Frieden	Schuylkill Haven, PA	192
Jun-04	D.A.M.	Green Acres	Chambersburg, PA	24
Jun-04	D.A.M.	Gregory Courts	Honey Brook, PA	39
Jun-04	D.A.M.	Valley View in Honey Brook	Honey Brook, PA	146
Jun-04	D.A.M.	Huguenot	Port Jervis, NY	166
Jun-04	D.A.M.	Maple Manor	Taylor, PA	316
Jun-04	D.A.M.	Monroe Valley	Jonestown, PA	44
Jun-04	D.A.M.	Moosic Heights	Avoca, PA	152
Jun-04	D.A.M.	Mountaintop	Narvon, PA	39
Jun-04	D.A.M.	Pine Haven	Blossvale, NY	130
Jun-04	D.A.M.	Sunny Acres	Somerset, PA	207
Jun-04	D.A.M.	Suburban	Greenburg, PA	202
Jun-04	D.A.M.	Blue Ridge	Conklin, NY	69
Jun-04	D.A.M.	Chambersburg I&II	Chambersburg, PA	100
Jun-04	D.A.M.	Hideaway	Honey Brook, PA	40
Jun-04	D.A.M.	Kintner	Vestal, NY	55
Jun-04	D.A.M.	Martins	Nottingham, PA	60
Jun-04	D.A.M.	Nichols	Phoenixville, PA	10
Jun-04	D.A.M.	Scenic View	East Earl, PA	18
Jun-04	D.A.M.	Shady Grove	Atglen, PA	40
Jun-04	D.A.M.	Valley View in Blandon	Fleetwood, PA	30
Jun-04	D.A.M.	Valley View in Morgantown	Morgantown, PA	23
Jun-04	D.A.M.	Valley View in Tuckerton	Reading, PA	74
Jun-04	D.A.M.	Valley View in Wernersville	Wernersville, PA	29
Jun-04	D.A.M.	Pine Terrace	Schuylkill Haven, PA	25
Jun-04	D.A.M.	Sunnyside	Trooper, PA	71
Jun-04	D.A.M.	Oakwood Lake Village	Tunkhannock, PA	79
Jul-04	NA	Western Mobile Estates	West Valley City, UT	145
Sep-04	NA	Willow Creek Estates	Ogden, UT	137

3.   Partners’ Capital

On March 16, 2005, we declared a quarterly distribution of $0.3125 per Common OP Unit. We paid the total Common OP Unit distribution of $13.5 million on April 15, 2005 to unitholders of record on March 31, 2005. In addition, on March 16, 2005 we declared a distribution of $0.5156 on each Series “A” Preferred OP Unit. This distribution was paid April 30, 2005 to unitholders of record on April 15, 2005. In addition, on March 16, 2005 we declared a $0.39 per unit distribution on both the Series “B” and Series “C” Preferred OP Units. This distribution was paid on April 30, 2005 to the unitholders of record on April 15, 2005.

On May 23, 2005, we declared a quarterly distribution of $0.1875 per Common OP Unit. We paid the total Common OP Unit distribution of $8.1 million on July 15, 2005 to unitholders of record on June 30, 2005. In addition, on May 23, 2005 we declared a distribution of $0.5156 on each Series “A” Preferred OP Unit. This distribution was paid July 29, 2005 to unitholders of record on July 15, 2005. In addition, on May 23, 2005 we declared a $0.39 per unit distribution on both the Series “B” and Series “C” Preferred OP Units. This distribution was paid on July 29, 2005 to the unitholders of record on July 15, 2005.

At June 30, 2005, Partners’ Capital included 2,261,451 OP Units that were issued to various limited partners and 1,005,688 PPUs issued on June 30, 2004 as part of the D.A.M. portfolio acquisition. Each OP Unit outstanding is paired with 1.9268 shares of ARC’s special voting stock (each a “Paired Equity Unit”) that allows each holder to vote an OP Unit on matters as if it were a common share of ARC’s stock. Each OP Unit is redeemable for cash, or at ARC’s election, one share of ARC’s common stock. During the second quarter of 2005, the Partnership redeemed for cash approximately 142,000 OP Units totaling approximately $1.8 million.

The PPUs outstanding as of June 30, 2005 consist of 300,000 Series “B” units and 705,688 Series “C” units. The Series “B” PPUs carry a liquidation preference of $25 per unit and earn cash distributions at the rate of 6.25% per annum, payable quarterly. The Series “B” PPUs can be redeemed at the option of the Operating Partnership for ARC’s common stock, cash and/or notes payable after the fifth anniversary of their issuance. In July 2005, according to the terms of the Series “B” PPUs, the Series “B” PPU holders requested redemption of their units, and the Operating Partnership elected to repurchase them for approximately $2.5 million in cash and notes payable totaling approximately $5.0 million. As of June 30, 2005, we have accrued $78,125 of the Series “B” PPU preferred distribution, representing the portion of the preferred distribution earned by Series “B” preferred unitholders through that date.

The Series “C” PPUs carry a liquidation preference of $25 per unit and earn cash distributions at the rate of 6.25% per annum, payable quarterly. The Series “C” PPUs can be redeemed at the option of the Operating Partnership for cash after the fifth anniversary of their issuance. Series “C” PPU holders can request redemption of their units after the two and a half year anniversary of issuance, at which time the Operating Partnership must redeem the PPUs or repurchase them with ARC common stock, cash and/or a note payable, at the Operating Partnership’s option. Series “B” and “C” units have the same priority as to the payment of distributions. As of June 30, 2005, we had accrued $183,773 of the Series “C” PPU preferred distribution, representing the portion of the preferred distribution earned by Series “C” preferred unitholders through that date.

4.   Rental and Other Property, Net

The following summarizes rental and other property (in thousands):

	June 30, 2005	December 31, 2004
Land	$211,822	$211,383
Land improvements and buildings	1,297,792	1,268,002
Rental homes and improvements	249,169	197,668
Furniture, equipment and vehicles	14,478	12,434
Subtotal	1,773,261	1,689,487
Less accumulated depreciation	(186,221)	(156,707)
Rental and other property, net	$1,587,040	$1,532,780

We have capitalized interest and internal costs of $0.2 million and $0.5 million in the cost of land and building improvements and manufactured home purchases for the three and six months ended

June 30, 2005, respectively, as compared to $1.7 million and $2.4 million capitalized during the same periods in 2004.

5.   Notes Payable (including $25.8 million due to general partner)

The following table sets forth certain information regarding our notes payable (in thousands):

	June 30, 2005	December 31, 2004
Senior fixed rate mortgage due 2012, 7.35% per annum	$302,325	$303,903
Senior fixed rate mortgage due 2014, 5.53% per annum	211,921	213,333
Senior fixed rate mortgage due 2009, 5.05% per annum	98,926	99,651
Senior variable rate mortgage due 2006, LIBOR plus 3.00% per annum (6.22% at June 30, 2005)	140,468	150,871
Various individual fixed rate mortgages due 2005 through 2031, averaging 7.31% per annum	153,074	153,818
Revolving credit mortgage facility due 2005, LIBOR plus 2.95% per annum (6.17% at June 30, 2005)	58,764	51,000
Trust preferred securities due 2035, LIBOR plus 3.25% per annum (6.26% at June 30, 2005) (due to general partner)	25,780	—
Consumer finance facility due 2008, LIBOR plus 3.00% per annum (6.18% at June 30, 2005)	9,369	—
Lease receivable facility due 2007, LIBOR plus 7.00% per annum (10.22% at June 30, 2005)	42,100	—
Floorplan line of credit due 2007, ranging from prime plus 0.75% to prime plus 4.00% per annum (averaging 6.59% at June 30, 2005)	43,945	27,999
Other loans	2,332	1,047
	$1,089,004	$1,001,622

Senior Fixed Rate Mortgage Due 2012

We entered into the Senior Fixed Rate Mortgage due 2012 on May 2, 2002. It is an obligation of certain of our special purpose real property subsidiaries and is collateralized by 105 manufactured home communities. The Senior Fixed Rate Mortgage due 2012 bears interest at a fixed rate of 7.35% per annum, will amortize based on a 30-year schedule and matures on May 1, 2012. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending (included in loan reserves) and property operating expenditures (included in cash and cash equivalents). The Senior Fixed Rate Mortgage due 2012 contains customary defeasance-based prepayment penalties for repayments made prior to maturity.

Senior Fixed Rate Mortgage Due 2014

We entered into the Senior Fixed Rate Mortgage due 2014 on February 18, 2004, in connection with the completion of our IPO and the Hometown acquisition. It is an obligation of certain real property subsidiaries of the Operating Partnership and is collateralized by 46 manufactured home communities owned by these subsidiaries. The Senior Fixed Rate Mortgage due 2014 bears interest at a fixed rate of 5.53% per annum, will amortize based on a 30-year schedule and will mature on March 1, 2014. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending and property operating expenditures. The Senior Fixed Rate Mortgage due 2014 contains customary defeasance-based prepayment penalties for repayments made prior to maturity.

Senior Fixed Rate Mortgage Due 2009

We entered into the Senior Fixed Rate Mortgage due 2009 on February 18, 2004, in connection with the completion of our IPO and the Hometown acquisition. It is an obligation of certain real property subsidiaries of the Operating Partnership and is collateralized by 29 manufactured home communities owned by these subsidiaries. The Senior Fixed Rate Mortgage due 2009 bears interest at a fixed rate of 5.05% per annum, will amortize based on a 30-year amortization schedule and will mature on March 1, 2009. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending and property operating expenditures. The Senior Fixed Rate Mortgage due 2009 contains customary defeasance-based prepayment penalties for repayments made prior to maturity.

Senior Variable Rate Mortgage Due 2006

We entered into the Senior Variable Rate Mortgage due 2006 on February 18, 2004, in connection with the completion of our IPO and the Hometown acquisition. It is an obligation of certain real property subsidiaries of the Operating Partnership and is collateralized by 44 manufactured home communities owned by these subsidiaries. The Senior Variable Rate Mortgage due 2006 bears interest at a variable rate based upon a spread of 3.00% over the one-month LIBOR (6.22% at June 30, 2005) and will mature in February 2006. At our option and subject to certain conditions, we may extend the Senior Variable Rate Mortgage due 2006 for three additional 12-month periods. In connection with the second and third extensions, we would be required to pay extension fees of 0.25% and 0.375% of the outstanding principal balance, respectively. We purchased interest rate caps to limit our interest costs in the event of increases in the one-month LIBOR above 5.00%, and intend to purchase such caps for any extensions, as applicable. We will incur an exit fee equal to 0.50% of the loan amount payable upon any repayment of the principal amount of the loan. The exit fee will be subject to reduction by an amount equal to 0.50% of the principal amount of any first mortgage loans provided by the lenders to refinance the Senior Variable Rate Mortgage due 2006. Pursuant to the terms of the mortgage agreement, we have established reserves relating to the mortgaged properties for real estate taxes, insurance, capital spending and property operating expenditures. We may repay the Senior Variable Rate Mortgage due 2006 subject to a prepayment penalty calculated as the product of 0.25%, the number of payment dates remaining to maturity and the amount being repaid for prepayments made in months one through twelve. Prepayments made in months 13 to 24 are subject to a flat 1% fee of amounts repaid.

Various Individual Fixed Rate Mortgages Due 2005 Through 2031

We have assumed various individual fixed rate mortgages in connection with the acquisition of various properties that were encumbered at the time of acquisition. We have refinanced one property and expect to refinance additional properties over time. The mortgages are secured by specific manufactured home communities and are subject to early pre-payment penalties, the terms of which vary from mortgage to mortgage. The mortgages are as follows:

a)     Mortgages assumed and one refinanced as part of individual property purchases. These notes total approximately $46.7 million at June 30, 2005, mature from 2006 through 2028 and have an average effective annual interest rate of 7.25%.

b)     Mortgages assumed in conjunction with the Hometown acquisition. These notes total approximately $77.4 million at June 30, 2005, mature from 2005 through 2031 and carry an average effective annual interest rate of 7.06%.

c)     Notes assumed in conjunction with the D.A.M. portfolio purchase. These notes total approximately $29.0 million at June 30, 2005, mature in 2008 and carry an average effective annual interest rate of 7.18%.

Revolving Credit Mortgage Facility

In September 2004, we obtained a Revolving Credit Mortgage Facility for borrowings of up to $85.0 million. This facility is an obligation of a subsidiary of the Operating Partnership and is secured by 33 communities that previously secured the cancelled Senior Revolving Credit Facility (see Note 6 to the ARC’s consolidated financial statements for the year ended December 31, 2004 as filed on Form 10-K), as well as various additional communities acquired subsequent to our IPO. Advances under the Revolving Credit Mortgage Facility are limited by borrowing base requirements related to the value and cash flows of the communities securing the loan. As amended in September 2005, the Revolving Credit Mortgage Facility bears interest at the one month LIBOR plus 2.75% (6.61% at September 30, 2005) and has an extended term through September 2006. We incurred a commitment fee of 0.5% at the closing of the facility and an additional fee of 0.5% at the amendment date and will pay an advance fee to the extent that any advance takes the amount of indebtedness outstanding under the facility above $58.764 million.

Trust Preferred Securities Due 2035 (Due to General Partner)

On March 15, 2005, the Company issued $25.8 million in unsecured trust preferred securities to ARC. The $25.8 million trust preferred securities bear interest at 3-month LIBOR plus 3.25% (6.26% at June 30, 2005). Interest on the securities is paid on the 30th of March, June, September and December of each year. The Company may redeem these securities on or after March 30, 2010 in whole or in part from time to time at principal amount plus accrued interest. The securities are mandatorily redeemable on March 15, 2035 if not redeemed sooner.

Consumer Finance Facility

We entered into the Retail Home Sales and Consumer Finance Debt Facility (the “Consumer Finance Facility”) on February 18, 2004, in connection with the completion of our IPO and the Hometown acquisition and amended it in April 2005 in connection with entering into a two-year, $75.0 million secured revolving lease receivables credit facility (see Lease Receivables Facility below). The Consumer Finance Facility, as amended, has a total commitment of $125.0 million and a term of four years. This facility is an obligation of a subsidiary of our Operating Partnership, and borrowings under this facility are secured by manufactured housing conditional sales contracts. Borrowings under the facility are limited by specified borrowing base requirements related to the value of the collateral securing the facility. The facility bears interest at a variable rate based upon a spread of 3.00% over the one-month LIBOR (6.18% at June 30, 2005). The facility includes customary affirmative and negative covenants, including minimum GAAP tangible net worth and maximum leverage covenants. We are in compliance with all financial covenants under the facility as of June 30, 2005. During the quarter, we paid a commitment fee of 1.00% on the original committed amount and 0.75% of the amended committed amount and will pay additional annual commitment fees payable on each anniversary of the closing. Advances under the facility will be subject to a number of conditions, including certain underwriting and credit screening guidelines and the conditions that the home must be located in one of our communities, the loan term may not exceed 12 years for a single-section home or 15 years for a multi-section home and the loan amount shall not exceed 90% of the value of the home securing the conditional sales contract.

The availability of advances under the Consumer Finance Facility is subject to certain conditions that are beyond our control. Conditions that could result in our inability to draw on these facilities include a downgrade in the credit rating of the lender and the absence of certain markets for financing debt obligations secured by securities or mortgage loans. Funding under this facility may also be denied if the lender determines that the value of the assets serving as collateral would be insufficient to maintain the required 75% loan-to-value ratio upon giving effect to a request for funding. The lender can also at any time require that we prepay amounts funded or provide additional collateral if, in its judgment, this is necessary to maintain the 75% loan-to-value ratio.

Lease Receivables Facility

On April 6, 2005, the Company obtained a two-year, $75.0 million secured revolving credit facility (the “Lease Receivables Facility”) with Merrill Lynch Mortgage Capital Inc. to be used to finance the purchase of manufactured homes and for general corporate purposes. This facility was amended and the size of the facility increased to $150 million effective October 14, 2005.

This facility is an obligation of two indirect wholly-owned subsidiaries of the Company, ARC Housing LLC and ARC Housing TX LP (collectively, “Housing”). Borrowings under the Lease Receivables Facility are secured by an assignment of all lease receivables and rents, an assignment of the underlying manufactured homes and a pledge by ARCHC LLC and ARC Housing GP LLC of 100% of the outstanding equity in Housing. The amendment also (i) increased the limit on borrowings under the lease receivables facility from an amount equal to approximately 55% of the net book value of the eligible manufactured housing units owned by Housing and located in ARC’s communities, to 65%, subject to certain other applicable borrowing base requirements, (ii) increased the interest rate on borrowings under the facility from 3.25% plus one-month LIBOR to 4.125% plus one-month LIBOR (7.985% at September 30, 2005), and (iii) extended the maturity of the facility from March 31, 2007 to September 30, 2008. The fee charged by the lender in connection with the amendment was 0.5%, or $750,000. The ability to access funding under the amended facility is conditioned upon the satisfaction of certain conditions precedent set forth in the amendment.

Additionally, ARC Real Estate Holdings, LLC, or ARC Real Estate, the indirect parent of Housing pledged certain additional collateral to the lender pursuant to a security agreement which provides that ARC Real Estate has pledged the excess cash flows of certain of its subsidiaries as additional collateral for the facility.

Floorplan Lines of Credit

In August 2004, we amended our floorplan line of credit to provide borrowings of up to $50.0 million secured by manufactured homes in inventory. Under the amended line of credit, the lender will advance 90% of the purchase cost of manufactured homes for the first $40.0 million in advances, with the remaining $10.0 million in advances made at 75% of such home costs. Repayments of borrowed amounts are due upon sale or lease of the related manufactured home. Advances under the amended line of credit will bear interest ranging from the prime rate plus 0.75% to the prime rate plus 4.00% (averaging 6.59% at June 30, 2005) based on the length of time each advance has been outstanding. Monthly curtailment payments are required for unsold homes beginning 360 days following the purchase of the home. The required curtailment payment will be between 3.00% and 5.00% of the home’s original invoice amount depending on the type of home and the number of months since the home’s purchase. The amended line of credit requires the Operating Partnership to maintain a minimum tangible net worth of $500.0 million, a maximum debt to tangible net worth ratio of 3 to 1, and minimum cash and cash equivalents of $15.0 million, all as defined in the agreement. We are in compliance with all financial covenants under the line of credit as of June 30, 2005. The line of credit is subject to a commitment fee of $250,000, an unused line fee of .25% per annum and an early termination fee of 1.00% to 3.00%, based on the termination date.

6.   Loss Per Unit

The following table reflects the calculation of loss per unit (amounts in thousands, except per unit information):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Loss per unit from continuing operations:
Loss from continuing operations	$(16,351)	$(5,326)	$(30,384)	$(42,578)
Preferred unit distributions	(2,971)	(2,578)	(5,942)	(3,810)
Net loss from continuing operations	$(19,322)	$(7,904)	$(36,326)	$(46,388)
Loss per unit from continuing operations	$(0.45)	$(0.18)	$(0.84)	$(1.24)
Income per unit from discontinued operations:
Income from discontinued operations	$72	$343	$1,000	$795
Gain (loss) on sale of discontinued operations	52	—	(678)	—
Net income from discontinued operations	$124	$343	$322	$795
Income per unit from discontinued operations	$—	$0.01	$0.01	$0.02
Loss per unit to common OP unitholders:
Net loss to common OP unitholders	$(19,198)	$(7,561)	$(36,004)	$(45,593)
Loss per unit to common OP unitholders	$(0.45)	$(0.17)	$(0.83)	$(1.22)
Weighted average unit information:
Total units outstanding	43,260	43,269	43,262	37,531

For the three and six months ended June 30, 2005, 4.4 million units related to outstanding warrants, PPUs and OP Units and unvested restricted units have been excluded from the diluted loss per unit calculation as the impact would be anti-dilutive in nature. Excluded from the diluted loss per unit calculation for the three and six months ended June 30, 2004, were 2.4 million and 2.5 million shares, respectively.

7.   Property Operations Expense

During the three and six months ended June 30, 2005 and 2004, we incurred property operations expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Utilities and telephone	$7,112	$6,833	$15,075	$11,751
Salaries and benefits	6,991	5,255	13,018	9,262
Repairs and maintenance	2,695	2,594	5,362	4,129
Insurance	926	827	1,803	1,400
Bad debt expense	568	610	1,429	1,095
Advertising	85	256	290	507
Other operating expense	1,665	1,251	3,386	2,090
	$20,042	$17,626	$40,363	$30,234

8.   Retail Home Sales, Finance and Insurance Expense

During the three and six months ended June 30, 2005 and 2004, we incurred retail home sales, finance and insurance expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Utilities and telephone	$70	$16	$110	$37
Salaries and benefits	2,105	793	3,463	1,224
Repairs and maintenance	32	96	51	262
Insurance	107	71	195	74
Bad debt expense	280	10	309	10
Advertising	825	154	1,914	208
Other operating expense	693	358	1,275	264
	$4,112	$1,498	$7,317	$2,079

9.   General and Administrative Expense

During the three and six months ended June 30, 2005 and 2004, we incurred general and administrative expense as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Salaries and benefits(a)	$3,506	$2,533	$6,646	$15,284
Travel	625	509	1,177	1,076
Professional services	1,219	499	2,209	1,160
Insurance	329	141	437	385
Rent	46	87	99	259
Other administrative expense	534	535	1,050	935
	$6,259	$4,304	$11,618	$19,099

(a)    The six months ended June 30, 2004 includes $10.1 million incurred in conjunction with ARC’s IPO in which ARC granted 530,000 shares of restricted stock that vested immediately (see Note 1).

10.   Discontinued Operations

In July 2004, we entered into a real estate auction agreement to sell 12 communities comprising 2,933 homesites. In addition to the 12 communities, as part of the auction, the Partnership also contracted to sell two parcels of undeveloped commercial land located adjacent to one of its communities in Colorado. The auction was held in September 2004. These sales, other than the sale of one of the 12 properties, closed during the fourth quarter of 2004, resulting in net proceeds to the Partnership of $21.6 million after selling commissions, sales expenses and the repayment of approximately $6.0 million of associated debt. The remaining community continues to be held for sale and was classified as discontinued operations as of December 31, 2004 and June 30, 2005, based on the Partnership’s intent to sell this community during 2005.

In September 2004, we entered into an agreement to sell three communities, comprising 1,073 homesites, to an unaffiliated third party for a total sales price of approximately $5.9 million. These sales closed during the fourth quarter of 2004.

In October 2004, we entered into a real estate auction agreement to sell 12 communities comprising 2,440 homesites. The auction was held in December 2004. Eleven of these 12 sales closed during the first quarter of 2005, resulting in net proceeds to the Partnership of $12.4 million after selling commissions, sales expenses and the repayment of approximately $28.9 million of associated debt included in liabilities related to assets held for sale, and other required debt payments. The remaining community was sold in April 2005. Also in October 2004, we entered into agreements to sell three communities comprising 709 homesites to unaffiliated third parties for a total sales price of approximately $7.9 million. These sales closed during the fourth quarter of 2004.

In accordance with the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, each of the communities sold during 2005 and 2004 have been classified as discontinued operations as of June 30, 2005 and December 31, 2004. We have included $3.4 million and $54.1 million of net assets related to these communities as assets held for sale in the accompanying consolidated balance sheets as of June 30, 2005 and December 31, 2004, respectively. We have also included $2.7 million and $29.5 million of obligations related to these communities as liabilities related to assets held for sale in the accompanying balance sheets as of June 30, 2005 and December 31, 2004, respectively. In addition, we have presented the operations of each of these communities as discontinued operations in the accompanying consolidated statements of operations for the three and six months ended June 30, 2005 and 2004 and recorded income of $0.1 million and a loss of $0.7 million, respectively, related to the sale of the discontinued operations for the three and six months ended June 30, 2005. The following table summarizes combined balance sheet and income statement information for the discontinued operations noted above (in thousands):

	June 30, 2005	December 31, 2004
Assets
Rental and other property, net	$3,035	$52,848
Tenant, notes and other receivables, net	—	309
Lease intangibles and customer relationships, net	—	593
Prepaid expenses and other assets	333	373
Total Assets	$3,368	$54,123
Liabilities
Notes payable	$2,700	$28,951
Accounts payable and accrued expenses	34	262
Tenant deposits and other liabilities	(78)	303
Total Liabilities	$2,656	$29,516

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Statement of Operations
Revenue	$220	$3,787	$1,968	$6,285
Operating expenses	148	3,444	968	5,490
Income from discontinued operations	$72	$343	$1,000	$795

11.   Commitments and Contingencies

In the normal course of business, from time to time we are involved in legal actions relating to the ownership and operations of our properties. In our opinion, the liabilities, if any, which may ultimately result from such legal actions, will not have a material adverse effect on our financial position, results of operations or cash flows.

In the normal course of business, from time to time we incur environmental obligations relating to the ownership and operation of our properties. In our opinion, the liabilities, if any, which may ultimately result from such environmental obligations, will not have a material adverse effect on our financial position, results of operations or cash flows.

12.   Subsequent Events

In July 2005, according to the terms the Series“B” PPUs, the Series“B” PPU holders requested redemption of their units, and the Operating Partnership elected to repurchase them with approximately $2.5 million in cash and notes payable totaling approximately $5.0 million (see Note 3).

On September 21, 2005, ARC announced that Larry D. Willard, a member of ARC’s board of directors, had assumed the additional position of Chairman of ARC’s board of directors and Chief Executive Officer of ARC and that ARC director James F. Kimsey had become President and Chief Operating Officer of ARC. Mr. Scott D. Jackson, ARC’s former Chairman and Chief Executive Officer, had assumed the position of Vice Chairman of ARC’s board of directors and would direct ARC’s sales of communities.

On that date, ARC also announced that its board of directors had authorized a $0.515625 dividend on ARC’s Series A cumulative redeemable preferred stock and a distribution of $0.39 per unit on the Partnership’s Series C preferred partnership units. The dividend and distribution are each payable on October 30, 2005 to holders of record on October 15, 2005. ARC’s board of directors also eliminated the quarterly dividend on ARC’s common stock and the quarterly distribution on the Partnership’s common partnership units, in each case, for the quarter ended September 30, 2005.

Also on September 21, 2005, ARC’s board of directors authorized the sale of approximately 79 communities in 33 markets, either at auction or through various negotiated sales. Following these sales, and assuming that all 79 communities are sold, ARC will continue to own 237 communities that it believes meet its business plan objectives and operating strategy objectives.

In September 2005, we amended our revolving credit mortgage facility to extend the maturity of the facility to September 2006. As amended, the facility bears interest at the rate of one-month LIBOR plus 2.75% (6.61% at September 30, 2005). See “Description of Other Indebtedness—Revolving Credit Mortgage Facility Due 2006” for a further discussion of this amendment.

Effective October 14, 2005, two indirect wholly owned subsidiaries of the Partnership amended the two-year, $75 million secured revolving credit facility, raising the commitment amount to $150 million, increasing the borrowing rate from 55% of the net book value of eligible collateral to 65%, and increasing the interest rate from 3.25% over one-month LIBOR to 4.125% over one-month LIBOR.

13.   Segment Information

We operate in three business segments which are based on the nature of business in each segment—real estate, retail home sales, and finance and insurance. A summary of our business segment information is shown below (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Total revenue
Real estate	$56,787	$52,998	$113,138	$95,160
Retail home sales	18,292	2,082	26,283	2,793
Finance and insurance	563	32	750	94
Corporate and other	2	—	17	9
	$75,644	$55,112	$140,188	$98,056
Operating expenses, cost of manufactured homes sold and real estate taxes
Real estate	$24,449	$21,706	$49,061	$37,624
Retail home sales	19,046	3,101	29,903	3,985
Finance and insurance	1,124	162	1,552	331
Corporate and other	132	44	267	128
	$44,751	$25,013	$80,783	$42,068
Net segment income(a)
Real estate	$32,338	$31,292	$64,077	$57,536
Retail home sales	(754)	(1,019)	(3,620)	(1,192)
Finance and insurance	(561)	(130)	(802)	(237)
Corporate and other	(130)	(44)	(250)	(119)
	$30,893	$30,099	$59,405	$55,988
Property management expense	$2,494	$1,600	$4,759	$3,054
General and administrative expense	$6,259	$4,304	$11,618	$19,099
IPO related costs	$—	$—	$—	4,417
Early termination of debt	$—	$—	$—	13,427
Interest expense
Real estate	$15,008	$12,107	$29,382	$24,476
Retail home sales	588	33	888	(31)
Corporate and other	948	589	1,547	2,764
	$16,544	$12,729	$31,817	$27,209

(a)     Net segment income represents total revenues less expenses for property operations, real estate taxes, cost of manufactured homes sold and retail home sales, finance, insurance and other operations. Net segment income is a measure of the performance of the properties before the effects of the following expenses: property management, general and administrative, IPO related costs, depreciation, amortization, early termination of debt, impairment charges, interest expense and the effect of discontinued operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Amortization expense	$3,256	$2,530	$6,791	$4,660
Depreciation expense
Real estate	$18,842	$14,904	$35,212	$27,591
Retail home sales	9	13	15	19
Finance and insurance	2	2	3	3
Corporate and other	115	(207)	234	(121)
	$18,968	$14,712	$35,464	$27,492
Interest income	$(277)	$(450)	$(660)	$(792)
Loss from continuing operations	$(16,351)	$(5,326)	$(30,384)	$(42,578)
Income from discontinued operations	$72	$343	$1,000	$795
Gain (loss) on sale of discontinued operations	$52	$—	$(678)	$—
Net loss	$(16,227)	$(4,983)	$(30,062)	$(41,783)
Preferred unit distributions	$(2,971)	$(2,578)	$(5,942)	$(3,810)
Net loss attributable to partners	$(19,198)	$(7,561)	$(36,004)	$(45,593)

	June 30, 2005	December 31, 2004
Identifiable assets
Real estate	$1,721,766	$1,738,226
Retail home sales	55,510	30,053
Finance and insurance	13,028	735
Corporate and other	14,482	44,218
	$1,804,786	$1,813,232
Notes payable
Real estate	$1,007,579	$972,575
Retail home sales	43,945	27,999
Finance and insurance	9,369	—
Corporate and other	28,111	1,048
	$1,089,004	$1,001,622

AFFORDABLE RESIDENTIAL COMMUNITIES LP
REAL ESTATE AND RELATED DEPRECIATION
AS OF DECEMBER 31, 2004
(in thousands)

SCHEDULE III

			Initial Costs		Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period
Community Name	Location	Encumbrances	Land	Buildings and Improvements	Land	Buildings and Improvements	Land	Buildings and Improvements	Total	Accumulated Depreciation	Date of Acquisition
100 Oaks	Fultondale, AL	$ —	$ 358	$ 2,030	$ —	$ 241	$ 358	$ 2,271	$ 2,628	$ 63	Feb-04
Alafia Riverfront	Riverview, FL	865	312	1,830	—	343	312	2,173	2,486	63	Feb-04
Aledo	Aledo, TX	2,262	390	2,210	—	1,152	390	3,362	3,752	675	Oct-99
Amber Village	Dallas, TX	2,500	600	2,923	—	1,155	600	4,078	4,678	408	Jul-02
Arbor Lake	Grinnell, IA	—	69	392	—	215	69	607	676	81	Apr-02
Arlington Lakeside	Arlington, TX	3,351	667	3,774	—	1,460	667	5,234	5,902	135	Mar-04
Audora	Wichita, KS	200	73	775	—	111	73	886	959	141	Feb-97
Autumn Forest	Brown Summit, NC	1,982	692	4,187	—	369	692	4,557	5,248	129	Mar-04
Beaver Run	Linkwood, MD	615	226	1,362	—	21	226	1,383	1,609	23	Jun-04
Belaire	Pocatello, ID	2,090	566	3,687	—	2	566	3,689	4,255	456	Dec-99
Bermuda Palms	Indio, CA	—	888	5,145	—	217	888	5,362	6,250	145	Feb-04
Big Country	Cheyenne, WY	4,518	926	5,426	—	602	926	6,028	6,953	162	Feb-04
Birch Meadows	Wilton, NY	1,087	206	1,159	—	606	206	1,765	1,971	167	Feb-02
Birchwood Farms	Birch Run, MI	3,064	662	3,817	—	340	662	4,157	4,819	113	Feb-04
Blue Ridge MHP	Conklin, NY	—	52	311	—	170	52	481	532	8	Jun-04
Blue Valley	Manhattan, KS	983	84	496	—	2,620	84	3,116	3,200	734	May-99
Bluebonnet Estates	Temple, TX	—	204	1,185	—	1,811	204	2,996	3,200	474	Jul-01
Breazeale	Laramie, WY	3,250	488	2,813	—	71	488	2,884	3,371	79	Feb-04
Brittany Place	Topeka, KS	859	243	1,449	—	209	243	1,658	1,901	198	Jul-97
Broadmore	Goshen, IN	5,750	1,297	7,777	—	856	1,297	8,633	9,929	252	Feb-04
Brookshire Village	House Springs, MO	2,135	657	4,015	—	457	657	4,472	5,129	276	Feb-03
Brookside	West Jordan, UT	3,145	795	4,505	—	780	795	5,285	6,080	606	Oct-01
Brookside Village	Berwick, PA	1,848	423	2,601	—	173	423	2,774	3,197	44	Jun-04
Brookside Village	Dallas, TX	6,536	1,674	8,592	—	1,639	1,674	10,231	11,905	290	Feb-04
Burntwood	Oklahoma City, OK	5,196	1,509	5,185	—	839	1,509	6,024	7,533	707	Oct-97
Bush Ranch	House Springs, MO	751	101	601	—	75	101	676	777	132	Jan-00
Camelot	Salt Lake City, UT	12,127	1,927	10,957	—	1,006	1,927	11,963	13,890	2,073	Aug-00
Carnes Crossing	Summerville, SC	10,000	1,979	11,550	—	604	1,979	12,154	14,133	338	Feb-04
Carriage Court Central	Orlando, FL	2,082	420	2,142	—	62	420	2,204	2,624	220	May-98
Carriage Court East	Orlando, FL	2,139	444	2,318	—	150	444	2,468	2,912	239	May-98
Carsons	Chambersburg, PA	944	231	1,391	—	20	231	1,411	1,641	24	Jun-04
Castle Acres	O’Fallon, IL	2,333	450	2,654	—	579	450	3,233	3,683	698	Oct-99
Castlewood Estates	Mableton, GA	—	1,001	5,889	—	499	1,001	6,388	7,389	170	Feb-04
Casual Estates	Liverpool, NY	8,425	1,742	10,529	—	1,298	1,742	11,827	13,569	298	Feb-04

Cedar Creek	Huntsville, AL	379	152	1,276	—	147	152	1,423	1,575	233	Jan-98
Cedar Creek, KS	Salina, KS	741	223	2,754	—	305	223	3,059	3,282	500	Sep-98
Cedar Knoll	Waterloo, IA	3,952	940	5,330	—	142	940	5,472	6,412	137	Apr-04
Cedar Terrace	Cedar Rapids, IA	—	835	4,918	—	309	835	5,227	6,062	145	Feb-04
Chalet City	Crowley, TX	3,757	808	4,573	—	921	808	5,494	6,302	571	May-98
Chalet North	Apopka, FL	5,646	1,275	7,044	—	3,481	1,275	10,525	11,800	1,249	Dec-01
Chambersburg I & II	Chambersburg, PA	—	167	979	—	52	167	1,032	1,199	19	Jun-04
Chelsea	Sayre, PA	610	125	738	—	97	125	835	960	13	Jun-04
Chisholm Creek	Wichita, KS	2,200	667	3,855	—	663	667	4,518	5,185	126	Feb-04
Cimmaron Village	Cheyenne, WY	2,091	431	3,075	—	76	431	3,151	3,582	431	Oct-96
Cloverleaf	Moline, IL	4,669	789	4,596	—	245	789	4,841	5,630	560	Dec-96
College Park	Orlando, FL	2,211	397	2,061	—	51	397	2,112	2,509	199	Sep-98
Collingwood MHP	Horseheads, NY	673	98	615	—	99	98	714	812	10	Jun-04
Colonial Gardens	Manhattan, KS	3,688	938	6,132	—	693	938	6,825	7,763	823	Apr-98
Columbia Heights	Grand Forks, ND	6,880	1,218	7,083	—	479	1,218	7,562	8,780	206	Feb-04
Commerce Heights	Commerce City, CO	930	195	1,160	—	14	195	1,174	1,369	133	Jun-98
Connelly Terrace	Connelly, NY	2,377	426	2,445	—	252	426	2,697	3,123	206	Sep-02
Connie Jean	Jacksonville, FL	698	98	577	—	353	98	930	1,028	195	May-00
Cottonwood Grove	Plano, TX	3,765	741	5,340	—	345	741	5,685	6,426	787	Mar-98
Country Club Crossing	Altoona, IA	3,350	485	2,687	—	1,859	485	4,546	5,031	1,201	Jan-99
Country Club Manor	Imperial, MO	3,878	709	4,049	—	1,622	709	5,671	6,380	1,224	Sep-99
Country Club Mobile Estates	Salt Lake City, UT	9,866	1,654	9,404	—	1,195	1,654	10,599	12,253	1,931	Aug-00
Countryside (CO)	Greeley, CO	3,884	600	3,418	—	1,010	600	4,428	5,028	1,065	Mar-99
Countryside (KS)	Hays, KS	1,175	467	3,358	—	396	467	3,754	4,221	533	Oct-98
Countryside (OK)	Stillwater, OK	983	191	2,010	—	(76)	191	1,934	2,125	303	Apr-98
Countryside Village (TN)	Columbia, TN	3,820	1,089	7,165	—	1,122	1,089	8,287	9,376	1,007	Nov-98
Cowboy	Pocatello, ID	2,502	587	3,520	—	374	587	3,894	4,481	479	Oct-96
Creekside	Seagoville, TX	4,104	908	4,729	—	2,087	908	6,816	7,724	607	Apr-97
Creekside Estates	Seagoville, TX	1,515	242	1,361	—	870	242	2,231	2,473	236	Jun-97
Crescentwood Village	Sandy, UT	7,847	1,255	7,192	—	330	1,255	7,522	8,777	1,341	Aug-00
Crestview	Sayre, PA	775	120	749	—	129	120	878	998	14	Jun-04
Crestview	Stillwater, OK	1,750	445	2,617	—	651	445	3,267	3,713	107	Feb-04
CV-Jacksonville	Jacksonville, FL	13,139	2,840	16,699	—	1,337	2,840	18,036	20,876	513	Feb-04
Cypress Shores	Winter Haven, FL	3,023	660	3,950	—	211	660	4,161	4,821	319	Sep-02
Deerhurst	Wendell, NC	2,929	525	2,997	—	1,432	525	4,429	4,954	841	Sep-00
Deerpointe	Jacksonville, FL	2,250	391	2,233	—	2,454	391	4,687	5,078	1,044	Feb-99
Denton Falls	Denton, TX	3,633	680	4,650	—	728	680	5,378	6,058	680	May-96
Desert Palms	Hemet, CA	4,960	900	4,424	—	1,674	900	6,098	6,998	456	Jul-02
Dynamic	DeSoto, TX	2,803	518	2,737	—	548	518	3,285	3,803	302	May-97
Dynamic II	DeSoto, TX	2,797	375	2,235	—	1,073	375	3,308	3,683	388	Jul-01
Eagle Creek	Tyler, TX	—	260	2,126	—	273	260	2,399	2,659	70	Feb-04
Eagle Ridge	Lewisville, TX	4,683	765	4,404	—	793	765	5,197	5,962	510	Feb-99
Eastern Villa	Stillwater, OK	1,107	294	1,914	—	255	294	2,169	2,463	321	Mar-98
Eastview	Gillette, WY	3,141	507	3,597	—	729	507	4,326	4,833	572	Dec-97

Easy Living	Lawrence, KS	4,392	702	4,198	—	1,547	702	5,745	6,447	1,550	Mar-00
El Caudillo	Wichita, KS	731	179	1,241	—	258	179	1,499	1,678	197	Dec-98
El Dorado	Sherman, TX	847	148	1,109	—	196	148	1,305	1,453	165	Feb-97
El Lago	Fort Worth, TX	1,847	409	1,934	—	274	409	2,208	2,617	255	Jan-97
El Lago II	Fort Worth, TX	853	201	1,130	—	286	201	1,416	1,617	156	Apr-97
Encantada	Las Cruces, NM	7,187	1,801	9,558	—	96	1,801	9,653	11,455	273	Feb-04
Enchanted Village	Alton, IL	5,600	1,275	7,460	—	3,540	1,275	11,000	12,275	2,613	Aug-99
Englewood Village	Cheyenne, WY	1,131	195	1,042	—	154	195	1,196	1,391	118	Oct-96
Evergreen Village	Sioux City, IA	4,632	1,439	9,075	—	1,222	1,439	10,297	11,736	1,249	Dec-98
Evergreen Village	Pleasant View, UT	4,146	1,041	6,158	—	748	1,041	6,906	7,948	182	Feb-04
Ewing Trace	Des Moines, IA	1,629	630	3,582	—	85	630	3,667	4,297	877	Apr-99
Falcon Farms	Port Byron, IL	4,100	798	4,793	—	808	798	5,602	6,399	148	Feb-04
Five Seasons Davenport	Davenport, IA	—	774	4,518	—	727	774	5,245	6,019	146	Feb-04
Forest Creek	Elkhart, IN	4,250	765	4,434	—	417	765	4,851	5,616	143	Feb-04
Forest Park	Queensbury, NY	1,996	590	3,314	—	1,340	590	4,654	5,244	507	Feb-02
Four Seasons	Fayetteville, GA	1,991	962	5,678	—	1,086	962	6,764	7,726	177	Feb-04
Foxhall Village	Raleigh, NC	6,984	1,518	8,474	—	1,162	1,518	9,636	11,154	263	Feb-04
Frieden Manor	Schuylkill Haven, PA	1,816	582	3,480	—	188	582	3,668	4,250	58	Jun-04
Friendly Village—GA	Lawrenceville, GA	5,310	1,045	6,150	—	203	1,045	6,352	7,397	175	Feb-04
Gallant Estates	Greensboro, NC	897	158	925	—	390	158	1,315	1,473	184	Aug-01
Glen Acres	Wichita, KS	1,513	492	2,391	—	329	492	2,720	3,212	297	Jan-00
Glenview	Oklahoma City, OK	310	80	865	—	50	80	915	995	167	Aug-98
Golden Rule	Oklahoma City, OK	1,465	340	3,422	—	244	340	3,666	4,006	588	Jul-98
Golden Triangle	Coppell, TX	3,704	525	3,074	—	778	525	3,852	4,377	780	Jan-00
Golden Valley	Douglasville, GA	1,420	275	1,576	—	901	275	2,477	2,752	67	Feb-04
Grand Meadow	Longmont, CO	2,624	555	3,149	—	65	555	3,214	3,769	253	Sep-02
Green Acres	Chambersburg, PA	174	51	306	—	1	51	307	358	5	Jun-04
Green Cove	Huntsville, AL	1,031	226	1,546	—	84	226	1,630	1,856	217	Jan-98
Green Park South	Pelham, AL	6,414	1,442	8,419	—	24	1,442	8,442	9,884	234	Feb-04
Green Spring Valley	Raleigh, NC	7,113	750	4,261	—	1,957	750	6,218	6,968	1,400	Jun-99
Green Valley Village	Casper, WY	1,139	162	2,062	—	501	162	2,563	2,725	400	Mar-99
Gregory Courts	Honey Brook, PA	557	133	809	—	87	133	896	1,028	14	Jun-04
Hampton Acres	DeSoto, TX	1,089	335	1,966	—	1,304	335	3,270	3,605	358	Jun-02
Harmony Road	Fort Collins, CO	13,645	2,738	15,518	(288)	4,206	2,450	19,724	22,174	4,888	Nov-98
Harper Woods	Lawrence, KS	2,339	375	2,234	—	1,404	375	3,638	4,013	1,015	Mar-00
Havenwood	Pompano Beach, FL	3,170	443	2,535	—	367	443	2,902	3,345	362	May-01
Hidden Acres	Arnold, MO	437	60	342	—	143	60	485	545	97	May-00
Hidden Hills	Casper, WY	1,277	221	1,973	—	503	221	2,476	2,697	354	Sep-97
Hidden Oaks	Fort Worth, TX	637	157	890	—	1,389	157	2,279	2,436	538	Jul-99
Hideaway	Honey Brook, PA	—	108	643	—	5	108	647	756	11	Jun-04
Highland	Elkhart, IN	3,196	982	5,168	—	492	982	5,661	6,642	157	Feb-04
Highland Acres	Lewisville, TX	4,780	856	4,946	—	666	856	5,612	6,468	570	Nov-98
Highview	Gillette, WY	1,568	373	1,882	—	322	373	2,204	2,577	232	Jan-96
Huguenot Estates	Port Jervis, NY	1,956	285	1,789	—	41	285	1,830	2,115	30	Jun-04
Hunter Ridge	Jonesboro, GA	16,000	3,944	23,062	—	3,114	3,944	26,176	30,120	730	Feb-04

Indian Rocks	Largo, FL	—	338	2,029	—	598	338	2,626	2,964	79	Feb-04
Inspiration Valley	Arvada, CO	4,446	589	3,337	—	1,333	589	4,670	5,259	1,168	Nov-98
Jonesboro (Atlanta Meadows)	Jonesboro, GA	1,555	329	1,917	—	20	329	1,937	2,265	55	Feb-04
Kimberly @ Creekside	Seagoville, TX	1,267	325	1,939	—	441	325	2,380	2,705	215	Apr-97
Kintner Estates	Vestal, NY	—	74	447	—	53	74	500	574	6	Jun-04
Kopper View MHC	West Valley City, UT	—	275	1,574	—	289	275	1,863	2,138	26	Jun-04
La Quinta Ridge	Indio, CA	—	736	4,348	—	174	736	4,522	5,258	121	Feb-04
Lakeside—GA	Lithia Springs, GA	1,250	170	1,028	—	149	170	1,177	1,347	33	Feb-04
Lakeside—IA	Davenport, IA	—	318	1,968	—	309	318	2,277	2,595	63	Feb-04
Lakeside of the Palm Beaches	West Palm Beach, FL	4,136	1,262	8,653	—	324	1,262	8,977	10,239	1,162	Sep-98
Lakeview Estates	Layton, UT	5,099	963	5,342	—	1,066	963	6,408	7,371	759	Oct-01
Lakewood—TX	Royse City, TX	2,250	640	5,683	—	1,015	640	6,698	7,338	895	Oct-00
Lakewood Estates	Davenport, IA	3,011	621	3,885	—	459	621	4,344	4,965	124	Feb-04
Lamplighter Village	Marietta, GA	9,506	2,635	15,668	—	1,367	2,635	17,035	19,670	486	Mar-04
Landmark Village	Fairburn, GA	9,600	2,048	11,320	—	2,289	2,048	13,609	15,657	360	Feb-04
Lido Estates	Lancaster, CA	2,537	398	2,257	—	1,810	398	4,067	4,465	738	May-01
Loveland	Loveland, CO	1,949	661	3,038	—	260	661	3,298	3,959	306	Apr-95
Magnolia Circle	Jacksonville, FL	—	123	706	—	1,957	123	2,663	2,786	594	May-99
Mallard Lake	Pontoon Beach, IL	5,138	1,177	6,695	—	(267)	1,177	6,428	7,605	169	Apr-04
Maple Manor	Taylor, PA	3,704	862	5,195	—	208	862	5,403	6,266	88	Jun-04
Marion Village	Marion, IA	7,657	1,605	8,140	15	654	1,620	8,794	10,415	249	Mar-04
Marnelle	Fayetteville, GA	4,152	917	5,364	—	819	917	6,183	7,100	169	Feb-04
Martin’S	Nottingham, PA	—	225	1,318	—	47	225	1,365	1,590	22	Jun-04
Meadow Glen	Keller, TX	—	1,417	8,363	—	926	1,417	9,289	10,706	522	Feb-04
Meadowbrook	Pueblo, CO	3,866	942	8,433	—	(28)	942	8,405	9,347	1,157	Apr-95
Meadowood	Topeka, KS	3,212	762	4,628	—	542	762	5,170	5,932	527	Oct-00
Meridian Sooner	Oklahoma City, OK	1,615	262	1,492	—	1,988	262	3,480	3,742	768	Aug-00
Meridian Terrace	San Bernardino, CA	4,592	1,012	5,747	—	1,868	1,012	7,615	8,627	1,148	May-01
Merrimac Manor	Huntsville, AL	—	147	3,252	—	289	147	3,541	3,688	757	May-99
Mesquite Green	Dallas, TX	1,759	352	1,697	—	550	352	2,247	2,599	218	Jan-98
Mesquite Meadows	Dallas, TX	3,212	443	2,819	—	1,262	443	4,081	4,524	403	Dec-97
Mesquite Ridge	Dallas, TX	2,282	387	2,013	—	941	387	2,954	3,341	248	Dec-97
Mission Estates	El Paso, TX	2,841	795	4,549	—	1,414	795	5,963	6,758	828	Aug-01
Misty Hollow	Midwest City, OK	279	97	883	—	46	97	929	1,026	139	Sep-98
Misty Winds	Corpus Christi, TX	5,170	812	4,845	—	259	812	5,104	5,916	161	Feb-04
Mobile Gardens	Denver, CO	3,806	440	2,497	—	879	440	3,376	3,816	854	Nov-98
Monroe Valley	Jonestown, PA	271	120	717	—	3	120	720	840	12	Jun-04
Moosic Heights	Avoca, PA	1,864	389	2,354	—	112	389	2,466	2,854	39	Jun-04
Mountainside Estates	Golden, CO	7,932	1,120	6,351	—	1,631	1,120	7,982	9,102	1,985	Nov-98
Mountaintop	Narvon, PA	387	141	851	—	36	141	887	1,028	15	Jun-04
Mulberry Heights	Fort Worth, TX	—	105	625	—	1,102	105	1,727	1,832	362	Oct-99
Navajo Lake Estates	Wichita, KS	2,097	468	3,018	—	295	468	3,313	3,781	394	Jul-97
New Twin Lakes	Middletown, NY	6,458	898	4,913	—	1,203	898	6,116	7,014	840	Jul-01

Nichols	Phoenixville, PA	—	36	214	—	—	36	214	250	4	Jun-04
Northern Hills	Springdale, AR	2,294	520	3,294	—	180	520	3,474	3,994	379	Nov-97
Northland	Kansas City, MO	5,239	720	4,077	—	1,045	720	5,122	5,842	1,131	Sep-99
Oak Glen	Fayetteville, AR	1,122	241	1,474	—	62	241	1,536	1,777	189	Nov-97
Oak Grove	Godfrey, IL	660	129	759	—	670	129	1,429	1,558	384	Sep-99
Oak Park Village (FL)	Gainesville, FL	4,479	406	1,358	—	1,128	406	2,486	2,892	487	Jun-98
Oak Park Village (TX)	Coppell, TX	2,563	971	4,383	—	357	971	4,740	5,711	234	Apr-97
Oak Ridge	Elkhart, IN	4,100	815	4,656	—	424	815	5,080	5,896	148	Feb-04
Oakridge / Stonegate	Stillwater, OK	833	333	1,828	—	191	333	2,019	2,352	272	Mar-98
Oakwood Forest	Greensboro, NC	6,100	1,609	8,697	—	725	1,609	9,421	11,031	261	Feb-04
Oakwood Lake Village	Tunkhannock, PA	605	181	1,090	—	128	181	1,219	1,400	18	Jun-04
Oasis	Pueblo, CO	3,817	907	5,142	—	929	907	6,071	6,978	1,524	Nov-98
Ortega Village	Jacksonville, FL	3,023	486	2,416	—	3,198	486	5,614	6,100	1,423	Jun-99
Overholser Village	Oklahoma City, OK	1,233	446	2,779	—	119	446	2,898	3,344	390	Jan-98
Overpass Point MHC	Tooele, UT	—	544	3,629	—	472	544	4,100	4,644	66	Jun-04
Park Avenue Estates	Haysville, KS	401	180	1,021	—	1,032	180	2,053	2,233	533	Feb-00
Park D’Antoine	Wilton, NY	330	58	332	—	33	58	365	423	40	Feb-02
Park Plaza	Gillette, WY	1,507	169	964	—	441	169	1,405	1,574	194	Apr-01
Parkview Estates	San Jacinto, CA	2,400	600	3,419	—	2,859	600	6,278	6,878	951	May-01
Pedaler’s Pond	Lake Wales, FL	2,617	581	3,253	—	1,470	581	4,723	5,304	144	Feb-04
Philbin Estates	Pocatello, ID	—	306	1,779	—	418	306	2,197	2,503	92	Sep-03
Picture Ranch	Clifton, CO	1,633	479	2,613	—	100	479	2,713	3,192	248	Jun-00
Pine Haven MHP	Blossvale, NY	944	137	864	—	(6)	137	858	995	15	Jun-04
Pine Hills	Lawrence, KS	1,303	204	1,641	—	94	204	1,735	1,939	247	Jan-98
Pine Terrace	Schuylkill Haven, PA	—	50	296	—	79	50	374	424	5	Jun-04
Pinecrest Village	Shreveport, LA	3,264	689	3,558	—	663	689	4,221	4,910	134	Feb-04
Plainview	Casper, WY	713	86	484	—	1,233	86	1,717	1,803	399	Nov-00
Plantation Estates	Douglasville, GA	1,508	331	1,851	—	564	331	2,415	2,747	70	Feb-04
Pleasant Grove (CO)	Fort Collins, CO	2,667	582	3,237	—	532	582	3,769	4,351	390	Oct-96
Pleasant Grove (NC)	Fuquay-Varina, NC	950	191	1,094	—	369	191	1,463	1,654	129	Jul-02
Pleasant View Estates	Berwick, PA	912	231	1,361	—	80	231	1,441	1,672	23	Jun-04
Portside	Jacksonville, FL	18,395	5,487	30,607	—	1,012	5,487	31,619	37,106	3,021	Mar-00
Prairie Village	Salina, KS	1,958	448	2,132	—	272	448	2,404	2,852	260	Sep-98
President’s Park	Grand Forks, ND	—	421	2,437	—	614	421	3,051	3,472	84	Feb-04
Quail Run	Hutchins, TX	1,600	430	2,164	—	3,051	430	5,215	5,645	681	Jul-01
Rambling Oaks	Huntsville, AL	485	74	911	—	66	74	977	1,051	178	Jan-98
Redwood Village	Salt Lake City, UT	1,110	158	905	—	145	158	1,050	1,208	184	Aug-00
Ridgewood Estates	Topeka, KS	3,868	1,041	5,224	—	241	1,041	5,465	6,506	609	Jan-97
River Oaks	Kansas City, KS	3,398	1,179	7,357	—	933	1,179	8,290	9,469	929	Nov-98
Riverchase	Manhattan, KS	1,080	403	3,070	—	367	403	3,437	3,840	451	Apr-98
Riverdale	Riverdale, UT	5,541	1,027	5,850	—	887	1,027	6,737	7,764	1,164	Sep-00
Riverdale (Colonial Coach)	Riverdale, GA	7,671	1,737	10,252	—	1,692	1,737	11,943	13,681	325	Feb-04
Riverside (KS)	Lawrence, KS	1,187	268	1,649	—	36	268	1,685	1,953	197	Jan-98
Riverside (UT)	West Valley City, UT	4,038	690	3,900	—	3,609	690	7,509	8,199	904	May-02

Rockview Heights	Arnold, MO	1,302	209	1,246	—	1,498	209	2,744	2,953	804	Mar-99
Rolling Hills	Dallas, TX	3,197	382	1,887	—	897	382	2,784	3,166	296	Mar-98
Rose Country Estates	Tyler, TX	760	163	1,804	—	261	163	2,065	2,228	319	Jan-97
Royal Crest	Los Alamos, NM	4,741	1,069	6,310	—	181	1,069	6,491	7,560	185	Feb-04
Saddlebrook	N. Charleston, SC	7,610	1,548	9,044	—	606	1,548	9,649	11,198	267	Feb-04
Scenic View	East Earl, PA	—	73	438	—	2	73	441	514	7	Jun-04
Seamist	Corpus Christi, TX	—	180	1,021	—	2,321	180	3,342	3,522	792	Mar-00
Seascape	Corpus Christi, TX	2,375	525	3,641	—	497	525	4,138	4,663	587	Aug-96
Shadow Hills	Orlando, FL	8,266	2,254	13,241	—	2,803	2,254	16,044	18,298	400	Feb-04
Shadow Mountain	Sherman, TX	1,483	369	2,404	—	524	369	2,928	3,297	329	Feb-98
Shadowood	Acworth, GA	9,074	2,481	14,996	—	2,491	2,481	17,487	19,968	471	Mar-04
Shady Creek	Seagoville, TX	1,217	241	1,504	—	553	241	2,057	2,298	221	May-99
Shady Grove	Atglen, PA	—	103	615	—	9	103	624	727	10	Jun-04
Shady Hills	Nashville, TN	—	433	2,524	—	96	433	2,621	3,053	72	Feb-04
Shady Lane	Commerce City, CO	1,193	157	893	—	286	157	1,179	1,336	274	Mar-99
Shawnee Hills	Topeka, KS	—	120	712	—	1,749	120	2,461	2,581	591	Aug-00
Sheridan	Arvada, CO	3,369	465	2,639	—	905	465	3,544	4,009	816	Nov-98
Sherwood Acres	Wichita, KS	—	414	2,688	—	240	414	2,928	3,342	363	Jan-00
Shiloh Pines	Tyler, TX	3,800	738	4,616	—	1,097	738	5,713	6,451	693	May-96
Siesta Lago	Kissimmee, FL	10,476	2,025	10,835	—	2,050	2,025	12,885	14,910	1,425	Dec-01
Siesta Manor	Fenton, MO	2,128	487	2,764	—	1,419	487	4,183	4,670	628	Aug-99
Silver Creek	Davenport, IA	—	913	5,338	—	287	913	5,625	6,538	156	Feb-04
Silver Leaf	Mansfield, TX	—	495	2,896	—	479	495	3,375	3,870	182	Feb-04
Siouxland Estates	S. Sioux City, NE	3,952	425	2,407	—	2,111	425	4,518	4,943	1,072	Mar-99
Sleepy Hollow	Wichita, KS	—	120	684	—	1,007	120	1,691	1,811	517	Apr-99
Smoke Creek	Snellville, GA	5,306	1,104	6,282	—	900	1,104	7,181	8,285	200	Feb-04
South Arlington Estates	Arlington, TX	2,037	689	4,618	—	2,814	689	7,432	8,121	366	May-03
Southfork	Denton, TX	5,675	912	7,108	—	1,319	912	8,427	9,339	1,132	May-96
Southridge Estates	Des Moines, IA	4,227	810	4,286	—	2,224	810	6,510	7,320	523	Jul-02
Southwind Village	Naples, FL	—	1,439	8,401	—	137	1,439	8,537	9,977	240	Feb-04
Spring Valley Village	Spring Valley, NY	4,310	639	3,640	—	1,803	639	5,443	6,082	701	Jul-01
Springdale Lake	Belton, MO	6,940	1,218	7,301	—	968	1,218	8,269	9,487	923	Oct-96
Stone Mountain	Stone Mountain, GA	7,662	1,844	10,669	—	1,591	1,844	12,260	14,104	322	Mar-04
Stonegate	Shreveport, LA	1,650	421	2,669	—	429	421	3,098	3,519	96	Feb-04
Stoneybrook	Greeley, CO	9,766	2,151	12,190	—	5,037	2,151	17,227	19,378	4,604	Nov-98
Stony Brook North	Raleigh, NC	4,360	958	5,183	—	794	958	5,977	6,935	623	Jun-00
Suburban Estates	Greenburg, PA	1,671	599	3,574	—	162	599	3,736	4,335	61	Jun-04
Summit Oaks	Fort Worth, TX	4,924	1,052	6,166	—	1,025	1,052	7,191	8,243	709	Apr-99
Sundown	Clearfield, UT	3,765	762	4,315	—	1,296	762	5,611	6,373	655	Jan-02
Sunny Acres	Somerset, PA	1,525	499	2,988	—	426	499	3,414	3,913	51	Jun-04
Sunnyside	Trooper, PA	1,453	396	2,386	—	3	396	2,390	2,786	40	Jun-04
Sunrise Terrace	Newton, IA	2,248	375	2,099	—	1,140	375	3,239	3,614	847	Sep-99
Sunset 77	Douglass, KS	221	99	805	—	(10)	99	795	894	108	Sep-98
Sunset Country	Pueblo, CO	3,856	988	5,604	—	1,414	988	7,018	8,006	1,874	Nov-98
Sunset Mobile Village	Aztec, NM	502	234	1,402	—	167	234	1,569	1,803	169	Nov-95

Sunset Village	Gainesville, TX	—	223	1,634	—	576	223	2,210	2,433	295	Sep-97
Sunset Vista	Magna, UT	4,632	1,127	6,474	—	613	1,127	7,087	8,214	199	Feb-04
Sunshine City	Plantation, FL	10,066	2,271	12,164	—	1,330	2,271	13,494	15,765	1,342	Oct-00
Sycamore Square	Wichita, KS	120	65	374	—	28	65	402	467	41	Dec-98
Tallview Terrace	Sioux City, IA	2,075	422	2,384	—	1,391	422	3,775	4,197	933	Mar-99
Tanglewood	Huntsville, TX	2,692	659	4,676	—	(48)	659	4,628	5,287	606	Nov-96
Terrace	Casper, WY	1,101	165	1,200	—	263	165	1,463	1,628	193	Dec-97
Terrace Heights	Dubuque, IA	5,827	1,186	6,932	—	692	1,186	7,624	8,810	205	Feb-04
Terrace II	Casper, WY	950	94	535	—	921	94	1,456	1,550	304	May-01
Terrell Crossing	Terrell, TX	1,250	330	1,936	—	3,069	330	5,005	5,335	570	Jul-02
The Meadows	Aurora, CO	11,840	1,800	10,192	—	1,960	1,800	12,152	13,952	2,575	Jun-99
The Pines	Ladson, SC	—	286	1,676	—	139	286	1,815	2,101	54	Feb-04
The Towneship at Clifton	Wichita, KS	5,720	1,408	9,921	—	859	1,408	10,780	12,188	1,444	Aug-97
The Vineyards	Clifton, CO	1,823	296	1,720	—	659	296	2,379	2,675	505	Feb-00
The Woodlands	Wichita, KS	2,863	732	4,389	—	354	732	4,743	5,475	591	Dec-96
Thornton Estates	Denver, CO	6,982	1,012	5,739	—	926	1,012	6,665	7,677	1,723	Nov-98
Timberland	Oklahoma City, OK	1,115	270	2,386	—	344	270	2,730	3,000	409	Jan-97
Torrey Hills	Flint, MI	9,749	1,697	8,480	—	981	1,697	9,461	11,158	258	Feb-04
Trailmont	Goodlettsville, TN	2,298	476	2,784	—	121	476	2,905	3,382	78	Feb-04
Twin Oaks	Wichita, KS	4,164	794	5,643	—	662	794	6,305	7,099	963	Jan-97
Twin Pines	Goshen, IN	5,360	1,093	6,400	—	526	1,093	6,926	8,019	199	Feb-04
Valley Verde	Las Cruces, NM	2,750	510	2,536	—	1,099	510	3,635	4,145	372	Apr-02
Valley View—Blandon	Fleetwood, PA	—	90	531	—	64	90	595	685	10	Jun-04
Valley View—Danboro	Danboro, PA	3,123	1,006	6,044	—	31	1,006	6,075	7,081	101	Jun-04
Valley View—Ephrata	Ephrata, PA	1,041	392	2,366	—	54	392	2,419	2,811	40	Jun-04
Valley View—Ephrata II	Ephrata, PA	—	168	966	—	9	168	975	1,143	16	Jun-04
Valley View—Honey Brook	Honey Brook, PA	1,874	527	3,175	—	295	527	3,470	3,998	54	Jun-04
Valley View—Morgantown	Morgantown, PA	—	82	486	—	46	82	532	614	10	Jun-04
Valley View—Tuckerton	Reading, PA	—	166	980	—	40	166	1,021	1,187	17	Jun-04
Valley View—Wernersville	Wernersville, PA	—	79	472	—	14	79	487	566	8	Jun-04
Viking Villa	Ogden, UT	4,120	775	4,180	—	493	775	4,673	5,448	576	Oct-01
Villa	Flint, MI	7,400	1,436	7,352	—	748	1,436	8,100	9,536	216	Feb-04
Villa West (CO)	Greeley, CO	8,694	1,876	10,638	—	2,029	1,876	12,667	14,543	3,160	Nov-98
Villa West (UT)	West Jordan, UT	5,629	844	4,803	—	645	844	5,448	6,292	929	Aug-00
Village North	Lewisville, TX	6,946	1,193	6,155	—	731	1,193	6,886	8,079	665	Apr-97
Village Park	Greensboro, NC	2,617	856	4,644	—	733	856	5,377	6,233	565	Mar-01
Vogel Manor MHC	Arnold, MO	1,033	144	823	—	258	144	1,081	1,225	260	May-99
Washington Mobile Estates	Ogden, UT	4,517	676	3,848	—	613	676	4,461	5,137	769	Aug-00
Washingtonville Manor	Washingtonville, NY	1,390	292	1,668	—	112	292	1,780	2,072	222	Jul-01
Weatherly Estates I	Lebanon, TN	—	891	5,020	—	285	891	5,305	6,196	145	Feb-04
Weatherly Estates II	Clarksville, TN	—	355	1,097	—	202	355	1,299	1,654	37	Feb-04
West Cloud Commons	Salina, KS	1,047	275	2,161	—	154	275	2,315	2,590	329	Jul-98
Western Hills	Fort Lauderdale, FL	11,811	1,489	8,499	—	5,205	1,489	13,704	15,193	2,166	May-01
Western Mobile Estates	West Valley City, UT	3,759	570	3,429	—	232	570	3,661	4,231	53	Jul-04

			Initial Costs		Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at Close of Period
Community Name	Location	Encumbrances	Land	Buildings and Improvements	Land	Buildings and Improvements	Land	Buildings and Improvements	Total		Accumulated Depreciation		Date of Acquisition
Western Park	Fayetteville, AR	1,606	247	1,408	—	447	247	1,855	2,102		448		Jul-99
Westlake	Oklahoma City, OK	2,898	836	5,499	—	328	836	5,827	6,663		818		Oct-97
Westmoor	Oklahoma City, OK	2,253	498	5,400	—	250	498	5,650	6,148		925		Jul-98
Westview	Gillette, WY	2,153	331	2,102	—	323	331	2,425	2,756		280		Nov-95
Wheel Estates	Orlando, FL	554	134	793	—	16	134	809	943		82		Oct-00
Whispering Hills	Coal Valley, IL	384	92	777	—	15	92	792	884		121		Jul-97
Whitney	Gainesville, FL	2,476	450	2,662	—	286	450	2,948	3,398		671		Aug-99
Wikiup	Henderson, CO	11,402	1,475	8,383	—	1,920	1,475	10,303	11,778		2,505		Mar-99
Willow Creek Estates	Ogden, UT	—	480	2,766	—	(26)	480	2,739	3,219		22		Sep-04
Willow Springs	Fort Worth, TX	1,639	262	2,241	—	837	262	3,078	3,340		406		Jan-97
Willow Terrace	Fort Worth, TX	2,261	515	3,369	—	778	515	4,147	4,662		580		Nov-97
Windsor Mobile Estates	West Valley City, UT	7,690	1,178	6,701	—	824	1,178	7,525	8,703		2,261		Aug-00
Winter Haven Oaks	Winter Haven, FL	3,700	804	4,754	—	80	804	4,834	5,638		140		Feb-04
Woodlake	Greensboro, NC	2,292	887	5,267	—	541	887	5,808	6,695		168		Mar-04
Woodlands of Kennesaw	Kennesaw, GA	4,750	997	5,806	—	1,075	997	6,881	7,878		198		Feb-04
Zoppe’s	Seagoville, TX	564	57	473	—	123	57	596	653		110		Jan-00
Miscellaneous other assets*		79,020	1,294	6,162	—	—	1,294	6,162	7,455		1,838
Total		$ 1,001,622	$ 211,656	$ 1,242,360	$ (273)	$ 235,744	$ 211,383	$ 1,478,104	$ 1,689,487	(a)(b)	$ 156,707	(c)

*                      Encumbrances on miscellaneous other assets includes $51,000 of our revolving credit mortgage facility at LIBOR plus 2.95% and $28,000 of our floorplan lines (ranging from prime plus 0.75% to prime plus 4.00%)

(a)              The changes in total real estate and accumulated depreciation for the years ended December 31, 2004, 2003 and 2002 are as follows (in thousands):

	2004	2003	2002
Total real estate:
Balance at beginning of year	$ 963,202	$ 916,741	$ 366,319
Acquisitions	806,048	38,582	537,815
Improvements and Equipment Purchases	49,708	12,725	15,862
Dispositions and Other	(129,471)	(4,846)	(3,255)
Balance at end of year	$ 1,689,487	$ 963,202	$ 916,741
Accumulated depreciation:
Balance at beginning of year	$ 99,687	$ 62,296	$ 30,932
Depreciation for the year	59,614	39,506	31,335
Dispositions and other	(2,594)	(2,115)	29
Balance at end of year	$ 156,707	$ 99,687	$ 62,296

(b)              The aggregate cost for U.S. federal income tax purposes is $1,579.1 million.

(c)     The Company depreciates buildings over 10 to 20 years and improvements over 10 to 30 years.

SUBJECT TO COMPLETION, DATED OCTOBER 26, 2005

PROSPECTUS

$96,600,000

AFFORDABLE RESIDENTIAL COMMUNITIES LP

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

7 1/2% Senior Exchangeable Notes due 2025
and
Shares of Common Stock Issuable Upon Exchange of the Notes

[             ], 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.                 Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the issuance and distribution of the securities described in this registration statement are as follows:

Securities and Exchange Commission registration fee	$ 11,370
Legal fees and expenses	200,000
Accounting fees and expenses	165,000
Transfer Agent and Registrar fees	25,000
NYSE listing fees	5,000
Miscellaneous expenses	293,630
Total	700,000

Item 32.                 Sales to Special Parties.

None.

Item 33.                 Recent Sales of Unregistered Securities.

ARC and the Partnership have issued unregistered securities as described below. None of the transactions involved any underwriters, underwriting discounts or commissions, or any public offering and each of the registrants believes that each transaction, if deemed to be a sale of a security, was exempt from the registration requirements of the Securities Act of 1933, as amended, or the 1933 Act by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, such securities were restricted as to transfers and appropriate legends were affixed to the share certificates and instruments issued in such transactions. Neither the registrant, nor anyone acting on its behalf, offered or sold any of the securities by any form of general solicitation or general advertising.

On June 15, 2001, April 1, 2002 and May 1, 2002, ARC sold 1,497,559, 748,779 and 748,779 shares of common stock to certain accredited investors for an aggregate cash purchase price of $33,760,000, $16,879,999.50 and $16,879,999.50, respectively. The sales of shares of common stock were made in reliance on Section 4(2) of the 1933 Act.

On May 2, 2002, the registrants completed a reorganization in which the Partnership acquired three limited partnerships (the “LPs”). In exchange for their partnership interests in each of the LPs (the “Partnership Interests”), the former partners of the LPs received common partnership units (“OP Units”) of the Partnership and/or cash with an aggregate value of approximately $178 million. Each of these OP Units was paired with one share of Special Voting Stock of ARC. ARC did not receive any direct consideration for the issuance of the shares of Special Voting Stock. The Partnership acquired the LPs in exchange for a total of 2,726,187 million OP Units and $113 million in cash. The exchange of Partnership Interests for OP Units and shares of Special Voting Stock was made in reliance of Section 4(2) of the 1933 Act and Regulation D thereunder.

Also as part of the reorganization, ARC issued approximately 4,203,900 shares of common stock to ARC Holdings Limited Liability Company (“ARC Holdings”), an affiliated entity, in exchange for the stock of the subsidiary businesses of ARC Holdings, which were merged with subsidiaries of the

Partnership, and for certain intellectual property and service mark assets of ARC Holdings, which businesses and assets were valued at approximately $100 million. The exchange was made in reliance on Section 4(2) of the 1933 Act and Regulation D thereunder.

On June 30, 2004, the Partnership acquired 36 manufactured home communities from D.A.M. MASTER ENTITY, L.P., or D.A.M., for a total purchase price of approximately $65.5 million, including assumed indebtedness with a fair value of $29.7 million. In addition to cash and the assumption of debt, the acquisition was funded through the issuance by the Partnership to D.A.M. of approximately 300,000 new Series “B”, 705,668 new Series “C” and 320,000 Series “D” preferred partnership units (“PPUs”) for proceeds totalling $33.1 million. The issuance of the units was made in reliance on Section 4(2) of the 1933 Act and Regulation D thereunder.

On August 9, 2005, the Partnership sold $87 million in aggregate principal amount of its 7 1/2% Senior Exchangeable Notes due 2025 to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser, in a private offering exempt from registration under the Securities Act pursuant to Section 4(2) as a transaction not involving a public offering. The 7 1/2% Senior Exchangeable Notes due 2025 were sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Aggregate underwriting discounts amounted to approximately $3,045,000.

On August 23, 2005, the Partnership sold $9.6 million in aggregate principal amount of its 7 1/2% Senior Exchangeable Notes due 2025 to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser, in a private offering exempt from registration under the Securities Act pursuant to Section 4(2) as a transaction not involving a public offering. The 7 1/2% Senior Exchangeable Notes due 2025 were sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Aggregate underwriting discounts amounted to approximately $336,000.

Item 34.                 Indemnification of Directors and Officers

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The Partnership’s limited partnership agreement expressly limit’s ARC’s liability as the Partnership’s sole general partner by providing that ARC and its officers and directors are not liable or accountable in damages to the Partnership, its limited partners or assignees for errors in judgment or mistakes of fact or law or of any act or omission if ARC or its director or officer acted in good faith. In addition, the Partnership is required to indemnify ARC, its affiliates and their respective officers, directors, employees and agents to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, expenses, judgments, fines and other actions incurred by ARC or the other persons in connection with any actions relating to the Partnership’s operations, provided that the Partnership will not indemnify for willful misconduct or a knowing violation of the law or any transaction for which the person received an improper personal benefit in violation or breach of any provision of the limited partnership agreement.

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. ARC’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

ARC’s charter authorizes it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of ARC and at ARC’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. ARC’s bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of ARC and at ARC’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. ARC’s charter and bylaws also permit ARC to indemnify and advance expenses to any individual who served a predecessor of ARC in any of the capacities described above and any employee or agent of ARC or a predecessor thereof.

The MGCL requires a corporation (unless its charter provides otherwise, which ARC’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 35.                 Treatment of Proceeds for Stock Being Registered

None.

Item 36.                 Financial Statements and Exhibits

(a)   Financial Statements.   See Page F-1 for an index of the financial statements included in the registration statement.

(b)   Exhibits.   The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit No.	Exhibit Description
2.1

Transaction Agreement, dated as of October 14, 2003, by and among Hometown America, L.L.C., Affordable Residential Communities LP (formerly known as Affordable Residential Communities IV, LP) and Affordable Residential Communities Inc. (formerly known as ARC IV REIT, Inc.) (incorporated by reference to Exhibit 2.1 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

2.2

Amendment No. 1, dated as of November 4, 2003, to the Transaction Agreement, dated as of October 14, 2003, by and among Hometown America, L.L.C., Affordable Residential Communities LP (formerly known as Affordable Residential Communities IV, LP) and Affordable Residential Communities Inc. (formerly known as ARC IV REIT, Inc.) (incorporated by reference to Exhibit 2.2 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

3.1

Articles of Amendment and Restatement of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 3.1 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

3.2

Amended and Restated Bylaws of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 3.2 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

3.3

Articles Supplementary of Affordable Residential Communities Inc. Designating a Series of Preferred Stock (incorporated by reference to Exhibit 3.3 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

3.4

First Amended and Restated Agreement of Limited Partnership of Affordable Residential Communities L.P. (incorporated by reference to Exhibit 10.10 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

4.1

Certificate of Common Stock of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 4.2 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

4.2

Certificate of 8.25% Series A Cumulative Redeemable Preferred Stock of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 4.3 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

4.3

Second Amended and Restated Supplemental Stockholders Agreement, dated as of February 18, 2004, by and among Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Foreign Fund IV-B, L.P., Thomas H. Lee Charitable Investments Limited Partnership, Thomas H. Lee Limited Partnership, Capital ARC Holdings, LLC, Nassau Capital Funds L.P., Nassau Capital Partners II, L.P., NAS Partners I, L.L.C. and the individuals listed on the signature pages thereto (incorporated by reference to Exhibit 4.4 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

4.4

Third Amended and Restated Registration Rights Agreement, dated as of February 18, 2004, by and among Affordable Residential Communities Inc. and the parties listed on the exhibits thereto (incorporated by reference to Exhibit 4.1 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

4.5

First Amended and Restated Pairing Agreement, dated as of February 12, 2004, by and between Affordable Residential Communities Inc. and Affordable Residential Communities LP (incorporated by reference to Exhibit 4.5 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

4.6

Indenture, dated as of August 9, 2005, between Affordable Residential Communities LP and U.S. Bank National Association, including therein the forms of the notes (incorporated by reference to Exhibit 99.3 to ARC’s Current Report on Form 8-K filed August 9, 2005 (File No. 001-31987)).

4.7

Registration Rights Agreement, dated August 9, 2005, among Affordable Residential Communities LP, Affordable Residential Communities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 99.4 to ARC’s Current Report on Form 8-K dated August 3, 2005 and filed August 9, 2005 (File No. 001-31987)).

4.8

Common Stock Delivery Agreement, dated August 9, 2005, by and between Affordable Residential Communities LP and Affordable Residential Communities Inc. (incorporated by reference to Exhibit 99.5 to ARC’s Current Report on Form 8-K dated August 3, 2005 and filed August 9, 2005 (File No. 001-31987)).

5.1**	Opinion of Brownstein Hyatt & Farber, P.C. with respect to legality of notes being registered.
5.2**	Opinion of Venable LLP with respect to shares of ARC common stock being registered.
8.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.
10.1†

Employment Agreement between Scott D. Jackson and Affordable Residential Communities Inc. (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K of Affordable Residential Communities Inc. for the year ended December 31, 2003 (File No. 001-31987).

10.2†

Employment Agreement between John G. Sprengle and Affordable Residential Communities Inc. (incorporated by reference to Exhibit 10.2 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.3†

Separation and Release Agreement, dated as of October 26, 2004, by and between George W. McGeeney, Affordable Residential Communities Inc. and ARC Management Services, Inc. (incorporated by reference to Exhibit 10.1 to ARC’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (File No. 001-31987).

10.4†

Severance Agreement between Affordable Residential Communities Inc. and Lawrence E. Kreider (incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K of Affordable Residential Communities Inc. for the year ended December 31, 2003 (File No. 001-31987)).

10.5†

Severance Agreement between Affordable Residential Communities Inc. and Scott L. Gesell (incorporated by reference to Exhibit 10.6 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.6†	Affordable Residential Communities Inc. 2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

10.7†

Form of Restricted Stock Grant Agreement for use under the Affordable Residential Communities Inc. 2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to ARC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (File No. 001-31987)).

10.8†	Affordable Residential Communities Inc. Management Incentive Plan (incorporated by reference to Exhibit 10.6 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).
10.9

Loan Agreement, dated February 18, 2004, by and among ARC18TX LP, ARC Communities 18 LLC, ARC18FLD LLC, ARC18FLWHO LLC, ARC18FLSH LLC and Citigroup Global Markets Realty Corp. (incorporated by reference to Exhibit 10.11 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.10

Loan Agreement, dated February 18, 2004, by and among ARC19TX LP, ARC Communities 19 LLC and Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.12 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.11

Loan Agreement, dated February 18, 2004, by and among ARC4BFND, L.L.C. and Citigroup Global Markets Realty Corp. (incorporated by reference to Exhibit 10.13 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.12

Loan Agreement, dated February 18, 2004, by and among ARC Communities 11 LLC and Citigroup Global Markets Realty Corp. (incorporated by reference to Exhibit 10.14 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.13

Loan Agreement, dated February 18, 2004, by and among ARC Communities 13 LLC and Citigroup Global Markets Realty Corp. (incorporated by reference to Exhibit 10.15 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.14

Loan Agreement, dated February 18, 2004, by and among ARC Communities 14 LLC, ARC14FLCV LLC and Citigroup Global Markets Realty Corp. (incorporated by reference to Exhibit 10.16 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.15

Loan Agreement, dated February 18, 2004, by and among ARC Communities 17 LLC and Citigroup Global Markets Realty Corp. (incorporated by reference to Exhibit 10.17 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.16

Loan Agreement, dated February 18, 2004, by and among ARC Communities 9 LLC and Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.18 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.17

Loan Agreement, dated February 18, 2004, by and among ARC Communities 10 LLC and Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.19 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.18

Loan Agreement, dated February 18, 2004, by and among ARC Communities 12 LLC and Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.20 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.19

Loan Agreement, dated February 18, 2004, by and among ARC Communities 15 LLC, ARC15FLOV LLC and Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.21 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.20

Loan Agreement, dated February 18, 2004, by and among ARC Communities 16 LLC and Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.22 to ARC’s Annual Report on Form 10-K. for the year ended December 31, 2003 (File No. 001-31987)).

10.21	Loan Agreement between ARC Communities 1 LLC and GMAC Commercial Mortgage Corporation (incorporated by reference to Exhibit 10.17 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).
10.22

Loan Agreement between ARC Communities 2 LLC and Morgan Stanley Dean Witter Mortgage Capital Inc. (incorporated by reference to Exhibit 10.18 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

10.23

Loan Agreement between ARC Communities 3 LLC and Morgan Stanley Dean Witter Mortgage Capital Inc. (incorporated by reference to Exhibit 10.19 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

10.24

Loan Agreement between ARC Communities 4 LLC and Morgan Stanley Dean Witter Mortgage Capital Inc. (incorporated by reference to Exhibit 10.20 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

10.25

Loan Agreement between ARC Communities 5 LLC and Morgan Stanley Dean Witter Mortgage Capital Inc. (incorporated by reference to Exhibit 10.21 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

10.26

Loan Agreement between ARC Communities 6 LLC and Morgan Stanley Dean Witter Mortgage Capital Inc. (incorporated by reference to Exhibit 10.22 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

10.27

Loan Agreement between ARC Communities 7 LLC and Morgan Stanley Dean Witter Mortgage Capital Inc. (incorporated by reference to Exhibit 10.23 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

10.28	Loan Agreement between ARC Communities 8 LLC and GMAC Commercial Mortgage Corporation (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-11 (File No. 333-109816)).
10.29	Loan Agreement between ARC SPEI I, L.L.C. and Morgan Stanley Dean Witter Mortgage Capital Inc. (previously filed as Exhibit 10.25 to Arc’s Registration Statement on Form S-11 (File No. 333-109816)).
10.30

Credit Agreement among Affordable Residential Communities LP, Affordable Residential Communities Inc., Citicorp North America, Inc., Bank One, N.A., Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 10.32 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.31

Master Repurchase Agreement Between Merrill Lynch Mortgage Capital Inc. and Enspire Finance, LLC (incorporated by reference to Exhibit 10.33 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.32

Amendment No. 1 to Master Repurchase Agreement, dated as of April 6, 2005, by and between Enspire Finance LLC and Merrill Lynch Mortgage Capital Inc. (incorporated by reference to Exhibit 10.3 to ARC’s Current Report on Form 8-K filed April 12, 2005 (File No. 001-31987)).

10.33

Loan Agreement dated September 23, 2004 by and among ARC III, L.L.C. as Borrower and Citigroup Global Market Realty Corp. as Lender and as Collateral Agent (incorporated by reference to Exhibit 10.32 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 001-31987).

10.34

Credit Agreement, dated as April 6, 2005, by and among ARC Housing LLC, ARC HousingTX LP and Merrill Lynch Mortgage Capital Inc. (incorporated by reference to Exhibit 10.1 to ARC’s Current Report on Form 8-K filed on April 12, 2005 (File No. 001-31987)).

10.35*

First Amendment to Credit Agreement, dated as of October 14, 2005, by and among ARC Housing LLC, ARC HousingTX LP and Merrill Lynch Mortgage Capital Inc. (incorporated by reference to Exhibit 10.1 to ARC’s Current Report on Form 8-K filed on October 19, 2005 (File No. 001-31987)).

10.36

Guarantee, dated as of April 6, 2005, made by Affordable Residential Communities LP in favor of Merrill Lynch Mortgage Capital Inc. (incorporated by reference to Exhibit 10.2 to ARC’s Current Report on Form 8-K filed on April 12, 2005 (File No. 001-31987)).

10.37

First Amendment, dated as of October 14, 2005, to the ARC LP Guarantee, dated as of April 6, 2005, made by Affordable Residential Communities LP in favor of Merrill Lynch Mortgage Capital Inc. (incorporated by reference to Exhibit 10.2 to ARC’s Current Report on Form 8-K filed on October 19, 2005 (File No. 001-31987)).

10.38

Second Amended and Restated Guaranty, dated as of April 6, 2005, made by Affordable Residential Communities LP in favor of Merrill Lynch Mortgage Capital Inc. (incorporated by reference to Exhibit 10.4 to ARC’s Current Report on Form 8-K filed on April 12, 2005 (File No. 001-31987)).

10.39

Amended and Restated Guaranty, dated as of April 6, 2005, made by ARC Dealership, Inc. in favor of Merrill Lynch Mortgage Capital Inc. (incorporated by reference to Exhibit 10.5 to ARC’s Current Report on Form 8-K filed on April 12, 2005 (File No. 001-31987)).

10.40*

Security Agreement, dated October 14, 2005, made by ARC Real Estate Holdings LLC in favor of Merrill Lynch Mortgage Capital Inc. (incorporated by reference to ARC’s Current Report on Form 8-K filed on October 19, 2005 (File No. 001-31987)).

21.1	List of ARC Subsidiaries (incorporated by reference to Exhibit 21.1 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 001-31987).
23.1**	Consent of Brownstein Hyatt & Farber, P.C. (included in Exhibit 5.1).
23.1**	Consent of Venable LLP (included in Exhibit 5.2).
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).
23.4**	Consent of PricewaterhouseCoopers LLP.
24.1**	Powers of Attorney (included on the signature pages of this registration statement).
25.1**	Statement of Eligibility of Trustee.

†                     Exhibit is a management contract or compensatory plan.

*                    To be filed by amendment.

**             Filed herewith.

Item 37.                 Undertakings

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) ARC hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where, applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 26, 2005.

Affordable Residential Communities LP
By:	Affordable Residential Communities Inc.,
its sole general partner
By:	/s/ LARRY D. WILLARD
Name: Larry D. Willard
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry D. Willard and Scott L. Gesell, and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 26, 2005.

Name	Title
/s/ LARRY D. WILLARD	Chairman, Chief Executive Officer and Director of Affordable
Larry D. Willard	Residential Communities Inc.
/s/ JAMES F. KIMSEY	President, Chief Operating Officer and Director of Affordable
James F. Kimsey	Residential Communities Inc.
/s/ SCOTT D. JACKSON	Vice Chairman and Director of Affordable Residential
Scott D. Jackson	Communities Inc.
/s/ JOHN G. SPRENGLE	Vice Chairman and Director of Affordable Residential
John G. Sprengle	Communities Inc.
/s/ EUGENE MERCY, JR.	Director of Affordable Residential Communities Inc.
Eugene Mercy, Jr.

Director of Affordable Residential Communities Inc.
W. Joris Brinkerhoff
/s/ GERALD J. FORD	Director of Affordable Residential Communities Inc.
Gerald J. Ford
/s/ JAMES R. STAFF	Director of Affordable Residential Communities Inc.
James R. Staff
/s/ CARL B. WEBB	Director of Affordable Residential Communities Inc.
Carl B. Webb
/s/ J. MARKHAM GREEN	Director of Affordable Residential Communities Inc.
J. Markham Green
/s/ LAWRENCE E. KREIDER	Executive Vice President, Chief Financial Officer and Chief
Lawrence E. Kreider	Information Officer (Principal Financial Officer and Principal Accounting Officer) of Affordable Residential Communities Inc.
/s/ SCOTT L. GESELL	Executive Vice President and General Counsel of Affordable
Scott L. Gesell	Residential Communities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 26, 2005.

Affordable Residential Communities Inc.
By:	/s/ LARRY D. WILLARD
Name: Larry D. Willard
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry D. Willard and Scott L. Gesell, and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on October 26, 2005.

Name	Title
/s/ LARRY D. WILLARD	Chairman, Chief Executive Officer and Director
Larry D. Willard
/s/ JAMES F. KIMSEY	President, Chief Operating Officer and Director
James F. Kimsey
/s/ SCOTT D. JACKSON	Vice Chairman and Director
Scott D. Jackson
/s/ JOHN G. SPRENGLE	Vice Chairman and Director
John G. Sprengle
/s/ EUGENE MERCY, JR.	Director
Eugene Mercy, Jr.
Director
W. Joris Brinkerhoff

/s/ GERALD J. FORD	Director
Gerald J. Ford
/s/ JAMES R. STAFF	Director
James R. Staff
/s/ CARL B. WEBB	Director
Carl B. Webb
/s/ J. MARKHAM GREEN	Director
J. Markham Green
/s/ LAWRENCE E. KREIDER	Executive Vice President, Chief Financial Officer and
Lawrence E. Kreider	Chief Information Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ SCOTT L. GESELL	Executive Vice President and General Counsel
Scott L. Gesell

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1

Transaction Agreement, dated as of October 14, 2003, by and among Hometown America, L.L.C., Affordable Residential Communities LP (formerly known as Affordable Residential Communities IV, LP) and Affordable Residential Communities Inc. (formerly known as ARC IV REIT, Inc.) (incorporated by reference to Exhibit 2.1 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

2.2

Amendment No. 1, dated as of November 4, 2003, to the Transaction Agreement, dated as of October 14, 2003, by and among Hometown America, L.L.C., Affordable Residential Communities LP (formerly known as Affordable Residential Communities IV, LP) and Affordable Residential Communities Inc. (formerly known as ARC IV REIT, Inc.) (incorporated by reference to Exhibit 2.2 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

3.1

Articles of Amendment and Restatement of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 3.1 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

3.2

Amended and Restated Bylaws of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 3.2 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

3.3

Articles Supplementary of Affordable Residential Communities Inc. Designating a Series of Preferred Stock (incorporated by reference to Exhibit 3.3 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

3.4

First Amended and Restated Agreement of Limited Partnership of Affordable Residential Communities L.P. (incorporated by reference to Exhibit 10.10 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

4.1

Certificate of Common Stock of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 4.2 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

4.2

Certificate of 8.25% Series A Cumulative Redeemable Preferred Stock of Affordable Residential Communities Inc. (incorporated by reference to Exhibit 4.3 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

4.3

Second Amended and Restated Supplemental Stockholders Agreement, dated as of February 18, 2004, by and among Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Foreign Fund IV-B, L.P., Thomas H. Lee Charitable Investments Limited Partnership, Thomas H. Lee Limited Partnership, Capital ARC Holdings, LLC, Nassau Capital Funds L.P., Nassau Capital Partners II, L.P., NAS Partners I, L.L.C. and the individuals listed on the signature pages thereto (incorporated by reference to Exhibit 4.4 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

4.4

Third Amended and Restated Registration Rights Agreement, dated as of February 18, 2004, by and among Affordable Residential Communities Inc. and the parties listed on the exhibits thereto (incorporated by reference to Exhibit 4.1 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

4.5

First Amended and Restated Pairing Agreement, dated as of February 12, 2004, by and between Affordable Residential Communities Inc. and Affordable Residential Communities LP (incorporated by reference to Exhibit 4.5 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

4.6

Indenture, dated as of August 9, 2005, between Affordable Residential Communities LP and U.S. Bank National Association, including therein the forms of the notes (incorporated by reference to Exhibit 99.3 to ARC’s Current Report on Form 8-K filed August 9, 2005 (File No. 001-31987)).

4.7

Registration Rights Agreement, dated August 9, 2005, among Affordable Residential Communities LP, Affordable Residential Communities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 99.4 to ARC’s Current Report on Form 8-K dated August 3, 2005 and filed August 9, 2005 (File No. 001-31987)).

4.8

Common Stock Delivery Agreement, dated August 9, 2005, by and between Affordable Residential Communities LP and Affordable Residential Communities Inc. (incorporated by reference to Exhibit 99.5 to ARC’s Current Report on Form 8-K dated August 3, 2005 and filed August 9, 2005 (File No. 001-31987)).

5.1**	Opinion of Brownstein Hyatt & Farber, P.C. with respect to legality of notes being registered.
5.2**	Opinion of Venable LLP with respect to shares of ARC common stock being registered.
8.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.
10.1†

Employment Agreement between Scott D. Jackson and Affordable Residential Communities Inc. (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K of Affordable Residential Communities Inc. for the year ended December 31, 2003 (File No. 001-31987).

10.2†

Employment Agreement between John G. Sprengle and Affordable Residential Communities Inc. (incorporated by reference to Exhibit 10.2 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.3†

Separation and Release Agreement, dated as of October 26, 2004, by and between George W. McGeeney, Affordable Residential Communities Inc. and ARC Management Services, Inc. (incorporated by reference to Exhibit 10.1 to ARC’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (File No. 001-31987).

10.4†

Severance Agreement between Affordable Residential Communities Inc. and Lawrence E. Kreider (incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K of Affordable Residential Communities Inc. for the year ended December 31, 2003 (File No. 001-31987)).

10.5†

Severance Agreement between Affordable Residential Communities Inc. and Scott L. Gesell (incorporated by reference to Exhibit 10.6 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.6†	Affordable Residential Communities Inc. 2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

10.7†

Form of Restricted Stock Grant Agreement for use under the Affordable Residential Communities Inc. 2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to ARC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (File No. 001-31987)).

10.8†	Affordable Residential Communities Inc. Management Incentive Plan (incorporated by reference to Exhibit 10.6 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).
10.9

Loan Agreement, dated February 18, 2004, by and among ARC18TX LP, ARC Communities 18 LLC, ARC18FLD LLC, ARC18FLWHO LLC, ARC18FLSH LLC and Citigroup Global Markets Realty Corp. (incorporated by reference to Exhibit 10.11 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.10

Loan Agreement, dated February 18, 2004, by and among ARC19TX LP, ARC Communities 19 LLC and Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.12 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.11

Loan Agreement, dated February 18, 2004, by and among ARC4BFND, L.L.C. and Citigroup Global Markets Realty Corp. (incorporated by reference to Exhibit 10.13 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.12

Loan Agreement, dated February 18, 2004, by and among ARC Communities 11 LLC and Citigroup Global Markets Realty Corp. (incorporated by reference to Exhibit 10.14 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.13

Loan Agreement, dated February 18, 2004, by and among ARC Communities 13 LLC and Citigroup Global Markets Realty Corp. (incorporated by reference to Exhibit 10.15 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.14

Loan Agreement, dated February 18, 2004, by and among ARC Communities 14 LLC, ARC14FLCV LLC and Citigroup Global Markets Realty Corp. (incorporated by reference to Exhibit 10.16 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.15

Loan Agreement, dated February 18, 2004, by and among ARC Communities 17 LLC and Citigroup Global Markets Realty Corp. (incorporated by reference to Exhibit 10.17 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.16

Loan Agreement, dated February 18, 2004, by and among ARC Communities 9 LLC and Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.18 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.17

Loan Agreement, dated February 18, 2004, by and among ARC Communities 10 LLC and Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.19 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.18

Loan Agreement, dated February 18, 2004, by and among ARC Communities 12 LLC and Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.20 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.19

Loan Agreement, dated February 18, 2004, by and among ARC Communities 15 LLC, ARC15FLOV LLC and Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.21 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.20

Loan Agreement, dated February 18, 2004, by and among ARC Communities 16 LLC and Merrill Lynch Mortgage Lending, Inc. (incorporated by reference to Exhibit 10.22 to ARC’s Annual Report on Form 10-K. for the year ended December 31, 2003 (File No. 001-31987)).

10.21	Loan Agreement between ARC Communities 1 LLC and GMAC Commercial Mortgage Corporation (incorporated by reference to Exhibit 10.17 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).
10.22

Loan Agreement between ARC Communities 2 LLC and Morgan Stanley Dean Witter Mortgage Capital Inc. (incorporated by reference to Exhibit 10.18 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

10.23

Loan Agreement between ARC Communities 3 LLC and Morgan Stanley Dean Witter Mortgage Capital Inc. (incorporated by reference to Exhibit 10.19 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

10.24

Loan Agreement between ARC Communities 4 LLC and Morgan Stanley Dean Witter Mortgage Capital Inc. (incorporated by reference to Exhibit 10.20 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

10.25

Loan Agreement between ARC Communities 5 LLC and Morgan Stanley Dean Witter Mortgage Capital Inc. (incorporated by reference to Exhibit 10.21 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

10.26

Loan Agreement between ARC Communities 6 LLC and Morgan Stanley Dean Witter Mortgage Capital Inc. (incorporated by reference to Exhibit 10.22 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

10.27

Loan Agreement between ARC Communities 7 LLC and Morgan Stanley Dean Witter Mortgage Capital Inc. (incorporated by reference to Exhibit 10.23 to ARC’s Registration Statement on Form S-11 (File No. 333-109816)).

10.28	Loan Agreement between ARC Communities 8 LLC and GMAC Commercial Mortgage Corporation (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-11 (File No. 333-109816)).
10.29	Loan Agreement between ARC SPEI I, L.L.C. and Morgan Stanley Dean Witter Mortgage Capital Inc. (previously filed as Exhibit 10.25 to Arc’s Registration Statement on Form S-11 (File No. 333-109816)).
10.30

Credit Agreement among Affordable Residential Communities LP, Affordable Residential Communities Inc., Citicorp North America, Inc., Bank One, N.A., Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 10.32 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.31

Master Repurchase Agreement Between Merrill Lynch Mortgage Capital Inc. and Enspire Finance, LLC (incorporated by reference to Exhibit 10.33 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-31987)).

10.32

Amendment No. 1 to Master Repurchase Agreement, dated as of April 6, 2005, by and between Enspire Finance LLC and Merrill Lynch Mortgage Capital Inc. (incorporated by reference to Exhibit 10.3 to ARC’s Current Report on Form 8-K filed April 12, 2005 (File No. 001-31987)).

10.33

Loan Agreement dated September 23, 2004 by and among ARC III, L.L.C. as Borrower and Citigroup Global Market Realty Corp. as Lender and as Collateral Agent (incorporated by reference to Exhibit 10.32 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 001-31987).

10.34

Credit Agreement, dated as April 6, 2005, by and among ARC Housing LLC, ARC HousingTX LP and Merrill Lynch Mortgage Capital Inc. (incorporated by reference to Exhibit 10.1 to ARC’s Current Report on Form 8-K filed on April 12, 2005 (File No. 001-31987)).

10.35*

First Amendment to Credit Agreement, dated as of October 14, 2005, by and among ARC Housing LLC, ARC HousingTX LP and Merrill Lynch Mortgage Capital Inc. (incorporated by reference to Exhibit 10.1 to ARC’s Current Report on Form 8-K filed on October 19, 2005 (File No. 001-31987)).

10.36

Guarantee, dated as of April 6, 2005, made by Affordable Residential Communities LP in favor of Merrill Lynch Mortgage Capital Inc. (incorporated by reference to Exhibit 10.2 to ARC’s Current Report on Form 8-K filed on April 12, 2005 (File No. 001-31987)).

10.37

First Amendment, dated as of October 14, 2005, to the ARC LP Guarantee, dated as of April 6, 2005, made by Affordable Residential Communities LP in favor of Merrill Lynch Mortgage Capital Inc. (incorporated by reference to Exhibit 10.2 to ARC’s Current Report on Form 8-K filed on October 19, 2005 (File No. 001-31987)).

10.38

Second Amended and Restated Guaranty, dated as of April 6, 2005, made by Affordable Residential Communities LP in favor of Merrill Lynch Mortgage Capital Inc. (incorporated by reference to Exhibit 10.4 to ARC’s Current Report on Form 8-K filed on April 12, 2005 (File No. 001-31987)).

10.39

Amended and Restated Guaranty, dated as of April 6, 2005, made by ARC Dealership, Inc. in favor of Merrill Lynch Mortgage Capital Inc. (incorporated by reference to Exhibit 10.5 to ARC’s Current Report on Form 8-K filed on April 12, 2005 (File No. 001-31987)).

10.40*

Security Agreement, dated October 14, 2005, made by ARC Real Estate Holdings LLC in favor of Merrill Lynch Mortgage Capital Inc. (incorporated by reference to ARC’s Current Report on Form 8-K filed on October 19, 2005 (File No. 001-31987)).

21.1	List of ARC Subsidiaries (incorporated by reference to Exhibit 21.1 to ARC’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 001-31987).
23.1**	Consent of Brownstein Hyatt & Farber, P.C. (included in Exhibit 5.1).
23.1**	Consent of Venable LLP (included in Exhibit 5.2).
23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).
23.4**	Consent of PricewaterhouseCoopers LLP.
24.1**	Powers of Attorney (included on the signature pages of this registration statement).
25.1**	Statement of Eligibility of Trustee.

†                     Exhibit is a management contract or compensatory plan.

*                    To be filed by amendment.

**             Filed herewith.